     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2003
                                          REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                         L-3 COMMUNICATIONS CORPORATION
            (Exact Name of Registrant as Specified in its Charter)
                                    DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3937436
                    (I.R.S. Employer Identification Number)

                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                (212) 697-1111
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                               ----------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                               ----------------
                          CHRISTOPHER C. CAMBRIA, ESQ.
                                600 THIRD AVENUE
                               NEW YORK, NY 10016
                                 (212) 697-1111
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                               ----------------
                                   Copy to:
                             VINCENT PAGANO, ESQ.
                        SIMPSON THACHER & BARTLETT LLP
                             425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                (212) 455-2000
                               ----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ----------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               ----------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                             PROPOSED MAXIMUM        PROPOSED         AMOUNT OF
         TITLE OF EACH CLASS OF             AMOUNT TO BE         OFFERING       MAXIMUM AGGREGATE    REGISTRATION
       SECURITIES TO BE REGISTERED           REGISTERED       PRICE PER UNIT    OFFERING PRICE(1)        FEE
6 1/8% Series B Senior Subordinated Notes
 due 2013(2) ...........................  $400,000,000            100%              $400,000,000     $ 32,360.00
--------------------------------------------------------------------------------
Guarantees of 6 1/8% Series B Senior
 Subordinated Notes due 2013 ...........       (2)               (2)                     (2)           None(2)

--------------------------------------------------------------------------------
(1)   Estimated solely for purposes of calculating the registration fee.
(2)   No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, there is no filing fee with respect to the guarantees.
                               ----------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                               ----------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS





                                               STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                               JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                      INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                     ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
------------------------------------------   ------------------   ----------------   --------------------------------
AMI Instruments, Inc.                             Oklahoma          73-1122637       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Apcom, Inc.                                       Maryland          52-1291447       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Broadcast Sports Inc.                             Delaware          52-1977327       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Celerity Systems Incorporated                    California         77-0365380       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
EER Systems, Inc.                                 Virginia          54-1349668       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Electrodynamics, Inc                               Arizona          36-3140903       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Goodrich Flightsystems, Inc.                        Ohio            31-1287286       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Henschel, Inc.                                    Delaware          23-2554418       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Hygienetics Environmental Services, Inc.          Delaware          13-3992505       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Interstate Electronics Corporation               California         95-1912832       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
KDI Precision Products, Inc.                      Delaware          31-0740721       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
Goodrich Aerospace Component Overhaul &           Delaware          31-1174777       600 Third Avenue
 Repair, Inc.                                                                        New York, NY 10016
                                                                                     (212) 697-1111
Goodrich Avionics Systems, Inc.                   Delaware          38-1865601       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications AIS GP Corporation             Delaware          13-4137187       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications Analytics Corporation         California         54-1035921       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications Atlantic Science and          New Jersey         22-2547554       600 Third Avenue
 Technology Corporation                                                              New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications Aydin Corporation              Delaware          23-1686808       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications ESSCO, Inc.                    Delaware          04-2281486       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications ILEX Systems, Inc.             Delaware          13-3992952       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111
L-3 Communications IMC Corporation               Connecticut        06-1284773       600 Third Avenue
                                                                                     New York, NY 10016
                                                                                     (212) 697-1111

                                                     STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                                     JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                            INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                           ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
------------------------------------------------   ------------------   ----------------   --------------------------------
L-3 Communications Integrated Systems L.P.              Delaware          03-0391841       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Investments Inc.                     Delaware          51-0260723       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Security and Detection               Delaware          04-3054475       600 Third Avenue
 Systems Corporation Delaware                                                              New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Security and Detection              California         95-2214952       600 Third Avenue
 Systems Corporation California                                                            New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications SPD Technologies, Inc.               Delaware          23-2869511       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Storm Control Systems, Inc.         California         77-0268547       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications TMA Corporation                      Virginia          54-1221290       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
L-3 Communications Westwood Corporation                  Nevada           87-0430944       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
MCTI Acquisition Corporation                            Maryland          13-4109777       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Microdyne Communications Technologies                   Maryland          59-3500774       600 Third Avenue
 Incorporated                                                                              New York, NY 10016
                                                                                           (212) 697-1111
Microdyne Corporation                                   Maryland          52-0856493       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Microdyne Outsourcing Incorporated                      Maryland          33-0797639       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
MPRI, Inc.                                              Delaware          54-1439937       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Pac Ord, Inc.                                           Delaware          23-2523436       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Power Paragon, Inc.                                     Delaware          33-0638510       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Ship Analytics, Inc.                                   Connecticut        06-0966471       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Ship Analytics International, Inc.                      Delaware          06-1336772       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Ship Analytics USA, Inc.                                Delaware          06-1364417       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
Southern California Microwave, Inc.                    California         13-0478540       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111
SPD Electrical Systems, Inc.                            Delaware          23-2457758       600 Third Avenue
                                                                                           New York, NY 10016
                                                                                           (212) 697-1111

                                   STATE OR OTHER                          ADDRESS, INCLUDING ZIP CODE,
                                   JURISDICTION OF      IRS EMPLOYER      AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT          INCORPORATION OR     IDENTIFICATION       AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER         ORGANIZATION           NUMBER           PRINCIPAL EXECUTIVE OFFICES
------------------------------   ------------------   ----------------   --------------------------------
SPD Holdings, Inc.                    Delaware          23-2977238       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
SPD Switchgear, Inc.                  Delaware          23-2510039       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
SYColeman Corporation                  Florida          59-2039476       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Telos Corporation                    California         95-2596107       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Troll Technology Corporation         California         95-4552257       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wescam Air Ops Inc.                   Delaware          52-2304424       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wescam Air Ops LLC                    Delaware            Pending        600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wescam Incorporated                    Florida          59-3316817       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wescam LLC                            Delaware          91-2077866       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wescam Sonoma Inc.                   California         95-2942016       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wescam Holdings (US) Inc.             Delaware          51-0376332       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111
Wolf Coach, Inc.                    Massachusetts       04-2482502       600 Third Avenue
                                                                         New York, NY 10016
                                                                         (212) 697-1111

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 13, 2003



PROSPECTUS



                                  $400,000,000

[L-3 COMMUNICATIONS LOGO OMITTED]




                        L-3 COMMUNICATIONS CORPORATION


Offer to Exchange All Outstanding 6 1/8% Senior Subordinated Notes due 2013 for an equal amount of 6 1/8% Series B Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933.


       THE EXCHANGE OFFER


 o We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.


 o You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.


 o The exchange offer expires at 5:00 p.m., New York City time, on 2003, unless extended. We do not currently intend to extend the expiration date.


 o The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.


 o    We will not receive any proceeds from the exchange offer.

THE EXCHANGE NOTES


 o The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.


 o The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.


RESALES OF EXCHANGE NOTES


 o The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933. Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer or until any broker-dealer has sold all registered notes held by it, we will make this prospectus available to such broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities. See "Plan of Distribution."


If you are an affiliate of L-3 Communications Corporation or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is      , 2003

                               TABLE OF CONTENTS




                                               PAGE
                                              -----
Where You Can Find More Information .........    i
Prospectus Summary ..........................    1
Risk Factors ................................   15
Forward-Looking Statements ..................   24
Use of Proceeds .............................   26
Capitalization ..............................   27
Selected Financial Data .....................   28
Management's Discussion and Analysis of
   Results of Operations and Financial
   Condition ................................   29
Business ....................................   60
Certain Relationships and Related
   Transactions .............................   88


                                               PAGE
                                              -----
Management ..................................   89
Ownership of Capital Stock ..................   97
Description of Other Indebtedness ...........  100
The Exchange Offer ..........................  111
Description of the Notes ....................  121
Certain United States Federal Income Tax
   Considerations ...........................  160
Plan of Distribution ........................  162
Legal Matters ...............................  163
Experts .....................................  163
Index to Financial Statements ...............  F-1

                               ----------------
                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at a regional public reference facility maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

     So long as we are subject to the periodic reporting requirements of the Securities Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the exchange notes. We have agreed that, even if we are not required under the Securities Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Securities Exchange Act to the trustee and the holders of the exchange notes as if we were subject to such periodic reporting requirements.

                               ----------------
                             ABOUT THIS PROSPECTUS

     As used in this prospectus, (1) "L-3 Holdings" refers to L-3 Communications Holdings, Inc., (2) "L-3 Communications" refers to L-3 Communications Corporation, a wholly-owned operating subsidiary of L-3 Holdings and the issuer of the outstanding notes and the exchange notes, and (3) "Guarantors" refers to the current and future domestic restricted subsidiaries, that are or will guarantee the obligations of L-3 Communications under the outstanding notes and the exchange notes. The obligations of the guarantors are referred to herein as the "guarantees." "L-3," the "Company," "we," "us" and "our" refer to L-3 Communications and its subsidiaries. "Senior credit facilities" refers to our 364-day revolving credit facility together with our five-year revolving credit facility. Unless the context otherwise requires, "notes" refers to the outstanding notes and the exchange notes.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus.


                                      L-3


     We are a leading merchant supplier of secure communications and intelligence, surveillance and reconnaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as specialized products. Our businesses employ proprietary technologies and capabilities, and we believe our businesses have leading positions in their respective primary markets. Our customers include the U.S. Department of Defense and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. For the year ended December 31, 2002, direct and indirect sales to the U.S. Department of Defense provided 65.5% of our sales, and sales to commercial customers, foreign governments and U.S. federal, state and local government agencies other than the U.S. Department of Defense provided the remaining 34.5% of our sales. For the year ended December 31, 2002, we had sales of $4,011.2 million, of which U.S. customers accounted for approximately 85.7% and foreign customers accounted for approximately 14.3%, operating income of $454.0 million, net cash from operating activities of $318.5 million and EBITDA (as defined) of $529.9 million. (For a reconciliation of EBITDA to its most directly comparable GAAP financial measure see page 13.) For the three months ended March 31, 2003, we had sales of $1,089.0 million, operating income of $108.8 million, net cash from operating activities of $106.1 million and EBITDA of $131.6 million.


     For the twelve months ended March 31, 2003, we had sales of $4,403.4 million, operating income of $491.5 million, net cash from operating activities of $383.2 million and EBITDA of $575.0 million.


     We have four reportable segments: (1) Secure Communications & ISR; (2) Training, Simulation & Support Services; (3) Aviation Products & Aircraft Modernization; and (4) Specialized Products.


     Secure Communications & ISR. The businesses in this segment provide products and services for the global ISR market, specializing in signals intelligence (SIGINT) and communications intelligence (COMINT) systems. These products and services provide to the warfighter in real-time the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response. This segment also provides secure, high data rate communications systems for military and other U.S. Government and foreign government reconnaissance and surveillance applications. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The major secure communications programs and systems include:

    o secure data links for airborne, satellite, ground and sea-based remote platforms for real-time information collection and dissemination to users;


    o highly specialized fleet management and support, including procurement, systems integration, sensor development, modifications and maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

    o strategic and tactical signals intelligence systems that detect, collect, identify, analyze and disseminate information;

    o secure telephone and network equipment and encryption management; and

    o communication systems for surface and undersea vessels and manned space flights.

     Training, Simulation & Support Services. The businesses in this segment provide a full range of training, simulation and support services, including:

    o services designed to meet customer training requirements for aircrews, navigators, mission operators, gunners and maintenance technicians for virtually any platform, including military fixed and rotary wing aircraft, air vehicles and various ground vehicles;

    o communication software support, information services and a wide range of engineering development services and integration support;

    o high-end engineering and information support services used for command, control, communications and ISR architectures, as well as for air warfare modeling and simulation tools for applications used by the U.S. Department of Defense, Department of Homeland Security and U.S. Government intelligence agencies, including missile and space systems, Unmanned Aerial Vehicles and military aircraft;

    o developing and managing extensive programs in the United States and internationally that focus on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development;

    o producing crisis management software and providing command and control for homeland security applications; and

    o design, prototype development and production of ballistic missile targets for missile defense applications, including present and future threat scenarios.

     Aviation Products & Aircraft Modernization. The businesses in this segment provide aviation products and aircraft modernization services, including:

    o airborne traffic and collision avoidance systems for commercial and military applications;

    o commercial, solid-state, crash-protected cockpit voice recorders, flight data recorders and maritime hardened voyage recorders;

    o ruggedized custom displays for military and high-end commercial applications;

    o turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military and commercial wide-body and rotary wing aircraft, including heavy maintenance and structural modifications and Head-of-State and commercial interior completions; and

    o engineering, modification, maintenance, logistics and upgrades for U.S. Special Operations Command aircraft, vehicles and personnel equipment.

     Specialized Products. The businesses in this segment supply products, including components, subsystems and systems, to military and commercial customers in several niche markets. These products include:

    o ocean products, including acoustic undersea warfare products for mine hunting, dipping and anti-submarine sonars and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

    o ruggedization and integration of commercial off-the-shelf technology for displays, computers and electronic systems for military and commercial applications;

    o integrated video security and surveillance systems that provide perimeter security used by the U.S. Immigration and Naturalization Service and U.S. Border Patrol to monitor and protect U.S. borders;

    o security systems for aviation, port and border applications to detect explosives, concealed weapons, contraband and illegal narcotics, to inspect agricultural products and to examine cargo;

    o telemetry, instrumentation, space and navigation products, including tracking and flight termination;

    o premium fuzing products;

    o microwave components used in radar communication satellites, wireless communication equipment, electronic surveillance, communication and electronic warfare applications and countermeasure systems;

    o high performance antennas and ground based radomes;

    o training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for fixed and rotary wing aircraft and land vehicles; and


    o precision stabilized electro-optic surveillance systems, including high magnification lowlight, daylight and forward looking infrared sensors, laser range finders, illuminators and designators, and digital and wireless communication systems.


     DEVELOPING COMMERCIAL AND CIVIL OPPORTUNITIES

     Part of our growth strategy is to identify commercial and non-U.S. Department of Defense applications from select products and technologies that we currently sell to our defense customers. We have initially identified two vertical markets where we believe there are significant opportunities to expand our product sales: transportation and broadband wireless communications products.

     Within the transportation market, we are offering (1) an explosives detection system for screening checked baggage at airports, X-ray screening products for cargo, air freight, port and border security applications, display and power propulsion systems for rail transportation and power switches for internet service providers, and (2) maritime voyage recorders and an enhanced aviation collision avoidance product that incorporates ground proximity warning. Within the communications product market, we are offering local fixed wireless access equipment for voice and data communications.

     We have developed the majority of our commercial and civil products employing technology used in our defense businesses. Except for our explosives detection systems, sales generated from our developing commercial and civil opportunities have not been material to us.


                                 OUR STRATEGY

     We intend to grow our sales, improve our profitability and build on our position as a leading merchant supplier of systems, products and services to the major contractors in the aerospace and defense industry as well as the U.S. Government. We also intend to continue to leverage our expertise and products into selected new commercial and civil business areas where we can adapt our existing products and technologies. Our strategy to achieve our objectives includes:

     EXPAND MERCHANT SUPPLIER RELATIONSHIPS. As an independent merchant supplier, we anticipate that our growth will be driven by expanding our share of existing programs and by participating in new programs. We identify opportunities where we are able to use our strong relationships to increase our business presence and allow customers to reduce their costs. We also expect to benefit from continued outsourcing of subsystems, components and products by prime contractors, which positions us to be a merchant supplier to multiple bidders on prime contract bids.

     SUPPORT CUSTOMER REQUIREMENTS. We intend to continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements and provide state-of-the-art products.

     IMPROVE OPERATING MARGINS. We intend to continue to improve our operating performance by continuing to reduce overhead expenses, consolidating certain of our businesses and business processes and increasing the productivity of our businesses.


     LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. We are applying our technical expertise and capabilities to several closely aligned commercial business markets and applications such as transportation and broadband wireless communications and we expect to continue to explore other similar commercial opportunities.


     MAINTAIN DIVERSIFIED BUSINESS MIX. We have a diverse and broad business mix with limited reliance on any single program, a favorable balance of cost-reimbursable and fixed-price contracts, a significant follow-on business and an attractive customer profile.


     CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. We intend to enhance our existing product base through internal research and development efforts and selective acquisitions of businesses that will add new products in areas that complement our present technologies. Since January 1, 2003, we acquired two businesses for an aggregate purchase price of $206.0 million. We regularly evaluate opportunities to acquire businesses. See "Risk Factors -- Our acquisition strategy involves risks, and we may not successfully implement our strategy."


                                  REDEMPTION


     We initiated full redemption of all of our $180.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2008 on Wednesday, May 21, 2003. All such notes will be redeemed on June 20, 2003 at a redemption price of 104.250% of the principal amount thereof, plus accrued and unpaid interest to June 20, 2003.


     A portion of the net proceeds from the offering of the outstanding notes will be used to finance the redemption.

                             ---------------------

   We are incorporated in Delaware, and the address of our principal executive offices is 600 Third Avenue, New York, New York 10016. Our telephone number is
(212) 697-1111.

                    SUMMARY OF TERMS OF THE EXCHANGE OFFER

     On May 21, 2003, we completed the private offering of the outstanding notes. References to the "notes" in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes.

     We and the guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which we and the guarantors agreed to deliver to you this prospectus as part of the exchange offer and we agreed to complete the exchange offer within 210 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

    o the exchange notes have been registered under the Securities Act;

    o the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and

    o certain contingent interest rate provisions are no longer applicable.

The Exchange Offer............   We are offering to exchange up to
                                 $400,000,000 aggregate principal amount of our 6 1/8% Series B Senior Subordinated Notes due
                                 2013, which we refer to in this prospectus as the exchange notes, for up to $400,000,000 million aggregate principal amount of our 6 1/8% Senior Subordinated Notes due 2013, which we refer to in this prospectus as the outstanding notes. Outstanding notes may be exchanged only in integral multiples of $1,000.

Resale........................   Based on an interpretation by the staff of
                                 the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" of L-3
                                 Communications Corporation, within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                                 Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                 Any holder of outstanding notes who:

                                  o is an affiliate of L-3 Communications
                                    Corporation;


                                       o does not acquire exchange notes in the
                                         ordinary course of its business; or

                                       o tenders in the exchange offer with the
                                         intention to participate, or for the purpose
                                         of participating, in a distribution of
                                         exchange notes;

                                       cannot rely on the position of the staff of
                                       the SEC enunciated in Exxon Capital Holdings
                                       Corporation, Morgan Stanley & Co.
                                       Incorporated or similar no-action letters
                                       and, in the absence of an exemption
                                       therefrom, must comply with the registration
                                       and prospectus delivery requirements of the
                                       Securities Act in connection with the resale
                                       of the exchange notes.


Expiration Date; Withdrawal of
 Tender.......................         The exchange offer will expire at 5:00 p.m.,
                                       New York City time, on    , 2003, or such later
                                       date and time to which we extend it (the
                                       "expiration date"). We do not currently intend
                                       to extend the expiration date. A tender of
                                       outstanding notes pursuant to the exchange
                                       offer may be withdrawn at any time prior to the
                                       expiration date. Any outstanding notes not
                                       accepted for exchange for any reason will be
                                       returned without expense to the tendering
                                       holder promptly after the expiration or
                                       termination of the exchange offer.


Certain Conditions to the Exchange
 Offer........................         The exchange offer is subject to customary
                                       conditions, which we may waive. Please read the
                                       section captioned "The Exchange Offer --
                                       Certain Conditions to the Exchange Offer" of
                                       this prospectus for more information regarding
                                       the conditions to the exchange offer.


Procedures for Tendering Outstanding
 Notes........................         If you wish to accept the exchange offer, you
                                       must complete, sign and date the accompanying
                                       letter of transmittal, or a facsimile of the
                                       letter of transmittal according to the
                                       instructions contained in this prospectus and
                                       the letter of transmittal. You must also mail
                                       or otherwise deliver the letter of transmittal,
                                       or a facsimile of the letter of transmittal,
                                       together with the outstanding notes and any
                                       other required documents, to the exchange agent
                                       at the address set forth on the cover page of
                                       the letter of transmittal. If you hold
                                       outstanding notes through The Depository Trust
                                       Company, or DTC, and wish to participate in the
                                       exchange offer, you must comply with the
                                       Automated Tender Offer Program procedures of
                                       DTC, by which you will agree to be bound by the
                                       letter of transmittal. By signing, or agreeing
                                       to be bound by the letter of transmittal, you
                                       will represent to us that, among other things:


                                  o any exchange notes that you receive will be
                                    acquired in the ordinary course of your
                                    business;

                                  o you have no arrangement or understanding
                                    with any person or entity to participate in a distribution of the exchange notes;

                                  o if you are a broker-dealer that will
                                    receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

                                  o you are not an "affiliate," as defined in
                                    Rule 405 of the Securities Act, of L-3 or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.


Special Procedures for Beneficial
 Owners.......................   If you are a beneficial owner of outstanding
                                 notes which are registered in the name of a
                                 broker, dealer, commercial bank, trust company
                                 or other nominee, and you wish to tender such
                                 outstanding notes in the exchange offer, you
                                 should contact such registered holder promptly
                                 and instruct such registered holder to tender
                                 on your behalf. If you wish to tender on your
                                 own behalf, you must, prior to completing and
                                 executing the letter of transmittal and
                                 delivering your outstanding notes, either make
                                 appropriate arrangements to register ownership
                                 of the outstanding notes in your name or obtain
                                 a properly completed bond power from the
                                 registered holder. The transfer of registered
                                 ownership may take considerable time and may
                                 not be able to be completed prior to the
                                 expiration date.
Guaranteed Delivery
 Procedures....................  If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer
                                 Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer --
                                 Guaranteed Delivery Procedures."


Effect on Holders of Outstanding
 Notes........................   As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

                                 To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.


Consequences of Failure to
 Exchange.....................   All untendered outstanding notes will
                                 continue to be subject to the restrictions on
                                 transfer provided for in the outstanding notes
                                 and in the indenture. In general, the
                                 outstanding notes may not be offered or sold,
                                 unless registered under the Securities Act,
                                 except pursuant to an exemption from, or in a
                                 transaction not subject to, the Securities Act
                                 and applicable state securities laws. Other
                                 than in connection with the exchange offer, we
                                 do not currently anticipate that we will
                                 register the outstanding notes under the
                                 Securities Act.
Certain Income
 Tax Considerations............  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Certain United States
                                 Federal Income Tax Considerations."

Use of Proceeds...............   We will not receive any cash proceeds from
                                 the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent................   The Bank of New York is the exchange agent
                                 for the exchange offer. The address and
                                 telephone number of the exchange agent are set forth in the section captioned "The Exchange
                                 Offer -- Exchange Agent" of this prospectus.

                    SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer........................   L-3 Communications Corporation

Securities Offered............   $400,000,000 in aggregate principal amount of
                                 6 1/8% Series B Senior Subordinated Notes due
                                 2013

Maturity......................   July 15, 2013

Interest Payment Dates........   July 15 and January 15, beginning July 15,
                                 2003. The initial interest payment will include accrued interest from May 21, 2003.

Interest Rate.................   6 1/8% per year

Ranking.......................   The outstanding notes are, and the exchange
                                 notes will be, unsecured senior subordinated obligations of L-3 Communications Corporation.
                                 They rank behind all of our and the guarantors' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is on parity with or subordinated in right of payment to these notes and the guarantees. As of March 31, 2003, on a pro forma basis giving effect to the offering of the outstanding notes and the application of the proceeds as intended, the exchange notes and the related guarantees would:

                                 o not have been subordinated to any senior
                                   debt (excluding outstanding letters of
                                   credit); and

                                 o have ranked equally with $1,670.0 million
                                   of other senior subordinated debt.

                                 As of March 31, 2003, L-3 Communications
                                 Corporation had the ability to borrow up to $676.4 million (after reductions for outstanding letters of credit of $73.6 million) under its senior credit facilities, all of which if borrowed or drawn upon would be senior debt. See "Description of the Notes -- Subordination."

Subsidiary Guarantees.........   The outstanding notes are, and the exchange
                                 notes will be, jointly and severally guaranteed on a senior subordinated basis by certain of our current and future domestic restricted subsidiaries as described under "Description of the Notes -- Subsidiary Guarantees."

                                 The guarantees of the outstanding notes are, and the guarantees of the exchange notes will be, subordinated in right of payment to all existing and future senior debt of the guarantors. The guarantees of the outstanding notes are, and the guarantees of the exchange notes will be, pari passu with other senior subordinated indebtedness of the guarantors, including (1) the 8% Senior Subordinated Notes due 2008 and the 7 5/8% Senior Subordinated Notes due 2012, in each case issued by L-3 Communications Corporation and guaranteed by the guarantors and (2) the 5 1/4% Convertible Senior Subordinated Notes due 2009 and the 4% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011, in each case issued by L-3 Communications Holdings and guaranteed by L-3 Communications Corporation and the other guarantors. Information regarding the guarantors is included in the notes to the financial statements included elsewhere herein.

                                 As of March 31, 2003, we had $1,850.0 million of indebtedness outstanding, none of which was senior debt. In addition, as of March 31, 2003, we had the ability to borrow up to $676.4 million (after reductions for outstanding letters of credit of $73.6 million) under our senior credit facilities, all of which if borrowed or drawn upon would be senior debt and would be guaranteed on a senior basis by the guarantors.

                                 See "Description of the Notes -- Subsidiary
                                 Guarantees" and "-- Subordination."

Sinking Fund..................   None

Optional Redemption...........   On or after July 15, 2008, we may redeem some
                                 or all of the notes at the redemption prices set forth under "Description of the Notes --
                                 Optional Redemption."

                                 Before July 15, 2006, we may redeem up to 35% of the outstanding notes and the exchange notes with the proceeds of certain equity
                                 offerings by L-3 Communications Corporation or L-3 Communications Holdings at the redemption prices set forth under "Description of the Notes -- Optional Redemption."
Mandatory Offer
 to Repurchase.................  If we experience specific kinds of changes in control, we must offer to repurchase the outstanding notes and the exchange notes at the prices set forth under "Description of the Notes -- Repurchase at Option of Holders."

Use of Proceeds...............   There will be no cash proceeds to us from the
                                 exchange offer.

Basic Covenants of Indenture...  The indenture governing the outstanding notes and the exchange notes, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                                 o borrow money;

                                 o pay dividends on or purchase our stock or
                                   our restricted subsidiaries' stock;

                                 o make investments;

                                 o use assets as security in other transactions;

                                 o sell certain assets or merge with or into
                                   other companies; and

                                 o enter into transactions with affiliates.
                                   Certain of our subsidiaries are not subject to the covenants in the indenture. In the event that the notes are assigned a rating of Baa3 or better by Moody's and BBB-- or better by S&P and no event of default has occurred and is continuing, certain convenants in the indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB--, the suspended covenants will be reinstituted. For more details, see the section "Description of the Notes -- Certain Covenants."


Absence of a Public Market for the
 Exchange Notes...............   The exchange notes generally will be freely
                                 transferable but will also be new securities for which there will not initially be a market.
                                 Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes.
                                 However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

                             ---------------------

     Unless otherwise stated, all share and per share data with respect to L-3 Communications Holdings' common stock contained in this prospectus reflect a two-for-one stock split declared by L-3 Communications Holdings' board of directors on April 23, 2002.

                            SUMMARY FINANCIAL DATA

     We derived the summary financial data presented below from our financial statements. The statement of operations and other data presented below for the years ended December 31, 2002, 2001 and 2000 and the balance sheet data presented below at December 31, 2002 and 2001, are derived from our audited consolidated financial statements included elsewhere in this prospectus. We derived the balance sheet data presented below at December 31, 2000 from our audited consolidated financial statements not included elsewhere in this prospectus. We derived the statement of operations and other data presented below for the twelve months ended March 31, 2003 from our audited consolidated financial statements and our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The financial data for the twelve months ended March 31, 2003 is presented because we calculate the financial covenants for our debt based on our most recently completed four fiscal quarters. We derived the statement of operations and other data presented below for the three months ended March 31, 2003 and March 31, 2002 and the balance sheet data presented below at March 31, 2003 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the balance sheet data presented below at March 31, 2002 from our unaudited condensed consolidated financial statements not included elsewhere in this prospectus. Our unaudited condensed consolidated financial statements for the three months ended March 31, 2003 and March 31, 2002 include, in our opinion, all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of the results for the period. The results of interim periods are not indicative of our results for the full year. Our results of operations are impacted significantly by our acquisitions, some of which are described elsewhere in this prospectus.


                                                                         HISTORICAL
                                                      TWELVE     ---------------------------
                                                      MONTHS         THREE MONTHS ENDED
                                                      ENDED               MARCH 31,
                                                     MARCH 31,   ---------------------------
                                                       2003           2003          2002
                                                  -------------- ------------- -------------
                                                                (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ...........................................  $    4,403.4   $  1,089.0    $     696.8
Operating income ................................         491.5        108.8           71.3
Interest and other income .......................           5.4          1.4            1.0
Interest expense ................................         128.6         32.2           26.1
Minority interest ...............................           5.6          0.3            0.9
Loss on retirement of debt(1) ...................          16.2           --             --
Provision for income taxes ......................         123.6         28.0           16.0
Income before cumulative effect of a
 change in accounting principle .................         222.9         49.7           29.3
Income before cumulative effect of a
 change in accounting principle, as
 adjusted(2) ....................................         222.9         49.7           29.3

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents .......................  $       34.4   $     34.4    $      46.0
Working capital .................................                      853.9          807.3
Total assets ....................................                    5,320.8        4,357.8
Total debt ......................................       1,843.7      1,843.7        2,161.3
Minority interest ...............................                       73.5           70.6
Shareholders' equity ............................                    2,270.0        1,266.5

OTHER DATA:
Net cash from operating activities ..............  $      383.2   $    106.1    $      41.4
Net cash (used in) investing activities .........        (811.7)      (213.4)      (1,212.2)
Net cash from financing activities ..............         416.9          6.8          855.8
EBITDA(3) .......................................         575.0        131.6           86.5
Depreciation ....................................          71.7         18.4           12.9
Goodwill amortization ...........................            --           --             --
Amortization of intangibles and other
 assets .........................................          11.8          4.4            2.3
Amortization of deferred debt issue costs
 (included in interest expense) .................           7.7          2.0            1.7
Capital expenditures ............................          68.2         16.5           10.4

BALANCE SHEET DATA, AS ADJUSTED FOR THE
 OFFERING OF THE OUTSTANDING NOTES
 (AT PERIOD END):(4)
Cash and cash equivalents .......................  $      237.8
Total debt ......................................       2,061.9




                                                                 HISTORICAL
                                                  -----------------------------------------
                                                           YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------
                                                       2002          2001          2000
                                                  ------------- ------------- -------------
                                                                (in millions)
STATEMENT OF OPERATIONS DATA:
Sales ...........................................  $   4,011.2   $  2,347.4    $  1,910.1
Operating income ................................        454.0        275.3         222.7
Interest and other income .......................          5.0          1.8           4.4
Interest expense ................................        122.5         86.4          93.0
Minority interest ...............................          6.2          4.4            --
Loss on retirement of debt(1) ...................         16.2           --            --
Provision for income taxes ......................        111.6         70.8          51.4
Income before cumulative effect of a
 change in accounting principle .................        202.5        115.5          82.7
Income before cumulative effect of a
 change in accounting principle, as
 adjusted(2) ....................................        202.5        149.4         112.3

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents .......................  $     134.9   $    361.0    $     32.7
Working capital .................................        942.7        717.8         360.9
Total assets ....................................      5,242.3      3,339.2       2,463.5
Total debt ......................................      1,847.8      1,315.3       1,095.0
Minority interest ...............................         73.2         69.9            --
Shareholders' equity ............................      2,202.2      1,213.9         692.6

OTHER DATA:
Net cash from operating activities ..............  $     318.5   $    173.0    $    113.8
Net cash (used in) investing activities .........     (1,810.5)      (424.9)       (608.2)
Net cash from financing activities ..............      1,265.9        580.3         484.3

EBITDA(3) .......................................        529.9        362.3         297.0
Depreciation ....................................         66.2         40.4          36.2
Goodwill amortization ...........................           --         42.4          35.0
Amortization of intangibles and other
 assets .........................................          9.7          4.2           3.1
Amortization of deferred debt issue costs
 (included in interest expense) .................          7.4          6.4           5.7
Capital expenditures ............................         62.1         48.1          33.6

BALANCE SHEET DATA, AS ADJUSTED FOR THE
 OFFERING OF THE OUTSTANDING NOTES
 (AT PERIOD END):(4)
Cash and cash equivalents .......................
Total debt ......................................

----------
(1) In accordance with the provisions of SFAS No. 145, we have reclassified our loss on retirement of debt incurred in June 2002; such loss is now reflected as a component of income from continuing operations.

(2) Income before cumulative effect of a change in accounting principle, as adjusted, excludes goodwill amortization expense, net of any income tax effects, recognized for the years ended December 31, 2001 and 2000.

(3) We define EBITDA as operating income plus depreciation expense and amortization expense. We believe that the most directly comparable GAAP financial measure to EBITDA is net cash from operating activities. The table below presents a reconciliation of net cash from operating activities to EBITDA.




                                                           TWELVE MONTHS      THREE MONTHS
                                                               ENDED        ENDED MARCH 31,
                                                             MARCH 31,   ----------------------
                                                               2003          2003       2002
                                                          -------------- ----------- ----------
                                                                      (in millions)
     Net cash from operating activities .................    $  383.2     $  106.1    $  41.4
     Less:   Adjustments to reconcile net income to net
                cash from operating activities ..........      (160.3)       (56.4)     (36.5)
     Add:   Cumulative effect of a change in
                accounting principle, net of income                --           --       24.4
                taxes ...................................     --------     --------    -------
     Income before cumulative effect of a change in
      accounting principle ..............................       222.9         49.7       29.3
     Less:  Interest and other income ...................        (5.4)        (1.4)      (1.0)
     Add:   Loss on retirement of debt ..................        16.2           --         --
            Provision for income taxes ..................       123.6         28.0       16.0
            Interest expense ............................       128.6         32.2       26.1
            Minority interest ...........................         5.6          0.3        0.9
            Depreciation and amortization ...............        83.5         22.8       15.2
                                                             --------     --------    -------
     EBITDA .............................................    $  575.0     $  131.6    $  86.5
                                                             ========     ========    =======



                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                              2002        2001        2000
                                                          ----------- ----------- -----------
                                                                     (in millions)
     Net cash from operating activities .................  $  318.5    $  173.0    $  113.8
     Less:   Adjustments to reconcile net income to net
                cash from operating activities ..........    (140.4)     ( 57.5)     ( 31.1)
     Add:   Cumulative effect of a change in
                accounting principle, net of income            24.4          --          --
                taxes....................................  --------    --------    --------
     Income before cumulative effect of a change in
      accounting principle ..............................     202.5       115.5        82.7
     Less:  Interest and other income ...................      (5.0)       (1.8)     (  4.4)
     Add:   Loss on retirement of debt ..................      16.2          --          --
            Provision for income taxes ..................     111.6        70.8        51.4
            Interest expense ............................     122.5        86.4        93.0
            Minority interest ...........................       6.2         4.4          --
            Depreciation and amortization ...............      75.9        87.0        74.3
                                                           --------    --------    --------
     EBITDA .............................................  $  529.9    $  362.3    $  297.0
                                                           ========    ========    ========

    Other than our amount of debt and interest expense, EBITDA is the major component in the calculation of the debt ratio and interest coverage ratio which are part of the financial covenants for our debt. The debt ratio is defined as the ratio of consolidated total debt to consolidated EBITDA. The interest coverage ratio is equal to the ratio of consolidated EBITDA to consolidated cash interest expense. The higher our EBITDA is on a relative basis to our outstanding debt, the lower our debt ratio will be. A lower debt ratio indicates a higher borrowing capacity. Similarly, an increase in our EBITDA on a relative basis to consolidated cash interest expense results in a higher interest coverage ratio, which indicates a greater capacity to service debt.


    EBITDA is presented as additional information because we believe it to be a useful indicator of an entity's debt capacity and its ability to service its debt. EBITDA is not a substitute for operating income, net income or net cash from operating activities as determined in accordance with generally accepted accounting principles in the United States of America. EBITDA is not a complete net cash flow measure because EBITDA is a financial measure that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital and capital expenditures and pay its income taxes. Rather, EBITDA is one potential indicator of an entity's ability to fund these cash requirements. EBITDA as we define it may differ from similarly named measures used by other entities and, consequently could be misleading unless all entities calculate and define EBITDA in the same manner. EBITDA is also not a complete measure of an entity's profitability because it does not include costs and expenses for depreciation and amortization, interest and income taxes.

(4) The balance sheet data has been adjusted to reflect the issuance of our 6 1/8% Senior Subordinated Notes due 2013 and the related net proceeds received, reduced for the expected redemption of our 8 1/2% Senior Subordinated Notes due 2008.

                      RATIO OF EARNINGS TO FIXED CHARGES


     The ratio of earnings to fixed charges presented below should be read together with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere herein. In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.




                                          THREE MONTHS                     YEAR ENDED DECEMBER 31,
                                             ENDED        ---------------------------------------------------------
                                         MARCH 31, 2003      2002        2001     2000           1999        1998
                                        ---------------   ---------   ---------   ---------   ---------   ---------
Ratio of Earnings to Fixed Charges:            3.0x           3.3x        2.8x        2.3x        2.4x        2.0x

                                 RISK FACTORS

     You should carefully consider the following factors and other information contained in this prospectus before deciding to tender outstanding notes in the exchange offer. The risk factors set forth below are generally applicable to the outstanding notes as well as the exchange notes. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the notes.


RISKS RELATED TO THE EXCHANGE OFFER

     IF YOU CHOOSE NOT TO EXCHANGE YOUR OUTSTANDING NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR OUTSTANDING NOTES COULD DECLINE.

     If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary -- Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

     The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.


RISKS RELATED TO L-3


OUR SIGNIFICANT LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING ACTIVITY.

     We have incurred substantial indebtedness to finance our acquisitions. As of March 31, 2003, we had $1,850.0 million of outstanding debt, excluding outstanding letters of credit (which aggregated approximately $73.6 million) under our 364-day and five-year revolving credit facilities. In addition, available borrowings under our senior credit facilities, after reductions for outstanding letters of credit, were $676.4 million as of March 31, 2003. For the three months ended March 31, 2003, our ratio of earnings to fixed charges, adjusted on a pro forma basis to give effect to the offering of the outstanding notes and the use of the proceeds therefrom, would have been 2.9 to 1.0. In the future we may borrow more money, subject to limitations imposed on us by our debt agreements.

     Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the aerospace and defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We may not be able to do so or do so without additional expense.

     Our level of indebtedness has important consequences to you and your investment in the notes. These consequences may include:

    o requiring a substantial portion of our net cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes, including capital expenditures, research and development and other investments;

    o limiting our ability to obtain additional financing for acquisitions or working capital to make investments or other expenditures, which may limit our ability to carry out our acquisition strategy;

    o higher interest expenses due to increases in interest rates on our borrowings that have variable interest rates;

    o heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

    o covenants that limit our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding indebtedness.

     Additionally, on December 31, 2002, we had $2,417.3 million of contractual obligations, including outstanding indebtedness, and $200.8 million of contingent commitments, including outstanding letters of credit under our senior credit facilities. These contractual obligations and contingent commitments are described elsewhere herein.


OUR ACQUISITION STRATEGY INVOLVES RISKS, AND WE MAY NOT SUCCESSFULLY IMPLEMENT OUR STRATEGY.

     We seek to acquire companies that complement our businesses. We may not be able to continue to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we may not realize the benefits anticipated from the acquisitions. Likewise, we may not be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements.

     The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt and related interest expense and contingent liabilities, each of which could result in an increase to our already significant level of outstanding debt. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We regularly evaluate potential acquisitions and joint venture transactions, and, except as disclosed elsewhere herein, we have not entered into any agreements with respect to any material transactions.


WE RELY ON SALES TO U.S. GOVERNMENT ENTITIES, AND THE LOSS OF SUCH CONTRACTS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND CASH FLOWS.

     Our government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Approximately 78.0%, or $3,128.8 million, of our sales for the year ended December 31, 2002 were made directly or indirectly to U.S. Government agencies, including the Department of Defense. At December 31, 2002, we had approximately 800 contracts with a value exceeding $1.0 million. Our largest program represented 8.2% of our sales for the year ended December 31, 2002 and is a firm fixed-price contract with the U.S. Transportation Security Administration (TSA) for explosives detection systems (EDS) used at airports. No other program represented more than 3.7% of sales for the year ended December 31, 2002. For the year ended December 31, 2002, sales from our five largest programs amounted to $815.7 million, or 20.3% of our sales. We expect our full-year 2003 sales for EDS systems, including those to the TSA, to decline to about $175 million from $339 million for 2002 because the initial installation of EDS systems by the TSA for major U.S. airports was substantially completed in 2002. The loss of all or a substantial portion of our sales to the U.S. Government would have a material adverse effect on our results of operations and cash flows.


OUR RESULTS OF OPERATIONS AND CASH FLOWS, AS WELL AS OUR VALUATION OF CONTRACTS IN PROCESS ARE SUBSTANTIALLY AFFECTED BY OUR FIXED-PRICE AND COST REIMBURSABLE CONTRACTS.

     The substantial majority of our sales require us to design, develop, manufacture and/or modify complex products, and/or to perform services according to specifications provided by our customers.

These sales are made pursuant to written contractual arrangements or contracts, which are generally either fixed-price or cost-reimbursable. These contracts are within the scope of the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (SOP 81-1). In addition, cost-reimbursable contracts are also specifically within the scope of Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). For the year ended December 31, 2002, approximately 65.8% of our sales were generated from fixed-price contracts and approximately 34.2% of our sales were generated from cost-reimbursable contracts. Substantially all of our cost-reimbursable contracts are with the U.S. Government, including the DoD. Substantially all of our sales to commercial customers are transacted under fixed-price sales arrangements, and are included in our fixed-price contract sales.

     Under a fixed-price contract, we agree to perform the scope of work required by the contract for a predetermined contract price. Although a fixed-price contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Accounting for the sales and profit on a fixed-price contract requires estimates of (1) the total contract revenue, (2) the total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract's scope of work, and (3) the measurement of progress towards completion. Adjustments to original estimates for a contract's revenue, estimated costs at completion and estimated total profit are often required as work progresses under a contract, as experience is gained and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications occur.

     Under a cost-reimbursable contract we are paid our allowable incurred costs plus a profit which can be fixed or variable depending on the contract's fee arrangement up to predetermined funding levels determined by our customers. Therefore, on a cost-reimbursable contract we do not bear the risks of unexpected cost overruns, provided that we do not incur costs that exceed the predetermined funded amounts.

     The impact of revisions in profit estimates in both fixed-price and cost-reimbursable contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made and could be material. Provisions for anticipated losses on contracts are recorded in the period in which they become evident. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. The revisions in contract estimates, if significant, can materially affect our results of operations and cash flows, as well as our valuations of contracts in process.


OUR GOVERNMENT CONTRACTS ENTAIL CERTAIN RISKS.

    o Government contracts are dependent upon the U.S. defense budget.


     The reduction in the U.S. defense budget in the early 1990s caused most defense-related government contractors to experience decreased sales, increased downward pressure on operating margins and, in certain cases, net losses. Our predecessor company experienced a substantial decline in sales during that period. A significant decline in U.S. military expenditures in the future could result in a material decrease to our sales, earnings and cash flow. The loss or significant reduction in government funding of a large program in which we participate could also result in a material decrease to our future sales, earnings and cash flows and thus limit our ability to satisfy our financial obligations, including those relating to the notes. U.S. Government contracts are also conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years.

    o Government contracts contain unfavorable termination provisions and are subject to audit and modification.

     Companies engaged primarily in supplying defense-related equipment and services to U.S. Government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. Government to unilaterally:

    o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

    o terminate existing contracts;

    o reduce the value of existing contracts;

    o audit our contract-related costs and fees, including allocated indirect costs; and

    o control and potentially prohibit the export of our products.

     All of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

     The U.S. Government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. Government contracts. Further, as a U.S. Government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

    o Government contracts are subject to competitive bidding and we are required to obtain licenses for non-U.S. sales.

     We obtain many of our U.S. Government contracts through a competitive bidding process. We may not be able to continue to win competitively awarded contracts. In addition, awarded contracts may not generate sales sufficient to result in our profitability. We are also subject to risks associated with the following:

    o the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

    o the substantial time and effort including the relatively unproductive design and development required to prepare bids and proposals for competitively awarded contracts that may not be awarded to us;

    o design complexity and rapid technological obsolescence; and

    o the constant need for design improvement.

     In addition to these U.S. Government contract risks, we are required to obtain licenses from U.S. Government agencies to export many of our products and systems. Additionally, we are not permitted to export some of our products. Failure to receive required licenses would eliminate our ability to sell our products outside the United States.

OUR OPERATIONS INVOLVE RAPIDLY EVOLVING PRODUCTS AND TECHNOLOGICAL CHANGE.

     The rapid change of technology is a key feature of all of the industries in which our businesses operate, including commercial communications in particular. To succeed in the future, we will need to continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through both customer-funded and internally funded research and development. We may not be able to continue to maintain comparable levels of research and development. In the past we have allocated substantial funds to capital expenditures, programs and other investments. This practice will continue to be required in the future. Even so, we may not be able to successfully identify new opportunities and may not have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

WE MAY NOT SUCCESSFULLY IMPLEMENT OUR PLAN TO INCREASE OUR COMMERCIAL SALES.

     Our revenues have primarily come from business with the U.S. Department of Defense and other U.S. Government agencies. In addition to continuing to pursue these market areas, we will continue applying our technical capabilities and expertise to certain commercial markets. Some of our commercial products, such as airport security equipment, voyage recorders and PrimeWave communication products, have been recently introduced.

     These new commercial products are subject to certain risks and may require us to:

    o develop and maintain marketing and distribution, sales and customer support capabilities;

    o spend additional research and development costs to sustain and enhance our existing products and to develop new products;

    o obtain customer and/or regulatory certification;

    o respond to rapidly changing technologies including those developed by others that may render our products and systems obsolete or non-competitive; and

    o obtain customer acceptance of these products and product performance.

     Our efforts to expand our presence in commercial markets require significant resources, including additional working capital and capital expenditures, as well as the use of our management's time. Our ability to sell certain commercial products, particularly our broadband wireless communications products, depends to a significant degree on the efforts of independent distributors or communications service providers and on the financial viability of our existing and target customers, including their ability to obtain financing. Certain of our existing and target customers are agencies or affiliates of governments of emerging and under-developed countries or private business enterprises operating in those countries. In addition, we have made equity investments in entities that plan to commence operations as communications service providers using some of our commercial products. We can give no assurance that these distributors and service providers will be able to market our products or their services successfully or that we will be able to realize a return on our investment in them. We also cannot assure you that we will be successful in addressing these risks or in developing these commercial and civil business opportunities.

CONSOLIDATION AND INTENSE COMPETITION IN THE INDUSTRIES IN WHICH OUR BUSINESSES OPERATE COULD LIMIT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     The communications equipment industry and the other industries in which our businesses operate, and the market for defense applications, is highly competitive. We expect that the U.S. Department of Defense's increased use of commercial off-the-shelf products and components in military equipment will continue to encourage new competitors to enter the market. We also expect that competition for original equipment manufacturing business will increase due to the continued emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

    o the effectiveness and innovation of our technologies and research and development programs;

    o our ability to offer better program performance than our competitors at a lower cost; and

    o the capabilities of our facilities, equipment and personnel to undertake the programs for which we compete.

     We are the incumbent supplier or have been the sole provider for many years for certain programs. We refer to such contracts as "sole-source" contracts. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the customer chooses to reopen or recompete the particular program to competition. The majority of our sales are derived from contracts with the U.S. Government and its prime contractors, which are principally awarded on the basis of negotiations or competitive bids. Additionally, many of our competitors are larger than us and have substantially greater financial and other resources than we have.


OUR DEBT AGREEMENTS RESTRICT OUR ABILITY TO FINANCE OUR FUTURE OPERATIONS AND, IF WE ARE UNABLE TO MEET OUR FINANCIAL RATIOS, COULD CAUSE OUR EXISTING DEBT TO BE ACCELERATED.

     Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

    o sell assets;

    o incur more indebtedness;

    o repay certain indebtedness;

    o pay dividends;

    o make certain investments or acquisitions;

    o repurchase or redeem capital stock;

    o engage in mergers or consolidations; and

    o engage in certain transactions with subsidiaries and affiliates.

     These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, some of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and total consolidated debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

    o declare all outstanding debt, accrued interest and fees to be due and immediately payable;

    o require us to apply all of our available cash to repay our outstanding senior debt; and

    o prevent us from making debt service payments on our other debt.

     If we were unable to repay any of these borrowings when due, the lenders under our senior credit facilities could proceed against their collateral, which consists of a first priority security interest in our outstanding shares of common stock and the capital stock of our material subsidiaries. If the indebtedness under the existing debt agreements were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.


IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY MANAGEMENT AND PERSONNEL, WE MAY BECOME UNABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

     Our future success depends to a significant degree upon the continued contributions of our management, including Messrs. Lanza and LaPenta, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. As of May 31, 2003, Messrs. Lanza and LaPenta beneficially owned, in the aggregate, 10.3% of the outstanding common stock of L-3 Communications Holdings.

We have an employment agreement with Mr. Lanza. We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects.


ENVIRONMENTAL LAWS AND REGULATION MAY SUBJECT US TO SIGNIFICANT LIABILITY.

     Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations within the countries in which we operate relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations.

     New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur a significant amount of additional costs in the future and could decrease the amount of free cash flow available to us for other purposes, including capital expenditures, research and development and other investments.


TERMINATION OF OUR BACKLOG OF ORDERS COULD NEGATIVELY IMPACT OUR SALES.

     We currently have a backlog of orders, primarily under contracts with the U.S. Government. Our total funded backlog was $3,395.3 million at March 31, 2003. The U.S. Government may unilaterally modify or terminate its contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. Government and, therefore, may not result in sales.


RISKS RELATED TO THE NOTES


WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES, WHICH MAY REDUCE THEIR MARKET PRICE.

     We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in May 2003 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

     We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The initial purchasers have advised us that they currently intend to make a market with respect to the exchange notes. However, the initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof.

     The liquidity of, and trading market for, the exchange notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.


THE NOTES ARE SUBORDINATED TO ALL OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS, WHICH MAY INHIBIT OUR ABILITY TO REPAY YOU.

     The notes are contractually subordinated in right of payment to our existing and future senior indebtedness. As of March 31, 2003, we had no outstanding senior debt, and had the ability to borrow up to $676.4 million (after reductions for outstanding letters of credit of $73.6 million) under our senior credit facilities, all of which, if borrowed or drawn upon, would be senior debt.

     Any incurrence of additional indebtedness may materially adversely impact our ability to service our debt, including the notes. Due to the subordination provisions of our senior subordinated indebtedness, including the notes, in the event of our insolvency, funds that would otherwise be used to pay the holders of the notes and other senior subordinated indebtedness will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, general creditors may recover less, ratably, than the holders of senior indebtedness and the general creditors may recover more, ratably, than the holders of the notes or other subordinated indebtedness. In addition, the holders of senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.


THE TERMS OF OUR INDEBTEDNESS COULD RESTRICT OUR FLEXIBILITY AND LIMIT OUR ABILITY TO SATISFY OBLIGATIONS UNDER THE NOTES.

     We are subject to operational and financial covenants and other restrictions contained in the bank loan documents evidencing our senior indebtedness and the indentures evidencing our senior subordinated notes. These covenants could limit our operational flexibility and restrict our ability to borrow additional funds, if necessary, to finance operations and to make principal and interest payments on the notes. Additionally, failure to comply with these operational and financial covenants could result in an event of default under the terms of this indebtedness which, if not cured or waived, could result in this indebtedness becoming due and payable. The effect of these covenants, or our failure to comply with them, could have a material adverse effect on our business, financial condition and results of operations.


OUR ABILITY TO REPURCHASE NOTES WITH CASH UPON A CHANGE OF CONTROL MAY BE
LIMITED.

     In specific circumstances involving a change of control, you may require us to repurchase some or all of your notes. We cannot assure you that we will have sufficient financial resources at such time or would be able to arrange financing to pay the repurchase price of the notes in cash. Our ability to repurchase the notes in such event may be limited by law, by our indentures, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may be required to refinance our senior indebtedness in order to make such payments. We may not have the financial ability to repurchase the notes in cash if payment for our senior indebtedness is accelerated.


THE GUARANTEES MAY BE UNENFORCEABLE DUE TO FRAUDULENT CONVEYANCE STATUTES, AND ACCORDINGLY, YOU COULD HAVE NO CLAIM AGAINST THE GUARANTORS.

     Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, further subordinate or avoid the guarantees if it found that the guarantees were incurred with actual intent to hinder, delay or defraud creditors, or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantees and that the guarantor was any of the following:

    o insolvent or rendered insolvent because of the guarantees;

    o engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    o intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

     If a court voided a guaranty by one or more of our subsidiaries as the result of a fraudulent conveyance, or held it unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary based on the guaranty and would solely be creditors of L-3 Communications Corporation and any guarantor whose guarantee was not similarly held unenforceable.


NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS, AND YOUR CLAIMS WILL BE SUBORDINATED TO ALL OF THE CREDITORS OF THE NON-GUARANTOR SUBSIDIARIES.

     Many, but not all, of our direct and indirect subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to us. Assuming the exchange of the outstanding notes for the exchange notes was completed on March 31, 2003, the exchange notes would have been effectively junior to $99.9 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 8.5% of our sales, generated earnings of $2.4 million and used cash in operating activities of $5.5 million for the three months ended March 31, 2003. The non-guarantor subsidiaries held 11.9% of our consolidated assets as of March 31, 2003.


THE GUARANTEES WILL BE SUBORDINATED TO THE SENIOR DEBT OF THE GUARANTORS.

     The guarantees are subordinated to all existing and future senior debt of the guarantors, which shall consist of all of the indebtedness and other liabilities of the guarantors designated as senior, including guarantees of borrowings under the senior credit facilities. The guarantees issued in connection with the offering of the outstanding notes and the exchange of the exchange notes will be pari passu with the guarantees of the senior subordinated notes sold by L-3 Communications Corporation in December 1998 and June 2002, and with the guarantees, including the guarantee by L-3 Communications Corporation, of the 5 1/4% Convertible Senior Subordinated Notes due 2009 sold by L-3 Communications Holdings in November 2000 and of the 4% Senior Subordinated Convertible Contingent Notes due 2011 sold by L-3 Communications Holdings in October 2001. As of March 31, 2003, we had no senior debt outstanding under our senior credit facilities, but any future amounts outstanding under those facilities would be guaranteed by our subsidiaries on a senior basis. As of March 31, 2003, L-3 Communications Corporation had availability of $676.4 million (after reduction for outstanding letters of credit of $73.6 million) under its senior credit facilities, all of which, if borrowed or drawn upon, would be senior debt. Any right of L-3 Communications Corporation to receive the assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of that subsidiary's creditors, including trade creditors. To the extent that L-3 Communications Corporation is recognized as a creditor of that subsidiary, L-3 Communications Corporation may have such claim, but it would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness and other liabilities of that subsidiary senior to that held by L-3 Communications Corporation.


THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH MAY NOT BE CORRECT.

     Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

                          FORWARD-LOOKING STATEMENTS

     Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance, and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act.

     Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved. Such statements will also be influenced by factors such as:

    o our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget;

    o our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

    o our ability to obtain future government contracts on a timely basis;

    o the availability of government funding and changes in customer requirements for our products and services;

    o our significant amount of debt and the restrictions contained in our debt agreements;

    o collective bargaining agreements and labor disputes;

    o the business and economic conditions in the markets we operate in, including those for the commercial aviation and communications markets;

    o economic conditions, competitive environment, international business and political conditions, timing of international awards and contracts;

    o our extensive use of fixed-price contracts as compared to cost-reimbursable contracts;

    o our ability to identify future acquisition candidates or to integrate acquired operations;

    o the rapid change of technology and high level of competition in the communication equipment industry;

    o our introduction of new products into commercial markets or our investments in commercial products or companies;

    o pension, environmental or legal matters or proceedings and various other market, competition and industry factors, many of which are beyond our control; and

    o the fair values of our assets, including identifiable intangible assets and the estimated fair value of the goodwill balances for our reporting units, which can be impaired or reduced by the other factors discussed above.

     Readers of this prospectus are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

     As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this prospectus to reflect events or changes or circumstances or changes in expectations or the occurrence of anticipated events.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

     We received net proceeds of approximately $391.0 million from the offering of the outstanding notes, after deducting the discounts, commissions and estimated expenses payable by us.

     The net proceeds from the offering of the outstanding notes will be used to: (1) redeem the $180.0 million 8 1/2% Senior Subordinated Notes due 2008 for approximately $187.7 million, including the 4.25% redemption premium, but excluding accrued and unpaid interest from May 15, 2003 to the date of redemption (June 20, 2003) and (2) increase our cash and cash equivalents by approximately $203.4 million, which will be used for general corporate purposes, including the acquisitions of businesses.

                                CAPITALIZATION


     The following table sets forth our capitalization: (1) on an actual basis as of March 31, 2003 and (2) as adjusted for the offering of the outstanding notes and the application of the net proceeds therefrom discussed above.



                                                                           AS OF MARCH 31, 2003
                                                                     ---------------------------------
                                                                                        AS ADJUSTED
                                                                                            FOR
                                                                                       THE OFFERING
                                                                                          OF THE
                                                                        ACTUAL       OUTSTANDING NOTES
                                                                     ------------   ------------------
                                                                               (in millions)
Cash and cash equivalents ........................................     $   34.4          $  237.8
                                                                       --------          --------
Long-term debt: ..................................................
 Senior credit facilities(1) .....................................     $     --          $     --
 8 1/2% Senior Subordinated Notes due 2008 .......................        180.0                --
 8% Senior Subordinated Notes due 2008 ...........................        200.0             200.0
 7 5/8% Senior Subordinated Notes due 2012 .......................        750.0             750.0
 6 1/8% Senior Subordinated Notes due 2013 .......................           --             400.0
 5 1/4% Convertible Senior Subordinated Notes due 2009(2) ........        300.0             300.0
 4% Senior Subordinated Convertible Contingent Debt
   Securities due 2011(3) ........................................        420.0             420.0
                                                                       --------          --------
   Principal amount of long-term debt ............................      1,850.0           2,070.0
   Less: Unamortized discounts ...................................         (2.2)             (4.0)
       Fair value of interest rate swaps .........................         (4.1)             (4.1)
                                                                       --------          --------
   Total debt ....................................................     $1,843.7          $2,061.9
                                                                       --------          --------
Minority interest ................................................         73.5              73.5
                                                                       --------          --------
Shareholders' equity:
 Common stock ....................................................      1,815.5           1,815.5
 Retained earnings ...............................................        529.6             522.8 (4)
 Unearned compensation ...........................................         (6.4)             (6.4)
 Accumulated other comprehensive loss ............................        (68.7)            (68.7)
                                                                       --------          --------
   Total shareholders' equity ....................................      2,270.0           2,263.2
                                                                       --------          --------
   Total capitalization ..........................................     $4,187.2          $4,398.6
                                                                       ========          ========

----------
(1) As of March 31, 2003, our availability under the senior credit facilities at any given time was $750.0 million (subject to compliance with covenants), less the amount of outstanding borrowings and outstanding letters of credit (which amounted to zero for outstanding borrowings and $73.6 million for outstanding letters of credit at March 31, 2003).

(2) The 5 1/4% Convertible Senior Subordinated Notes due June 1, 2009 were issued by L-3 Communications Holdings in November 2000. The 5 1/4% Convertible Senior Subordinated Notes are, subject to adjustment, convertible into 7,361,964 shares of common stock of L-3 Communications Holdings and are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by L-3 Communications Corporation and substantially all of L-3 Communications Corporation's domestic restricted subsidiaries.

(3) The 4% Senior Subordinated Convertible Contingent Debt Securities (CODES) due September 15, 2011 were issued by L-3 Communications Holdings in October 2001. The CODES are, subject to adjustment, convertible into 7,804,878 shares of common stock of L-3 Communications Holdings and are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by L-3 Communications Corporation and substantially all of L-3 Communications Corporation's domestic restricted subsidiaries.

(4) In connection with the redemption of our 8 1/2% Senior Subordinated Notes due 2008, we estimate that we will incur a pre-tax loss of approximately $11.2 million, or $6.8 million after-tax.

                            SELECTED FINANCIAL DATA

     We derived the selected financial data presented below at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 from our audited consolidated financial statements included elsewhere herein. We derived the selected financial data presented below at March 31, 2003 and for the three months ended March 31, 2003 and 2002 from our unaudited condensed consolidated financial statements included elsewhere herein. We derived the selected financial data presented below at March 31, 2002 from our unaudited condensed consolidated financial statements not included elsewhere herein. We derived the selected financial data presented below at December 31, 2000, 1999 and 1998 and for the years ended December 31, 1999 and 1998 from our audited consolidated financial statements not included elsewhere herein. You should read the selected financial data together with our "Management's Discussion and Analysis of Results of Operations and Financial Condition" and our consolidated financial statements and condensed consolidated financial statements both included elsewhere herein. The results of operations are impacted significantly by our acquisitions, some of which are described elsewhere herein.





                                       THREE MONTHS ENDED
                                            MARCH 31,
                                    -------------------------
                                         2003         2002
                                    ------------- -----------
                                          (in millions)
STATEMENT OF OPERATIONS DATA:
Sales .............................  $  1,089.0    $   696.8
Operating income ..................       108.8         71.3
Interest and other income .........         1.4          1.0
Interest expense ..................        32.2         26.1
Minority interest .................         0.3          0.9
Loss on retirement of debt(1) .....          --           --
Provision for income taxes ........        28.0         16.0
Income before cumulative
 effect of a change in
 accounting principle .............        49.7         29.3
Income before cumulative
 effect of a change in
 accounting principle, as
 adjusted(2) ......................        49.7         29.3
BALANCE SHEET DATA (AT PERIOD
 END):
Working capital ...................  $    853.9    $   807.3
Total assets ......................     5,320.8      4,357.8
Total debt ........................     1,843.7      2,161.3
Minority interest .................        73.5         70.6
Shareholders' equity ..............     2,270.0      1,266.5



                                                           YEAR ENDED DECEMBER 31,
                                    ---------------------------------------------------------------------
                                         2002          2001          2000          1999          1998
                                    ------------- ------------- ------------- ------------- -------------
                                                                (in millions)
STATEMENT OF OPERATIONS DATA:
Sales .............................  $  4,011.2    $  2,347.4    $  1,910.1    $  1,405.5    $  1,037.0
Operating income ..................       454.0         275.3         222.7         150.5         100.3
Interest and other income .........         5.0           1.8           4.4           5.5           2.7
Interest expense ..................       122.5          86.4          93.0          60.6          49.5
Minority interest .................         6.2           4.4            --            --            --
Loss on retirement of debt(1) .....        16.2            --            --            --            --
Provision for income taxes ........       111.6          70.8          51.4          36.7          20.9
Income before cumulative
 effect of a change in
 accounting principle .............       202.5         115.5          82.7          58.7          32.6
Income before cumulative
 effect of a change in
 accounting principle, as
 adjusted(2) ......................       202.5         149.4         112.3          76.2          43.7
BALANCE SHEET DATA (AT PERIOD
 END):
Working capital ...................  $    942.7    $    717.8    $    360.9    $    255.5    $    157.8
Total assets ......................     5,242.3       3,339.2       2,463.5       1,628.7       1,285.4
Total debt ........................     1,847.8       1,315.3       1,095.0         605.0         605.0
Minority interest .................        73.2          69.9            --            --            --
Shareholders' equity ..............     2,202.2       1,213.9         692.6         583.2         300.0


----------
(1) In accordance with the provisions of SFAS No. 145, we have reclassified our loss on retirement of debt incurred in June 2002; such loss is now reflected as a component of income from continuing operations.

(2) Income before cumulative effect of a change in accounting principle, as adjusted, excludes goodwill amortization expense, net of any income tax effects, recognized for the years ended December 31, 2001, 2000, 1999 and 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OVERVIEW

     We are a leading merchant supplier of secure communications and intelligence, surveillance and reconnaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as specialized products. Our customers include the DoD and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. We have the following four reportable segments: (1) Secure Communications & ISR; (2) Training, Simulation & Support Services; (3) Aviation Products & Aircraft Modernization; and (4) Specialized Products.

     Our Secure Communications & ISR segment provides products and services for the global ISR market as well as secure, high data rate communications systems and equipment primarily for military and other U.S. Government reconnaissance and surveillance applications. We believe our systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our Training, Simulation & Support Services segment produces training systems and related support services, and provides a wide range of engineering development and integration support, a full range of teaching, training, logistics and communication software support services, crisis management software and custom ballistic targets. Our Aviation Products & Aircraft Modernization segment provides our TCAS products, cockpit voice, flight data and cruise ship hardened voyage recorders, ruggedized custom displays and specialized aircraft modernization, upgrade and maintenance services. Our Specialized Products segment provides ocean products, telemetry, instrumentation, space and navigation products, premium fuzing products, security systems, training devices and motion simulators, video security and surveillance and electro-optic surveillance systems, ruggedized commercial off-the-shelf technology and microwave components.

     In recent years, domestic and worldwide political and economic developments have significantly affected the markets for defense systems, products and services. Two events in 2001 had a dramatic impact on the domestic and international political and economic landscape. They impacted L-3 and the defense industry generally. First, the events of September 11 created uncertainty and exposed vulnerabilities in the security and the overall defense of the U.S. homeland. Second, in the conclusions of the U.S. Quadrennial Defense Review (QDR) completed during 2001 there was a fundamental and philosophical shift in focus from a "threat-based" model to one that emphasizes the capabilities needed to defeat a full spectrum of adversaries. Transforming the nation's defense posture to a capabilities-based approach involves creating the ability for a more flexible response, with greater force mobility, stronger space capabilities, missile defense, improved and network-centric communications and information systems security and an increased emphasis on homeland defense.

     The actual fiscal 2003 DoD budget authority was $365 billion and the DoD budget request for fiscal years 2004 through 2009 indicate a compounded annual growth rate from fiscal year 2002 to 2009 of 5.8% with $484 billion for fiscal 2009. More important to L-3 are the trends for the "investment account" which is comprised of the procurement and research, development, test and evaluation (RDT&E) components of the DoD budget. We believe the investment account is a better indicator of the portion of the DoD budget that is applicable to defense contractors. The investment account increased 15% in fiscal year 2003 to $127 billion and the DoD budget investment account requests for fiscal years 2004 to 2009 indicate a compounded annual growth rate from fiscal year 2002 to 2009 of 7.5% with $182 billion in fiscal year 2009. Additionally, the DoD budgets have experienced increased focus on command, control, communications, intelligence, surveillance and reconnaissance (C(3)ISR), precision-guided weapons, unmanned aerial vehicles (UAVs), network-centric communications, Special Operations Forces (SOF) and missile defense. We believe L-3 is well positioned to benefit from increased spending in those areas. In addition, increased emphasis on homeland defense may increase demand for our capabilities in areas such as security systems, information security, crisis management, preparedness and prevention services, and civilian security operations. While there is no assurance that the requested DoD budget increases will be approved by Congress, after over a decade of downward trends, the current outlook is one of continued increased DoD spending, which we believe would positively affect our future orders and sales and favorably affect our future operating profits because of increased sale volumes.

     All of our domestic government contracts and subcontracts are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multiyear U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.


ACQUISITIONS

     The table below summarizes the more significant acquisitions that we have completed during the year ended December 31, 2002 and the three-month period ended March 31, 2003.




ACQUIRED BUSINESS                                                  DATE ACQUIRED         PURCHASE PRICE(1)
-----------------                                              --------------------     -------------------
                                                                                           (IN MILLIONS)
Aircraft Integration Systems (AIS) business of Raytheon
 Company                                                            March 8, 2002            $1,148.7 (2)
Detection Systems                                                   June 14, 2002            $  110.0 (3)
Telos Corporation (a California Corporation)                        July 19, 2002            $   22.3
ComCept, Inc.                                                       July 31, 2002            $   25.1 (4)
Technology, Management and Analysis Corporation (TMA)          September 23, 2002            $   51.4 (5)(6)
Electron Devices and Displays-Navigation Systems -- San Diego
 businesses of Northrop Grumman                                  October 25, 2002             $ 135.6 (7)
Wolf Coach, Inc.                                                 October 31, 2002             $   4.2 (8)
International Microwave Corporation (IMC)                        November 8, 2002             $  40.9 (9)
Westwood Corporation                                            November 13, 2002             $  22.1
Wescam Inc.                                                     November 21, 2002             $ 124.3
Ship Analytics, Inc.                                            December 19, 2002             $  12.5 (5)(10)
Avionics Systems business of Goodrich Corporation                  March 28, 2003             $ 188.5 (5)

----------
(1) The purchase price represents the contractual consideration for the acquired business excluding adjustments for net cash acquired and acquisition costs.

(2) Includes $18.7 million related to additional assets contributed by Raytheon Company (Raytheon) to AIS. Following the acquisition, we changed AIS's name to L-3 Communications Integrated Systems (IS). The purchase price is subject to adjustment based on actual closing date tangible net assets.

(3) Includes a $10.0 million preliminary purchase price adjustment. The purchase price is subject to further adjustment based on actual closing date net working capital.

(4) The purchase price consists of $14.9 million of cash and 229,494 shares of L-3 Holdings common stock valued at $10.6 million. Excludes additional purchase price in the form of L-3 Holdings common stock, which is contingent upon the financial performance of ComCept for the fiscal years ending June 30, 2003 and 2004. The maximum additional L-3 Holdings common stock payable is 219,088 shares.

(5) The purchase price is subject to adjustment based on actual closing date net assets or net working capital of the acquired business.

(6) Excludes additional purchase price, not to exceed $7.0 million, which is contingent upon the financial performance of TMA for the twelve months ending September 30, 2003. Following the acquisition, we changed TMA's name to L-3 Communications TMA Corporation.

(7) Following the acquisition, we changed the name of the Displays-Navigation Systems -- San Diego business to L-3 Ruggedized Command & Control.

(8) Excludes additional purchase price, not to exceed $4.1 million, which is contingent upon the financial performance of Wolf Coach for the years ending December 31, 2003, 2004 and 2005.

(9) Excludes additional purchase price, not to exceed $5.0 million, which is contingent upon the financial performance of IMC for the year ending December 31, 2003.

(10) Excludes additional purchase price, not to exceed $13.5 million, which is contingent upon the financial performance of Ship Analytics for the years ending December 31, 2003, 2004 and 2005.
----------
     Additionally, we purchased other businesses during the three months ended March 31, 2003 and during the year ended December 31, 2002, which individually and in the aggregate were not material to our consolidated results of operations, financial position or cash flows for the period acquired. All of our acquisitions have been accounted for as purchase business combinations and are included in our consolidated results of operations from their respective effective dates.

     On May 30, 2003, we acquired all of the outstanding stock of Aeromet Inc. for $17.5 million in cash.

     We regularly evaluate potential acquisitions and joint venture transactions, but we have not entered into any agreements with respect to any material transactions at this time except for a purchase agreement with respect to the acquisition of the Military Aviation Services business of Bombardier Inc.

CRITICAL ACCOUNTING POLICIES

     Our significant accounting policies are described in Note 2 to the consolidated financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and estimated costs to complete contracts in process, estimates of market values for inventories reported at lower of cost or market, estimates of pension and postretirement benefit obligations, recoverability of recorded amounts of fixed assets, identifiable intangible assets and goodwill, income taxes, including the valuations of deferred tax assets, litigation and environmental obligations. Actual amounts will differ from these estimates. We believe that critical accounting estimates have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations. We believe the following critical accounting policies contain the more significant judgements and estimates used in the preparation of our financial statements.

     Contract Revenue Recognition and Contract Estimates. The substantial majority of our sales require us to design, develop, manufacture and/or modify complex products, and/or to perform related services according to specifications provided by our customers. These sales are made pursuant to written contractual arrangements or contracts, which are generally either fixed-price or cost-reimbursable. These contracts are within the scope of the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (SOP 81-1). In addition, cost-reimbursable contracts with the U.S. Government are also specifically within the scope of Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). Certain of our contracts with the U.S. Government are multi-year contracts that are funded annually by the customer, and sales on these multi-year contracts are based on amounts appropriated (funded) by the U.S. Government.

     Sales and profits on fixed-price contracts are recognized using percentage-of-completion methods of accounting. Sales and profits on fixed-price production contracts whose units are produced and delivered in a continuous or sequential process are recorded as units are delivered based on their selling prices (the "units-of-delivery" method). Sales and profits on other fixed-price contracts are recorded based on the ratio of total actual incurred costs to date to the total estimated costs at completion of the contract for each contract (the "cost-to-cost method"). Under the percentage-of-completion methods of accounting, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance which can exceed one year.

     Accounting for the sales and profit on a fixed-price contract requires estimates of (1) the contract value or total contract revenue, (2) the total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract's scope of work and (3) the measurement of progress towards completion. The estimated profit or loss on a contract is equal to the difference between the total contract value and the estimated total cost at completion. Under the units-of-delivery percentage-of-completion method, sales on a fixed-price contract are recorded as the units are delivered during the period at an amount equal to the contractual selling price of those units. Under the cost-to-cost percentage-of-completion method, sales on a fixed-price contract are recorded at amounts equal to the ratio of cumulative costs incurred to date to total estimated costs at completion multiplied by the contract value, less the cumulative sales recognized in prior periods. The profit recorded on a contract in any period under both the units-of-delivery method and cost-to-cost method is equal to the current estimated total profit margin for the contract stated as a percentage of contract revenue multiplied by the cumulative sales recorded less the cumulative profit previously recorded. Adjustments to original estimates for a contract's revenues, estimated costs at completion and estimated total profit are often required as work progresses under a contract, as experience is gained and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications occur. These changes are recorded on a cumulative catch-up basis in the period they are determined to be necessary.

     Sales and profits on a cost-reimbursable contract are recognized as allowable costs are incurred on the contract and become billable to the customer, in an amount equal to the allowable costs plus the profit on those cost which is generally fixed or variable based on the contract fee arrangement. Thus, cost- reimbursable contracts are generally not subject to the same estimation risks that affect fixed price contracts.

     The impact of revisions in profit estimates on both fixed-price and cost-reimbursable contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made. Provisions for anticipated losses on contracts are recorded in the period in which they become evident. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. The revisions in contract estimates, if significant, can materially affect our results of operations and cash flows, as well as our valuations of contracts in process.

     For the year ended December 31, 2002: (1) sales on fixed-price contracts recognized using the units-of-delivery percentage-of-completion method accounted for approximately 22.4% of total sales, (2) sales on fixed-price contracts recognized using the cost-to-cost percentage of completion method accounted for approximately 32.7% of total sales, and (3) sales on cost-reimbursable contracts, which are recognized as costs are incurred, accounted for approximately 34.2% of total sales. The remaining 10.7% of sales for the year ended December 31, 2002 pertain to fixed-price sales arrangements principally with commercial customers, which were not within the scope of SOP 81-1 or ARB 43 and were recorded as products are delivered and services are performed.

     Goodwill and Intangible Assets. L-3 reviews goodwill and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable, and also reviews goodwill annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. In accordance with SFAS No. 141, Business Combinations, L-3 recorded identifiable intangible assets, such as customer relationships, that are acquired in connection with a business acquisition. The value assigned to identifiable intangible assets are determined based on estimates and judgements regarding expectations for future contract renewals and their related cash flows and the life cycle of acquired products and their related cash flows. If actual future contract renewals, differ significantly from the estimates, we may be required to record an impairment charge to write down the identifiable intangible asset to its realizable value. In addition, SFAS No. 142 requires that goodwill be tested annually using a two-step process. The first step is to identify any potential impairment by comparing the carrying value of the reporting unit to its fair value. If a potential impairment is identified, the second step is to compare the implied fair value of goodwill with its carrying amount to measure the impairment loss. The fair value of a reporting unit is estimated using a discounted cash flow valuation approach, and is dependent on estimates for future sales, operating income, depreciation and amortization, income tax payments, working capital changes, and capital expenditures, as well as, expected growth rates for cash flows and long-term interest rates, all of which are impacted by economic conditions related to the industries in which we operate as well as conditions in the U.S. capital markets. A decline in estimated fair value of a reporting unit could result in an unexpected impairment charge to goodwill, which could have a material adverse effect on our business, financial condition and results of operations.

     Pension Plan and Postretirement Benefit Plan Obligations. The obligations for our pension plans and postretirement benefit plans and the related annual costs of employee benefits are calculated based on several long-term assumptions, including discount rates, rates of return on plan assets, expected annual rates for salary increases for employee participants in the case of pension plans, and expected annual increases in the costs of medical and other health care benefits in the case of postretirement benefit obligations. These long-term assumptions are subject to revision based on changes in interest rates, financial market conditions, expected versus actual returns on plan assets, participant mortality rates and other actuarial assumptions, future rates of salary increases, benefit formulas and levels, and rates of increase in the costs of benefits. Such changes, if significant, can materially affect the amount of annual net periodic benefit costs recognized in results of operations, our liabilities for the pension plans and postretirement benefit plans, and our annual cash requirements to fund these plans.

     Valuation of Deferred Income Tax Assets and Liabilities. At December 31, 2002, we had net deferred tax assets of $290.8 million, including $6.6 million for net operating loss carryforwards and $38.4 million for tax credit carryforwards which are subject to various limitations and will expire if unused within their respective carryforward periods. Deferred income taxes are determined separately for each of our tax-paying entities in each tax jurisdiction. The future realization of our deferred income tax assets ultimately depends on our ability to generate sufficient taxable income of the appropriate character (for example, ordinary income or capital gain) within the carryback and carryforward periods available under the tax law, and to a lesser extent, our ability to execute successful tax planning strategies. Based on our estimates of the amounts and timing of future taxable income and tax planning strategies, we believe that we will realize our recorded deferred tax assets. A change in the ability of our operations to continue to generate future taxable income, or our ability to implement desired tax planning strategies, could affect our ability to realize the future tax deductions underlying our net deferred tax assets, and require us to provide a valuation allowance against our net deferred tax assets. Such changes, if significant, could have a material impact in our effective tax rate, results of operations and financial position in any given period.


RESULTS OF OPERATIONS

     The following information should be read in conjunction with our audited consolidated financial statements and unaudited condensed consolidated financial statements included elsewhere herein. Our results of operations for the periods presented are impacted significantly by our acquisitions. See Note 4 to the unaudited condensed consolidated financial statements for a discussion of our acquisitions, including pro forma sales, net income and diluted earnings per share data for the three months ended March 31, 2003 (2003 First Quarter) and March 31, 2002 (2002 First Quarter). See Note 3 to our audited consolidated financial statements for the same discussion of our acquisitions for the years ended December 31, 2002 and 2001.

     We present our sales and costs and expenses in two categories on the statement of operations, "Contracts, primarily U.S. Government" and "Commercial, primarily products," which are based on how we recognize revenue. Sales and costs and expenses for L-3's businesses that are primarily U.S. Government contractors are presented as "Contracts, primarily U.S. Government." The sales for L-3's U.S. Government contractor businesses are transacted using written contractual arrangements or contracts for products and services according to the specifications provided by the customer and are within the scope of SOP 81-1 and ARB 43. Sales reported under "Contracts, primarily U.S. Government" also include certain sales by L-3's U.S. Government contractor businesses transacted using contracts for domestic and foreign commercial customers which also are within the scope of SOP 81-1. Sales and costs and expenses for L-3's businesses whose customers are primarily commercial customers are presented as "Commercial, primarily products". These sales to commercial customers are not within the scope of SOP 81-1 or ARB 43, and are recognized in accordance with SEC SAB No. 101. L-3's commercial businesses are substantially comprised of Aviation Communication & Surveillance Systems
(ACSS), Aviation Recorders, Microwave components, the Detection Systems business acquired from PerkinElmer, Inc., Satellite Networks, and PrimeWave Communications.

STATEMENT OF OPERATIONS DATA FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002


     The tables below provide two presentations of L-3's selected statement of operations data for the 2003 and 2002 First Quarter. The first table presents the sales and operating income data segregated between L-3's U.S. Government contractor businesses and L-3's commercial businesses. See Note 2 to the unaudited condensed consolidated financial statements. The second table presents the sales and operating income data on a reportable segments basis. See Note 12 to the unaudited condensed consolidated financial statements.




                                                         THREE MONTHS ENDED MARCH
                                                                    31,
                                                        --------------------------
                                                            2003           2002
                                                        ------------   -----------
                                                              (in millions)
                  U.S. GOVERNMENT CONTRACTORS AND COMMERCIAL BUSINESSES DATA
                  ----------------------------------------------------------
Sales:
 Contracts, primarily U.S. Government ...............     $  964.8        $618.6
 Commercial, primarily products .....................        124.2          78.2
                                                          --------        ------
   Consolidated .....................................     $1,089.0        $696.8
                                                          ========        ======
Operating income:
 Contracts, primarily U.S. Government ...............     $  106.2        $ 72.0
 Commercial, primarily products .....................          2.6          (0.7)
                                                          --------        ------
   Consolidated .....................................     $  108.8        $ 71.3
                                                          ========        ======

                             REPORTABLE SEGMENT DATA(1)
                             --------------------------
Sales:
 Secure Communications & ISR ........................     $  321.3        $157.4
 Training, Simulation & Support Services ............        231.4         194.8
 Aviation Products & Aircraft Modernization .........        158.9         107.3
 Specialized Products ...............................        377.4         237.3
                                                          --------        ------
   Consolidated .....................................     $1,089.0        $696.8
                                                          ========        ======
Operating income:
 Secure Communications & ISR ........................     $   33.3        $ 16.4
 Training, Simulation & Support Services ............         28.5          21.5
 Aviation Products & Aircraft Modernization .........         19.9          17.5
 Specialized Products ...............................         27.1          15.9
                                                          --------        ------
   Consolidated .....................................     $  108.8        $ 71.3
                                                          ========        ======

----------
(1) Sales are after intersegment eliminations. See Note 12 to the unaudited condensed consolidated financial statements.


    THREE MONTHS ENDED MARCH 31, 2003 COMPARED WITH THREE MONTHS ENDED MARCH 31, 2002

     Consolidated sales increased $392.2 million to $1,089.0 million for the 2003 First Quarter from sales of $696.8 million for the 2002 First Quarter. Sales grew $69.4 million, or 10.0%, excluding the increase in sales from acquired businesses of $322.8 million discussed below. We expect our consolidated sales growth excluding acquisitions for the full year 2003 to be between 8% and 10%, after adjusting for the expected decline in sales of explosive detection systems (EDS) for 2003 to $175 million from $339 million for 2002 as discussed below. We expect our Secure Communications & ISR businesses to be the largest contributor to L-3's sales growth for 2003.

     Sales from "Contracts, primarily U.S. Government" increased $346.2 million to $964.8 million for the 2003 First Quarter from $618.6 million for the 2002 First Quarter. The IS, Telos, ComCept, TMA,

Electron Devices, Ruggedized Command & Control, Westwood, Wescam and Ship Analytics acquired businesses contributed $270.5 million of the increase in sales. Excluding these acquisitions, sales grew $75.7 million, or 12.2%, primarily because of volume increases of $55.6 million from secure communications systems, $25.2 million from security products, $11.2 million from aircraft modifications, $7.0 million from naval power equipment, and $5.6 million from communications software and engineering support services. These increases were partially offset by volume declines of $18.5 million from fuzing products, $4.6 million from acoustic undersea warfare products, and $5.8 million primarily from telemetry, space and navigation products.

     Sales from "Commercial, primarily products" increased $46.0 million to $124.2 million for the 2003 First Quarter from $78.2 million for the 2002 First Quarter. The Detection Systems, IMC and Wolf Coach acquired businesses contributed $52.3 million of the increase in sales. Excluding these acquisitions, sales declined $6.3 million or 8.1%. This decrease in sales was due to volume declines of $4.5 million for commercial aviation products and $5.0 million for microwave components. These declines were partially offset by increases of $3.2 million primarily for maritime voyage recorders.

     Consolidated costs and expenses increased $354.7 million to $980.2 million for the 2003 First Quarter from $625.5 million for the 2002 First Quarter, primarily as a result of the increase in sales.

     Costs and expenses for "Contracts, primarily U.S. Government" increased $312.0 million to $858.6 million for the 2003 First Quarter from $546.6 million for the 2002 First Quarter. Approximately 77% of the increase is attributable to our acquired businesses. The remaining increase is primarily attributed to internal sales growth from security products and secure communications systems partially offset by declines from fuzing products and acoustic undersea warfare products due to lower volume. Costs and expenses from sales on our direct and indirect contracts with the U.S. Government include selling, general and administrative (SG&A) costs, including independent research and development and bid and proposal costs, because SG&A costs are allowable, indirect contract costs that we allocate to our U.S. Government contracts in accordance with U.S. Government regulations. Accordingly, we do not report SG&A costs on U.S. Government contracts as period expenses. SG&A costs allocated to our U.S. Government contracts were $116.4 million for the 2003 First Quarter and $84.1 million for the 2002 First Quarter (see Note 5 to our unaudited condensed consolidated financial statements).

     Costs and expenses for "Commercial, primarily products" increased $42.7 million to $121.6 million for the 2003 First Quarter from $78.9 million for the 2002 First Quarter. The increase was primarily due to increased sales attributable to our acquired businesses, which was partially offset by lower expenses for microwave components products due to lower sales volume. SG&A expenses, increased $6.3 million to $31.8 million for the 2003 First Quarter from $25.5 million for the 2002 First Quarter, primarily because of expenses incurred by our acquired businesses, which were partially offset by lower SG&A expenses for our PrimeWave, microwave components and commercial aviation products businesses arising from cost reductions. As expected, research and development (R&D) expenses decreased by $1.1 million to $8.8 million for the 2003 First Quarter from $9.9 million for the 2002 First Quarter primarily because of lower R&D expenses incurred by ACSS, because the development of our new T(2)CAS product was substantially completed in 2002, and by PrimeWave because of cost reductions. These declines in R&D expenses were partially offset by expenses incurred by our acquired businesses.

     Consolidated operating income increased by $37.5 million to $108.8 million for the 2003 First Quarter from $71.3 million for the 2002 First Quarter. The increase was primarily due to higher sales from all of our segments. Consolidated operating income as a percentage of sales (operating margin) declined slightly by 0.2 percentage points to 10.0% for the 2003 First Quarter from 10.2% for the 2002 First Quarter. The changes in the operating margins for our segments are discussed below.

     Operating income for "Contracts, primarily U.S Government" increased $34.2 million to $106.2 million for the 2003 First Quarter from $72.0 million for the 2002 First Quarter. Operating margin declined 0.6 percentage points to 11.0% for the 2003 First Quarter from 11.6% for the 2002 First Quarter. The decline was primarily because of lower margins for secure communications systems due to changes in sales mix between fixed-price and cost-reimbursable contracts and lower margins for telemetry and space products due to volume declines, as well as continued losses from naval power equipment.

     Operating income for "Commercial, primarily products" increased $3.3 million to $2.6 million for the 2003 First Quarter from a loss of $0.7 million for the 2002 First Quarter. Operating margin improved 3.0 percentage points to 2.1% for the 2003 First Quarter from a negative margin of 0.9% for the 2002 First Quarter. The improvement was primarily related to the Detection Systems acquired business, which was partially offset by lower margins on commercial aviation products and commercial communication products because of lower volume as well as continued losses for the PrimeWave Communications business.


     Interest expense increased $6.1 million to $32.2 million for the 2003 First Quarter from $26.1 million for the 2002 First Quarter because of the higher average outstanding debt principally related to the borrowings incurred during March 2002 to finance the IS acquisition. The 2003 First Quarter also included $0.4 million of accrued contingent interest expense on the CODES.


     Interest and other income increased $0.4 million to $1.4 million in the 2003 First Quarter from $1.0 million in the 2002 First Quarter. The increase is due to the reduction in the liability that represents the fair value assigned to the embedded derivatives related to the CODES, partially offset by lower interest income because of higher average cash and cash equivalents balances during the 2002 First Quarter compared with the 2003 First Quarter.


     The income tax provision for the 2003 First Quarter is based on the estimated effective income tax rate for 2003 of 36.0%, compared with the effective income tax rate of 35.3% for the 2002 First Quarter.


     Basic earnings per share of L-3 Holdings (EPS) before cumulative effect of a change in accounting principle increased $0.15 to $0.52 for the 2003 First Quarter from $0.37 for the 2002 First Quarter. Diluted EPS before cumulative effect of a change in accounting principle increased $0.14 to $0.50 for the 2003 First Quarter from $0.36 for the 2002 First Quarter. Net income for the 2002 First Quarter includes a charge, net of income taxes, of $24.4 million ($0.31 per basic share and $0.30 per diluted share) for the cumulative effect of a change in accounting principle for goodwill impairment in connection with the adoption of SFAS No. 142. Including the effect of a change in accounting principle, basic and diluted EPS for the 2002 First Quarter was $0.06.


     Diluted weighted-average common shares outstanding of L-3 Holdings increased 27.4% to 105.0 million for the 2003 First Quarter from 82.4 million for the 2002 First Quarter. The increase principally reflects the additional shares outstanding from the sale by L-3 Holdings of 14.0 million shares of its common stock on June 28, 2002, as well as the dilutive effect of L-3 Holdings' convertible notes.


     The 2003 and 2002 First Quarters diluted EPS computation did not include the effect of the 7.8 million shares of L-3 Holdings common stock that are issuable upon conversion of the CODES because the conditions required for the CODES to become convertible were not satisfied. However, if the CODES had been convertible, reported diluted EPS would have decreased by approximately $0.01 for the 2003 First Quarter and reported diluted EPS before cumulative effect of a change in accounting principle for the 2002 First Quarter would have remained unchanged.


     Pro Forma Sales Data. Had we completed the acquisitions discussed above on January 1, 2002, using various assumptions, L-3's pro forma consolidated sales for the 2003 First Quarter would have been $1,113.3 million, an increase of 1.5% over pro forma consolidated sales for the 2002 First Quarter of $1,096.8 million (see Note 4 to the unaudited condensed consolidated financial statements). As we expected, L-3's pro forma consolidated sales growth would have been less than L-3's actual consolidated sales growth excluding acquisitions of 10.0% (discussed above), primarily because the AIS pre-acquisition sales for the two months ended February 2002 included sales that we do not expect to recur. Such sales related to the procurement of commercial aircraft which were modified for a certain customer. Historically customers have provided AIS with the aircraft to be modified as "customer-furnished" equipment, and AIS has not had revenues related to the procurement of aircraft. We do not believe that pro forma sales growth is the best operating measure of L-3's sales growth because it includes sales for our acquired businesses for periods prior to their dates of acquisition, before the acquired businesses were managed by L-3. We believe that L-3's sales growth excluding acquisitions (discussed above) is the appropriate operating measure of sales growth for L-3's businesses.

SECURE COMMUNICATIONS & ISR

     Sales within our Secure Communications & ISR (SC&ISR) segment increased $163.9 million, or 104.1%, to $321.3 million for the 2003 First Quarter from $157.4 million for the 2002 First Quarter. The increase in sales was principally attributable to $105.2 million from the IS and ComCept acquired businesses. Excluding these acquisitions, sales increased $58.7 million, or 37.3%. This increase was primarily due to continued strong demand from the DoD and other U.S. Government agencies for the Company's secure communications systems, including Secure Terminal Equipment (STE) and secure communications data links and related equipment for both manned aircraft and unmanned aerial vehicles (UAVs).

     Operating income increased by $16.9 million to $33.3 million for the 2003 First Quarter from $16.4 million for the 2002 First Quarter because of higher sales. Operating margin was unchanged at 10.4% despite the increase in sales primarily because of the changes in sales mix between fixed-price and cost-reimbursable contracts.


TRAINING, SIMULATION & SUPPORT SERVICES

     Sales within our Training, Simulation & Support Services (TS&SS) segment increased $36.6 million, or 18.8%, to $231.4 million for the 2003 First Quarter from $194.8 million for the 2002 First Quarter. The increase in sales was principally attributable to $36.2 million from the Telos, TMA and Ship Analytics acquired businesses. Excluding these acquisitions, sales increased $0.4 million, or 0.2%. This increase was due to increases in sales for communications software and engineering support services which were offset by timing differences between contracts approaching their scheduled completion and new contracts, which caused sales declines for training services. Sales for ballistic missile targets and services were unchanged from year ago levels.

     Operating income increased by $7.0 million to $28.5 million for the 2003 First Quarter from $21.5 million for the 2002 First Quarter because of higher sales and operating margin. Operating margin increased 1.3 percentage points to 12.3% for the 2003 First Quarter from 11.0% for the 2002 First Quarter principally due to higher volumes and operating margin from military communications software and engineering support services.


AVIATION PRODUCTS & AIRCRAFT MODERNIZATION

     Sales within our Aviation Products & Aircraft Modernization (AP&AM) segment increased $51.6 million, or 48.1%, to $158.9 million for the 2003 First Quarter from $107.3 million for the 2002 First Quarter. The increase in sales was principally attributable to $42.8 million from the IS acquired business. Excluding this acquisition, sales increased $8.8 million, or 8.2%. Sales on contracts awarded in 2002 to upgrade C-130 aircraft for Greece and Malaysia and higher volume for maritime voyage recorders contributed $13.3 million. Sales volume for commercial aviation products declined by $4.5 million due to continued weakness in the commercial aviation markets.

     Operating income increased by $2.4 million to $19.9 million for the 2003 First Quarter from $17.5 million for the 2002 First Quarter because of higher sales, which were partially offset by lower operating margin. Operating margin declined 3.8 percentage points to 12.5% for the 2003 First Quarter from 16.3% for the 2002 First Quarter. Volume declines for commercial aviation products that were caused by continued weakness in the commercial aviation market decreased operating margin by 2.7 percentage points. The remaining decrease in operating margin was primarily attributable to the IS acquired business, which has lower margins than the other businesses in the segment and was included in our results for the entire 2003 First Quarter compared to only March during the 2002 First Quarter.


SPECIALIZED PRODUCTS

     Sales within our Specialized Products segment increased $140.1 million, or 59.0%, to $377.4 million for the 2003 First Quarter from $237.3 million for the 2002 First Quarter. The increase in sales was principally attributable to $138.6 million from the Detection Systems, Ruggedized Command & Control, Electron Devices, Wolf Coach, IMC, Westwood and Wescam acquired businesses. Excluding these acquisitions, sales increased $1.5 million, or 0.6%. Increases in sales from security products and naval power equipment contributed $32.2 million in sales. These increases were largely offset by $28.3 million of volume declines for fuzing products, navigation products and acoustic undersea warfare products arising from timing differences between orders and product deliveries, as well as certain contracts approaching their scheduled completion. The remaining decrease is primarily due to lower volumes from microwave components and telemetry and space products due to continued weakness in those commercial markets. Although our EDS Systems sales increased by $25.2 million for the 2003 First Quarter compared to the 2002 First Quarter, we expect our full-year 2003 sales for EDS systems to decline to about $175 million from $339 million for 2002 because the initial installation of EDS systems by the U.S. Transportation Security Administration (TSA) for major U.S. airports was substantially completed in 2002.

     Operating income increased by $11.2 million to $27.1 million for the 2003 First Quarter from $15.9 million for the 2002 First Quarter because of higher sales and operating margin. Operating margin increased 0.5 percentage points to 7.2% for the 2003 First Quarter from 6.7% for the 2002 First Quarter. Higher volumes and operating margins from security products increased operating margin by 0.9 percentage points. Acquired businesses increased operating margin by 1.4 percentage points. Operating margin declined by 1.8 percentage points because of sales declines for telemetry and space products, fuzing products and microwave components.

STATEMENT OF OPERATIONS DATA FOR THE YEARS ENDED DECEMBER 31, 2002, 2001
AND 2000

     The tables below provide two presentations of L-3's selected statement of operations data for the years ended December 31, 2002, 2001 and 2000. The first table presents sales and operating income data segregated between L-3's U.S. Government contractor businesses and L-3's commercial businesses. See Note 2 to the audited consolidated financial statements. The second table presents the sales and operating income data on a reportable segments basis. See Note 18 to the audited consolidated financial statements.



                                                                        YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------------
                                                             2002              2001                 2000
                                                        -------------   ------------------   ------------------
                                                                             (in millions)
                  U.S. GOVERNMENT CONTRACTORS AND COMMERCIAL BUSINESSES DATA
                  ----------------------------------------------------------
Sales:
 Contracts, primarily U.S. Government ...............      $3,581.1         $1,932.2             $1,584.8
 Commercial, primarily products .....................         430.1            415.2                325.3
                                                           --------         --------             --------
   Consolidated .....................................      $4,011.2         $2,347.4             $1,910.1
                                                           ========         ========             ========
Operating income:
 Contracts, primarily U.S. Government ...............      $  443.6         $ 232.6(1)           $  196.6(1)
 Commercial, primarily products .....................          10.4            42.7(1)               26.1(1)
                                                           --------         -------              --------
   Consolidated .....................................      $  454.0         $ 275.3              $ 222.7
                                                           ========         =======              =======
                               REPORTABLE SEGMENT DATA(2)
                               -------------------------
Sales:
 Secure Communications & ISR ........................      $  997.8         $ 450.5              $ 393.0
 Training, Simulation & Support Services ............         806.3           596.8                283.4
 Aviation Products & Aircraft Modernization .........         733.0           263.3                209.1
 Specialized Products ...............................       1,474.1         1,036.8              1,024.6
                                                           --------        --------             --------
   Consolidated .....................................      $4,011.2        $2,347.4             $1,910.1
                                                           ========        ========             ========
Operating income:
 Secure Communications & ISR ........................      $  104.1        $  32.0(1)           $ 54.1(1)
 Training, Simulation & Support Services ............          96.5           65.7(1)             23.5(1)
 Aviation Products & Aircraft Modernization .........         105.1           85.6(1)             66.9(1)
 Specialized Products ...............................         148.3           92.0(1)             78.2(1)
                                                           --------        -------              ------
   Consolidated .....................................      $  454.0        $ 275.3              $ 222.7
                                                           ========        =======              =======

----------
(1) Operating income includes goodwill amortization expense for the years ended December 31, 2001 and 2000 as follows:



                                                                    2001         2000
                                                                 ----------   ----------
         Contracts, primarily U.S. Government ................      $31.3        $25.0
         Commercial, primarily products ......................       11.0         10.0
                                                                    -----        -----
            Total ............................................      $42.3        $35.0
                                                                    =====        =====
         Secure Communications & ISR .........................      $ 3.8        $ 3.7
         Training, Simulation & Support Services .............        7.1          3.6
         Aviation Products & Aircraft Modernization ..........        7.7          6.5
         Specialized Products ................................       23.7         21.2
                                                                    -----        -----
            Total ............................................      $42.3        $35.0
                                                                    =====        =====

(2) Sales are after intersegment eliminations. See Note 18 to the consolidated financial statements.
----------

YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001

     Consolidated sales increased $1,663.8 million to $4,011.2 million for 2002 from $2,347.4 million for 2001. For 2002, sales grew $347.4 million, or 14.8%, excluding the increase in sales from acquired businesses of $1,316.4 million discussed below. Had these acquisitions occurred on January 1, 2001, pro forma sales for 2002 would have been $4,699.1 million, an increase of 13.5% over pro forma sales of $4,139.6 million for 2001 (See Note 3 to the consolidated financial statements).

     Sales from "Contracts, primarily U.S. Government" increased $1,648.9 million to $3,581.1 million for 2002 from $1,932.2 million for 2001. The Analytics, BT Fuze, ComCept, EER, Electron Devices, IS, KDI, Ruggedized Command & Control, Ship Analytics, Spar, SY, Telos, TMA, Wescam and Westwood acquired businesses contributed $1,222.5 million of the increase in sales. Excluding these acquisitions, sales grew $426.4 million, or 22.1%, in 2002. Volume increased $320.9 million for explosive detection systems, $156.8 million for secure communication systems, $20.6 million for training services and devices, $20.1 million for navigation and guidance products and $8.1 million for military displays products. These sales increases were partially offset by declines of $17.3 million on naval power equipment and $14.5 million on static transfer switches used for commercial applications. Sales of ballistic missile targets and services declined $53.0 million. The remaining decline in sales of $15.3 million was primarily related to acoustic undersea warfare products because of lower volume on spares.

     Sales from "Commercial, primarily products" increased $14.9 million to $430.1 million for 2002 from $415.2 million for 2001. The Detection Systems, IMC and Wolf Coach acquired businesses contributed $93.9 million of the increase in sales. Excluding these acquisitions, sales declined $79.0 million or 19.0%. This decrease in sales was due to volume declines of $49.2 million on commercial aviation products, $31.7 million on microwave components and $11.8 million on PrimeWave communication products. These declines were partially offset by increases of $5.5 million for maritime voyage recorders and $8.2 million primarily for technical and product support services for commercial customers.

     "Commercial, primarily products" sales declined to 10.7% of total sales for 2002 from 17.7% for 2001. The decline was primarily attributable to the acquisitions we completed during 2002, including the IS acquisition, and to a lesser extent, the decline in our commercial sales. This decline was attributable to the continued weakness in the commercial aviation and communications markets. Our 2002 acquisitions were comprised substantially of DoD contractors. Even if a rebound occurs in the commercial aviation and communications markets, which we are not anticipating for 2003, we expect our commercial sales as a percentage of total sales to remain at the current level. Furthermore, even considering our stated interest in expanding L-3's business in avionics for both military and commercial applications through select niche acquisitions, we do not expect to make any substantial acquisitions of commercial businesses.

     Consolidated costs and expenses increased $1,485.1 million to $3,557.2 million for 2002 from $2,072.1 million for 2001, primarily as a result of the increase in sales. In accordance with SFAS No. 142, on

January 1, 2002 we stopped amortizing our goodwill to expenses. Goodwill amortization expense was $42.3 million for 2001. SFAS No. 142 also requires that we evaluate the fair value of our goodwill annually to determine if it has been impaired. We evaluated the carrying value of our goodwill as of January 1, 2002 in accordance with the transition provisions of SFAS No. 142 and wrote-off $30.8 million of goodwill related to certain of our space and broadband commercial communications businesses, which has been reported as a $24.4 million loss after income taxes for the cumulative effect of a change in accounting principle, as discussed below. If we experience any impairments to the carrying value of our goodwill after January 1, 2002, we will have to report them as a loss from operations. During 2002, we did not have any other goodwill impairments.

     Costs and expenses for "Contracts, primarily U.S. Government" increased $1,437.9 million to $3,137.5 million for 2002 from $1,699.6 million for 2001. Approximately 75% of the increase is attributable to our acquired businesses. The remaining increase is primarily attributed to internal growth for explosive detection systems and secure communication systems. Goodwill amortization expense was $31.3 million for 2001. Costs and expenses for sales on our direct and indirect contracts with the U.S. Government include selling, general and administrative (SG&A) costs, including independent research and development and bid and proposal costs, because SG&A costs are allowable indirect contract costs that we allocate to our U.S. Government contracts in accordance with U.S. Government regulations. Accordingly, we do not report SG&A costs on U.S. Government contracts as period expenses. SG&A costs allocated to our U.S. Government contracts were $431.5 million for 2002 and $304.3 million for 2001 (see Note 4 to our consolidated financial statements).

     Costs and expenses for "Commercial, primarily products" increased $47.2 million to $419.7 million for 2002 from $372.5 million for 2001. The increase is primarily due to increased sales as a result of the Detection Systems acquired business, which was partially offset by lower expenses for microwave components products due to lower sales volume. Goodwill amortization expense was $11.0 million for 2001. SG&A expenses, including research and development (R&D) expenses, increased $29.2 million to $148.9 million for 2002 from $119.7 million for 2001, primarily because of SG&A expenses incurred by our acquired businesses.

     Consolidated operating income increased by $178.7 million to $454.0 million for 2002 from $275.3 million for 2001. The increase was due to higher sales for all of our segments. The impact of not amortizing goodwill increased consolidated operating income by $42.3 million. Consolidated operating income as a percentage of sales (operating margin) declined by 0.4 percentage points to 11.3% for 2002 from 11.7% for 2001. The impact of not amortizing goodwill increased consolidated operating margin by 1.1 percentage points. Operating margins compared to operating margins for 2001, excluding goodwill amortization expense, declined for our Training, Simulation & Support Services, Aviation Products & Aircraft Modernization and Specialized Products segments, and increased for our Secure Communications & ISR segment. The changes in the operating margins for our segments are discussed below.

     Operating income for "Contracts, primarily U.S Government" increased $211.0 million to $443.6 million for 2002 from $232.6 million for 2001. Operating margin increased 0.4 percentage points to 12.4% for 2002, from 12.0% for 2001. The impact of not amortizing goodwill increased operating margin by
0.9 percentage points. Operating income for 2002 includes a loss of $3.0 million for the settlement in June 2002 of certain litigations that we assumed in connection with a business we acquired in 1999, which reduced operating margin for 2002 by 0.1 percentage points. The remaining decline in operating margin was due to the absence in 2002 of a favorable performance adjustment recorded in 2001 on the AVCATT contract. Operating income included approximately $20 million of losses in both 2002 and 2001 related to our naval power equipment business that were caused by production problems which reduced sales volume and related costs to fix manufacturing and quality control problems. We expect to reduce the losses in our naval power equipment business to about $5 million for 2003 because of higher sales related to increasing production levels.

     Operating income for "Commercial, primarily products" declined $32.3 million to $10.4 million for 2002 from $42.7 million for 2001. Operating margin declined 7.9 percentage points to 2.4% for 2002 from 10.3% for 2001. The decline was principally attributable to lower gross margin contributions from commercial aviation products, microwave components, and space and broadband communication products because of volume declines, as well as continued marketing, selling and development expenses for the PrimeWave business. The impact of not amortizing goodwill partially offset these decreases in operating margin by 2.6 percentage points. We expect to reduce our losses from the PrimeWave Communications business by approximately $20 million in 2003 because of higher expected sales volume and lower R&D and SG&A expenses for the business.

     Interest expense increased $36.1 million to $122.5 million for 2002 from $86.4 million for 2001. The increase is attributable to higher outstanding debt for 2002 primarily related to the financing of the IS acquisition, which was partially offset by lower interest rates on our debt. Our interest rate swap agreements which converted the fixed interest rates on $580.0 million of our senior subordinated notes to variable interest rates reduced our interest expense for 2002 by $9.6 million because of declining interest rates that the interest rate swaps enabled us to enjoy. In June 2002, we also redeemed our $225.0 million 10 3/8% senior subordinated notes and replaced them with senior subordinated notes that have a 7 5/8% fixed interest rate which reduced our interest expense by $3.1 million. See "Liquidity and Capital Resources -- Financing Activities" below.

     Interest and other income increased $3.2 million to $4.9 million for 2002 from $1.7 million for 2001, principally due to interest income earned on our cash and cash equivalents. Additionally, 2001 included a net gain of $0.6 million comprising a gain on the sale of a 30% interest in the ACSS business, largely offset by the write-down of the carrying value of an investment in the common stock of a telecommunications company, because the decline in value for that common stock was determined to be other than temporary.

     The 2002 loss on retirement of debt was $16.2 million before income taxes (or $0.11 per diluted share after taxes) and arose from the retirement of our $225.0 million of 10 3/8% senior subordinated notes in June 2002.

     The income tax provision for 2002 is based on an effective income tax rate of 35.5%, compared with an effective income tax rate of 38.0% for the year ended December 31, 2001. The decrease in the effective income tax rate is primarily attributable to the adoption of SFAS No. 142. Amortization expense for goodwill that is not deductible for income tax purposes caused an increase in our effective income tax rate prior to the adoption of SFAS No. 142.

     Basic earnings per share of L-3 Holdings (EPS) before cumulative effect of a change in accounting principle increased $0.79 to $2.33 for 2002 from $1.54 for 2001. Diluted EPS before cumulative effect of a change in accounting principle increased $0.71 to $2.18 for 2002 from $1.47 for 2001. The impact of not amortizing goodwill in 2002 increased basic EPS before cumulative effect of a change in accounting principle by $0.45 and diluted EPS before cumulative effect of a change in accounting principle by $0.40. Excluding the increase in earnings attributable to not amortizing goodwill, basic EPS before cumulative effect of a change in accounting principle grew 17.1% and diluted EPS before cumulative effect of a change in accounting principle grew 16.6%. Basic EPS was $2.05 and diluted EPS was $1.93 after a loss of $24.4 million ($0.28 per basic share and $0.25 per diluted share) for the cumulative effect of a change in accounting principle for a goodwill impairment, recorded effective as of January 1, 2002 in connection with the adoption of SFAS No. 142.

     Diluted weighted-average common shares outstanding increased 14.1% to 97.4 million for 2002 from 85.4 million for 2001. The increase principally reflects the additional shares outstanding from the sale of 9.2 million shares by L-3 Holdings of its common stock effective May 2, 2001, and the sale by L-3 Holdings of 14.0 million shares of its common stock effective June 28, 2002.

     The diluted EPS computation for 2002 did not include the dilutive effect of the 7.8 million shares of L-3 Holdings common stock that are issuable upon conversion of the CODES (See Notes 8 and 12 to the consolidated financial statements) because the conditions for their conversion were not satisfied. However, if the CODES had been convertible, reported diluted EPS would have decreased by approximately $0.03 for 2002.

SECURE COMMUNICATIONS & ISR

     Sales for the Secure Communications & ISR segment increased $547.3 million to $997.8 million for 2002 from $450.5 million for 2001. The IS-Tactical Reconnaissance Systems including airborne surveillance & control (TRS) and ComCept acquired businesses contributed $403.1 million of sales. Excluding these acquisitions, sales grew $144.2 million or 32.0%. Volumes on secure communication systems, including Secure Terminal Equipment (STE), secure data links and military communications products increased $156.8 million because of greater demand for secure communications from the DoD and U.S. Government intelligence agencies. These increases were partially offset by a decrease in sales of $12.6 million primarily due to lower volumes of PrimeWave communication products. We expect that the demand for our secure communications systems and ISR products will remain strong for 2003, enabling the segment to generate sales growth in 2003, excluding acquisitions in excess of 10%.

     Operating income increased by $72.1 million to $104.1 million for 2002 from $32.0 million for 2001 because of higher sales and operating margin. Operating margin improved by 3.3 percentage points to 10.4% for 2002 compared to 7.1% for 2001. The impact of not amortizing goodwill increased operating margin by 0.4 percentage points. Increased volume and cost improvements on secure communication systems increased margins by 1.7 percentage points. Higher losses for the PrimeWave business in 2002 due to lower sales, higher marketing, selling and development expenses and a provision to increase the allowance for doubtful accounts by $3.0 million lowered operating margin by 0.9 percentage points. The remaining change in operating margins was principally attributable to margins from the IS-TRS acquired business, which was higher than the segment operating margin for 2001.

TRAINING, SIMULATION & SUPPORT SERVICES

     Sales for the Training, Simulation & Support Services segment increased $209.5 million to $806.3 million for 2002 from $596.8 million for 2001. The Analytics, EER, Ship Analytics, SY Technologies, Telos and TMA acquired businesses contributed $210.9 million of the increase in sales. Excluding these acquisitions, sales declined $1.4 million or 0.2%. Sales for ballistic missile targets and services at our Coleman Research business declined $53.0 million primarily because of a contract completed in 2002 and the delay in the award of its follow-on contract, which is related to the U.S. Missile Defense Agency's decision to consolidate the target requirements for all of its major missile defense programs into a single contract for fiscal year 2003. The decline in ballistic missile targets and services was largely offset by volume increases for training services from new contracts with the DoD, contracts competitively awarded during 2001 and software and systems engineering services. We expect that the sales growth, excluding acquisitions, for our training, simulation and support services will be between 6% and 7% in 2003, which is consistent with the overall increase in the DoD budget. We also expect our sales of ballistic missile targets and services to increase in 2003.

     Operating income increased by $30.8 million to $96.5 million for 2002 from $65.7 million for 2001 because of higher sales and operating margin. Operating margin increased by 1.0 percentage points to 12.0% for 2002 compared to 11.0% for 2001 principally because of the impact of not amortizing goodwill.

AVIATION PRODUCTS & AIRCRAFT MODERNIZATION

     Sales for the Aviation Products & Aircraft Modernization segment increased $469.7 million to $733.0 million for 2002 from $263.3 million for 2001. The IS-Aircraft Modification and Maintenance (AMM) and Spar acquired businesses contributed $502.0 million to sales. Excluding acquisitions, sales declined $32.3 million, or 12.3%, because of lower volumes for commercial aviation recorders and TCAS products that were partially offset by sales increases for military displays products and commercial maritime voyage recorders. The decline in commercial aviation products sales was caused by a decline in orders and customer-directed deferrals of deliveries stemming from the continued downturn in the commercial aircraft industry that began in 2001 and which remained weak during 2002. Although we expect the commercial aviation markets to remain weak during 2003, we do not expect our sales of commercial products to decline significantly in 2003 because of the introduction of our new T(2)CAS product, which we plan to begin shipping in the second half of 2003, and higher volume for our maritime voyage recorders and transponders. We expect sales from our aircraft modification services, which are primarily performed for the DoD, to increase slightly during 2003.

     Operating income increased by $19.5 million to $105.1 million for 2002 from $85.6 million for 2001, because of higher sales from acquired businesses. Operating margin declined by 18.2 percentage points to 14.3% for 2002 from 32.5% for 2001. The impact of not amortizing goodwill increased operating margin by 1.1 percentage points. Lower volumes on TCAS and aviation recorders, increased development expenses for a terrain awareness warning system and a commercial displays product-line reduced operating margin by 5.5 percentage points. The remaining decrease in operating margin of 13.8 percentage points was principally attributable to margins from the IS-AMM and Spar acquired businesses, which averaged 12.0% and were lower than the segment operating margin for 2001. Margins for our aircraft modification businesses are lower than the margins for our commercial aviation products businesses, and the aircraft modification businesses generated 70.5% of the segment's sales for 2002 compared with only 5.7% for 2001, which reduced the overall margin for the entire segment as we expected.

SPECIALIZED PRODUCTS

     Sales for the Specialized Products segment increased $437.3 million to $1,474.1 million for 2002 from $1,036.8 million for 2001. The BT Fuze, Detection Systems, Electron Devices, IMC, KDI, Ruggedized Command & Control, Wescam, Westwood and Wolf Coach acquired businesses contributed $200.4 million of sales. Excluding these acquisitions, sales increased $236.9 million or 22.8%. Sales of explosive detection systems used in airport security principally relating to a contract from the Transportation Security Administration contributed $320.9 million of the increase in sales. Navigation and guidance products sales also increased by $20.1 million. These increases to sales were partially offset by volume declines of $17.3 million on naval power equipment arising from lower shipments caused by production capacity diverted to fixing quality control problems, $16.8 million on training devices because certain contracts were completed in 2002, $15.9 million for acoustic undersea warfare products primarily arising from lower spares volume, and $14.5 million for commercial static transfer switches because of the deterioration of the internet service provider market. The remaining decline of $39.6 million was principally on microwave components and telemetry and space products arising from continued softness and declining demand in the space, broadband and wireless commercial communications markets. We expect that our sales for EDS systems in 2003 will decline to about $175 million primarily because the initial installation of EDS systems by TSA for major U.S. airports was completed in 2002. Excluding the decline in EDS systems in 2003, we expect the sales growth, excluding acquisitions, for our Specialized Products to be between 7% and 8%. The majority of the growth is expected for naval power equipment for which shipments should increase after fixing the production problems experienced during 2001 and 2002 and for navigation products and training devices because of continued strong demand and recent orders.

     Operating income increased by $56.3 million to $148.3 million for 2002 from $92.0 million for 2001 because of higher sales and operating margin. Operating margin improved by 1.2 percentage points to 10.1% for 2002 compared to 8.9% for 2001. The impact of not amortizing goodwill increased operating margin by 1.6 percentage points. Higher volumes for explosive detection systems caused an increase in operating margin of 2.6 percentage points. These increases were partially offset by declines in operating margin that was primarily related to lower volumes on naval power equipment, microwave components and training devices, and the absence in 2002 of a favorable performance adjustment recorded in 2001 on the AVCATT contract discussed below.

 YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000

     Consolidated sales increased $437.3 million to $2,347.4 million for 2001 compared with 2000. Sales from "Contracts, primarily U.S. Government" increased $347.4 million to $1,932.2 million for 2001 from $1,584.8 million for 2000. The MPRI, Coleman, KDI and EER acquisitions contributed $335.6 million of the sales increase in 2001. The remaining sales increase in 2001 was primarily attributable to volume increases of (1) $66.0 million on secure telephone equipment and secure data links, (2) $21.2 million on training devices and services, (3) $16.2 million on acoustic undersea warfare products and (4) $4.4 million on airport security systems. These sales increases were partially offset by declines of $56.7 million on naval power equipment due to lower shipments caused by production quality control problems and customer-directed reductions in delivery requirements, and volume declines of $39.3 million primarily on telemetry and space products related to the continued decline in the telemetry, space and broadband markets. Sales from "Commercial, primarily products" increased $89.9 million to $415.2 million in 2001 from $325.3 million in 2000. The increase in 2001 was primarily attributable to volume increases of (1) $53.1 million on aviation products, (2) $20.8 million in microwave components and (3) $13.5 million from fixed wireless access products. The remaining change in sales was due to an increase in network support services, which was partially offset by declines primarily on telemetry and space products related to the continued decline in the commercial telemetry, space and broadband communications markets.

     The total increase in costs and expenses of $384.7 million to $2,072.1 million for 2001 from $1,687.4 million for 2000 is consistent with the increases in sales. For 2001, costs and expenses were $1,699.6 million for "Contracts, primarily U.S. Government" and $372.5 million for "Commercial, primarily products".

     Operating income increased because of higher sales by $52.6 million to $275.3 million for 2001 compared with 2000. Operating income as a percentage of sales ("operating margin") remained unchanged at 11.7%. Operating margins improved at our Training, Simulation & Support Services segment, our Aviation Products & Aircraft Modernization segment and our Specialized Products segment. These margin improvements were offset by a margin decline at our Secure Communications & ISR segment. The change in operating margin for each of our segments is discussed below.

     Interest expense decreased $6.6 million to $86.4 million for 2001 because of lower interest rates, changes in the components and levels of our debt, and savings of $4.1 million from the interest rate swap agreements we entered into in July 2001 and November 2001. The interest rate swap agreements exchange the fixed interest rate of 8% on our $200.0 million Senior Subordinated Notes due 2008 and the fixed interest rate of 8 1/2% on our $180.0 million Senior Subordinated Notes due 2008 to variable interest rates determined using the six month LIBOR rate. See "-- Liquidity and Capital Resources".

     Interest and other income decreased $2.6 million to $1.8 million. Interest and other income for 2001 includes a net pre-tax gain of $0.6 million ($0.01 per diluted share), consisting of an after-tax gain of $4.3 million from the sale of a 30% interest in ACSS to Thales Avionics and an after-tax charge of $3.9 million to write-down the carrying amount of an investment in common stock of a telecommunications company because the decline of its value was determined to be other than temporary. Also included in interest and other income for 2001 is a pre-tax charge of $0.5 million to account for the increase, in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, in the fair value assigned to the embedded derivatives in L-3 Holdings' $420.0 million 4% Senior Subordinated Convertible Contingent Debt Securities due 2011 ("CODES"), that it sold in the fourth quarter of 2001 (See "-- Liquidity and Capital Resources"), and a pre-tax loss of $0.8 million from an equity method investment. Interest and other income for 2000 includes a net pre-tax gain of $2.5 million ($0.02 per diluted share), consisting of an after-tax gain of $9.2 million from the sale of our interests in certain businesses and an after-tax charge of $7.6 million on the write-down in the carrying amount of an investment in a telecommunications venture that is no longer a going concern, the carrying amount of an investment in a telecommunications equipment provider that was determined to be permanently impaired and a related intangible asset.

     The income tax provision for 2001 is based on an effective income tax rate of 38.0% which declined slightly from the effective tax rate of 38.3% for 2000.

     Basic earnings per share of L-3 Holdings (EPS) grew 24.2% to $1.54 for 2001 and diluted EPS grew 24.6% to $1.47 for 2001. Diluted weighted-average common shares outstanding increased 22.2% for 2001, primarily because of the sale by L-3 Holdings of its common stock in May 2001, and the dilutive effect of L-3 Holdings' Convertible Notes that it sold in the fourth quarter of 2000. See "-- Liquidity and Capital Resources".

SECURE COMMUNICATIONS & ISR

     Sales within our Secure Communications & ISR segment increased $57.5 million, or 14.6%, to $450.5 million for 2001 compared with 2000. The increase in sales was attributed to increased sales of $46.4 million from secure telephone equipment due to an increase in demand for secure communications, and $13.6 million from PrimeWave fixed wireless access products related to a contract for a customer in Argentina. The remaining net decrease in sales was principally attributable to a decline in communication subsystems for the International Space Station, which was partially offset by higher volume for secure data links.

     Operating income decreased by $22.1 million to $32.0 million for 2001 from $54.1 million for 2000 because of lower operating margins that were partially offset by higher operating income from higher sales. Operating margin declined
6.7 percentage points from 13.8% in 2000 to 7.1% in 2001. Negative contract margins and increased SG&A and development expenditures and bad debt provisions associated with our PrimeWave business reduced operating margin by 3.7 percentage points. Volume declines and cost overruns related to design and manufacturing problems on certain signal collection and processing equipment reduced operating margin by 1.7 percentage points. The remaining decline in operating margin was principally attributable to lower volumes on certain military communication systems programs caused by contract deliveries that were completed or approaching completion in 2001. The declines were partially offset by higher operating margins on secure telephone equipment attributable to increased volumes and cost improvements.

TRAINING, SIMULATION & SUPPORT SERVICES

     Sales within our Training, Simulation & Support Services segment increased $313.4 million, or 110.6%, to $596.8 million for 2001 compared with 2000. The Coleman, MPRI, and EER acquisitions contributed $277.0 million of the increase in sales. The remaining increase in sales was attributable to various training, simulation and communications software support services.

     Operating income increased by $42.2 million to $65.7 million for 2001 because of higher sales and operating margins. Operating margin increased 2.7 percentage points from 8.3% in 2000 to 11.0% for 2001. Volume increases and cost improvements from the Link Training Services business increased operating margin by 1.6 percentage points. The remaining increase was principally attributable to higher margins from acquired businesses.

AVIATION PRODUCTS & AIRCRAFT MODERNIZATION

     Sales within our Aviation Products & Aircraft Modernization segment increased $54.2 million, or 25.9%, to $263.3 million for 2001 compared with 2000. Volume increased $44.9 million on TCAS products and was attributable to increased customer demand and the timing of the TCAS acquisition completed in April 2000. Volume also increased by $8.2 million for aviation recorders because of commercial customer retrofit deliveries. The remaining increase was primarily attributable to the Spar Aerospace business acquired in November 2001 offset by volume declines of $8.7 million for displays sold to military customers related to the timing of contractual shipments.

     Operating income increased by $18.7 million to $85.6 million for 2001 from $66.9 million for 2000 primarily because of higher sales. Operating margin increased 0.5 percentage points from 32.0% for 2000 to 32.5% for 2001. Operating margin increased by 5.2 percentage points because of higher volume of TCAS products with higher gross margin contributions. Lower margins on display products related to volume declines reduced operating margin by 3.3 percentage points. Lower margins from the Spar Aerospace acquired business, which we expected, caused the remaining change in the operating margin.

SPECIALIZED PRODUCTS

     Sales within our Specialized Products segment increased $12.2 million, or 1.2%, to $1,036.8 million for 2001 compared with 2000. The increase in sales was principally attributable to the KDI acquired business and increases in volume for microwave components and acoustic undersea warfare products, partially offset by decreases in sales of telemetry and space products and naval power equipment.

     Operating income increased by $13.8 million for 2001 to $92.0 million because of higher operating margin. Operating margin increased 1.3 percentage points to 8.9% for 2001 from 7.6% for 2000. Reductions in contract costs related to favorable performance on the AVCATT contract, arising from engineering design changes, material sourcing changes and unit price reductions on several parts in the contract bill of materials that occurred during 2001 increased operating margin by 1.3 percentage points. Cost improvements from increased volume and product sales mix on microwave components resulted in an increase of 1.0 percentage points. Higher margins from fuzing products resulted in an increase of 0.7 percentage points. The remaining increase in operating margin was primarily attributable to overhead cost reductions and other cost improvements for training devices, volume increases for explosives detection systems and reduced losses on voice and data communication products. These improvements in operating margin were partially offset by continued unfavorable performance on certain contracts and lower production levels for naval power equipment which caused a decrease of 3.2 percentage points in operating margin.

PENSION PLANS

     We maintain defined benefit pension plans covering employees at certain of our businesses. At December 31, 2002, our balance sheet included an aggregate $205.1 million liability for pension benefits, an increase of $142.8 million from $62.3 million at December 31, 2001. The increase was primarily caused by the $77.1 million of pension liabilities that we assumed as part of the IS acquisition and the increase in the minimum liability of $75.4 million. Our total estimated projected benefit obligation, including projected future salary increases for covered employees was $713.9 million at the end of 2002, and exceeded the fair value of our pension plan assets of $431.8 million by $282.1 million. The difference between this amount and the pension liability recorded on our balance sheet of $205.1 million is attributable to the deferred recognition of actuarial gains and losses and accumulated differences between the assumed and actual rates of return on plan assets which increased by $115.2 million to $184.9 million from $69.7 million. During 2002, our pension plan assets experienced a loss of $27.8 million, primarily due to the declines in equity capital markets while the expected rate of return on plan assets which was included in the determination of pension cost was $40.7 million, a difference of $68.5 million. In addition, $50.0 million of the increase in our benefit obligation resulted from changes in the actuarial assumptions and differences between actuarial assumptions and actual results. In accordance with SFAS No. 87, Employer's Accounting for Pensions, unrecognized losses that our pension plans experienced in 2002 were not included in pension expense for 2002. Instead, they will be amortized to pension expense in future years over the estimated average remaining service periods of the covered employees (See Notes 3 and 16 to our consolidated financial statements.)

     Our pension expense for 2002 was $41.9 million. We expect pension expense for 2003 to increase by a non-cash amount of between $20.0 million and $25.0 million over our 2002 pension expense, primarily because of the amortization of unrecognized losses through December 31, 2002, and the reductions that we made in 2002 to our discount rate from 7.25% to 6.75% and rate of return on plan assets from 9.5% to 9.0%. We made pension plan contributions for the full year 2002 of $47.4 million, which exceeded our original planned contributions for 2002 by more than $30 million. We expect to make pension plan contributions of between $40 million and $50 million in 2003. A substantial portion of our pension plan contributions for L-3's businesses that are U.S. Government contractors are recoverable as allowable indirect contract costs at amounts generally equal to the annual pension contributions. Our actual pension expense for 2003 will be based upon a number of other factors, including the effect of any additional acquisitions for which we assume liabilities for pension benefits, actual pension plan contributions and changes (if any) to our pension assumptions for 2003, including the discount rate, asset return rate and salary increases.

     Our shareholders' equity at December 31, 2002, reflects a non-cash charge of $45.6 million (net of tax) to record the increase for the year ended December 31, 2002 in the minimum pension liability in accordance with SFAS No.
87. This non-cash charge had no effect on our compliance with the financial covenants of our debt agreements and did not impact our results of operations for 2002.


LIQUIDITY AND CAPITAL RESOURCES


BALANCE SHEET

     Contracts in process increased $22.9 million from December 31, 2002 to March 31, 2003. The increase included $16.7 million related to acquired businesses and $6.2 million principally from:

    o increases of $19.2 million in inventoried contract costs, primarily for security products and acoustic undersea warfare products, partially offset by declines for secure communications products;

    o increases of $7.0 million in inventories at lower of cost or market due to increases for aviation products and security products partially offset by declines of PrimeWave inventory;

    o decreases of $11.4 million in billed receivables due to higher collections from aircraft modifications, ISR systems and secure communications products partially offset by higher sales from secure data links; and

    o decreases of $8.6 million in unbilled contract receivables, net of unliquidated progress payments, due to higher billings for ISR systems and security products partially offset by increases for secure data links and aircraft modifications.

     Billed receivables were $568.7 million at March 31, 2003, basically unchanged from $568.4 million at December 31, 2002. Billed receivables for our U.S. Government contractor businesses decreased by $20.7 million from $450.9 million at December 31, 2002 to $430.2 million at March 31, 2003, because receivables were collected sooner than expected. Billed receivables for our commercial businesses increased by $21.0 million from $117.5 million at December 31, 2002 to $138.5 million at March 31, 2003, including receivables from acquired businesses of $11.7 million.

     L-3's days sales outstanding (DSO) declined to 65.5 at March 31, 2003 from
68.9 at December 31, 2002, primarily because of the timing of certain receivable collections, which occurred sooner than we expected. We calculate our DSO by dividing (a) our aggregate billed receivables and net unbilled contract receivables at the end of the period, by (b) our sales for the last twelve-month period adjusted on a pro forma basis to include sales from acquired businesses for the entire twelve-month period, divided by 365. Excluding the IS acquisition, L-3's DSO would have been 77.5 at March 31, 2003 compared with 79.2 at December 31, 2002.

     Included in contracts in process at March 31, 2003, are net billed receivables of $12.6 million and net inventories of $16.3 million related to our PrimeWave business. At December 31, 2002, we had $11.4 million of net billed receivables and $18.2 million of net inventories related to our PrimeWave business.

     The increase in property, plant and equipment (PP&E) during the 2003 First Quarter was principally related to the acquisition of Avionics Systems. The percentage of depreciation expense to average gross PP&E declined slightly to 2.9% for the 2003 First Quarter from 3.0% for the 2002 First Quarter. The decline was attributable to (1) the impact from the Avionics Systems acquisition, for which the balance sheet reflects all of the PP&E of the acquired business, but the statement of operations only includes depreciation expense from the date of acquisition rather than for the entire period, and (2) fully depreciated PP&E used in certain of our operations despite having net carrying amounts of zero (after accumulated depreciation) and which are not removed from the balance sheet until they are retired or otherwise disposed of.

     Goodwill increased $165.8 million to $2,960.3 million at March 31, 2003 from $2,794.5 million at December 31, 2002. The increase was principally due to the Avionics Systems acquisition as well as net purchase price increases based on the closing date balance sheets for acquisitions completed prior to January 1, 2003.

     The increase in accrued employment costs was primarily due to the timing of payments as well as the Avionics Systems acquisition completed in March of 2003. The increase in accrued interest and pension and postretirement liabilities was primarily due to the timing of payments. The decrease in accounts payable was due to the timing of payments primarily attributable to the TSA contract and was partially offset by our acquisition of Avionics Systems.

     Customer advances declined by $17.5 million because liquidations exceeded collections, primarily related to shipments and performance on contracts with foreign customers for aircraft modifications and acoustic undersea warfare products. The timing of collections and liquidation of customer advances are proscribed by contract terms, and generally do not coincide because collections mostly occur upon the award of a contract and during the earlier periods of performance, and conversely, liquidations mostly occur during later periods of performance as products are delivered and other work items are completed. Additionally, customer advances do not affect or determine the recognition of revenue because customer advances are a contract financing method.

STATEMENT OF CASH FLOWS

     THREE MONTHS ENDED MARCH 31, 2003 COMPARED WITH THREE MONTHS ENDED MARCH 31, 2002

     Cash decreased to $34.4 million at March 31, 2003 from $134.9 million at December 31, 2002. The table below provides a summary of our cash flows for the periods indicated.




                                                  THREE MONTHS ENDED MARCH 31,
                                                  ----------------------------
                                                      2003           2002
                                                  -----------   -------------
                                                         (in millions)
Net cash from operating activities ............     $ 106.1       $    41.4
Net cash used in investing activities .........      (213.4)       (1,212.2)
Net cash from financing activities ............         6.8           855.8
                                                    -------       ---------
Net decrease in cash ..........................     $(100.5)      $  (315.0)
                                                    =======       =========

OPERATING ACTIVITIES

     We generated $106.1 million of cash from operating activities during the 2003 First Quarter, an increase of $64.7 million from the $41.4 million generated during the 2002 First Quarter. Net income adjusted for non-cash expenses and deferred income taxes increased $33.7 million to $100.0 million for the 2003 First Quarter from $66.3 million for the 2002 First Quarter. Deferred income taxes increased primarily because of larger estimated tax deductions arising from our recent acquisitions. Other non-cash expenses consist primarily of contributions of common stock to savings plans and depreciation and amortization. During the 2003 First Quarter, the change in operating assets and liabilities provided cash of $6.1 million, compared with a use of cash of $24.9 million for the 2002 First Quarter, primarily because of changes in contracts in process, and in particular, the collection of certain receivables sooner than we expected. The decrease in accounts payable reflects payments to vendors primarily for security products. Liquidations exceeded collections of customers advances (discussed above). The timing of payments to employees for salaries and wages, as well as the timing of interest payments was a source of cash. The source of cash from the change in pension and postretirement benefits was due to pension and postretirement expenses for the 2003 First Quarter exceeding related cash contributions.

     We expect to generate net cash from operating activities of approximately $385 million for the full year 2003, including approximately $185 million for the first half of 2003. We expect that our cash interest payments for the second quarter of 2003 will exceed those for the 2003 First Quarter by approximately $29 million. Our cash interest payments, which are based on the fixed rate coupons and the interest payment dates of our debt, were approximately $17 million for the 2003 First Quarter and are expected to be approximately $46 million for the second quarter of 2003, approximately $20 million for the third quarter of 2003, and approximately $37 million for the fourth quarter of 2003 after giving effect to the offering by L-3 Communications of $400 million of 6 1/8% Senior Subordinated Notes and the redemption of the 8 1/2% Senior Subordinated Notes (see Financing Activities below).

INVESTING ACTIVITIES

     During the 2003 First Quarter, we invested $197.4 million to acquire Avionics Systems and to pay for acquisition costs and purchase price adjustments based on the closing date balance sheets for certain acquisitions completed prior to January 1, 2003. During the 2002 First Quarter, we invested $1,201.5 million to acquire businesses, primarily for our acquisition of IS.

     We make capital expenditures for the improvement of manufacturing facilities and equipment. We expect to use approximately $90 million of cash for capital expenditures, and to receive net cash proceeds of approximately $5 million from the dispositions of property, plant and equipment for the full year 2003.

FINANCING ACTIVITIES

     In May 2003, L-3 Communications sold $400.0 million of 6 1/8% Senior Subordinated Notes due July 15, 2013 (May 2003 Notes) with interest payable semi-annually on July 15 and January 15 of each year, commencing July 15, 2003. The net proceeds from this offering amounted to $391.0 million.

     The net proceeds from this offering will be used to: (1) redeem the 8 1/2% Senior Subordinated Notes due 2008 and (2) increase cash and cash equivalents.

     On May 21, 2003, we initiated a full redemption of all the outstanding $180.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2008. All such notes will be redeemed on June 20, 2003 at a redemption price of 104.250% of the principal amount, plus accrued and unpaid interest to June 20, 2003.

     At March 31, 2003, available borrowings under our senior credit facilities were $676.4 million, after reductions for outstanding letters of credit of $73.6 million. There were no outstanding borrowings under our senior credit facilities at March 31, 2003.

     In January of 2003, we entered into interest rate swap agreements on $200.0 million of our 7 5/8% Senior Subordinated Notes due 2012. These swap agreements exchanged the fixed interest rate for a variable interest rate on $200.0 million of the $750.0 million principal amount outstanding. In March of 2003, we terminated these interest rate swap agreements and received cash proceeds of $6.4 million. Prior to the termination of the swap agreements, we recorded a reduction to interest expense for the 2003 First Quarter of $1.2 million. This reduction represented interest savings for the period prior to the termination of these swap agreements earned from the lower average variable interest rates of 4.0% that we paid under the swap agreements compared to the 7 5/8% fixed interest rate on the notes subject to the swaps. The remaining $5.2 million of the proceeds represented the future value of the swap agreements at the termination date that was recorded as a deferred gain. The deferred gain will be amortized as a reduction of interest expense over the remaining term of the 7 5/8% Senior Subordinated Notes due 2012 at an amount of $0.1 million per quarter, or $0.6 million annually.

     In March of 2003, we entered into interest rate swap agreements on $200.0 million of our 7 5/8% Senior Subordinated Notes due 2012. These swap agreements exchanged the fixed interest rate for a variable interest rate on $200.0 million of the $750.0 million principal amount outstanding. Under the terms of these swap agreements, we will pay or receive the difference between the fixed interest rate of 7 5/8% on the senior subordinated notes and a variable interest rate determined two business days prior to the end of the interest period. The variable interest rate is equal to (1) the six month LIBOR rate, plus (2) an average of 327.75 basis points. The difference to be paid or received on these swap agreements as interest rates change is recorded as an adjustment to interest expense. These swap agreements are accounted for as fair value hedges.

     The senior credit facilities, senior subordinated notes, Convertible Notes and CODES agreements contain financial covenants and other restrictive covenants which remain in effect so long as we owe any amount or any commitment to lend exists thereunder. We are in compliance with those covenants in all material respects. The borrowings under the senior credit facilities are guaranteed by L-3 Holdings and by substantially all of the material domestic subsidiaries of L-3 Communications on a senior basis. The payments of principal and premium, if any, and interest on the senior subordinated notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. The guarantees of the senior subordinated notes are junior to the guarantees of the senior credit facilities and rank pari passu with each other and the guarantees of the Convertible Notes and the CODES. The Convertible Notes and CODES are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by L-3 Communications and substantially all of its direct and indirect material domestic subsidiaries. These guarantees rank junior to the guarantees of the senior credit facilities and rank pari passu with each other and the guarantees of the senior subordinated notes. The senior credit facilities also limit the payment of dividends by L-3 Communications to L-3 Holdings except for payment of franchise taxes, fees to maintain L-3 Holdings' legal existence, income taxes not to exceed certain amounts, interest accrued on the Convertible Notes and CODES or to provide for operating costs of up to $1.0 million annually. Under the covenant, L-3 Communications may also pay permitted dividends to L-3 Holdings from its excess cash, as defined, up to a cumulative amount of $5.0 million, provided that the debt ratio is no greater than 3.5 to 1 as of the most recent fiscal quarter. As a result, at March 31, 2003, $5.0 million of L-3 Communications' net assets were available for payment of dividends to L-3 Holdings. See "Description of Other Indebtedness" for a description of our debt and related financial covenants.

     Based upon our current level of operations, we believe that our cash from operating activities, together with available borrowings under the senior credit facilities, will be adequate to meet our anticipated requirements for working capital, capital expenditures, commitments, research and development expenditures, contingent purchase prices, program and other discretionary investments, and interest payments for the foreseeable future. There can be no assurance, however, that our business will continue to generate cash flow at current levels, or that currently anticipated improvements will be achieved. If we are unable to generate sufficient cash flow from operations to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. Our ability to make scheduled principal payments or to pay interest on or to refinance our indebtedness depends on our future performance and financial results, which, to a certain extent, are subject to general conditions in or affecting the defense industry and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control. There can be no assurance that sufficient funds will be available to enable us to service our indebtedness, or make necessary capital expenditures or to make discretionary investments.


 YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEARS ENDED DECEMBER 31, 2001
AND 2000

     Our cash position at December 31, 2002 was $134.9 million, $361.0 million at December 31, 2001 and $32.7 million at December 31, 2000. The table below provides a summary of our cash flows for the periods indicated.




                                                          YEARS ENDED DECEMBER 31,
                                                  -----------------------------------------
                                                       2002           2001          2000
                                                  -------------   -----------   -----------
                                                                (IN MILLIONS)
Net cash from operating activities ............     $   318.5       $ 173.0     $ 113.8
Net cash used in investing activities .........      (1,810.5)       (424.9)     (608.2)
Net cash from financing activities ............       1,265.9         580.3       484.3
                                                    ---------       -------      ------
Net increase (decrease) in cash ...............     $  (226.1)      $ 328.4      $(10.1)
                                                    =========       =======      ======

 OPERATING ACTIVITIES

     We generated $318.5 million of cash from our operating activities during 2002, an increase of $145.5 million from the $173.0 million generated during 2001. Earnings adjusted for non-cash expenses for 2002 and deferred income taxes increased $132.4 million to $415.9 million in 2002 from $283.5 million in 2001. Deferred income taxes for 2002 compared with 2001 increased primarily because of larger estimated tax deductions arising from our recently completed acquisitions, including our acquisition of IS. Other non-cash items consist primarily of contributions of common stock to savings plans. During 2002, our working capital and operating assets and liabilities increased $97.4 million, compared with an increase of $110.5 million in 2001. Our cash flows from operating activities during 2002 reflect increases in billed and unbilled receivables, other current assets and other assets. The use of cash related to customer advances was due to liquidations on certain foreign contracts. The use of cash for other current liabilities was to fund contracts in a loss position for which estimated costs exceed the estimated billings, and was partially offset by an increase in accrued warranty costs primarily for explosive detection systems delivered in 2002. The timing of payments to employees for salaries and wages, as well as the timing of interest payments, was a source of cash. The source of cash in other liabilities was primarily due to deferred gains on the termination of our swap agreements, discussed below. Pension plan contributions in 2002 amounted to $47.4 million.

     During 2001, we generated $173.0 million of cash from our operating activities, an increase of $59.2 million from the $113.8 million generated during 2000. Earnings adjusted for non-cash items and deferred income taxes increased $83.2 million to $283.5 million in 2001 from $200.3 million in 2000. During 2001, our working capital and operating assets and liabilities increased $110.5 million compared with an increase of $86.5 million in 2000.

     In 2001, we used cash for increases in inventories, receivables and negative operating margins related to our PrimeWave business and naval power equipment products, as well as for incurred contract costs in excess of billings for the continued effort on the AVCATT contract. These uses of cash were partially offset by a settlement of certain items related to a services agreement and lower income tax payments.

     Our cash from operating activities includes interest payments on debt of $109.3 million for 2002, $81.6 million for 2001, and $81.4 million for 2000. Our interest expense also includes amortization of deferred debt issue costs which is a non-cash expense.

     Our cash from operating activities includes income tax payments, net of refunds of $2.1 million for 2002, $4.9 million for 2001, and $10.1 million for 2000. Our income tax payments were substantially less than our provisions for income taxes reported on our statements of operations primarily because income tax benefits arising from our acquisitions, as well as reductions to current income taxes payable for compensation expense tax deductions arising from the exercise of employee stock options which are credited directly to shareholders' equity and excluded from income (see Note 13 to our consolidated financial statements). Specifically, the difference of $109.5 million between our income tax payments during 2002 and our provision for income taxes for the year ended December 31, 2002 is comprised of deferred income tax provisions of $79.1 million, $13.3 million of employee stock options compensation expense tax deductions and an increase of $17.1 million to our accrued income taxes, net of certain reclassifications of deferred income tax assets and liabilities.

     L-3 receives substantial income tax deductions from its acquisitions of businesses that are structured as asset purchases for income tax purposes. The effect of these income tax deductions is that our cash payments for income taxes are less than our provision for income taxes reported on the statement of operations. The difference is presented as deferred income tax provisions on our statement of cash flows. The deferred income tax provisions primarily result from deducting goodwill amortization from the "asset" acquisitions on L-3's income tax returns over 15 years, in accordance with tax rules and regulations, while no amortization is recorded for financial reporting purposes, in accordance with SFAS No. 142. One of the impacts of SFAS No. 142 was an increase to these income tax benefits because prior to adopting the provisions of SFAS No. 142, goodwill was also amortized for financial reporting purposes, although over longer periods of generally 40 years. We expect that the acquisitions L-3 has completed through December 31, 2002, excluding any additional acquisitions, will continue to generate deferred tax benefits, from 2003 to 2016, with amounts for 2003 to 2005 approximating L-3's deferred tax benefits for 2002. While these income tax deductions are reported as increases or decreases to deferred income tax liabilities and assets, they are not differences that are scheduled to reverse in future periods through normal operations. Rather, they will only reverse if L-3 sells its acquired businesses. Presently, L-3 has no plans to make any material dispositions of its acquired businesses.


 INVESTING ACTIVITIES

     During 2002, we invested $1,742.1 million to acquire businesses, including IS, Detection Systems, Telos, ComCept, TMA, Electron Devices, Ruggedized Command & Control, Wolf Coach, IMC, Westwood, Wescam and Ship Analytics, and $43.6 million for the remaining outstanding common stock of Spar which was not tendered to L-3 at December 31, 2001. The cash invested in acquisitions for 2002 also includes acquisition costs and payments for contingent purchase price and closing date net assets or net working capital purchase price adjustments for certain acquisitions completed prior to 2002. During 2001, we invested $446.9 million to acquire businesses. During 2000, we invested $599.6 million to acquire businesses.

     The IS acquisition was financed using approximately $229.0 million of cash on hand, borrowings under our senior credit facilities of $420.0 million and a $500.0 million senior subordinated bridge loan. We used a portion of the proceeds from the sale in June 2002 of $750.0 million of senior subordinated notes and 14.0 million shares of common stock to repay borrowings under the senior credit facilities and the senior subordinated bridge loan as discussed below in Financing Activities. All of the other acquisitions were financed using cash on hand.

     On May 31, 2001, we sold a 30% interest in ACSS to Thales Avionics for $75.2 million in cash. In 2000, we sold our interests in two businesses for net cash proceeds of $19.6 million. The cash proceeds from these transactions are included in other investing activities.

     We make capital expenditures for the improvement of manufacturing facilities and equipment. We expect that our capital expenditures for the year ending December 31, 2003 will be approximately $90 million.


 FINANCING ACTIVITIES

     DEBT

     At December 31, 2002, the senior credit facilities were comprised of a $500.0 million five-year revolving credit facility maturing on May 15, 2006 and a $250.0 million 364-day revolving facility maturing on February 25, 2003 under which at the maturity date we may, (1) at our request and subject to approval of the lenders, extend the maturity date, in whole or in part, for an additional 364-day period or (2) at our election, convert the outstanding principal amount thereunder into a term loan which would be repayable in a single payment two years from the conversion date. On February 25, 2003, the Company's lenders approved an extension of the maturity date of the 364-day revolving facility to February 24, 2004.

     At December 31, 2002, available borrowings under our senior credit facilities were $661.4 million, after reductions for outstanding letters of credit of $88.6 million. There were no outstanding borrowings under our senior credit facilities at December 31, 2002.

     In June 2002, L-3 Communications sold $750.0 million of 7 5/8% Senior Subordinated Notes due June 15, 2012 (the "June 2002 Notes") with interest payable semi-annually on June 15 and December 15 of each year commencing December 15, 2002. The net proceeds from that offering amounted to $731.8 million after underwriting discounts and commissions and other offering expenses.

     The net proceeds from the June 2002 Notes and the simultaneous sale of
14.0 million shares by L-3 Holdings of common stock, discussed below under "-- Equity," were used to (1) repay $500.0 million borrowed on March 8, 2002, under our senior subordinated bridge loan facility, (2) repay the indebtedness outstanding under our senior credit facilities, (3) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 (discussed in the following paragraph) and (4) increase cash and cash equivalents.

     On June 6, 2002, we commenced a tender offer to purchase any and all of our $225.0 million aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007. The tender offer expired on July 3, 2002. On June 25, 2002 we sent a notice of redemption for all of our 10 3/8% Senior Subordinated Notes due 2007 that remained outstanding after the expiration of the tender offer. Upon sending the notice, the remaining notes became due and payable at the redemption price as of July 25, 2002. During 2002, we recorded a loss on retirement of debt of $16.2 million, comprised of premiums, fees and other transaction costs of $12.5 million and $3.7 million to write-off the remaining balance of unamortized debt issue costs relating to these notes.

     In the fourth quarter of 2001, L-3 Holdings sold $420.0 million of 4% Senior Subordinated Convertible Contingent Debt Securities due 2011 (CODES). The net proceeds from this offering amounted to approximately $407.5 million after underwriting discounts and commissions and other offering expenses. Interest is payable semi-annually on March 15 and September 15 of each year commencing March 15, 2002. The CODES are convertible into L-3 Holdings' common stock at a conversion price of $53.81 per share (7,804,878 shares) under any of the following circumstances: (1) during any Conversion Period (defined below) if the closing sales price of the common stock of L-3 Holdings is more than 120% of the conversion price ($64.58) for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of the respective Conversion Period, (2) during the five business day period following any 10 consecutive trading-day period in which the average of the trading prices for the CODES was less than 105% of the conversion value, (3) if the credit ratings assigned to the CODES by either Moody's or Standard & Poor's are below certain specified ratings, (4) if they have been called for redemption by us, or (5) upon the occurrence of certain specified corporate transactions. A Conversion Period is the period from and including the thirtieth trading day in a fiscal quarter to, but not including, the thirtieth trading day of the immediately following fiscal quarter. There are four Conversion Periods in each fiscal year. Additionally, holders of the CODES have a right to receive contingent interest payments, not to exceed a per annum rate of 0.5% of the outstanding principal amount of the CODES, which will be paid on the CODES during any six-month period following a six-month period in which the average trading price of the CODES is above 120% of the principal amount of the CODES. The contingent interest payment provision was triggered for the period beginning September 15, 2002 to March 14, 2003 and resulted in additional interest for that period of $0.8 million. The contingent interest payment provision as well as the ability of the holders of the CODES to exercise the conversion features as a result of changes in the credit ratings assigned to the CODES have been accounted for as embedded derivatives.

     In the fourth quarter of 2000, L-3 Holdings sold $300.0 million of 5 1/4% Convertible Senior Subordinated Notes due 2009 (the "Convertible Notes"). The net proceeds from this offering amounted to $290.5 million after underwriting discounts and commissions and other offering expenses, and were used to repay revolver borrowings outstanding under our senior credit facilities. The Convertible Notes may be converted at any time into L-3 Holdings common stock at a conversion price of $40.75 per share (7,361,964 shares).

     In June and August of 2002, we terminated the interest rate swap agreements we entered into in 2001 on $380.0 million of our Senior Subordinated Notes due 2008 and received cash proceeds of $9.3 million. In connection with the termination, we recorded a reduction in interest expense for 2002 of $4.6 million, which represented the interest savings for the period prior to the termination of the swap agreements earned from the differences between the average variable interest rates of 4.6% that we paid under the swap agreements which were lower than the average fixed interest rate of 8.2% on the notes subject to the swaps. The remaining $4.7 million represented the future value of the swap agreements at the termination date and was recorded as a deferred gain in accordance with SFAS No. 133 and will be amortized as a reduction of interest expense over the remaining terms of the $380.0 million of Senior Subordinated Notes due 2008 at an amount equal to $0.2 million per quarter, or $0.8 million annually. We recorded an additional reduction of interest expense for 2002 of $2.5 million relating to interest savings for interest periods which ended prior to the period during which we terminated of the interest rate swap agreements. In June 2002, we entered into interest rate swap agreements on $200.0 million of our 7 5/8% Senior Subordinated Notes due 2012. These swap agreements exchanged the fixed interest rate for a variable interest rate on $200.0 million of the $750.0 million principal amount outstanding. On September 30, 2002, we terminated these interest rate swap agreements and received cash proceeds of $13.9 million in October 2002. In connection with the termination, we recorded a reduction of interest expense for 2002 of $1.8 million, which represented interest savings based on the variable interest rate of 4.1% that L-3 paid in accordance with the terms of the swap for the period prior to the termination of these swap agreements. The remaining $12.1 million represented the future value of the swap agreements at the termination date and was recorded as a deferred gain and will be amortized as a reduction of interest expense over the remaining term of the 7 5/8% Senior Subordinated Notes due 2012 at an amount of $0.3 million per quarter, or $1.3 million annually. All of the cash proceeds received from the swap agreements are included in cash from operating activities on L-3's statement of cash flows. L-3's earnings plan for 2002 included anticipated interest expense savings from the swap agreements because we expected the variable rates payable on the swaps would be lower than the fixed interest rates on our senior subordinated notes. L-3 may enter into new interest rate swap agreements in the future if we believe that financial market conditions are favorable.

 CONTRACTUAL OBLIGATIONS AND CONTINGENT COMMITMENTS


     The tables below present our contractual obligations and contingent commitments at December 31, 2002.



                                                                          YEARS ENDING DECEMBER 31,
                                                              -------------------------------------------------
                                                                                                     2006 AND
CONTRACTUAL OBLIGATIONS:                          TOTAL          2003        2004        2005       THEREAFTER
------------------------                      -------------   ---------   ---------   ---------   -------------
                                                                        (in millions)
Principal amount of L-3 Communications
 Corporation's long-term debt .............      $1,130.0        $ --        $ --        $ --        $1,130.0
Principal amount of L-3 Holdings' long-term
 debt .....................................         720.0          --          --          --           720.0
Non-cancelable operating leases ...........         565.1        71.3        64.6        80.7           348.5
Acquisition earnouts ......................           7.3         7.3          --          --              --
Capital leases ............................           2.2         0.7         0.8         0.5             0.2
                                                 --------       -----       -----       -----      ----------
 Total ....................................      $2,424.6       $79.3       $65.4       $81.2        $2,198.7
                                                 ========       =====       =====       =====        ========


                                                                         YEARS ENDING DECEMBER 31,
                                                              ------------------------------------------------
                                                                                                     2006 AND
CONTINGENT COMMITMENTS:                             TOTAL        2003         2004        2005      THEREAFTER
-----------------------                          ----------   ----------   ---------   ---------   -----------
                                                                         (in millions)
Outstanding letters of credit under our senior
 credit facilities ...........................     $ 88.6       $ 77.7       $ 5.4       $ 5.5         $ --
Other outstanding letters of credit ..........       71.1         65.7         0.7         0.2          4.5
Acquisition earnouts (1) .....................       35.1          1.5        21.9         5.9          5.8
Guarantees of affiliate debt .................        1.0          1.0          --          --           --
Capital contributions for limited partnership
 investments .................................        5.0          5.0          --          --           --
                                                   ------       ------       -----       -----        -----
 Total .......................................     $200.8       $150.9       $28.0       $11.6        $10.3
                                                   ======       ======       =====       =====        =====

(1) Represents contingent purchase price payments or "earnouts" for certain of our acquisitions that are contingent upon the post-acquisition financial performance of those acquired businesses. Any amount that we pay for the earnouts will be reported as cash paid for acquisition of business within investing activities on the statement of cash flows and will be recorded as an increase to goodwill for the acquisition.

     EQUITY. On June 28, 2002, L-3 Holdings sold 14.0 million shares of its common stock in a public offering for $56.60 per share. Upon closing, we received net proceeds of $766.8 million after deducting underwriting discounts and commissions and other offering expenses. As mentioned above, the net proceeds from this sale and the simultaneous sale of the June 2002 Notes were used to (1) repay $500.0 million borrowed on March 8, 2002, under our senior subordinated bridge loan facility, (2) repay the indebtedness outstanding under our senior credit facilities, (3) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 discussed above and (4) increase cash and cash equivalents.

     On April 23, 2002, L-3 Holdings announced that its Board of Directors had authorized a two-for-one stock split on all of its shares of common stock. The stock split entitled all shareholders of record at the close of business on May 6, 2002 to receive one additional share of L-3 Holdings' common stock for every share held on that date. The additional shares were distributed to shareholders in the form of a stock dividend on May 20, 2002. Upon completion of the stock spilt, L-3 Holdings had approximately 80 million shares of common stock outstanding.

     On May 2, 2001, L-3 Holdings sold 9.2 million shares of its common stock in a public offering for $40.00 per share. In addition, as part of the transaction, other selling stockholders, including affiliates of Lehman Brothers Inc., sold 4.7 million secondary shares. Upon closing, we received net proceeds of $353.6 million, which we used to repay borrowings outstanding under our senior credit facilities, pay for the KDI and EER acquisitions and increase cash and cash equivalents.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)

     We define EBITDA as operating income plus depreciation expense and amortization expense. We believe that the most directly comparable GAAP financial measure to EBITDA is net cash from operating activities. Net cash from operating activities was $318.5 million for 2002, $173.0 million for 2001 and $113.8 million for 2000. Our EBITDA was $529.9 million for 2002, $326.3 million for 2001 and $297.0 million for 2000. Net cash from operating activities was $106.1 million for the 2003 First Quarter compared with $41.4 million for the 2002 First Quarter. Our EBITDA was $131.6 million for the 2003 First Quarter compared with $86.5 million for the 2002 First Quarter. The table below presents a reconciliation of net cash from operating activities to EBITDA.




                                                               THREE MONTHS
                                                              ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                                              2003         2002          2002          2001          2000
                                                          -----------   ----------   -----------   -----------   -----------
                                                                                    (in millions)
Net cash from operating activities ....................      $106.1       $ 41.4       $ 318.5        $173.0        $113.8
Less:   Adjustments to reconcile net income to net cash
         from operating activities ....................       (56.4)       (36.5)       (140.4)        (57.5)        (31.1)
Add:   Cumulative effect of a change in accounting
         principle, net of income taxes ...............          --         24.4          24.4            --            --
                                                             ------       ------       -------        ------        ------
Income before cumulative effect of a change in
 accounting principle .................................        49.7         29.3         202.5         115.5          82.7
Less:  Interest and other income ......................        (1.4)        (1.0)         (5.0)         (1.8)         (4.4)
Add:   Loss on retirement of debt .....................          --           --          16.2            --            --
       Provision for income taxes .....................        28.0         16.0         111.6          70.8          51.4
       Interest expense ...............................        32.2         26.1         122.5          86.4          93.0
       Minority interest ..............................         0.3          0.9           6.2           4.4            --
       Depreciation and amortization ..................        22.8         15.2          75.9          87.0          74.3
                                                             ------       ------       -------        ------        ------
EBITDA ................................................      $131.6       $ 86.5       $ 529.9        $362.3        $297.0
                                                             ======       ======       =======        ======        ======

Other than our amount of debt and interest expense, EBITDA is the major component in the calculation of the debt ratio and interest coverage ratio which are part of the financial covenants for our debt. The debt ratio is defined as the ratio of consolidated total debt to consolidated EBITDA. The interest coverage ratio is equal to the ratio of consolidated EBITDA to consolidated cash interest expense. The higher our EBITDA is on a relative basis to our outstanding debt, the lower our debt ratio will be. A lower debt ratio indicates a higher borrowing capacity. Similarly, an increase in our EBITDA on a relative basis to consolidated cash interest expense results in a higher interest coverage ratio, which indicates a greater capacity to service debt.

EBITDA is presented as additional information because we believe it to be a useful indicator of an entity's debt capacity and its ability to service its debt. EBITDA is not a substitute for operating income, net income or net cash from operating activities as determined in accordance with generally accepted accounting principles in the United States of America. EBITDA is not a complete net cash flow measure because EBITDA is a financial measure that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital and capital expenditures and pay its income taxes. Rather, EBITDA is one potential indicator of an entity's ability to fund these cash requirements. EBITDA as we define it may differ from similarly named measures used by other entities and, consequently could be misleading unless all entities calculate and define EBITDA in the same manner. EBITDA is also not a complete measure of an entity's profitability because it does not include costs and expenses for depreciation and amortization, interest and income taxes.


DERIVATIVE FINANCIAL INSTRUMENTS

     Included in our derivative financial instruments are foreign currency forward contracts and the embedded derivatives related to the issuance of our CODES. All of our derivative financial instruments that are sensitive to market risk are entered into for purposes other than trading.

     EMBEDDED DERIVATIVES. The contingent interest payment and contingent conversion features of the CODES are embedded derivatives which we bifurcated from the CODES and separately recorded on our balance sheet. On the date of issuance of the CODES, we ascribed $2.5 million of the net proceeds from the CODES to those embedded derivatives which represented their aggregate fair value, and recorded it as a liability in accordance with SFAS No. 133. The subsequent increases (decreases) to the fair values of the embedded derivatives are recorded as losses (gains) in the statement of operations. Their fair values at March 31, 2003 were $1.6 million which represents a liability.

     INTEREST RATE RISK. Our financial instruments that are sensitive to changes in interest rates include borrowings under the senior credit facilities and interest rate swap agreements, all of which are denominated in U.S. dollars. The interest rates on the senior subordinated notes, Convertible Notes and CODES are fixed-rate and are not affected by changes in interest rates.

     In March of 2003, we entered into new interest rate swap agreements on $200.0 million of our senior subordinated notes to convert their fixed interest rates to variable rates and to take advantage of the current low interest rate environment. These new swap agreements discussed above are described in "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Statement of Cash Flows -- Financing Activities," of this prospectus. For every basis point (0.01%) that the six-month LIBOR interest rate is greater than 4.35%, we will incur an additional $20,000 of interest expense above the fixed interest rate on $200.0 million of senior subordinated notes calculated on a per annum basis until maturity. Conversely, for every basis point that the six month LIBOR interest rate is less than 4.35%, we will recognize $20,000 of interest income on $200.0 million of senior subordinated notes calculated on a per annum basis until maturity. The six month LIBOR rate at March 31, 2003 was 1.25%.

     We attempt to manage exposure to counterparty credit risk by entering into interest rate agreements only with major financial institutions that are expected to perform fully under the terms of such agreements. Cash payments between us and the counterparties are made on the interest payment dates of the senior subordinated notes for the interest rate swap agreements. Such payments are recorded as adjustments to interest expense. Additional data on our debt obligations and our applicable borrowing spreads included in the interest rates we pay on borrowings under the senior credit facilities are provided in Notes 8 and 9 to our consolidated financial statements.

     The table below presents significant contract terms and fair values at March 31, 2003 for our interest rate swap agreements.




                                  INTEREST RATE
                                 SWAP AGREEMENTS
                                ----------------
                                  (in millions)
Notional amount .............        $ 200.0
Interest rate ...............        7 5/8%
Reference rate ..............     6 month LIBOR
Designated maturity .........      Semi-Annual
Expiration date .............     June 15, 2012
Fair value ..................       $  (4.1)

     FOREIGN CURRENCY EXCHANGE RISK. We conduct some of our operations outside the U.S. in functional currencies other than the U.S. dollar. Additionally, some of our U.S. operations have contracts with foreign customers denominated in foreign currencies. To mitigate the risk associated with certain of these contracts denominated in foreign currency we have entered into foreign currency forward contracts. At March 31, 2003, the notional value of foreign currency forward contracts was $37.2 million and the fair value of these contracts was $0.6 million, which represents a liability. We account for these contracts as cash flow hedges.

     EQUITY PRICE RISK. Our equity investments in common stocks and limited partnerships are subject to equity price risk. The fair values of our investments are based on quoted market prices, as available, and on historical cost for investments in cases in which it is not practicable to estimate fair value. Both the carrying values and estimated fair values of such instruments amounted to $24.4 million at March 31, 2003.

BACKLOG AND ORDERS

     We define funded backlog as the value of funded orders which have not yet been recognized as sales. We define funded orders as the value of contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of contract awards and orders received from customers other than the U.S. Government. Our funded backlog as of December 31, 2002 was $3,228.6 million and as of December 31, 2001 was $1,719.3 million. We expect to record as sales approximately 73.0% of our December 31, 2002 funded backlog during 2003. However, there can be no assurance that our funded backlog will become sales in any particular period, if at all. Funded orders received were $4,383.1 million for 2002, $2,456.1 million for 2001 and $2,013.7 million for 2000.

     Our funded backlog does not include the full value of our contract awards including those pertaining to multi-year, cost-plus reimbursable contracts, which are generally funded on an annual basis. Funded backlog also excludes the sales value of unexercised contract options that may be exercised by customers under existing contracts and the sales value of purchase orders that we may receive under indefinite quantity contracts or basic ordering agreements.


RESEARCH AND DEVELOPMENT

     Company-sponsored research and development costs, including bid and proposal costs were $159.9 million for 2002, $107.5 million for 2001 and $101.9 million for 2000. Customer-funded research and development costs were $480.9 million for 2002, $319.4 million for 2001 and $299.3 million for 2000.


CONTINGENCIES

     We are engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, periodically, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment by a federal grand jury could result in the suspension for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. Additionally, in the event that U.S. Government expenditures for products and services of the type we manufacture and provide are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to us.

     We continually assess our obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which we are aware, we believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to our consolidated financial position, results of operations or cash flows. Also, we have been periodically subject to litigation, claims or assessments and various contingent liabilities incidental to our business. We accrue for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

     With respect to those investigative actions, items of litigation, claims or assessments of which we are aware, we are of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

     On August 6, 2002, Aviation Communications & Surveillance Systems, LLC
(ACSS) was sued by Honeywell International Inc. and Honeywell Intellectual Properties, Inc. (collectively, "Honeywell") for alleged infringement of patents that relate to terrain awareness avionics. The lawsuit was filed in the United States District Court for the District of Delaware. In December of 2002, Honeywell withdrew without prejudice the lawsuit against ACSS and agreed to proceed with non-binding arbitration. If the matter is not resolved through arbitration, Honeywell may reinstitute the litigation after August 14, 2003. The Company had previously investigated the Honeywell patents and believes that ACSS has valid defenses against Honeywell's patent infringement suit. In addition, ACSS has been indemnified to a certain extent by Thales Avionics, which provided ACSS with the alleged infringing technology. Thales Avionics owns 30% of ACSS. In the opinion of management, the ultimate disposition of Honeywell's pending claim will not result in a material liability to the Company.

     On November 18, 2002, the Company initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York (the "New York action") seeking, among other things, a declaratory judgment that the Company had fulfilled all of its obligations under a letter of intent with OSI (the "OSI Letter of Intent"). Under the OSI Letter of Intent, the Company was to negotiate definitive agreements with OSI for the sale of certain businesses the Company acquired from PerkinElmer, Inc. on June 14, 2002. On December 23, 2002, OSI responded by filing suit against the Company in the United States District Court sitting in the Central District of California (the "California action") alleging, among other things, that the Company breached its obligations under the OSI Letter of Intent and seeking damages in excess of $100 million not including punitive damages. On February 7, 2003, OSI filed an answer and counterclaims in the New York action that asserted substantially the same claims OSI had raised in the California action. The California action was dismissed by the California District Court in favor of the New York action. Under the OSI Letter of Intent, the Company proposed selling to OSI the conventional detection business and the ARGUS business that the Company recently acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. The Company believes that the claims asserted by OSI in its suit are without merit and intends to defend against the OSI claims vigorously.

     The Company is periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In May of 2002, the FASB issued SFAS No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections as of April 2002. SFAS No. 145, rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and SFAS No. 64, Extinguishments of Debt made to Satisfy Sinking-Fund Requirements. Under the provisions of SFAS No. 145, gains and losses from extinguishment of debt can only be classified as extraordinary items if they meet the criteria in APB Opinion No. 30. The provisions of this Statement related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. Earlier application is permitted. This statement also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar and is effective for transactions occurring after May 15, 2002. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions and are effective for financial statements issued on or after May 15, 2002. In accordance with the provisions of SFAS No. 145, beginning on January 1, 2003, the loss on the retirement of debt of $16.2 million ($9.9 million after-tax or $0.11 per diluted share) that we recorded in June 2002 has been presented as a separate caption within income from continuing operations and the related income tax benefit has been included in the provision for income taxes.

     In January of 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). This interpretation provides guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights. Such entities have been termed by FIN 46 as variable interest entities (VIE). Once effective, FIN 46 will be the guidance that determines (1) whether consolidation is required under the "controlling financial interest" model of ARB

Bulletin No. 51, Consolidated Financial Statements, or (2) whether the variable-interest model under FIN 46 should be used to account for existing and new entities. FIN 46 includes guidance for identifying the enterprise that will consolidate a VIE, which is the enterprise that is exposed to the majority of an entity's risks or receives the majority of the benefits from an entity's activities. FIN 46 also requires that the enterprises that hold a significant variable interest in a VIE make new disclosures in their financial statements. The transitional disclosures of FIN 46, which are effective immediately, require an enterprise to identify the entities in which it holds a variable interest, if the enterprise believes that those entities might be considered VIEs upon the adoption of FIN 46. The implementation and remaining disclosure requirements of FIN 46 are effective immediately for VIEs created after January 31, 2003, and on July 1, 2003 for all VIEs created before January 31, 2003. The Company does not believe that it holds any interests in VIEs, however, the Company is currently evaluating whether it holds a variable interest in entities that might be considered VIEs.

     In March of 2003, the Emerging Issues Task Force (EITF) issued EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. EITF No. 00-21 addresses how to determine whether a contractual arrangement involving multiple deliverables contains more than one accounting unit and how consideration should be measured and allocated to the separate accounting units. EITF No. 00-21 applies to all deliverables within contractually binding arrangements in all industries, except to the extent that a deliverable in a contractual arrangement is subject to other existing higher-level authoritative literature, and is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company is currently evaluating the effect of EITF No. 00-21 on the Company's revenue recognition accounting policies and on its consolidated results of operations and financial position.

     In May of 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement applies to certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are all mandatorily redeemable. SFAS No. 150 is effective for these financial instruments entered into or modified after May 31, 2003. For these financial instruments entered into before May 31, 2003 SFAS No. 150 is effective for our interim period beginning July 1, 2003. SFAS No. 150 is not expected to have a material effect on our consolidated results of operations or financial position.


INFLATION

     The effect of inflation on our sales and earnings has not been significant. Although a majority of our sales are made under long-term contracts, the selling prices of such contracts, established for deliveries in the future, generally reflect estimated costs to be incurred in these future periods. In addition, some contracts provide for price adjustments through escalation clauses.

                                   BUSINESS


OVERVIEW

     We are a leading merchant supplier of secure communications and intelligence, surveillance and reconnaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as specialized products. Our businesses employ proprietary technologies and capabilities, and we believe our businesses have leading positions in their respective primary markets. Our customers include the U.S. Department of Defense (DoD) and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. For the year ended December 31, 2002, direct and indirect sales to the DoD provided approximately 65.5% of our sales, while sales to commercial customers, foreign governments and U.S. federal, state and local government agencies other than the DoD provided the remaining 34.5% of our sales. For the year ended December 31, 2002, we had sales of $4,011.2 million, of which U.S. customers accounted for approximately 85.7% and foreign customers accounted for approximately 14.3%, and operating income of $454.0 million. We have the following four reportable segments: (1) Secure Communications & ISR; (2) Training, Simulation & Support Services; (3) Aviation Products & Aircraft Modernization; and (4) Specialized Products. Financial information for our reportable segments is included in Management's Discussion and Analysis of Results of Operations and Financial Condition and in Note 18 of our consolidated financial statements and Note 12 of our unaudited consolidated financial statements, each included elsewhere herein.

     The discussion below presents summary data on the businesses of each of our four reportable segments. Detailed data on the products and services for each of our reportable segments is presented below on pages 67 to 79.


 Secure Communications & ISR

     Our businesses in this segment provide products and services for the global ISR market, specializing in signals intelligence and communications intelligence systems. These products and services provide the warfighter in real-time with the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response. These businesses also provide secure, high data rate communications systems for military and other U.S. Government and foreign government reconnaissance and surveillance applications. We believe our systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our major secure communication programs and systems include:

    o secure data links for airborne, satellite, ground and sea-based remote platforms for real-time information collection and dissemination to users;

    o highly specialized fleet management and support, including procurement, systems integration, sensor development, modification and maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

    o strategic and tactical signals intelligence systems that detect, collect, identify, analyze and disseminate information;

    o secure telephone and network equipment and encryption management; and

    o communication systems for surface and undersea vessels and manned space flights.

 Training, Simulation & Support Services.

     Our businesses in this segment provide a full range of training, simulation and support services, including:

    o services designed to meet customer training requirements for aircrews, navigators, mission operators, gunners and maintenance technicians for virtually any platform, including military fixed and rotary wing aircraft, air vehicles and various ground vehicles;

    o communication software support, information services and a wide range of engineering development services and integration support;

    o high-end engineering and information support services used for command, control, communications and ISR architectures, as well as for air warfare modeling and simulation tools for applications used by the DoD, Department of Homeland Security and U.S. Government intelligence agencies, including missile and space systems, Unmanned Aerial Vehicles
      (UAVs) and military aircraft;

    o developing and managing extensive programs in the United States and internationally that focus on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development;

    o producing crisis management software and providing command and control for homeland security applications; and

    o design, prototype development and production of ballistic missile targets for missile defense applications, including present and future threat scenarios.

 Aviation Products & Aircraft Modernization.

     Our businesses in this segment provide aviation products and aircraft modernization services, including:

    o airborne traffic and collision avoidance systems (TCAS) for commercial and military applications;

    o commercial, solid-state, crash-protected cockpit voice recorders, flight data recorders and maritime hardened voyage recorders;

    o ruggedized custom displays for military and high-end commercial applications;

    o turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military and commercial wide-body and rotary wing aircraft, including heavy maintenance and structural modifications and Head-of-State and commercial interior completions; and

    o engineering, modification, maintenance, logistics and upgrade services for U.S. Special Operations Command aircraft, vehicles and personnel equipment.

 Specialized Products.

     Our businesses in this segment supply products, including components, subsystems and systems, to military and commercial customers in several niche markets. These products include:

    o ocean products, including acoustic undersea warfare products for mine hunting, dipping and anti-submarine sonars and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

    o ruggedization and integration of commercial-off-the-shelf technology for displays, computers and electronic systems for military and commercial applications;

    o integrated video security and surveillance systems that provide perimeter security used by the U.S. Immigration and Naturalization Service and U.S. Border Patrol to monitor and protect U.S. borders;

    o security systems for aviation, port and border applications to detect explosives, concealed weapons, contraband and illegal narcotics, to inspect agricultural products and to examine cargo;

    o telemetry, instrumentation, space and navigation products, including tracking and flight termination;

    o premium fuzing products;

    o microwave components used in radar communication satellites, wireless communication equipment, electronic surveillance, communication and electronic warfare applications and countermeasure systems;

    o high performance antennas and ground based radomes;

    o training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for fixed and rotary wing aircraft and land vehicles; and

    o precision stabilized electro-optic surveillance systems, including high magnification lowlight, daylight and forward looking infrared sensors, laser range finders, illuminators and designators, and digital and wireless communication systems.


 DEVELOPING COMMERCIAL AND CIVIL OPPORTUNITIES

     Part of our growth strategy is to identify commercial and non-DoD applications from select products and technologies that we currently sell to our defense customers. We have currently identified two vertical markets where we believe there are significant opportunities to grow our sales:
transportation and broadband wireless communications products.

     Within the transportation market, we are offering (1) an explosive detection system for screening checked baggage at airports, X-ray screening products for cargo, air freight, port and border security applications, display and power propulsion systems for rail transportation and power switches for internet service providers, and (2) maritime voyage recorders and an enhanced aviation collision avoidance product that incorporates ground proximity warning. Within the communications product market, we are offering local fixed wireless access equipment for voice, DSL and internet access, and a broad range of commercial components and digital test equipment for broadband communications providers.

     We have developed the majority of our commercial and civil products employing technology used in our defense businesses. Except for our explosive detection systems, sales generated from our developing commercial and civil opportunities have not been material to us.


INDUSTRY OVERVIEW

     The U.S. defense industry has undergone significant changes precipitated by ongoing U.S. federal budget pressures and adjustments in political roles and missions to reflect changing strategic and tactical threats. From fiscal year 1986 to fiscal year 1999, the U.S. DoD budget experienced a decline in nominal dollars. This trend was reversed with the fiscal 2000 DoD budget, followed by increases in fiscal 2001, 2002 and 2003 with an anticipated increase in fiscal 2004 to $380.0 billion. In addition, the DoD philosophy has focused on its transformation strategy that balances modernization and recapitalization (or upgrading existing platforms) while enhancing readiness and joint operations. As a result, defense budget program allocations continue to favor advanced information technologies related to command, control and communications (C(3)) and ISR. Furthermore, the DoD's emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronic content of nearly all major military procurement and research programs. As a result, it is expected that the DoD's budget for communications and defense electronics will continue to grow.

     The U.S. defense industry has also undergone dramatic consolidation resulting in the emergence of five dominant prime system contractors: The Boeing Company, Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company and General Dynamics Corporation. We believe that one outcome of this consolidation is that the DoD must ensure that continued vertical integration does not further diminish the fragmented, yet critical DoD vendor base. Additionally, we believe it has become uneconomical for the prime contractors to design, develop and manufacture numerous essential products, components and subsystems for their own use. We believe this situation has and will continue to create opportunities for merchant suppliers such as L-3. As the prime contractors continue to evaluate their core competencies and competitive positions, focusing their resources on larger programs and platforms, we expect the prime contractors to continue to exit non-strategic business areas and procure these needed elements on more favorable terms from independent, commercially oriented merchant suppliers. Examples of this trend include recent divestitures of certain non-core defense-related businesses by several of the prime contractors.

     The focus on cost reduction by the prime contractors and the DoD is also driving increased use of commercial off-the-shelf products for upgrades of existing systems and in new systems. We believe the prime contractors will continue to be under pressure to reduce their costs and will increasingly seek to focus their resources and capabilities on major platforms and systems, turning to commercially oriented "best of breed" merchant suppliers to produce subsystems, components and products. We believe successful merchant suppliers will continue to use their resources to complement and support, rather than compete with, the prime contractors. We anticipate that the relationships between the major prime contractors and their primary suppliers will continue to evolve in a fashion similar to those employed in the automotive and commercial aircraft industries. We expect that these relationships will be defined by critical partnerships encompassing increasingly greater outsourcing of non-core products and systems by the prime contractors to their key merchant suppliers and increasing supplier participation in the development of future programs. We believe that early involvement in the upgrading of existing systems and the design and engineering of new systems incorporating the prime contractor outsourced products will provide merchant suppliers, including us, with a competitive advantage in securing new business and provide the prime contractors with significant cost reduction opportunities through the coordination of the design, development and manufacturing processes.


BUSINESS STRATEGY

     We intend to grow our sales, improve our profitability and build on our position as a leading merchant supplier of systems, products and services to the major contractors in the aerospace and defense industry as well as the U.S. Government. We also intend to continue to leverage our expertise and products into selected new commercial and civil business areas where we can adapt our existing products and technologies. Our strategy to achieve these objectives includes:

     EXPAND MERCHANT SUPPLIER RELATIONSHIPS. We have developed strong relationships with the DoD, several other U.S. Government agencies and all of the major U.S. defense prime contractors, enabling us to identify new business opportunities and anticipate customer needs. As an independent merchant supplier, we anticipate that our growth will be driven by expanding our share of existing programs and by participating in new programs. We identify opportunities where we are able to use our strong relationships to increase our business presence and allow customers to reduce their costs. We also expect to benefit from continued outsourcing of subsystems, components and products by prime contractors, which positions us to be a merchant supplier to multiple bidders on prime contract bids.

     SUPPORT CUSTOMER REQUIREMENTS. A significant portion of our sales is derived from strategic, long-term programs and from programs for which we have been the incumbent supplier, and in many cases acted as the sole provider over many years. Our customer satisfaction and excellent performance record are evidenced by our receipt of performance-based award fees exceeding 90% of the available award fees on average during the year ended December 31, 2002. We believe that prime contractors will increasingly award long-term, outsourcing contracts to the best-of-breed merchant suppliers they believe to be most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. We intend to continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements and provide state-of-the-art products.

     IMPROVE OPERATING MARGINS. We have a history of improving the operating performance of the businesses we acquire by reducing their overhead, administrative expenses and facilities costs, increasing sales, improving contract bidding and proposals controls and practices and increasing competitive


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

contract award win rates. We intend to continue to improve our operating performance by continuing to reduce overhead expenses, consolidating certain of our business and business processes and increasing the productivity of our businesses.

     LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. We have developed strong, proprietary technical capabilities that have enabled us to capture the number one or number two market position in most of our key business areas, including secure, high data rate communications systems, solid state aviation recorders, security systems, telemetry, instrumentation and space products, advanced antenna products and high performance microwave components. We continue to invest in company-sponsored independent research and development, including bid and proposal costs, in addition to making substantial investments in our technical and manufacturing resources. Further, we have a highly skilled workforce, including approximately 9,200 engineers. We are applying our technical expertise and capabilities to several closely aligned commercial business markets and applications such as transportation and broadband wireless communications and we expect to continue to explore other similar commercial opportunities.

     MAINTAIN DIVERSIFIED BUSINESS MIX. We have a diverse and broad business mix with limited reliance on any single program, a favorable balance of cost-reimbursable and fixed-price contracts, a significant follow-on business and an attractive customer profile. Our largest program represented 8.2% of our sales for the year ended December 31, 2002 and is a firm fixed-price contract with the U.S. Transportation Security Administration (TSA) for explosive detection systems (EDS) used at airports. No other program represented more than 3.7% of sales for the year ended December 31, 2002. We expect our total sales for EDS in 2003 to decline to about $175 million, including those for the TSA, primarily because the initial build-out of EDS by TSA for major U.S. airports was completed in 2002. Furthermore, 34.2% of our sales for 2002 were from cost reimbursable contracts, and 65.8% were from fixed-price contracts, providing us with a mix of predictable profitability (cost-reimbursable) and higher margin (fixed-price) business. We also enjoy a favorable mix of defense and non-defense business, with direct and indirect sales to the DoD accounting for 65.5%, and sales to commercial customers, foreign governments and U.S. federal, state and local government agencies other than the DoD accounting for the remaining 34.5% of our sales for the year ended December 31, 2002. We intend to leverage this business profile to expand our merchant supplier business base.

     CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. Recent U.S. defense industry consolidation has dramatically reduced the number of traditional middle-tier aerospace and defense companies, which are smaller than the five dominant prime system contractors and larger than the many smaller publicly and privately owned companies, as well as the non-core aerospace and defense businesses of the prime contractors. We intend to enhance our existing product base through internal research and development efforts and selective acquisitions that will add new products in areas that complement our present technologies. We intend to continue acquiring select smaller publicly and privately owned companies, as well as non-core aerospace and defense businesses of larger companies, that exhibit the following criteria:

    o significant market position(s) in their business area(s);

    o product offerings which complement and/or extend our product offerings;
      and

    o positive future sales growth and earnings and cash flow prospects.

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

                         SELECTED RECENT ACQUISITIONS


     During the year ended December 31, 2002, we acquired businesses for an aggregate purchase price of $1,703.2 million. During the three months ended March 31, 2003, we acquired one business for a purchase price of $188.5 million. The purchase prices represent the contractual consideration for the acquired business excluding adjustments for net cash acquired and acquisition costs. For certain of these acquisitions, the purchase price may be subject to adjustment based on actual closing date net assets or net working capital of the acquired business and/or the post-acquisition financial performance of the acquired business. The table below summarizes the primary acquisitions.

                                                                    PURCHASE
                                                                      PRICE
        BUSINESS            DATE ACQUIRED       ACQUIRED FROM     ($ MILLIONS)         BUSINESS DESCRIPTION
----------------------- -------------------- ------------------- -------------- ----------------------------------
 Aircraft Integration   March 8, 2002        Raytheon Company        $1,148.7   Provides products and services
 Systems                                                                        for the global ISR market,
                                                                                specializing in signals
                                                                                intelligence (SIGINT) and
                                                                                communications intelligence
                                                                                (COMINT) systems, which
                                                                                provide the unique ability to
                                                                                collect, decode and analyze
                                                                                electronic signals from command
                                                                                centers, communications nodes
                                                                                and air defense systems for
                                                                                real-time communication and
                                                                                response to the warfighter. Also
                                                                                provides complete aircraft and
                                                                                mission system engineering
                                                                                integration, test and support
                                                                                capability.

 Detection Systems      June 14, 2002        PerkinElmer, Inc.          110.0   Manufactures a range of
                                                                                detection and imaging products
                                                                                used to detect explosives,
                                                                                concealed weapons, contraband
                                                                                and illegal narcotics, to inspect
                                                                                agricultural products and to
                                                                                examine cargo.

 Telos Corporation      July 19, 2002        Telos Corporation           22.3   Provides systems engineering
 (a California                               (a Maryland                        services for the military with
 Corporation)                                Corporation)                       primary emphasis on
                                                                                communications, and systems
                                                                                integration for the U. S.
                                                                                Government.

 ComCept, Inc.          July 31, 2002        ComCept                     25.5   Provides network-centric warfare
                                             stockholders                       (NCW) capabilities, including
                                                                                requirements development,
                                                                                modeling, simulation,
                                                                                communications and systems
                                                                                development and integration for
                                                                                ISR.

 Technology,            September 23, 2002   Technology,                 51.4   Provides engineering, logistics
 Management and                              Management and                     and program management
 Analysis Corporation                        Analysis                           services to various government
                                             stockholders                       clients. Majority of work is for
                                                                                the Naval Sea Systems
                                                                                Command.

                                                                   PURCHASE
                                                                     PRICE
        BUSINESS            DATE ACQUIRED       ACQUIRED FROM    ($ MILLIONS)         BUSINESS DESCRIPTION
------------------------ ------------------- ------------------ -------------- ---------------------------------

 Electron Devices and    October 25, 2002    Northrop Grumman          135.0    Electron Devices provides
 Displays-Navigation                         Corporation                        microwave vacuum electron
 Systems-San Diego                                                              devices and power modules to
 Businesses                                                                     military and commercial
                                                                                markets. Displays-Navigation
                                                                                Systems-San Diego provides
                                                                                ruggedized displays, computers
                                                                                and electronic systems for both
                                                                                military and commercial
                                                                                applications.

 Wolf Coach, Inc.        October 31, 2002    Wolf Coach                  4.2    Vehicle modification and systems
                                             stockholders                       integration for mobile
                                                                                communications platforms used
                                                                                for television broadcasters and
                                                                                government/military users.

 International           November 8, 2002    International              40.7    Provides wireless
 Microwave Corporation                       Microwave                          communication, enhanced
                                             Corporation                        remote video surveillance
                                             stockholders                       systems, network support
                                                                                systems, information technology
                                                                                and defense communications.
                                                                                IMC provides remote video
                                                                                surveillance systems, the
                                                                                WatchTower, for the U.S.
                                                                                Border Patrol.

 Westwood Corporation    November 13, 2002   Westwood                   22.1    Provides electrical generation,
                                             stockholders                       distribution and automated
                                                                                control equipment and related
                                                                                products directly to the U.S.
                                                                                government and its prime
                                                                                contractors.

 Wescam Inc.             November 21, 2002   Wescam                    124.3    Designs and manufactures
                                             stockholders                       wireless visual information
                                                                                systems that capture images
                                                                                from mobile platforms and
                                                                                transmits them in real-time to
                                                                                tactical command centers for
                                                                                interpretation or to production
                                                                                facilities for broadcast.

 Ship Analytics Inc.     December 19, 2002   Ship Analytics             12.5    Producer of crisis management
                                             stockholders                       software applications used to
                                                                                support emergency management
                                                                                and homeland security
                                                                                applications.

                                                             PURCHASE
                                                               PRICE
        BUSINESS          DATE ACQUIRED    ACQUIRED FROM   ($ MILLIONS)          BUSINESS DESCRIPTION
----------------------- ---------------- ---------------- -------------- -----------------------------------
 Avionics Systems       March 28, 2003   Goodrich Corp.          188.5    Develops and manufactures
 Business of Goodrich                                                     innovative avionics solutions for
 Corporation                                                              substantially all segments of the
                                                                          aviation market, and sells its
                                                                          products to the military, business
                                                                          jet, general aviation, rotary wing
                                                                          aircraft and transportation
                                                                          markets.

PRODUCTS AND SERVICES


                          SECURE COMMUNICATIONS & ISR


     The systems and products, selected applications and selected platforms or end users of our Secure Communications & ISR segment at December 31, 2002 are summarized in the table below.



            SYSTEMS/PRODUCTS                     SELECTED APPLICATIONS               SELECTED PLATFORMS/END USERS
--------------------------------------- --------------------------------------- -------------------------------------
 Signals Intelligence
  o    Prime mission systems             o  Signal processing, airborne radio    o  USAF Big Safari Fleet, Rivet
       integration and sensor               frequency applications, antenna         Joint, Combat Sent, Cobraball
       development                          technology, real-time process           and subsystems for U-2 and EP-3
                                            control and software development
 High Data Rate Communications
  o    Wideband data links and ground    o  High performance, wideband           o  Manned and unmanned aircraft,
       terminals                            secure communication links for          naval ships, terminals and
                                            relaying of intelligence and            satellites
                                            reconnaissance information
 Satellite Communication Terminals
  o    Ground-based satellite            o  Interoperable, transportable         o  Remote personnel provided with
       communication terminals and          ground terminals                        communication links to distant
       payloads                                                                     forces

 Space Communication and Satellite Control
  o    Satellite communication and       o  On-board satellite external          o  International Space Station,
       tracking system                      communications, video systems,          Space Shuttle and various
                                            solid state recorders and ground        satellites
                                            support equipment

  o    Satellite command and control     o  Software integration, test and       o  U.S. Air Force Satellite Control
       sustainment and support              maintenance support satellite           Network and rocket launch
                                            control network and engineering         system
                                            support for satellite launch
                                            system

 Military Communications
  o    Shipboard communications          o  Internal and external                o  Naval vessels
       systems                              communications
                                            (radio room)
 Information Security Systems

       SYSTEMS/PRODUCTS                SELECTED APPLICATIONS               SELECTED PLATFORMS/END USERS
----------------------------- --------------------------------------- --------------------------------------
  o    STE (Secure Terminal    o  Secure and non-secure voice, data    o  U.S. Armed services, intelligence
       Equipment)                 and video communication for             and security agencies
                                  office and battlefield utilizing
                                  Integrated Services Digital
                                  Network (ISDN) and Automated
                                  Teller Machine (ATM)
                                  commercial network technologies

     We believe that we are an established leader in the development, construction and installation of communication systems for high performance intelligence collection, imagery processing and ground, air, sea and satellite communications for the DoD and other U.S. Government agencies. We provide secure, high data rate, real-time communication systems for surveillance, reconnaissance and other intelligence collection systems. We also design, develop, produce and integrate communication systems and support equipment for space, ground and naval applications, as well as provide communication software support services to military and related government intelligence markets. Product lines of the Secure Communications & ISR business include high data rate communications links, satellite communications terminals, naval vessel communication systems, space communications and satellite control systems, signal intelligence information processing systems, information security systems, tactical battlefield sensor systems and commercial communication systems.

 Signals Intelligence

     We believe that we are a world leader in SIGINT and ISR systems providing unique, highly specialized fleet management and support for special mission aircraft, including prime mission systems integration, sensor development, aircraft modification, maintenance and procurement for a range of customers, primarily under classified contracts. Our primary mission in this area is to support the USAF Big Safari fleet, including the Rivet Joint, Combat Sent and Cobra Ball RC-135 aircraft through long-term sole-source contracts.

 High Data Rate Communications

     We believe that we are a technology leader in high data rate, covert, jam-resistant microwave communications used in military and other national agency reconnaissance and surveillance applications. Our product line covers a full range of tactical and strategic secure point-to-point and relay data transmission systems, products and support services that conform to military and intelligence specifications. Our systems and products are capable of providing battlefield commanders with real-time, secure surveillance and targeting information and were used extensively by U.S. armed forces in the Persian Gulf War and during operations in Bosnia, Kosovo and Afghanistan.

     Our current family of strategic and tactical data links or CDL (Common Data Link) systems are considered DoD standards for data link hardware. Our primary focus is spread spectrum secure communication links technology, which involves transmitting a data signal with a high-rate noise signal making it difficult to detect by others, and then re-capturing the signal and removing the noise. Our data links are capable of providing information at over 300 megabytes per second and use point-to-point and point-to-multipoint architectures.

     We provide these secure high bandwidth products to the U.S. Air Force, the U.S. Navy, the U.S. Army and various U.S. Government agencies, many through long-term programs. The scope of these programs include air-to-ground, air-to-air, ground-to-air and satellite communications such as the U-2 Support Program, GUARDRAIL, ASTOR and major UAV (unmanned aerial vehicle) programs, such as Predator, Global Hawk and Fire Scout.

     We remain the industry leader in the mobile airborne satellite terminal product market, delivering mobile satellite communication services to many airborne platforms. These services provide real-time connectivity between the battlefield and non-local exploiters of ISR data.

 Satellite Communication Terminals

     We provide ground-to-satellite, high availability, real-time global communications capability through a family of transportable field terminals used to communicate with commercial, military and international satellites. These terminals provide remote personnel with constant and effective communication capability and provide communication links to distant forces. Our TSS (TriBand SATCOM Subsystem) employs a 6.25 meter dish with a single point feed that provides C, Ku and X band communication to support the U.S. Army. We also offer an 11.3 meter antenna satellite terminal which is transportable on two C-130 aircraft. The SHF (Super High Frequency) PTS (Portable Terminal System) is a lightweight (28 pounds), portable terminal, which communicates through DSCS, NATO or SKYNET satellites and brings connectivity to small military tactical units and mobile command posts.

     We provide System Engineering and Software/Life-cycle support to the Air Force Satellite control network as well as the eastern and western test ranges. These contracts were recently won and are scheduled to remain in effect beyond 2010.


 Space Communications and Satellite Control

     We have produced and are delivering three communication subsystems for the ISS (International Space Station). These systems will control all ISS radio frequency communications and external video activities. We also provide solid-state recorders and memory units for data capture, storage, transfer and retrieval for space applications. Our standard NASA tape recorder has completed over five million hours of service without a mission failure. Our recorders are on National Oceanic & Atmospheric Administration weather satellites, the Earth Observing Satellite, AM spacecraft and Landsat-7 Earth-monitoring spacecraft. We have extended this technology to our Strategic Tactical Airborne Recorder (S/TAR (Trade Mark) ) which was selected for the new Shared Reconnaissance Port (SHARP) Program. We also provide space and satellite system simulation, satellite operations and computer system training, depot support, network engineering, resource scheduling, launch system engineering, support, software integration and test through cost-plus contracts with the U.S. Air Force.


 Military Communications

     We provide integrated, computer controlled switching systems for the interior and exterior voice and data needs of naval vessels. Our products include the MarCom Integrated Voice Communication Systems for Aegis class destroyers and for the LPD amphibious ship class. We produced the MarCom Baseband Switch for Los Angeles class submarines. Our MarCom secure digital switching system provides an integrated approach to the specialized voice and data communications needs of shipboard environments, for internal and external communications, command and control and air traffic control. Along with the Keyswitch Integrated Terminals, MarCom provides automated switching of radio/cryptocircuits, which results in significant time savings. Without MarCom, it would take approximately one hour to switch twelve radio/cryptocircuits using the previously existing switching system. Our Marcom secure digital switching system is able to switch the same number of radio/cryptocircuits in approximately twelve seconds. We also offer on-board, high data rate communications systems, which provide a data link for carrier battle groups, which are interoperable with the U.S. Air Force's Surveillance/reconnaissance terminals. We supply the "communications on the move" capability needed for the digital battlefield by packaging advanced communications into the U.S. Army's Interim Brigade Combat Team Commander's Vehicle.


 Information Security Systems

     We believe that we are a leader in the development of secure communications equipment for both military and commercial applications. We are producing the next generation digital, ISDN-compatible STE (secure telephone equipment). STE provides clearer voice and approximately thirteen-times faster data/fax transmission capabilities than the previous generation of secure telecommunications equipment. STE also supports secure conference calls and secure video teleconferencing. STE uses a CryptoCard security system which consists of a small, portable, cryptographic module holding the algorithms, keys and personalized credentials to identify its user for secure communications access. We also provide the workstation component of the U.S. Government's EKMS (Electronic Key Management System), the next generation of information security systems. EKMS is the government's system to replace current "paper" encryption keys that are used to secure government communications with "electronic" encryption keys. The work station component we provide produces and distributes the electronic keys. We also develop specialized strategic and tactical signal intelligence systems to detect, acquire, collect, and process information derived from electronic sources. These systems are used by classified customers for intelligence gathering and require high-speed digital signal processing and high-density custom hardware designs.


                    TRAINING, SIMULATION & SUPPORT SERVICES

     The products and services, selected applications and selected platforms or end users of our Training, Simulation & Support Services segment at December 31, 2002 are summarized in the table below.



            SYSTEMS/PRODUCTS                    SELECTED APPLICATIONS              SELECTED PLATFORMS/END USERS
--------------------------------------- ------------------------------------- -------------------------------------
 Training and Simulation
  o    Battlefield and Weapon            o  Missile system modeling and        o  U.S. Army Missile Command
       Simulation                           simulation

                                         o  Design and manufacture custom      o  U.S. Army Missile Command
                                            ballistic missile targets that are
                                            ground launched and air
                                            launched for threat replication
                                            targets

  o    Training                          o  Training for soldiers on           o  DoD
                                            complex command and control
                                            systems

                                         o  Training and logistics services    o  DoD and foreign governments
                                            and training device support

  o    Human Patient Simulators          o  Medical Training                   o  Medical schools, nursing
                                                                                  schools, and DoD
 Engineering Development and
  Integration Support
  o    System Support                    o  C(3)ISR (Command, Control,         o  U.S. Armed services,
                                            Communications, Intelligence,         intelligence and security
                                            Surveillance and                      agencies, MDA, NASA
                                            Reconnaissance),                      and other U.S. Government
                                            modeling and simulation               agencies

  o    Communication software support    o  Value-added, critical software     o  DoD, FAA and NASA
       services                             support for C(3)I (Command,
                                            Control, Communication and
                                            Intelligence) systems and other
                                            engineering and technical services

  o    Crisis Incident Management        o  Emergency operations support       o  Federal, state, local government
       System                               associated with natural disasters,    agencies for homeland defense
                                            industrial accidents and acts of
                                            terrorism

 Training and Simulation

     We believe that we are a leading provider of training, simulation and support services to the U.S. and foreign military agencies.

     Our products and services are designed to meet customer training requirements for aircrews, navigators, mission operators, gunners and maintenance technicians for virtually any platform, including


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

military fixed and rotary wing aircraft, air vehicles and various ground vehicles. As one of the leading suppliers of training services, we believe that we are able to leverage our unique full-service capabilities to develop fully-integrated, innovative solutions for training systems, to propose and provide program upgrades and modifications, and to provide hands-on, best-in-class training operations in accordance with customer requirements in a timely manner. In addition, we are developing, demonstrating, evaluating and transitioning training technologies and methods for use by warfighters at the US Air Force's Fighter Training Research Division.

     We also design and develop prototypes of ballistic missile targets for present and future threat scenarios. We provide high-fidelity custom targets to the DoD that are complementary to the U.S. Government's growing focus and priority on national missile defense and space programs. We are the only provider of ballistic missile targets that has successfully launched a ballistic missile target from an Air Force Cargo Aircraft.

     We also develop and manage extensive programs in the United States and internationally, focusing on training and education, strategic planning, organizational design, democracy transition and leadership development. To provide these services, we utilize a pool of experienced former armed service, law enforcement and other national security professionals. In the United States, our personnel are instructors in the U.S. Army's Force Management School and other schools and courses and are also involved in recruiting for the U.S. Army. In addition, we own a one-third interest in Medical Education Technologies, Inc., which has developed and is producing human patient simulators for sale to medical teaching and training institutions and the DoD.

     We also produce incident management software to support Emergency Management and Homeland Security applications for first responders to crisis situations.


 Engineering Development and Integration Support

     We believe that we are a premier provider of numerous air campaign modeling and simulation tools for applications, such as Thunder, Storm and Brawler, for the U.S. Air Force Studies and Analysis Agency, and of space science research for NASA. We also provide high-end systems support for the HAWK and PATRIOT missile systems, Unmanned Aerial Vehicles (UAVs), the Cooperative Engagement Capacity (CEC) Program, and the F/A-18.

     Our products and services specialize in communication systems, training and simulation equipment and a broad range of hardware and software for the U.S. Army, Air Force and Navy, the Federal Aviation Administration and the Missile Defense Agency (MDA). As one of the leading suppliers of high-end engineering and information support, we believe we are able to provide value-added C(3)ISR engineering support, wargames simulation and modeling of battlefield communications.

     Our Ilex Systems business provides systems and software engineering products and services for military applications. We specialize in the innovative application of state-of-the-art software technology and software development methodologies to produce comprehensive real-time solutions satisfying our customers' systems and software needs. We specialize in providing engineering services to the U.S. Army military intelligence community, including the Communications-Electronics Command (CECOM) Software Engineering Center. These engineering services include the development and maintenance of Intelligence, Electronic Warfare, Fusion and Sensor systems and software.

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

                  AVIATION PRODUCTS & AIRCRAFT MODERNIZATION

     The systems and products, selected applications and selected platforms or end users of our Aviation Products & Aircraft Modernization segment at December 31, 2002, are summarized in the table below.



           SYSTEMS/PRODUCTS                   SELECTED APPLICATIONS            SELECTED PLATFORMS/END USERS
------------------------------------- ------------------------------------- ---------------------------------
 Aviation Products
  o    Solid state crash protected     o  Voice recorders continuously       o  Business and commercial
       cockpit voice and flight data      record the most recent 30-120         aircraft and certain military
       recorders                          minutes of voice and sounds from      transport aircraft; sold to both
                                          cockpit and aircraft                  aircraft manufacturers and
                                          intercommunications. Flight           airlines under the Fairchild
                                          data recorders record the last 25     brand name
                                          hours of flight parameters

  o    TCAS (Traffic Alert and         o  Reduce the potential for midair    o  Commercial, business,
       Collision Avoidance System)        aircraft collisions by providing      regional and military transport
                                          visual and audible warnings and       aircraft
                                          maneuvering instructions to pilots
 Display Products
  o    Cockpit and mission displays    o  High performance, ruggedized       o  Military aircraft including
       and controls                       flat panel and cathode ray tube       surveillance, fighters and
                                          displays and processors               bombers, attack helicopters,
                                                                                transport aircraft and land
                                                                                vehicles
 Aircraft Modernization
  o    High end aviation product       o  Turnkey aviation life cycle        o  Various military and
       modernization services             management services including         commercial wide body and
                                          installation of special mission       rotary wing aircraft
                                          equipment, aircraft navigation
                                          and avionics products

 Aviation and Maritime Recorders

     We manufacture commercial, solid-state, crash-protected recorders, commonly known as black boxes, under the Fairchild brand name for the aviation and maritime industries, and have delivered approximately 57,400 flight recorders to aircraft manufacturers and airlines around the world. We believe we are the leading manufacturer of commercial cockpit voice recorders and flight data recorders. The hardened voyage recorder, launched from our state-of-the-art aviation technology, and expanded to include cutting edge internet communication protocols, has taken an early leadership position within the maritime industry. We offer three types of recorders:

    o the cockpit voice recorder, which records the last 30 to 120 minutes of crew conversation and ambient sounds from the cockpit;

    o the flight data recorder, which records the last 25 hours of aircraft flight parameters, such as speed, altitude, acceleration and thrust from each engine and direction of the flight in its final moments; and

    o the hardened voyage recorder, which stores and protects 12 hours of voice, radar, radio and shipboard performance data on solid state memory.

     Recorders are highly ruggedized instruments, designed to absorb the shock equivalent to that of an object traveling at 268 knots stopping in 18 inches, fire resistant to 1,100 degrees centigrade and pressure resistant to 20,000 feet undersea for 30 days. Our recorders are mandated and regulated by various worldwide agencies for use in commercial airlines and many business aviation aircraft. In addition, our aviation recorders are certified and approved for installation at many of the world's leading aircraft original equipment manufacturers (OEM's), while our maritime recorders are an integral component of a mandated recording system for numerous vessels that travel on international waters. The U.S. military requires the installation of black boxes in military transport aircraft.

     We have completed development of a combined voice and data recorder and are developing an enhanced recorder that monitors engine and other aircraft parameters for use in maintenance and safety applications.

 Traffic Alert and Collision Avoidance Systems (TCAS)

     TCAS is an avionics safety system that was developed to reduce the potential for mid-air collisions. The system is designed to operate independently from the air traffic control (ATC) system to provide a complementary supplement to the existing ATC system. TCAS operates by transmitting interrogations that elicit replies from transponders in nearby aircraft. The system tracks aircraft within certain range and altitude bands to determine whether they have the potential to become a collision threat.

     There are two levels of TCAS protection currently in operation: TCAS I and TCAS II. In the United States, passenger aircraft with 10 to 30 seats must be equipped with a TCAS I system. The TCAS II system is required for passenger aircraft with more than 30 seats. These aircraft, as well as aircraft used in all-cargo operations, must also be equipped with either Mode S or Mode C transponders. The transponder provides altitude and airplane identification to TCAS-equipped aircraft as well as to the ATC system.

     If the TCAS I system calculates that an aircraft may be a threat, it provides the pilot with a visual and audible traffic advisory. The advisory information provides the intruder aircraft's range and relative altitude/bearing. In addition to traffic advisories, a TCAS II system will provide the pilot a resolution advisory (RA). This resolution advisory recommends a vertical maneuver to provide separation from the intruder aircraft.

     TCAS systems have proven to be very effective, with many documented successful RA's. TCAS II has been in worldwide operation in many aircraft types since 1990. Today, over 16,000 airline, corporate and military aircraft are equipped with TCAS II-type systems, logging over 100 million hours of operation. The number of reported near mid-air collisions in the U.S. has decreased significantly since 1989, a period during which both passenger and cargo air traffic has increased substantially.

     We introduced our Traffic and Terrain Collision Avoidance System (T(2)CAS(TM)), a safety avionics system that integrates aircraft performance-based Terrain Awareness Warning System (TAWS) capability into our TCAS. Current TCAS II operators can upgrade their existing system to incorporate the T(2)CAS capability. Unlike other products, T(2)CAS is a true terrain avoidance system that bases its operator alerts on an aircraft's actual ability to climb at a given moment, instead of using predetermined computations. T(2)CAS also reduces weight, power consumption, space requirements, and wiring because it's a combined TCAS and TAWS solution. This allows our TCAS customers to simply swap out the TCAS box for the new T(2)CAS box and use existing power and wiring. T(2)CAS was certified by the FAA on February 11, 2003. We expect to begin shipping our T(2)CAS product in the second half of 2003.

     All of our TCAS products, including T(2)CAS are sold by Aviation Communications & Surveillance Systems L.L.C. (ACSS). We own 70% of ACSS, and accordingly, it is a consolidated subsidiary.


 Display Products

     We design, develop and manufacture ruggedized displays for military and high-end commercial applications. Our current product line includes a family of high performance display processing systems, which use either a cathode ray tube or an active matrix liquid crystal display. Our displays are used in numerous airborne, ship-board and ground based platforms and are designed to survive in military and harsh environments.


 Aircraft Modernization

     We are dedicated to providing solutions that integrate custom developed and commercial off-the-shelf products to satisfy military and commercial aviation requirements. We have a broad range of capabilities in the design, development, manufacturing, installation and integration of complex special purpose airborne systems, aircraft modifications and related services on numerous types of multi-engine aircraft and various rotary platforms for government and commercial customers. We believe that we are a leader in maritime patrol aircraft (MPA) upgrades and maintenance, for both domestic and international customers.


                             SPECIALIZED PRODUCTS


     The products, selected applications and selected platforms or end users of our Specialized Products segment at December 31, 2002 are summarized in the table below.



                 PRODUCTS                          SELECTED APPLICATIONS               SELECTED PLATFORMS/END USERS
----------------------------------------- -------------------------------------- ---------------------------------------
 Ocean Products
  o     Airborne dipping sonars            o  Submarine detection and             o  Various military helicopters
                                              localization

  o     Submarine and surface ship         o  Submarine and surface ship          o  U.S. Navy and foreign navies
        towed arrays                          detection and localization

  o     Naval and commercial power         o  Switching, distribution and         o  All naval combatants:
        delivery and switching products       protection, as well as frequency       submarines, surface ships and
                                              and voltage conversion                 aircraft carriers

  o     Commercial transfer switches,      o  Production and maintenance of       o  Federal Aviation
        uninterruptible power supplies        systems and high-speed switches        Administration, internet service
        and power products                    for power interruption                 providers, financial institutions
                                              prevention                             and rail transportation

  o     Shipboard electronic racks,        o  Ruggedized displays, computers      o  Naval Vessels and other DoD
        rugged computers, rugged              and electronic systems                 applications
        displays and communication
        terminals

 Security Systems
  o     Explosive detection systems        o  Rapid scanning of passenger         o  Airports, embassies, federal/state
                                              checked baggage and carry-on           facilities, customs, border patrol
                                              luggage, scanning of large cargo
                                              containers.
  o     Surveillance products              o  Remote video surveillance for       o  Border Patrol, Immigration and
                                              U.S. border and naval ports            Naturalization Service and U.S.
                                                                                     Customs
 Telemetry, Instrumentation and Space Products
  o     Aircraft, missile and satellite    o  Real-time data acquisition,         o  Aircraft, missiles and satellites
        telemetry and instrumentation         measurement, processing,
        systems                               simulation, distribution, display
                                              and storage for flight testing

  o     Global satellite communications    o  Satellite transmission of voice,    o  Rural telephony or private
        systems                               video and data                         networks, direct to home
                                                                                     uplinks, satellite news gathering
                                                                                     and wideband applications
 Navigation Products
  o     GPS (Global Positioning            o  Location tracking                   o  Guided projectiles and precision
        Systems) receivers                                                           munitions


                 PRODUCTS                           SELECTED APPLICATIONS              SELECTED PLATFORMS/END USERS
------------------------------------------ -------------------------------------- --------------------------------------
  o     Navigation systems and              o  Space navigation                    o  Hubble Space Telescope,
        subsystems, gyroscopes,                                                       Delta IV launch vehicle and
        reaction wheels, star sensor                                                  satellites

Premium Fuzing Products
  o     Fuzing Products                     o  Munitions and electronic and        o  Various DoD and foreign
                                               electro-mechanical safety and          military customers
                                               arming devices
                                               (ESADs)

                                            o  Radio transmission, switching       o  DoD, telephony service
 Microwave Components                          and conditioning, antenna and          providers and original
  o     Passive components, switches           base station testing and               equipment manufacturers
        and wireless assemblies                monitoring, broad-band and
                                               narrow-band applications
                                               (Personal Communications
                                               Services (PCS), cellular,
                                               Specialized Mobile Radio
                                               (SMR) and paging
                                               infrastructure)

  o     Safety products                     o  Radio frequency monitoring and      o  Monitor cellular base station and
                                               measurement for safety                 industrial radio frequency
                                                                                      emissions

  o     Satellite and wireless              o  Satellite transponder control,      o  Communications satellites and
        components (channel amplifiers,        channel and frequency                  wireless communications
        transceivers, converters, filters      separation                             equipment
        and multiplexers)

  o     Amplifiers and amplifier based      o  Automated test equipment            o  DoD and commercial satellite
        components (amplifiers, up/down        military electronic warfare,           operators
        converters and Ka assemblies)          ground and space
                                               communications

  o     Traveling wave tubes, power         o  Microwave vacuum electron           o  DoD/Foreign, military-
        modules, klystrons and digital         devices and power modules to           manned/unmanned platforms,
        broadcast                              military and commercial markets        various missile programs and
                                                                                      commercial broadcast
 Antenna Products
  o     Ultra-wide frequency and            o  Surveillance and radar detection    o  Military aircraft including
        advanced radar antennas and                                                    surveillance, fighters and
        rotary joints                                                                  bombers, attack helicopters and
                                                                                       transport

  o     Precision antennas serving major    o  Antennas for high frequency,        o  Various military and commercial
        military and commercial                millimeter satellite                   customers including scientific
        frequencies, including Ka band         communications                         astronomers

        Training Devices and Motion Simulators
  o     Military Aircraft Flight            o  Training for pilots, navigators,    o  Military fixed and rotary winged
        Simulators                             flight engineers, gunners and          aircraft and ground vehicles
                                               operators

              PRODUCTS                       SELECTED APPLICATIONS         SELECTED PLATFORMS/END USERS
------------------------------------ ------------------------------------ -----------------------------
 Electro-Optical Sensors
  o     Targeted stabilized camera    o  Intelligence, Data Collection,    o  DoD, intelligence and
        systems with integrated          Surveillance and                     security agencies, law
        sensors and wireless             Reconnaissance                       enforcement, manned and
        communication systems                                                 unmanned platforms


    Ocean Products

     We believe that we are one of the world's leading suppliers of acoustic undersea warfare systems. Our experience spans a wide range of platforms, including helicopters, submarines and surface ships. Our products include towed array sonar, hull mounted sonar, airborne dipping sonar and ocean mapping sonar for navies around the world.

     We believe that we are also a leading provider of state-of-the-art power electronics systems and electrical power delivery systems and subsystems. We provide communications and control systems for the military and commercial customers. We offer the following:

    o military power propulsion, distribution and conversion equipment and components, each of which focus on motor drives switching, distribution and protection, and also provide engineering design and development, manufacturing and overhaul and repair services; and

    o ship control and interior communications equipment.

     We have been able to apply our static transfer switch technology, which we developed for the U.S. military, to commercial applications. Our commercial customers for static transfer switches are primarily financial institutions and internet service providers, including American Express, AOL-Time Warner, AT&T, Charles Schwab and the Federal Aviation Administration. In addition, we provide electrical products for rail transportation and utilities businesses.

    Telemetry, Instrumentation and Space Products

     We believe that we are a leader in the development and marketing of component products and systems used in telemetry and instrumentation for airborne applications such as satellites, aircraft, UAVs, launch vehicles, guided missiles, projectiles and targets. Telemetry involves the collection of data for various equipment performance parameters and is required when the object under test is moving too quickly or is of too great a distance to use a direct connection to collect such data. Telemetry products measure, process, receive and collect thousands of parameters of a platform's operation, including heat, vibration, stress and operational performance and transmit this data to the ground.

     Additionally, our satellite telemetry equipment transmit data necessary for ground processing. These applications demand high reliability of their components because of the high cost of satellite repair and the need for uninterrupted service. Telemetry products also provide the data used to terminate the flight of missiles and rockets under errant conditions and/or at the end of a mission. These telemetry and command/control products are currently used for a variety of missile and satellite programs.

     We offer value-added solutions that provide our customers with complex product integration and comprehensive support. Within the satellite ground segment equipment market, we focus on the telephony, video broadcasting and multimedia niches. Our customers include foreign communications companies, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies. We also provide space products for advanced guidance and control systems, including gyroscopes, controlled momentum devices and star sensors. These products are used on satellites, launch vehicles, the Hubble Telescope, the Space Shuttle and the International Space Station.

    Navigation Products

     We provide airborne equipment and data link systems that gather critical information and then process, format and transmit the data to the ground from communications satellites, spacecraft, aircraft and missiles. These products are available in both commercial off-the-shelf and custom configurations and include software and software engineering services. Our primary customers include many of the major defense contractors who manufacture aircraft, missiles, warheads, launch vehicles and munitions. Our ground station instrumentation receives, encrypts and/or decrypts the serial stream of combined data in real-time as it is received from the airborne platform. We believe that we are a leader in digital GPS receiver technology for high performance military applications. These GPS receivers are currently in use on aircraft, cruise missiles and precision guided bombs and provide highly accurate positioning and navigational information. Additionally, we provide navigation systems for high performance weapon pointing and positioning systems for programs such as Multiple Launch Rocket System (MLRS) and Mortar Fire Control System (MFCS).

    Premium Fuzing Products

     We believe that we are a leading provider of premium fuzing products, including proximity fuzes, electronic and electro-mechanical safety and arming devices (ESADs) and self-destruct/sub-munition grenade fuzes. ESADs prevent the inadvertent firing and detonation of guided missiles during handling, flight operations and the initial phases of launch. Our proximity fuzes are used in smart munitions. All of these are considered to be critical safety and arming products. Additionally, during missile flight the ESAD independently analyzes flight conditions and determines safe separation distance after a missile launch.

    Microwave Components

     We are a premier worldwide supplier of commercial off-the-shelf and custom, high performance radio frequency (RF) microwave components, assemblies and instruments supplying the wireless communications, industrial and military markets. We are also a leading provider of state-of-the-art space-qualified commercial satellite and strategic military RF products and millimeter amplifier based products. We sell many of these components under the well-recognized Narda brand name through a comprehensive catalog of standard, stocked hardware. We also sell our products through a direct sales force and an extensive network of market representatives. Specific catalog offerings include wireless products, electro-mechanical switches, power dividers and hybrids, couplers/detectors, attenuators, terminations and phase shifters, isolators and circulators, adapters, control products, sources, mixers, waveguide components, RF safety products, power meters/monitors and custom passive products. Passive components are generally purchased in both narrow and broadband frequency configurations by wireless equipment manufacturers, wireless service providers and military equipment suppliers. Commercial applications include cellular and PCS base station automated test equipment, and equipment for the paging industry. Military applications include electronic surveillance and countermeasure systems.

     Our space-qualified and wireless components separate various signals and direct them to sections of the satellites' payload. Our main satellite products are channel amplifiers and linearizers, payload products, transponders and antennas. Channel amplifiers amplify the weak signals received from earth stations, and then drive the power amplifier tubes that broadcast the signal back to earth. Linearizers, used either in conjunction with a channel amplifier or by themselves, pre-distort a signal to be transmitted back to earth before it enters a traveling wave tube for amplification. This pre-distortion is exactly the opposite of the distortion created at peak power by the traveling wave tube and, consequently, has a cancellation effect that keeps the signal linear over a much larger power band of the tube. The traveling wave tube and area covered by the satellite is significantly increased.

     Narda is the world's largest supplier of non-ionizing radiation safety detection equipment. These devices are used to quantify and alarm of exposure to excessive RF radiation. This equipment is used by wireless tower operators and the military to protect personnel, and insure compliance to various published standards. We design and manufacture both broad and narrow band amplifiers and amplifier-based products in the microwave and millimeter wave frequencies. We use these amplifiers in defense and communications applications. These devices can be narrow band for communication needs or broadband for electronic warfare.

     We offer standard packaged amplifiers for use in various test equipment and system applications. We design and manufacture millimeter range (at least 20 to 38GHz) amplifier products for use in emerging communication applications such as back haul radios, LMDS (Local Multipoint Distribution Service) and ground terminals for LEO satellites. Narda filters are sold to some of the world's leading service providers and base station OEMs. Robust demand continues for Narda filters due to ongoing system upgrades by service providers for 2.5G and 3.0G applications geared toward providing higher data rate capabilities for the commercial cellular and PCS marketplace.

     We also design, manufacture and market solid state, broadband wireless communications infrastructure equipment, subsystems and modules used to provide point-to-multipoint (PMP) and point-to-point (PTP) terrestrial and satellite-based distribution services in frequency bands from 24 to 38 Gigahertz. Our products include solid-state power amplifiers, hub transmitters, active repeaters, cell-to-cell relays, Internet access systems and other millimeter wave-based modules and subsystems. These products are used in various applications, such as broadband communications, local loop services and Ka-band satellite communications.

     We also provide microwave vacuum electron devices and power modules for manned and unmanned airborne radars, F-14, F-16, Predator and Global Hawk platforms and for missile applications for the AMRAAM and Patriot. In addition, we provide modules for VHF TV transmitters.

     Antenna Products

     We produce high performance antennas under the Randtron brand name that are designed for:

    o surveillance of high-resolution, ultra-wide frequency bands;

    o detection of low radar cross-section targets and low radar cross-section installations;

    o severe environmental applications; and

    o polarization diversity.

     Our primary product is a sophisticated 24-foot diameter antenna used on all E-2C surveillance aircraft. This airborne antenna is a rotating aerodynamic radome containing a UHF surveillance radar antenna, an IFF antenna, and forward and aft auxiliary antennas. We have been funded to begin the development of the next generation for this antenna. We also produce broadband antennas for a variety of tactical aircraft, and rotary joints for the AWAC antenna. We have delivered over 2,000 sets of antennas for aircraft and have a backlog of orders through 2004.

     We are a leading supplier of ground based radomes used for air traffic control, weather radar, defense and scientific purposes. These radomes enclose an antenna system as a protective shield against the environment and are intended to enhance the performance of an antenna system.

    Training Devices and Motion Simulators

     Our training devices and motion simulators business designs, develops and manufacturers advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for aircraft and land vehicles. We have developed flight simulators for most of the U.S. military aircraft in active operation. We have numerous proprietary technologies and fully-developed systems integration capabilities that provide us with a competitive advantage. Our proprietary software is used for visual display systems, high-fidelity system models, database production, digital radar land mass image simulation and creation of synthetic environments. We are also a leader in developing training systems that allow multiple trainees at multiple sites to engage in networked group, unit and task force training and combat simulations.

    Security Systems

     We also design, manufacture and install screening systems to screen packages for explosives, firearms and contraband in airports, security check points, cruise lines, and government, commercial and military buildings. In addition, we provide cargo-screening systems for rapid inspection of incoming goods through rapidly deployable mobile systems to high-throughput, high-penetration fixed systems. We also provide remote robust video surveillance systems (Watch Tower) to monitor the U.S./Canada and U.S./Mexico border and Naval ports.

    Electro Optical Cameras

     We also design and manufacture wireless visual information systems that capture images from mobile platforms and transmit them in real time to tactical command centers for interpretation or to production facilities for broadcast.

DEVELOPING COMMERCIAL AND CIVIL OPPORTUNITIES

     Part of our growth strategy is to identify commercial and non-DoD applications from select products and technologies that we currently sell to our defense customers. We have initially identified two vertical markets where we believe there are significant opportunities to expand our products: transportation and broadband wireless communications.

     Transportation. Our products are designed to meet strict government quality and reliability standards and are easily adapted to the commercial and civil transportation markets. Our aircraft voice recorders, designed to meet FAA requirements, have been successfully marketed to the cruise ship, marine shipping and railroad industries. Similarly, our state-of-the-art power propulsion products, originally designed for the U.S. Navy, meet the needs of commuter railroads, including Philadelphia's regional rail system and New York City's Metropolitan Transportation Authority. Our explosives detection system, the eXaminer 3DX (Trade Mark) 6000, enables the rapid scanning of passenger checked baggage at airports using state-of-the-art technology. The Transportation Security Administration (TSA) of the U.S. Department of Transportation, created as a result of the Aviation and Transportation Security Act enacted by Congress on January 3, 2002, ordered 425 eXaminer units from us during 2002. TSA accepted 406 of our eXaminer units as of December 31, 2002, and we completed the remaining shipments during the first quarter of 2003. We are also offering X-ray screening products for cargo, air freight, port and border security applications.

     Communications. The wireless communications technology we developed for our military customers also meets the needs of the commercial marketplace for technologically advanced communications products. Some of the products we have developed or are developing to exploit this market include wireless access products, transceivers, compression products, remote sensing internet networks, microwave links and products for microwave base stations. Our PrimeWave Communications products are an example of our expanding involvement in the commercial communications industry.

     In the broadband wireless commercial communications market, we also have developed a broad assortment of other products including transponders, payloads, uplinks, downlinks, fly-away SATCOM terminals, telemetry tracking and control and test equipment and waveform generators.

     These new commercial products are subject to certain risks and may require us to:

    o develop and maintain marketing, sales and customer support capabilities;


    o spend additional research and development costs to sustain and enhance our existing products and to develop new products;

    o secure sales and customer support capabilities;

    o obtain customer and/or regulatory certification;

    o respond to rapidly changing technologies including those developed by others that may render our products and systems obsolete or non-competitive; and

    o obtain customer acceptance of these products and product performance.

     Our efforts to expand our presence in commercial and civil markets require significant resources, including additional working capital and capital expenditures, as well as the use of our management's time. Our ability to sell certain commercial products, particularly our broadband wireless communications products, depends to a significant degree on the efforts of independent distributors or communications service providers and on the financial viability of our existing and target customers, including their ability to obtain financing. Certain of our existing and target customers are agencies or affiliates of governments of emerging and under-developed countries or private business enterprises operating in those countries.

In addition, we have made equity investments in entities that plan to commence operations as communications service providers using some of our commercial products. We can give no assurance that these distributors or service providers will be able to market our products or their services successfully or that we will be able to realize a return on our investment in them. We also cannot assure you that we will be successful in addressing these risks or in developing these commercial and civil business opportunities.


BACKLOG AND ORDERS

     We define funded backlog as the value of funded orders which have not yet been recognized as sales. We define funded orders as the value of contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of contract awards and orders received from customers other than the U.S. Government. Our funded backlog as of December 31, 2002 was $3,228.6 million and as of December 31, 2001 was $1,719.3 million. We expect to record as sales approximately 73.0% of our funded backlog as of December 31, 2002 during 2003. However, there can be no assurance that our funded backlog will become sales in any particular period, if at all. Funded orders received for the year ended December 31, 2002 were $4,383.1 million, for the year ended December 31, 2001 were $2,456.1 million and for the year ended December 31, 2000 were $2,013.7 million.

     Our funded backlog does not include the full value of our contract awards, including those pertaining to multi-year, cost-reimbursable contracts, which are generally funded on an annual basis. Funded backlog also excludes the sales value of unexercised contract options that may be exercised by customers under existing contracts and the sales value of purchase orders that may be issued under indefinite quantity contracts or basic ordering agreements.


MAJOR CUSTOMERS

     For the year ended December 31, 2002, sales to the DoD provided approximately 65.5% of our sales. Approximately 61% of our sales to the DoD were directly to the customer, and approximately 39% of our sales to the DoD were indirect through prime contractors and subcontractors. For the year ended December 31, 2002, foreign governments provided 9.8% of our sales, and commercial customers and U.S. federal, state and local government agencies other than the DoD provided the remaining 24.7% of our sales.

     Our U.S. Government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Various U.S. Government agencies and contracting entities exercise independent and individual purchasing decisions, subject to annual appropriations by the U.S. Congress. As of December 31, 2002, we had approximately 800 contracts with a value exceeding $1.0 million. Our largest program represented 8.2% of our sales for the year ended December 31, 2002 and is a firm fixed- price contract with the TSA for explosive detection systems (EDS) used at airports. No other program represented more than 3.7% of sales for the year ended December 31, 2002. For the year ended December 31, 2002, sales from our five largest programs amounted to $815.7 million, or 20.3% of our sales. We expect our total sales for explosive detection systems in 2003 to decline to about $175 million, including those for the TSA, primarily because the initial installation of EDS systems by TSA for major U.S. airports was completed in 2002.


RESEARCH AND DEVELOPMENT

     We conduct research and development activities that consist of projects involving basic research, applied research, development, and systems and other concept studies. We employ scientific, engineering and other personnel to improve our existing product-lines and develop new products and technologies. As of December 31, 2002, we employed approximately 9,200 engineers, a substantial portion of whom hold advanced degrees. For the year ended December 31, 2002, we incurred $480.9 million on research and development costs for customer-funded contracts and spent $159.9 million on company-sponsored research and development projects, including bid and proposal costs. For the year ended December 31, 2001, we incurred $319.4 million on research and development costs for customer-funded contracts and spent $107.5 million on company-sponsored research and development projects, including bid and proposal costs. For the year ended December 31, 2000, we incurred $299.3 million on research and development costs for customer-funded contracts and spent $101.9 million on company-sponsored research and development projects, including bid and proposal costs.

COMPETITION

     We encounter intense competition in all of our businesses. We believe that we are a significant supplier for many of the products that we manufacture and services we provide in our DoD, government and commercial businesses.

     Defense and Government Business

     Our ability to compete for defense contracts depends on a variety of factors, including:

    o the effectiveness and innovation of our technologies and research and development programs;

    o our ability to offer better program performance than our competitors at a lower cost; and

    o the capabilities of our facilities, equipment and personnel to undertake the programs for which we compete.

     In some instances, we are the incumbent supplier or have been the sole provider for many years for certain programs. We refer to such contracts as "sole-source" contracts. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the customer chooses to reopen or recompete the particular program to competition. Sole-source contracts accounted for 58.5% and competitive contracts accounted for 41.5% of our total sales for the year ended December 31, 2002. The majority of our sales are derived from contracts with the U.S. Government and its prime contractors, which are principally awarded on the basis of negotiations or competitive bids.

     We believe that the U.S. defense industry structure contains three tiers of defense contractors. The first tier is dominated by five large prime system contractors: The Boeing Company, Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company and General Dynamics Corporation, all of whom compete for major platform programs. The second tier defense contractors generally are smaller products and niche subsystems contractors and is comprised of traditional aerospace and defense companies, as well as the non-core aerospace and defense businesses of certain larger industrial conglomerates. Some of the defense contractors in the second tier also compete for platform programs. We believe the second tier includes L-3, Honeywell International Inc., Rockwell Collins Inc., Harris Corporation, TRW Inc., ITT Industries, Inc., Alliant Techsystems Inc., United Technologies Corporation, Computer Science Corporation, Science Applications International Corporation, Titan Corporation and United Defense Industries Inc. The third tier represents the vendor base and supply chain for niche products and is comprised of numerous smaller publicly and privately owned aerospace and defense contractors.

     We believe we are the aerospace and defense "merchant supplier" with the broadest and most diverse product portfolio. We supply our products to all of the five prime system contractors and in several cases directly to the end customers. We primarily compete with third tier contractors and certain of the second tier contractors and, to a lesser extent, with the prime system contractors in certain niche areas. Some of the second tier contractors are larger than we are and have greater resources than we do. We are larger than all of the third tier contractors and believe we have greater resources than all of them. We believe that most of our businesses enjoy the number one or number two competitive position in their respective market niches. We believe that the primary competitive factors for our businesses are technology, research and development capabilities, quality, cost, market position and past performance. In addition, our ability to compete for non "sole source" contracts often requires us to "team" with one or more of the prime system contractors that bid and compete for major platform programs. Furthermore, our ability to "team" with a prime system contractor is often dependent upon the outcome of a competitive process.

     We believe that we will continue to be a successful participant in the business areas in which we compete, based upon the quality and cost competitiveness of our products and services.

    Commercial Activities

     Although our commercial activities continue to comprise a significant portion of our business mix, our commercial sales declined to approximately 10.7% of our total sales for the year ended December 31, 2002 from approximately 17.7% for the year ended December 31, 2001. This decline in commercial sales as a percentage of our total sales was primarily attributable to our 2002 acquisitions, including the IS acquisition, and, to a lesser extent, the decline in our commercial aviation and communications sales during 2002. Our 2002 acquisitions were comprised substantially of DoD contractors. We do not expect our commercial sales as a percentage of sales to appreciably increase on a relative basis in the future. Our ability to compete for commercial business depends on a variety of factors, including:

    o Pricing;

    o Product features and performance;

    o Reliability, scalability and compatibility;

    o Customer relationships, service and support; and

    o Brand recognition.

     In these markets, we compete with various companies, several of which are listed below:

    o Agilent Technologies, Inc.;     o Honeywell International Inc.;

    o Globecomm Systems, Inc.;        o Smiths Industries; and

    o ViaSat, Inc.;                   o Airspan Networks, Inc.

     We believe that our sales in these business areas will remain relatively constant as a percentage of our total sales.


PATENTS AND LICENSES

     We do not believe that our patents, trademarks and licenses are material to our operations. Furthermore, our U.S. Government contracts generally permit us to use patents owned by others. Similar provisions in U.S. Government contracts awarded to other companies make it impossible for us to prevent the use of our patents in most domestic work performed by other companies for the U.S. Government.


RAW MATERIALS

     In manufacturing our products, we use our own production capabilities as well as a diverse base of third party suppliers and subcontractors. Although aspects of certain of our businesses require relatively scarce raw materials, we have not experienced difficulty in our ability to procure raw materials, components, sub-assemblies and other supplies required in our manufacturing processes.


CONTRACTS

     A significant portion of our sales are derived from strategic, long-term programs and from sole-source contracts. Approximately 58.5% of our sales for the year ended December 31, 2002 were generated from sole-source contracts. Our customer satisfaction and performance record are evidenced by our receipt of performance-based award fees exceeding 90% of the available award fees on average during the year ended December 31, 2002. We believe that our customers will award long-term, sole-source, outsourcing contracts to the most capable merchant supplier in terms of quality, responsiveness, design, engineering and program management support, as well as cost. As a consequence of our strong competitive position, for the year ended December 31, 2002, we won contract awards at a rate in excess of 55% on new competitive contracts that we bid on, and at a rate in excess of 95% on the contracts we rebid for which we were the incumbent supplier.

     Generally, contracts are either fixed-price or cost-reimbursable. On a fixed-price contract, we agree to perform the scope of work required by the contract for a predetermined contract price. Although a fixed-price contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Conversely, on a cost-reimbursable contract we are paid our allowable incurred costs plus a profit which can be fixed or variable depending on the contract's fee arrangement up to predetermined funding levels determined by our customers. Therefore, on a cost-reimbursable contract we do not bear the risks of unexpected cost overruns, provided that we do not incur costs that exceed the predetermined funded amounts. Generally, a fixed-price contract offers higher profit margins than a cost-reimbursable contract, which is commensurate with the greater levels of risk assumed on a fixed-price contract. Our operating profit margins on fixed-price contracts generally range between 10% and 25%, while our profit margins on cost-reimbursable contracts generally range between 7% and 10%.

     We have a diverse business mix with limited reliance on any single program, a balance of cost-reimbursable and fixed-price contracts, a significant sole-source follow-on business and an attractive customer profile. For the year ended December 31, 2002, approximately 34.2% of our sales were generated from cost-reimbursable contracts and approximately 65.8% from fixed-price contracts, providing us with a sales mix of predictable profitability (cost-reimbursable) and higher profit margin (fixed-price) business. Substantially all of our cost-reimbursable contracts are with the U.S. Government, including the DoD. Substantially all of our sales to commercial customers are transacted under fixed-price sales arrangements, and are included in our fixed-price contract sales.

     Most of our U.S. Government business is subject to unique procurement and administrative rules based on both laws and regulations, including the U.S. Federal Acquisition Regulation (FAR) that provide various profit and cost controls, rules for allocations of costs, both direct and indirect, to contracts and non-reimbursement of unallowable costs such as lobbying expenses, interest expenses and certain costs related to business acquisitions, including for example the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets. Our contract administration and cost accounting policies and practices are also subject to oversight by government inspectors, technical specialists and auditors.

     Companies supplying defense-related equipment to the U.S. Government are subject to certain additional business risks specific to the U.S. defense industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

     U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts' scope of work. Upon termination other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant fixed price contracts have been terminated.

     As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government's procurement policies (such as greater emphasis on competitive procurement), governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

     Certain of our sales are under foreign military sales (FMS) agreements directly between the U.S. Government and foreign governments. In such cases, because we serve only as the supplier, we do not have unilateral control over the terms of the agreements. These contracts are subject to extensive legal and regulatory requirements and, from time to time, agencies of the U.S. Government investigate whether our operations are being conducted in accordance with these laws and regulations. Investigations could result in administrative, civil, or criminal liabilities, including repayments, disallowance of certain costs, or fines and penalties.

     Certain of our sales are direct commercial sales to foreign governments. These sales are subject to U.S. Government approval and licensing under the Arms Export Control Act. Legal restrictions on sales of sensitive U.S. technology also limit the extent to which we can sell our products to foreign governments or private parties.


ENVIRONMENTAL MATTERS

     Our operations are subject to various environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations. We continually assess our obligations and compliance with respect to these requirements.

     In connection with the Aircraft Integration Systems acquisition, we assumed responsibility for implementing certain corrective actions, required under federal law to remediate the Greenville, Texas site location, and to pay a portion of those remediation costs. The hazardous substances requiring remediation have been substantially characterized, and the remediation system has been partially implemented. We have estimated that our share of the remediation cost will not exceed $2.5 million, and will be incurred over a period of 25 years. We have established adequate reserves for these costs.

     We have also assessed the risk of environmental contamination for the various manufacturing facilities of our other acquired businesses and, where appropriate, have obtained indemnification, either from the sellers of those acquired businesses or through pollution liability insurance. We believe that our current operations are in substantial compliance with all existing applicable environmental laws and permits. We believe our current expenditures will allow us to continue to be in compliance with applicable environmental laws and regulations. While it is difficult to determine the timing and ultimate cost to be incurred in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which we are aware, we believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to our consolidated results of operations, financial position or cash flows.

     Despite our current level of compliance, new laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur costs in the future that could have a negative effect on our financial condition, results of operations or cash flows.


PENSION PLANS

     In connection with our 1997 acquisition of the ten business units from Lockheed Martin and the formation of L-3, we assumed certain defined benefit pension plan liabilities for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to us. Prior to this acquisition, Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC") which requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions. The PBGC assumptions result in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87. The PBGC underfunding is related to the Communication Systems -- West and Aviation Recorders pension plans (the "Subject Plans").

     With respect to the Subject Plans, Lockheed Martin entered into an agreement (the "Lockheed Martin Commitment") among Lockheed Martin, L-3 Communications and the PBGC dated as of April 30, 1997. The material terms and conditions of the Lockheed Martin Commitment include a commitment by Lockheed Martin to the PBGC to, under certain circumstances, assume sponsorship of the Subject Plans or provide another form of financial support for the Subject Plans. The Lockheed Martin Commitment will continue with respect to any Subject Plan until such time as such Subject Plan is no longer underfunded on a PBGC basis for two consecutive years or, at any time after May 31, 2002, if we achieve investment grade credit ratings.

     Upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause us to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Such a triggering event occurred in 1998, but reversed itself in 1999, relating to a decrease in the PBGC-mandated discount rate in 1998 that had resulted in an increase in the underlying liability. We notified Lockheed Martin of the 1998 triggering event, and in February 1999, Lockheed Martin informed us that it had no present intention to exercise its right to cause us to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans, but we would be required to reimburse Lockheed Martin for these costs. To date, there has been no impact on pension expense and funding requirements resulting from this arrangement. In the event Lockheed Martin assumes sponsorship of the Subject Plans we would be required to reimburse Lockheed Martin for all amounts that it contributes to, or costs it incurs with respect to, the Subject Plans. For the year ended December 31, 2002, we contributed $18.8 million to the Subject Plans. For subsequent years, our funding requirements will depend upon prevailing interest rates, return on pension plan assets and underlying actuarial assumptions.

     We have performed our obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and have not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.


EMPLOYEES

     As of December 31, 2002, we employed approximately 27,000 full-time and part-time employees, the majority of whom are located in the United States. Of these employees, approximately 11.8% are covered by 35 separate collective bargaining agreements with various labor unions. We have a continuing need for skilled and professional personnel to meet contract schedules and obtain new and ongoing orders for our products. We believe that relations with our employees are positive.

PROPERTIES


     The table below provides information about our significant facilities and properties as of December 31, 2002.




LOCATION                                           OWNED        LEASED
----------------------------------------------   ---------   -----------
                                                  (thousands of square
                                                          feet)
L-3 Corporate Offices, New York, NY ..........        --           40.8
Washington Operations, Arlington, VA .........        --            8.3
SECURE COMMUNICATION & ISR:
 Camden, NJ ..................................        --          575.0
 Greenville, TX ..............................        --        3,043.5
 Salt Lake City, UT ..........................        --          491.6
 Avalon, Australia ...........................        --          151.0
TRAINING, SIMULATION & SUPPORT SERVICES:
 Colorado Springs, CO ........................        --           82.6
 Orlando, FL .................................        --          170.3
 Kirkwood, NY ................................        --          428.0
 Arlington, TX ...............................       21.3          47.5
 Alexandria, VA ..............................        --          108.8
 Arlington, VA ...............................        --          113.4
AVIATION PRODUCTS & AIRCRAFT MODERNIZATION:
 Phoenix, AZ .................................        --           90.0
 Sarasota, FL ................................        --          143.7
 Alpharetta, GA ..............................       93.0           --
 Rolling Meadows, IL .........................       45.0           6.7
 Lexington, KY ...............................        --          128.5
 Waco, TX ....................................      616.1         221.1
 Calgary, Canada .............................       65.5           --
 Edmonton, Canada ............................        --          371.0
SPECIALIZED PRODUCTS:
 Anaheim, CA .................................        --          474.2
 Menlo Park, CA ..............................        --           97.5
 San Carlos, CA ..............................      191.6           --
 San Diego, CA ...............................      196.0         202.6
 Sylmar, CA ..................................        --          253.0
 Largo, FL ...................................       46.4          60.8
 Ocala, FL ...................................      111.7           --
 Teterboro, NJ ...............................        --          250.0
 Hauppauge, NY ...............................       90.0         150.0
 Cinncinatti, OH .............................      222.6           --
 Tulsa, OK ...................................        --          122.7
 Lancaster, PA ...............................        --          146.0
 Philadelphia, PA ............................        --          230.0
 Williamsport, PA ............................      208.6           --
 Arlington, TX ...............................       60.7         135.1
 Grand Prairie, TX ...........................        --          125.0
 Burlington, Canada ..........................        --          124.0
 Leer, Germany ...............................       32.2          33.2

     At December 31, 2002, in the aggregate, we owned approximately 2.1 million square feet and leased approximately 11.0 million square feet of manufacturing facilities and properties.

LEGAL PROCEEDINGS

     On August 6, 2002, Aviation Communications & Surveillance Systems, LLC
(ACSS) was sued by Honeywell International Inc. and Honeywell Intellectual Properties, Inc. (collectively, "Honeywell") for alleged infringement of patents that relate to terrain awareness avionics. The lawsuit was filed in the United States District Court for the District of Delaware. In December of 2002, Honeywell withdrew without prejudice the lawsuit against ACSS and agreed to proceed with non-binding arbitration. If the matter is not resolved through arbitration, Honeywell may reinstitute the litigation after August 14, 2003. The Company had previously investigated the Honeywell patents and believes that ACSS has valid defenses against Honeywell's patent infringement suit. In addition, ACSS has been indemnified to a certain extent by Thales Avionics, which provided ACSS with the alleged infringing technology. Thales Avionics owns 30% of ACSS. In the opinion of management, the ultimate disposition of Honeywell's pending claim will not result in a material liability to the Company.

     On November 18, 2002, the Company initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York (the "New York action") seeking, among other things, a declaratory judgment that the Company had fulfilled all of its obligations under a letter of intent with OSI (the "OSI Letter of Intent"). Under the OSI Letter of Intent, the Company was to negotiate definitive agreements with OSI for the sale of certain businesses the Company acquired from PerkinElmer, Inc. on June 14, 2002. On December 23, 2002, OSI responded by filing suit against the Company in the United States District Court sitting in the Central District of California (the "California action") alleging, among other things, that the Company breached its obligations under the OSI Letter of Intent and seeking damages in excess of $100 million not including punitive damages. On February 7, 2003, OSI filed an answer and counterclaims in the New York action that asserted substantially the same claims OSI had raised in the California action. The California action was dismissed by the California District Court in favor of the New York action. Under the OSI Letter of Intent, the Company proposed selling to OSI the conventional detection business and the ARGUS business that the Company recently acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. The Company believes that the claims asserted by OSI in its suit are without merit and intends to defend against the OSI claims vigorously.

     The Company is periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with our incorporation, L-3 Holdings, Lehman Brothers Capital Partners III, L.P. and certain of its affiliates, Messrs. Lanza and LaPenta and Lockheed Martin Corporation entered into the Stockholders Agreement, which has terminated except for the terms relating to registration rights.

     Pursuant to the Stockholders Agreement, at this time Messrs. Lanza and LaPenta and the Lehman Partnership have the right, subject to certain conditions, to require L-3 Holdings to register their shares of its common stock under the Securities Act of 1933. The Lehman Partnership has four demand rights and each of Messrs. Lanza and LaPenta has one demand registration right. Lockheed Martin Corporation sold all of its shares of L-3 Holdings' common stock in 1999. As of May 31, 2003, the Lehman Partnership owned 2.3% of L-3 Holdings' common stock.

     In addition, the Stockholders Agreement also provides Messrs. Lanza and LaPenta and the Lehman Partnership with piggyback registration rights. The Stockholders Agreement provides, among other things, that L-3 Holdings will pay expenses incurred in connection with:

    o up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by each of Messrs. Lanza and LaPenta; and

    o any registration in which those parties participate through piggyback registration rights granted under the agreement.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information concerning the directors and executive officers of L-3 Communications as of May 31, 2003:




NAME                                   AGE                           POSITION
-----------------------------------   -----   -----------------------------------------------------
Frank C. Lanza ....................   71      Chairman, Chief Executive Officer and Director
Robert V. LaPenta .................   57      President, Chief Financial Officer and Director
Michael T. Strianese ..............   47      Senior Vice President, Finance
Christopher C. Cambria ............   44      Senior Vice President, General Counsel and Secretary
Jimmie V. Adams ...................   66      Vice President -- Washington D.C. Operations
David T. Butler III ...............   46      Vice President -- Planning
Ralph G. D'Ambrosio ...............   35      Vice President -- Controller
Joseph S. Paresi ..................   47      Vice President -- Product Development
Robert W. RisCassi ................   67      Vice President -- Washington D.C. Operations
Charles J. Schafer ................   55      Vice President -- Business Operations
Stephen M. Souza ..................   50      Vice President -- Treasurer
Dr. Jill J. Wittels ...............   53      Vice President -- Business Development
Claude R. Canizares ...............   57      Director
Thomas A. Corcoran(1) .............   58      Director
Robert B. Millard(2) ..............   51      Director
John M. Shalikashvili(1) ..........   66      Director
Arthur L. Simon(1) ................   70      Director
Alan H. Washkowitz(2) .............   62      Director

----------
(1)   Member of the Audit Committee.
(2)   Member of the Compensation Committee.

     Frank C. Lanza, Chairman and Chief Executive Officer and Director since April 1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of Lockheed Martin's Executive Council and Board of Directors and President and Chief Operating Officer of Lockheed Martin's command, control, communications and intelligence ("C3I") and Systems Integration Sector, which comprised many of the businesses Lockheed Martin acquired from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and Chief Operating Officer of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with DalmoVictor and Philco Western Development Laboratory.

     Robert V. LaPenta, President and Chief Financial Officer and Director since April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral's Senior Vice President and Controller, a position he held since 1981. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979. Mr. LaPenta is on the Board of Trustees of Iona College, the Board of Trustees of The American College of Greece and the Board of Directors of Core Software Technologies.

     Michael T. Strianese, Senior Vice President--Finance. Mr. Strianese became a Senior Vice President in March 2001. He joined us in April 1997 as Vice President--Finance and Controller and was our Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin's C3I and Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Mr. Strianese is a Certified Public Accountant.

     Christopher C. Cambria, Senior Vice President--Secretary and General Counsel. Mr. Cambria became a Senior Vice President in March 2001. He joined us in June 1997 as Vice President--General Counsel and Secretary. From 1994 until joining us, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore. Mr. Cambria is a director of Core Software Technologies.

     Jimmie V. Adams, Vice President--Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) joined us in May 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin's Washington Operations for the C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

     David T. Butler III, Vice President--Planning. Mr. Butler became a Vice President in December 2000. He joined us in 1997 as our corporate Director of Planning and Strategic Development. Prior to joining us, he was the Controller for Lockheed Martin Fairchild Systems from 1996 to 1997. Prior to the acquisition of Loral, Mr. Butler was Controller of Loral Fairchild Systems from 1992 to 1996. From 1981 to 1992, Mr. Butler held a number of financial positions with Loral Electronic Systems.

     Ralph G. D'Ambrosio, Vice President and Controller. Mr. D'Ambrosio became Vice President in July 2001 and Controller in August 2000. He joined us in August 1997, and until July 2000 was our Assistant Controller. Prior to joining us, he was a senior manager at Coopers & Lybrand L.L.P., where he held a number of positions since 1989. Mr. D'Ambrosio is a Certified Public Accountant.

     Joseph S. Paresi, Vice President--Product Development and President of the Security Systems Division. Mr. Paresi joined us in April 1997. From April 1996 until April 1997, Mr. Paresi was Corporate Director of Technology for Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, Mr. Paresi was Corporate Director of Technology for Loral, a position he held since 1993. From 1978 to 1993, Mr. Paresi was a Systems Engineer, Director of Marketing and Director of International Programs at Loral Electronic Systems. Mr. Paresi is currently a director of AnnisTech, Inc. and Millivision, Inc.

     Robert RisCassi, Vice President--Washington, D.C. Operations. General Robert W. RisCassi (U.S. Army-ret.) joined us in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S.Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center. General RisCassi is currently a director of Alliant Techsystems Inc.

     Charles J. Schafer, Senior Vice President--Business Operations and President of the Products Group. Mr. Schafer became a Senior Vice President inApril 2002. Mr. Schafer was appointed President of the Products Group in September 1999. He joined us in August 1998 as VicePresident--Business Operations. Prior to August 1998, he was President of Lockheed Martin's Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984.

     Stephen M. Souza, Vice President and Treasurer. Mr. Souza joined us in August 2001. Prior to joining us he was the Treasurer of ASARCO Inc. from 1999 to August 2001 and Assistant Treasurer from 1992 to 1999.

     Jill H. Wittels, Vice President--Business Development. Ms. Wittels joined us in March 2001. From July 1998 to February 2001 she was President and General Manager of BAE Systems' Information and Electronic Warfare Systems/Infrared and Imaging Systems division and its predecessor company.

From January 1997 to July 1998, Ms. Wittels was Vice President--Business Development and Operations for IR Focalplane Products at Lockheed Martin. Ms. Wittels is on the Board of Overseers for the Department of Energy's Fermi National Accelerator Lab. Ms. Wittels is also a director of Innovative Micro Technology, Inc. and Millivision, Inc.

     Claude R. Canizares, Director since May 2003. Since 1974, Professor Canizares has been a faculty member of the Massachusetts Institute of Technology (MIT). He currently serves as the Associate Provost and Bruno Rossi Professor of Experimental Physics, overseeing the MIT Lincoln Laboratory. In addition, he is a principal investigator and Associate Director of NASA's Chandra X-ray Observatory. Professor Canizares is a member of the National Academy of Sciences, the International Academy of Astronautics and a fellow of the American Physical Society and the American Association for the Advancement of Science. He is also a member of the Board of Trustees of the Associated Universities, Inc., the Board of Physics and Astronomy of the National Research Council and the Air Force Scientific Advisory Board.

     Thomas A. Corcoran, Director since July 1997. Member of the audit committee. Since March 2001, Mr. Corcoran has been the President and Chief Executive Officer of Gemini Air Cargo. Mr. Corcoran is also president of Corcoran Enterprises, a private management consulting firm. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From October 1998 to September 1999, he was President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin Corporation. From March 1995 to September 1998 he was the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology and the Board of Directors of REMEC Corporation.

     Robert B. Millard, Director since April 1997. Chairman of the compensation committee. Mr. Millard is a Managing Director of Lehman Brothers Inc., head of Lehman Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a Managing Director of Lehman Brothers Inc. in 1983. Mr. Millard is a director of GulfMark International, Kirch Media GmbH and Weatherford International, Inc.

     John M. Shalikashvili, Director since August 1998. Chairman of the audit committee. General Shalikashvili (U.S. Army-ret.) is an independent consultant and a Visiting Professor at Stanford University. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth Supreme Allied Commander, Europe(SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is a director of The Boeing Company, United Defense Industries Inc., Frank Russell Trust Company and Plug Power, Inc.

     Arthur L. Simon, Director since April 2000. Member of the audit committee. Mr. Simon is an independent consultant. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand, L.L.P., Certified Public Accountants, from 1968 to 1994. He is a director of Loral Space & Communications, Inc.

     Alan H. Washkowitz, Director since April 1997. Member of the compensation committee. Mr. Washkowitz is a Managing Director of Lehman Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Inc. Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is a director of Peabody Energy Corporation and K&F Industries, Inc.

     L-3 Holdings' certificate of incorporation provides for a classified board of directors divided into three classes. Class I will expire at the annual meeting of the stockholders to be held in 2005; Class II will expire at the annual meeting of the stockholders to be held in 2004; and Class III will expire at the annual meeting of the stockholders to be held in 2006. At each annual meeting, L-3 Holdings' stockholders will elect the successors to directors whose terms will then expire to serve from the time of election and qualification until the third annual meeting following election and until their successors have been elected and qualified, or until their resignation or removal, if any. Increases or decreases in the number of directorships will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Our executive officers and key employees serve at the discretion of our board of directors.


THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and two standing committees: the audit and compensation committees. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. We have no nominating committee; however, the audit committee has agreed to perform the functions of the nominating committee. Each executive officer serves at the discretion of the board of directors. During the fiscal year ended December 31, 2002, the board of directors held four regularly scheduled meetings and one special meeting. All of our directors attended at least 75% of the combined number of board of directors meetings and committee meetings during the past fiscal year.

     The audit committee currently consists of Messrs. Corcoran, Shalikashvili (Chairman) and Simon. This committee, which met nine times during 2002, is responsible generally for (1) recommending to the board of directors the independent accountants to be nominated to audit our financial statements; (2) approving the compensation of the independent accountants; (3) meeting with our independent accountants to review the proposed scope of the annual audit of our financial statements; (4) reviewing the findings of the independent accountants with respect to the annual audit; and (5) reviewing with management and the independent accountants our periodic financial reports prior to our filing them with the SEC and reporting annually to the board of directors with respect thereto. In addition, the audit committee, acting as the nominating committee, nominated the Class III members for reelection to the board of directors.

     During the 2002 fiscal year, Messrs. Robert Millard, John Montague and Alan Washkowitz served as members of the compensation committee of the board of directors. In May 2003, Mr. Montague resigned as a director and member of the compensation committee. The compensation committee currently consists of Messrs. Millard (Chairman) and Washkowitz. This committee, which acted by written consent four times during 2002, is responsible for administering our 1997 Stock Option Plan for Key Employees (the "1997 Plan") and our 1999 Long Term Performances Plan (the "1999 Plan") and has limited authority to adopt amendments to those plans. This committee is also responsible for recommending to the board of directors the salaries to be paid to our Chief Executive Officer and the President, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain of our other executive officers.


COMPENSATION OF DIRECTORS

     The directors who are also our employees or employees of our subsidiaries or affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the board of directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of L-3 Holdings' common stock. The chairman of both the audit committee and the compensation committee each receives additional cash annual compensation of $3,500. In addition, non-affiliated directors receive an annual stock option grant of 3,000 shares of L-3 Holdings' common stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,250 per meeting attended, including committee meetings, up to a maximum of $2,500 per day.

     Non-affiliated directors may defer up to 100 percent of the cash portion of their annual cash compensation (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred compensation will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning the calendar year in which his/her compensation is earned. Interest is accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of L-3 Holdings' common stock.


EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

     The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers who served in such capacities as of December 31, 2002, collectively referred to herein as the named executive officers, for services rendered to us during each of the last three years.



                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARD
                                                                                  -------------
                                                               ANNUAL               SECURITIES
                                                            COMPENSATION            UNDERLYING      ALL OTHER
                                                     --------------------------       STOCK        COMPENSATION
       NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)     BONUS ($)     OPTIONS (#)        ($)(1)
-----------------------------------------   ------   ------------   -----------   -------------   -------------
Frank C. Lanza                              2002       $825,000      $850,000        400,000         $ 11,125
 (Chairman and Chief                        2001        750,000       750,000             --           11,125
 Executive Officer) .....................   2000        750,000       500,000             --            6,858
Robert V. LaPenta                           2002        625,000       750,000        400,000           39,287
 (President and Chief                       2001        545,577       650,000             --           34,306
 Financial Officer) .....................   2000        500,000       400,000             --           32,907
Michael T. Strianese                        2002        331,250       375,000             --           19,690
 (Senior Vice President,                    2001        255,000       300,000         54,000           13,790
 Finance) ...............................   2000        209,673       225,000             --           73,515
Christopher C. Cambria                      2002        235,000       375,000             --           12,038
 (Senior Vice President,                    2001        235,000       300,000         54,000           10,838
 Secretary and General Counsel) .........   2000        228,025       225,000             --           10,827
Charles J. Schafer
 (Senior Vice President, Business           2002        268,750       350,000             --           24,449
 Operations and President of                2001        248,230       250,000         36,000          118,438
 the Products Group) ....................   2000        230,000       175,000             --          118,368

----------
(1) Amounts for the year ended December 31, 2002 include: (a) our matching contributions of $8,800 under our savings plan for Messrs. LaPenta and Schafer and $8,000 for Messrs. Strianese and Cambria; and (b) the value of supplemental life insurance programs in the amounts of $11,125 for Mr. Lanza, $30,487 for Mr. LaPenta, $11,690 for Mr. Strianese, $4,038 for Mr. Cambria and $15,649 for Mr. Schafer.

                       OPTION GRANTS IN FISCAL YEAR 2002


     The following table shows the options to purchase L-3 Holdings' common stock granted in fiscal year 2002 to the named executive officers.




                                                     % TOTAL      PER SHARE                       GRANT
                                      OPTIONS        OPTIONS       EXERCISE     EXPIRATION         DATE
NAME                                GRANTED (#)      GRANTED      PRICE ($)        DATE         VALUE ($)
--------------------------------   -------------   -----------   -----------   ------------   -------------
Frank C. Lanza .................      400,000          18.44%     $  53.75       3/25/12      $ 7,922,667
Robert V. LaPenta ..............      400,000          18.44%        53.75       3/25/12        7,922,667
Michael T. Strianese ...........           --           0.00%           --            --               --
Christopher C. Cambria .........           --           0.00%           --            --               --
Charles J. Schafer .............           --           0.00%           --            --               --
                                      -------          -----      --------       -------      -----------
                                      800,000                                                 $15,845,334
                                      =======                                                 ===========

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES


     The following table provides information on options to purchase L-3 Holdings' common stock that were exercised during fiscal year 2002 by our named executive officers; the total numbers of exercisable and non-exercisable options to purchase L-3 Holdings' common stock owned by our named executive officers at December 31, 2002, and the aggregate dollar value of such options that were in-the-money at December 31, 2002.




                                                                                                       VALUE OF
                                                                     NUMBER OF                       UNEXERCISED
                                                               SECURITIES UNDERLYING                 IN-THE-MONEY
                                  SHARES                        UNEXERCISED OPTIONS                   OPTIONS AT
                                 ACQUIRED       VALUE         AT FISCAL YEAR-END (#)           FISCAL YEAR-END ($) (1)
                                    ON        REALIZED   --------------------------------- --------------------------------
 NAME AND PRINCIPAL POSITION   EXERCISE(#)       ($)      EXERCISABLE   UNEXERCISABLE (2)   EXERCISABLE   UNEXERCISABLE (2)
----------------------------- ------------- ------------ ------------- ------------------- ------------- ------------------
Frank C. Lanza
 (Chairman and Chief
 Executive Officer) .........         --     $       --    1,828,572         400,000        $76,205,738       $     --
Robert V. LaPenta
 (President and Chief
 Financial Officer) .........    100,000      5,029,000    1,528,572         400,000         63,703,238             --
Michael T. Strianese
 (Senior Vice President,
 Finance) ...................     50,000      1,790,950       75,000          36,000          1,547,490        187,740
Christopher C. Cambria
 (Senior Vice President,
 Secretary and General
 Counsel) ...................         --             --       89,800          36,000          1,934,658        187,740
Charles J. Schafer
 (Senior Vice President,
 Business Operations and
 President of the Products
 Group) .....................     27,000        994,680       27,000          24,000            454,980        125,160

----------
(1) In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 31, 2002 closing stock price of L-3 Holdings' common stock of $44.91.


(2) These options are unexercisable because they have not yet vested under their terms.

PENSION PLAN

     The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Executive Retirement Plan to a covered participant upon retirement at normal retirement age (65), based on the career average compensation (salary and bonus) and years of credited service with us.




       AVERAGE                                  YEAR OF CREDITED SERVICE
     COMPENSATION     ----------------------------------------------------------------------------
    AT RETIREMENT          5         10         15         20         25         30         35
--------------------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
$  300,000 ..........  $18,952    $ 34,171   $ 46,357   $ 60,278   $ 71,497   $ 80,603   $ 87,955
    400,000 .........   25,605      46,159     62,629     81,361     96,446    108,652    118,496
    500,000 .........   32,258      58,152     78,905    102,452    121,399    136,704    149,032
    600,000 .........   38,909      70,140     95,176    123,536    146,344    164,749    179,563
    700,000 .........   45,562      82,131    111,451    144,624    171,295    192,799    210,100
    800,000 .........   52,213      94,119    127,722    165,708    196,243    220,847    240,638
    900,000 .........   58,865     106,111    143,997    186,798    221,194    248,898    271,175
  1,000,000 .........   65,517     118,100    160,270    207,883    246,141    276,946    301,711
  1,100,000 .........   72,169     130,089    176,543    228,970    271,092    304,993    332,245
  1,200,000 .........   78,820     142,078    192,814    250,054    296,040    333,039    362,779
  1,300,000 .........   85,473     154,069    209,089    271,142    320,988    361,088    393,315
  1,400,000 .........   92,124     166,058    225,360    292,228    345,938    389,138    423,851
  1,500,000 .........   98,776     178,047    241,633    313,314    370,886    417,186    454,385

     As of December 31, 2002, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $1,575,000 and six years; Mr. LaPenta, $1,275,000 and 31 years; Mr. Strianese, $631,250 and 13 years; Mr. Cambria, $535,000 and six years; and Mr. Schafer, $518,750 and four years.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 2002 fiscal year, Messrs. Robert Millard, John Montague, and Alan Washkowitz served as members of the compensation committee of the board of directors. In May 2003, Mr. Montague resigned as a director and member of the compensation committee. None of these individuals has served us or any of our subsidiaries as an officer or employee.

     None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.


EMPLOYMENT AGREEMENTS

     We entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, our Chairman and Chief Executive Officer, and Mr. LaPenta, our President and Chief Financial Officer. The Employment Agreements provided for an initial term of five years, which would automatically renew for one-year periods thereafter, unless a party thereto gave notice of its intent to terminate at least 90 days prior to the expiration of the term. Mr. Lanza's employment agreement was renewed in April 2002. Mr. LaPenta's employment agreement expired in April 2002.

     Upon a termination without cause or resignation for good reason, we will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provided for confidentiality during employment and at all times thereafter. There was also a noncompetition and non-solicitation covenant which was effective during the employment term and for one year thereafter; provided, however, that if the employment terminated following the expiration of the initial term, the noncompetition covenant would only be effective during the period, if any, that we paid the severance described above.

                          OWNERSHIP OF CAPITAL STOCK


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     All outstanding capital stock of L-3 Communications is owned by L-3 Holdings. As of May 31, 2003, there were 95,645,332 shares of L-3 Holdings' common stock outstanding. We know of no person who, as of May 31, 2003, beneficially owned more than five percent of the common stock, except as set forth below.




                                          AMOUNT AND NATURE
                                            OF BENEFICIAL        PERCENT
NAME OF BENEFICIAL OWNER                      OWNERSHIP        OF CLASS (1)
------------------------                 ------------------   -------------
Citigroup Inc.(2)
 153 East 53rd Street
 New York, New York 10043. ...........       10,675,192            11.2%
Frank C. Lanza(3)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016. ...........        4,913,248             5.0%
Robert V. LaPenta(4)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016. ...........        5,268,807             5.4%

----------
(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at May 31, 2003.

(2) Based on a Schedule 13G/A filed with the S.E.C., dated February 4, 2003, in which Citigroup Inc. reported that it had shared voting and dispositive power over 10,675,192 shares of common stock.

(3) The shares of common stock beneficially owned includes 1,661,906 shares issuable under employee stock options and exercisable within 60 days of May 31, 2003.

(4) The shares of common stock beneficially owned includes 1,661,906 shares issuable under employee stock options and exercisable within 60 days of May 31, 2003 and 959 shares allocated to the account of Mr. LaPenta under our savings plans.


SECURITY OWNERSHIP OF MANAGEMENT


     The following table shows the amount of L-3 Holdings' common stock beneficially owned (unless otherwise indicated) by L-3 Holdings' executive officers, L-3 Holdings' directors, and by all of L-3 Holdings' current executive officers and directors as a group. Except as otherwise indicated, all information listed below is as of May 31, 2003.

                                                                           SHARES OF       PERCENTAGE OF
                                                                            COMMON           SHARES OF
                                                                             STOCK            COMMON
                                                                         BENEFICIALLY          STOCK
                       NAME OF BENEFICIAL OWNER                          OWNED (1)(2)     OUTSTANDING (3)
---------------------------------------------------------------------   --------------   ----------------
Directors and Executive Officers
 Frank C. Lanza .....................................................      4,913,248            5.0%
 Robert V. LaPenta ..................................................      5,268,807            5.4%
 Michael T. Strianese ...............................................         75,910             --
 Christopher C. Cambria .............................................         90,681             --
 Charles J. Schafer .................................................         27,862             --
 Thomas A. Corcoran(4) ..............................................         11,000             --
 Robert B. Millard(4)(5)(6) .........................................        143,178             --
 John M. Shalikashvili(4) ...........................................         11,684             --
 Arthur L. Simon(4) .................................................         14,260             --
 Alan H. Washkowitz(4)(5)(7) ........................................        274,722             --
Directors and Executive Officers as a Group (18 persons)(8) .........     11,047,808           11.1%

----------
(1) The shares of L-3 Holdings common stock beneficially owned include the number of shares (i) issuable under employee stock options and exercisable within 60 days of May 31, 2003 and (ii) allocated to the accounts of executive officers under our savings plans. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 1,661,906 shares; Mr. LaPenta, 1,661,906 shares; Mr. Strianese, 75,000 shares, Mr. Cambria, 89,800 shares and Mr. Schafer, 27,000 shares; and (ii) the following represent shares allocated under our saving plans to the accounts of: Mr. LaPenta, 959 shares; Mr. Strianese, 910 shares; Mr. Cambria, 881 shares; and Mr. Schafer, 862 shares.


(2) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.


(3) Share ownership does not exceed one percent of the class unless otherwise indicated. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at May 31, 2003.


(4) Includes 11,000 shares issuable and exercisable under director stock options within 60 days of May 31, 2003 in the case of Messrs. Corcoran and Shalikashvili, 8,000 shares in the case of Mr. Simon and 5,000 shares in the case of Messrs. Millard and Washkowitz.


(5) Robert B. Millard and Alan H. Washkowitz, each of whom is a member of our board of directors, are each a Managing Director of Lehman Brothers Inc. and limited partners of Lehman Brothers Capital Partners III, L.P. As limited partners of Lehman Brothers Capital Partners III, L.P., Messrs. Millard and Washkowitz may be deemed to share beneficial ownership of shares of L-3 Holdings' common stock held by Lehman Brothers Capital Partners III, L.P. Such individuals disclaim any such beneficial ownership and those shares of common stock are not reflected in the numbers shown in this table.

(6) Includes 105,278 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.


(7) Includes 111,330 shares in trust, for the benefit of Mr. Washkowitz's children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.


(8) Includes 3,755,280 shares issuable under employee stock options and exercisable under employee stock options within 60 days of May 31, 2003, and 14,514 shares allocated to the accounts of executive officers under our savings plans.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITIES OF L-3 COMMUNICATIONS CORPORATION

     The senior credit facilities of L-3 Communications Corporation have been provided by a syndicate of banks led by Bank of America, N.A., as administrative agent. The senior credit facilities provide for:

     (A) $500 million in revolving credit loans which must be repaid by May 15, 2006 (the "Revolving Credit Facility"); and

     (B) $250 million in revolving credit loans which must be repaid by February 24, 2004 (the "Revolving 364 Day Facility" and together with (A) above, the "senior credit facilities").

However, all or a portion of the Revolving 364 Day Facility may be extended annually on the maturity date of the Revolving 364 Day Facility for a period of 364 days with the consent of lenders holding at least 50% of the commitments to make 364-day loans (February 24, 2004, as extended in accordance with the foregoing, the "364 Day Termination Date"). L-3 Communications Corporation may also convert the outstanding principal amount of any or all of the loans outstanding under the Revolving 364 Day Facility to term loans on the 364 Day Termination Date if it meets certain conditions. The senior credit facilities include availability for letters of credit, and the Revolving Credit Facility allows borrowings up to a specified amount on same-day notice (the "Swingline Loans").

     All borrowings under the senior credit facilities bear interest, at L-3 Communications Corporation's option, at either:

     (A) "base rate" equal to, for any day, the higher of:

    o 0.50% per annum above the latest federal funds effective rate; and

    o the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "reference rate,"

   plus a spread ranging from 2.00% to 0.50% per annum, and adjusted periodically, depending on
   L-3 Communications Corporation's Debt Ratio (as defined below) at the time of determination or

     (B) "LIBOR" equal to, for any interest period (as defined in the senior credit facilities), the London interbank offered rate for such interest period as determined in accordance with the senior credit facilities and as adjusted to reflect any reserve requirements, plus a spread ranging from 3.00% to 1.50% per annum, and adjusted periodically, depending on the Debt Ratio at the time of determination, provided that Swingline Loans can only bear interest at the "base rate" plus the applicable spread.

     The Debt Ratio is defined in the senior credit facilities as the ratio of Consolidated Total Debt to Consolidated EBITDA. Consolidated Total Debt is equal to outstanding indebtedness for borrowed money or the deferred purchase price of property, including capitalized lease obligations, plus permitted convertible securities guaranteed by L-3 Communications Corporation or its subsidiaries minus the lesser of actual unrestricted cash or $50 million. Consolidated EBITDA is equal to consolidated net income (excluding extraordinary gains and losses and gains and losses in connection with asset dispositions and discontinued operations) for the most recent four quarters, plus consolidated interest expense (including consolidated interest expense of L-3 Holdings for permitted convertible securities guaranteed by L-3 Communications Corporation or its subsidiaries), income taxes, depreciation and amortization minus depreciation and amortization related to minority interest.

     L-3 Communications Corporation will pay commitment fees calculated at a rate ranging from 0.50% to 0.35% per annum for the Revolving Credit Facility and 0.45% to 0.30% per annum for the Revolving 364 Day Facility, depending on the Debt Ratio in effect at the time of determination, on the daily amount of the available unused commitment under the senior credit facilities. These commitment fees are payable quarterly in arrears and upon termination of the senior credit facilities.

     L-3 Communications Corporation will pay a letter of credit fee calculated at a rate ranging from (A) 1.50% to 0.75% per annum in the case of performance letters of credit and (B) 3.00% to 1.50% per annum in the case of all other letters of credit, in each case depending on the Debt Ratio at the time of determination. L-3 Communications Corporation will also pay a fronting fee equal to 0.125% per annum on the aggregate face amount of all outstanding letters of credit. Such fees will be payable quarterly in arrears and upon the termination of the senior credit facilities. In addition, L-3 Communications Corporation will pay customary transaction charges in connection with any letters of credit. The senior credit facilities provide for the issuance of letters of credit in currencies other than United States dollars.

     The above interest rates are adjusted for changes in the Debt Ratio and reach their maximum if the Debt Ratio is greater than 4.25 to 1.0 and reach their minimum if that ratio is less than 2.75 to 1.0.

     In the event that we convert any or all of the outstanding principal amount under the Revolving 364 Day Facility into term loans (the "Applicable Converted Commitment") on any 364 Termination Date, we would have to repay the principal amount of the resulting term loans by May 16, 2006 or, if earlier, the second anniversary of the effective date of such conversion into term loans.

     Borrowings under the senior credit facilities are subject to mandatory prepayment (i) with the net proceeds of any incurrence of indebtedness that is not permitted under the senior credit facilities and (ii) with the proceeds of asset sales, in both cases subject to certain exceptions.

     L-3 Communications Corporation's obligations under the senior credit facilities are secured by:

    o a pledge by L-3 Communications Holdings of the stock of L-3
      Communications Corporation; and

    o a pledge by L-3 Communications Corporation and all of its material direct and indirect subsidiaries of all of the stock of their respective material domestic subsidiaries and 65% of the stock of their material first-tier foreign subsidiaries.

     In addition, indebtedness under the senior credit facilities is guaranteed by L-3 Communications Holdings and by substantially all of L-3 Communications Corporation's direct and indirect material domestic subsidiaries.

     The senior credit facilities contain customary covenants and restrictions on L-3 Communications Corporation's ability to engage in certain activities. In addition, the senior credit facilities provide that L-3 Communications Corporation must meet or exceed an interest coverage ratio and must not exceed the Debt Ratio. The senior credit facilities also include customary events of default.

     Under the senior credit facilities, each of the following items constitutes an event of default:

    o L-3 Communications Corporation fails to pay principal or amounts drawn under letters of credit when due;

    o L-3 Communications Corporation fails to pay interest within five days after that amount becomes due;

    o any representation or warranty made is incorrect in any material respect;

    o L-3 Communications Corporation does not comply with its financial and other covenants (and, for some of other covenants, the default continues for 30 days);

    o L-3 Communications Corporation or any of its subsidiaries defaults under any indebtedness, guarantee obligation or interest rate hedging agreement in the aggregate amount of at least $15.0 million for more than 10 days and that default would enable the holder of the obligation to accelerate the obligation;

    o certain events of bankruptcy, insolvency or reorganization occur with respect to L-3 Communications Corporation or any of its subsidiaries;

    o certain events occur with respect to any employee benefit plan of L-3 Communications Corporation or its affiliates covered by ERISA that would have a material adverse effect;

    o L-3 Communications Holdings, L-3 Communications Corporation or any of the subsidiaries of L-3 Communications Corporation fails to pay judgments aggregating in excess of $15.0 million, which judgments are not paid, covered by insurance, discharged or stayed for a period of 60 days;

    o any of the pledge agreements ceases to be in full force and effect or L-3 Communications Corporation or any party to any pledge agreement so asserts, or the lien under any of the pledge agreements ceases to be an enforceable first priority lien (subject to a grace period in certain cases);

    o the guarantees of the senior credit facilities are held to be enforceable or invalid or cease to be in full force and effect, or any guarantor denies its obligations under its guarantee; and

    o a change of control.

     If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization of L-3 Communications Corporation, the commitments under the senior credit facilities will automatically terminate and the loans, including accrued interest, and all other amounts owed under the agreements will become immediately due and payable. If any other event of default occurs, then lenders holding the majority in aggregate principal amount of the loans under any senior credit facility may declare the commitments under that facility to be terminated and the loans, including accrued interest, and all other amounts owed under that facility to be immediately due and payable. Upon any acceleration, L-3 Communications Corporation must cash collateralize any undrawn letters of credit under the senior credit facilities.

8% SENIOR SUBORDINATED NOTES DUE 2008

     L-3 Communications Corporation has outstanding $200.0 million in aggregate principal amount of 8% Senior Subordinated Notes due 2008 (the "December 1998 Notes"). The December 1998 Notes are subject to the terms and conditions of an Indenture dated as of December 11, 1998, among L-3 Communications Corporation, the guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "December 1998 Indenture"). The following summary of the material provisions of the December 1998 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the December 1998 Indenture and those terms made a part of the December 1998 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the December 1998 Indenture and not otherwise defined herein are used below with the meanings set forth in the December 1998 Indenture.

     General

     The December 1998 Notes will mature on August 1, 2008 and bear interest at 8% per annum, payable semi-annually on February 1 and August 1 of each year. The December 1998 Notes are general unsecured obligations of L-3 Communications Corporation and are subordinated in right of payment to all existing and future senior debt of L-3 Communications Corporation and rank pari passu with the 2002 Notes and the outstanding notes and the exchange notes. The December 1998 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications Corporation's restricted subsidiaries other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the outstanding notes and the exchange notes, the 2002 Notes, the 2000 Convertible Notes and the CODES.

     Optional Redemption

     The December 1998 Notes are subject to redemption at any time, at the option of L-3 Communications Corporation, in whole or in part, on or after August 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104% of principal (plus accrued and unpaid interest) during the 12-month period beginning August 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on August 1, 2006 and thereafter.

     Change of Control

     Upon the occurrence of a change of control, each holder of the December 1998 Notes may require L-3 Communications Corporation to repurchase all or a portion of such holder's December 1998 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

    o the disposition of all or substantially all of L-3 Communications Corporation's assets to any person;

    o the adoption of a plan relating to the liquidation or dissolution of L-3 Communications Corporation;

    o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications Corporation; or

    o the first day on which a majority of the members of the Board of Directors of L-3 Communications Corporation are not continuing directors.

     Subordination

     The December 1998 Notes are general unsecured obligations of L-3 Communications Corporation and are subordinate to all existing and future senior debt of L-3 Communications Corporation. The December 1998 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications Corporation. The guarantees of L-3 Communications Corporation's subsidiaries under the December 1998 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the December 1998 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

     Antilayering Provision

     The December 1998 Indenture provides that (i) L-3 Communications Corporation will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the December 1998 Notes, and (ii) no guarantor of the December 1998 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the December 1998 Notes.

     Certain Covenants

     The December 1998 Indenture contains a number of covenants restricting the operations of L-3 Communications Corporation, limiting the ability of L-3 Communications Corporation to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

     Events of Default

     Events of Default under the December 1998 Indenture include the following:

    o a default for 30 days in the payment when due of interest on, or liquidated damages with respect to the December 1998 Notes;

    o default in payment when due of the principal of or premium, if any, on the December 1998 Notes;

    o failure by L-3 Communications Corporation to comply with certain provision of the December 1998 Indenture (subject, in some but not all cases, to notice and cure periods);

    o default under indebtedness for money borrowed by L-3 Communications Corporation or any of its restricted subsidiaries in excess of $10.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

    o failure by L-3 Communications Corporation or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    o except as permitted by the December 1998 Indenture, any guarantee under the December 1998 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the December 1998 Notes, shall deny or disaffirm its obligations under its guarantee; or

    o certain events of bankruptcy or insolvency with respect to L-3 Communications Corporation or any of its restricted subsidiaries.

     Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding December 1998 Notes may accelerate the maturity of all the December 1998 Notes as provided in the December 1998 Indenture.

5 1/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2009

     L-3 Communications Holdings has outstanding $300.0 million in aggregate principal amount of 5 1/4% Convertible Senior Subordinated Notes due 2009 (the "2000 Convertible Notes"). The 2000 Convertible Notes are subject to the terms and conditions of an Indenture dated as of November 21, 2000, among L-3 Communications Holdings, L-3 Communications Corporation, as a guarantor, the other guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "2000 Indenture"). The following summary of the material provisions of the 2000 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the 2000 Indenture and those terms made a part of the 2000 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 2000 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2000 Indenture.

    General

     The 2000 Convertible Notes will mature on June 1, 2009 and bear interest at 5 1/4% per annum, subject to certain adjustments, payable semi-annually on June 1 and December 1 of each year. The 2000 Convertible Notes are unsecured senior subordinated obligations of L-3 Communications Holdings and are subordinated in right of payment to all existing and future senior debt of L-3 Communications Holdings. The 2000 Convertible Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications Holdings' restricted subsidiaries, including L-3 Communications Corporation, other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the 2002 Notes, the outstanding notes and the exchange notes, the December 1998 Notes and the CODES. Holders of the 2000 Convertible Notes may convert the 2000 Convertible Notes into shares of L-3 Communications Holdings' common stock at a conversion rate of $40.75 per share (equal to a conversion rate of 24.5398 shares per $1,000 principal amount of 2000 Convertible Notes), subject to adjustment under certain circumstances.

    Optional Redemption

     The 2000 Convertible Notes are subject to redemption at any time, at the option of L-3 Communications Holdings, in whole or in part, on or after December 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 102.625% of principal (plus accrued and unpaid interest) during the 12-month period beginning December 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on December 1, 2005 and thereafter. No interest will be paid on the 2000 Convertible Notes that are converted into common stock of L-3 Communications Holdings, except the 2000 Convertible Notes that are called for redemption on a date that is after a record date but prior to the corresponding interest payment date if the 2000 Convertible Notes are converted into common stock after the record date.

    Change of Control

     Upon the occurrence of a change of control, each holder of the 2000 Convertible Notes may require L-3 Communications Holdings to repurchase all or a portion of such holder's 2000 Convertible Notes at a purchase price equal to 100% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

    o the disposition of all or substantially all of the assets of L-3 Communications Holdings and certain of its subsidiaries to any person;

    o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications Holdings;

    o the first day on which a majority of the members of the Board of Directors of L-3 Communications Holdings are not continuing directors; or

    o the consolidation or merger of L-3 Communications Holdings with or into any other person, the merger of another person into L-3 Communications Holdings or any conveyance, transfer, sale, lease, or other disposition of all or substantially all of the properties and assets of L-3 Communications Holdings to another person, subject to certain exceptions.

    Subordination

     The 2000 Convertible Notes are unsecured senior subordinated obligations of L-3 Communications Holdings and are subordinate to all existing and future senior debt of L-3 Communications Holdings. The guarantees of L-3 Communications Holdings' subsidiaries under the 2000 Convertible Notes, including the guarantee by L-3 Communications Corporation, are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the 2000 Convertible Notes rank pari passu with all senior subordinated indebtedness of those guarantors.

    Antilayering Provision

     The 2000 Indenture provides that (i) L-3 Communications Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the 2000 Convertible Notes, and (ii) no guarantor of the 2000 Convertible Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the 2000 Convertible Notes.

    Events of Default

     Events of Default under the 2000 Indenture include the following:

    o a default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the 2000 Convertible Notes;

    o default in payment when due of the principal of or premium, if any, on the 2000 Convertible Notes;

    o failure by L-3 Communications Holdings for 60 days after notice to comply with certain provisions of the 2000 Convertible Indenture (subject, in some but not all cases, to notice and cure periods);

    o default under indebtedness for money borrowed by L-3 Communications Holdings or any of its restricted subsidiaries that would be a significant subsidiary in excess of $10.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

    o failure by L-3 Communications Holdings or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    o except as permitted by the 2000 Indenture, any guarantee under the 2000 Convertible Notes shall be held in any judicial proceeding to be unenforceable or invalid; and

    o certain events of bankruptcy, insolvency or reorganization with respect to L-3 Communications Holdings.

     Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2000 Convertible Notes may accelerate the maturity of all the 2000 Convertible Notes as provided in the 2000 Indenture.


4.00% SENIOR SUBORDINATED CONVERTIBLE CONTINGENT DEBT SECURITIES (CODES) DUE
2011

     L-3 Communications Holdings has outstanding $420.0 million in aggregate principal amount of 4.00% Senior Subordinated Convertible Contingent Debt Securities(SM) (CODES(SM)) due 2011 (the "CODES"). The CODES are subject to the terms and conditions of an Indenture dated as of October 24, 2001, among L-3 Communications Holdings, L-3 Communications Corporation, as a guarantor, the other guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "2001 Indenture"). The following summary of the material provisions of the 2001 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the 2001 Indenture and those terms made a part of the 2001 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 2001 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2001 Indenture.

    General

     The CODES will mature on September 15, 2011 and bear interest at 4.00% per annum, subject to certain adjustments, payable semi-annually on March 15 and September 15 of each year. Holders of CODES are entitled to contingent interest not to exceed a per annum rate of 0.50% during any six months period from March 15 to September 14 and from September 15 to March 14 if the average trading price of the CODES for the five trading days ending on the second trading day immediately preceding the relevant six month period equals 120% or more of the principal amount of the CODES. The CODES are unsecured senior subordinated obligations of L-3 Communications Holdings and are subordinated in right of payment to all existing and future senior debt of L-3 Communications Holdings. The CODES are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications Holdings' restricted subsidiaries, including L-3 Communications Corporation, other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the 2002 Notes, the outstanding notes and the exchange notes, the December 1998 Notes and the 2000 Convertible Notes. Holders of the CODES may convert the CODES into shares of L-3 Communications Holdings' common stock at a conversion rate of $53.8125 per share (equal to a conversion rate of 18.583 shares per $1,000 principal amount of CODES), subject to adjustment under any of the following circumstances:

    o during any quarterly conversion period, if the closing sale price of our common stock for a period of at least 20 trading days in the period of 30 consecutive days ending on the first day of such conversion period is more than 120% of the conversion price on that thirtieth day;

    o during the five business day period following any 10 consecutive trading-day period in which the average of the trading prices (as defined) for the CODES was less than 105% of the average sale prices (as defined) of our common stock multiplied by the number of shares into which such CODES are then convertible;

    o during any period in which the credit rating assigned to the CODES by either Moody's Investors Service, Inc., or Moody's, or Standard & Poor's Rating Services, or Standard & Poor's, is below B3 and B\-, respectively, or in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency or in which neither rating agency continues to rate the CODES or provide ratings services or coverage to us;

    o if the CODES have been called for redemption; or

    o upon the occurrence of specified corporate transactions described.

    Optional Redemption

     The CODES are subject to redemption at any time, at the option of L-3 Communications Holdings, in whole or in part, on or after October 24, 2004 at redemption prices (plus accrued and unpaid interest, including contingent interest, if any) starting at 102.0% of principal (plus accrued and unpaid interest, including contingent interest, if any) and declining annually to 100% of principal (plus accrued and unpaid interest, including contingent interest, if any) on September 15, 2006 and thereafter. No interest, including contingent interest, will be paid on the CODES that are converted into common stock of L-3 Communications Holdings, except the CODES that are called for redemption on a date that is after a record date but prior to the corresponding interest payment date if the CODES are converted into common stock after the record date, provided, however, the holders of CODES are entitled to interest, including contingent interest, if any, accrued for a period beginning September 15, 2004 through October 23, 2004 if such holders convert subsequent to October 23, 2004.

    Change of Control

     Upon the occurrence of a change of control, each holder of the CODES may require L-3 Communications Holdings to repurchase all or a portion of such holder's CODES at a purchase price equal to 100% of the principal amount (plus accrued and unpaid interest, including contingent interest, if any and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

    o the disposition of all or substantially all of the assets of L-3 Communications Holdings and certain of its subsidiaries to any person;

    o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications Holdings;

    o the first day on which a majority of the members of the Board of Directors of L-3 Communications Holdings are not continuing directors; or


    o the consolidation or merger of L-3 Communications Holdings with or into any other person, the merger of another person into L-3 Communications Holdings or any conveyance, transfer, sale, lease, or other disposition of all or substantially all of the properties and assets of L-3 Communications Holdings to another person, subject to certain exceptions.


    Subordination

     The CODES are unsecured senior subordinated obligations of L-3 Communications Holdings and are subordinate to all existing and future senior debt of L-3 Communications Holdings. The guarantees of L-3 Communications Holdings' subsidiaries under the CODES, including the guarantee by L-3 Communications Corporation, are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the CODES rank pari passu with all senior subordinated indebtedness of those guarantors.

    Antilayering Provision

     The 2001 Indenture provides that (i) L-3 Communications Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the CODES, and (ii) no guarantor of the CODES will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the CODES.

    Events of Default

     Events of Default under the 2001 Indenture include the following:

    o a default for 30 days in the payment when due of interest (including contingent interest, if any) on, or additional amounts with respect to, the CODES;


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    o default in payment when due of the principal of or premium, if any, on the CODES;

    o failure by L-3 Communications Holdings for 60 days after notice to comply with certain provisions of the 2001 Indenture (subject, in some but not all cases, to notice and cure periods);

    o default under indebtedness for money borrowed by L-3 Communications Holdings or any of its restricted subsidiaries that would be a significant subsidiary in excess of $10.0 million, which default results in the acceleration of such indebtedness prior to express maturity;

    o failure by L-3 Communications Holdings or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    o except as permitted by the 2001 Indenture, any guarantee under the CODES shall be held in any judicial proceeding to be unenforceable or invalid; and

    o certain events of bankruptcy, insolvency or reorganization with respect to L-3 Communications Holdings or any of its restricted subsidiaries that would be significant subsidiaries.

     Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding CODES may accelerate the maturity of all the CODES as provided in the 2001 Indenture.


7 5/8% SENIOR SUBORDINATED NOTES DUE 2012

     L-3 Communications Corporation has outstanding $750.0 million in aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2012 (the "2002 Notes"). The 2002 Notes are subject to the terms and conditions of an Indenture dated as of June 28, 2002, among L-3 Communications Corporation, the guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "2002 Indenture"). The following summary of the material provisions of the 2002 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the 2002 Indenture and those terms made a part of the 2002 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 2002 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2002 Indenture.


    General

     The 2002 Notes will mature on June 15, 2012 and bear interest at 7 5/8% per annum, payable semi-annually on December 15 and June 15 of each year. The 2002 Notes are general unsecured obligations of L-3 Communications Corporation and are subordinated in right of payment to all existing and future senior debt of L-3 Communications Corporation and rank pari passu with the December 1998 Notes and the outstanding notes and the exchange notes. The 2002 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications Corporation's restricted subsidiaries other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the outstanding notes and the exchange notes, the December 1998 Notes, the 2000 Convertible Notes and the CODES.


    Optional Redemption

     The 2002 Notes are subject to redemption at any time, at the option of L-3 Communications Corporation, in whole or in part, on or after June 15, 2007 at redemption prices (plus accrued and unpaid interest) starting at 103.813% of principal (plus accrued and unpaid interest) during the 12-month period beginning June 15, 2007 and declining annually to 100% of principal (plus accrued and unpaid interest) on June 15, 2010 and thereafter.

     Before June 15, 2005, L-3 Communications Corporation may on any one or more occasions redeem up to an aggregate of 35% of the 2002 Notes originally issued at a redemption price of 107.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date,


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

with the net cash proceeds of certain equity offerings by L-3 Communications Corporation or the net cash proceeds of certain equity offerings by L-3 Communications Holdings that are contributed to L-3 Communications Corporation as common equity capital; provided that at least 65% of the 2002 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

    Change of Control

     Upon the occurrence of a change of control, each holder of the 2002 Notes may require L-3 Communications Corporation to repurchase all or a portion of such holder's 2002 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

    o the disposition of all or substantially all of L-3 Communications Corporation's assets to any person;

    o the adoption of a plan relating to the liquidation or dissolution of L-3 Communications Corporation;

    o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications Corporation; or

    o the first day on which a majority of the members of the Board of Directors of L-3 Communications Corporation are not continuing directors.


    Subordination

     The 2002 Notes are general unsecured obligations of L-3 Communications Corporation and are subordinate to all existing and future senior debt of L-3 Communications Corporation. The 2002 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications Corporation. The guarantees of L-3 Communications Corporation's subsidiaries under the 2002 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the 2002 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

    Antilayering Provision

     The 2002 Indenture provides that (i) L-3 Communications Corporation will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the 2002 Notes, and (ii) no guarantor of the 2002 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the 2002 Notes.

    Certain Covenants

     The 2002 Indenture contains a number of covenants restricting the operations of L-3 Communications Corporation, limiting the ability of L-3 Communications Corporation to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

     In the event that the 2002 Notes are assigned a rating of Baa3 or better by Moody's and BBB- or better by S&P and no event of default has occurred and is continuing, certain covenants in the 2002 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB-, the suspended covenants will be reinstituted.

    Events of Default

     Events of Default under the 2002 Indenture include the following:

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

    o a default for 30 days in the payment when due of interest on, or liquidated damages with respect to the 2002 Notes;

    o default in payment when due of the principal of or premium, if any, on the 2002 Notes;

    o failure by L-3 Communications Corporation to comply with certain provision of the 2002 Indenture (subject, in some but not all cases, to notice and cure periods);

    o default under indebtedness for money borrowed by L-3 Communications Corporation or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

    o failure by L-3 Communications Corporation or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    o except as permitted by the 2002 Indenture, any guarantee under the 2002 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the 2002 Notes, shall deny or disaffirm its obligations under its guarantee; or

    o certain events of bankruptcy or insolvency with respect to L-3 Communications Corporation or any of its restricted subsidiaries.

     Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2002 Notes may accelerate the maturity of all the 2002 Notes as provided in the 2002 Indenture.


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                              THE EXCHANGE OFFER


GENERAL

     L-3 hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $400.0 million aggregate principal amount of our 6 1/8% Senior Subordinated Notes due 2013, which we refer to in this prospectus as the outstanding notes, for a like aggregate principal amount of our 6 1/8% Series B Senior Subordinated Notes due 2013, which we refer to in this prospectus as the exchange notes, properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below. The exchange offer is being made with respect to all of the outstanding notes.

     As of the date of this prospectus, $400.0 million aggregate principal amount of the outstanding notes is outstanding. This prospectus, together with
the letter of transmittal, is first being sent on or about       , 2003, to all
holders of outstanding notes known to L-3. L-3's obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. L-3 currently expects that each of the conditions will be satisfied and that no waivers will be necessary.


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use all commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act as promptly as practicable, but in no event later than 180 days after the closing date and to keep the exchange offer open for a period of not less than 20 business days. The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on May 21, 2003.

     Under certain circumstances set forth in the registration rights agreement, we will use all commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement, effective for up to two years after the closing date.

     If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes.

     Each holder of outstanding notes that wishes to exchange outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:

    o any exchange notes will be acquired in the ordinary course of its business;

    o the holder will have no arrangements or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act;

    o the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of L-3 or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act to the extent applicable;

    o if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and


    o if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or


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

      other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."



RESALE OF EXCHANGE NOTES

     Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

    o the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    o the exchange notes are acquired in the ordinary course of the holder's business; and

    o the holder does not intend to participate in the distribution of the exchange notes.

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

    o cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

    o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional amounts upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $400.0 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.


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

     We intend to conduct the exchange offer in accordance with the provisions of the exchange offer and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding notes, except for any rights under the exchange offer and registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to the holders. Under the terms of the exchange offer and registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain Conditions to the Exchange Offer."

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time on       ,
2003, unless in our sole discretion we extend it.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

    o to delay accepting for exchange any outstanding notes;

    o to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

    o under the terms of the exchange offer and registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of outstanding notes of the amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.


CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

    o the exchange notes to be received will not be tradable by the holder. without restriction under the Securities Act, the Securities Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

    o the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC: or

    o any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

    o the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution"; and

    o such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of the extension to their holders. During any such extensions, all notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance, or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.


PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

    o complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

    o comply with DTC's Automated Tender Offer Program procedures described below.

     In addition, either:

    o the exchange agent must receive the outstanding notes along with the accompanying letter of transmittal; or

    o the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

    o the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its outstanding notes either:

    o make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

    o obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes are tendered:

    o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or

    o for the account of an eligible institution.

     If the accompanying letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

     If the accompanying letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may. instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    o DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

    o the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

    o the agreement may be enforced against that participant.

     We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    o outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at DTC; and

    o a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     By signing the accompanying letter of transmittal or authorizing the transmission of the agent's message, each tendering holder of outstanding notes will represent or be deemed to have represented to us that, among other things:


    o any exchange notes that the holder receives will be acquired in the ordinary course of its business;

    o the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

    o if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

    o if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities. that it will deliver a prospectus, as required by law, in connection with any resale of any exchange notes. See "Plan of Distribution"; and

    o the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.


BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the accompanying letter of transmittal or any other available required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

    o the tender is made through an eligible institution;

    o prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

       o setting forth the name and address of the holder, the registered number(s) of the outstanding notes and the principal amount of outstanding notes tendered:

       o stating that the tender is being made thereby; and

       o guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    o the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation. and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.


     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.


WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

   For a withdrawal to be effective:

    o the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "-- Exchange Agent", or

    o holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.


     Any notice of withdrawal must:

    o specify the name of the person who tendered the outstanding notes to be withdrawn;

    o identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

    o where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes were registered, if different from that of the withdrawing holder.


     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

    o the serial numbers of the particular certificates to be withdrawn; and

    o a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.


     If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, outstanding notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.


EXCHANGE AGENT

     The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or for the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows:

 BY MAIL OR OVERNIGHT DELIVERY:            BY FACSIMILE:                    BY HAND DELIVERY:
       The Bank of New York             The Bank of New York              The Bank of New York
        Reorganization Unit             Reorganization Unit                Reorganization Unit
   101 Barclay Street - 7 East      101 Barclay Street - 7 East            101 Barclay Street
         New York, NY 10286              New York, NY 10286         Lobby Level - Corp. Trust Window
    Attention: William Buckley       Attention: William Buckley              New York 10286
                                           (212) 298-1915              Attention: William Buckley
                                         CONFIRM RECEIPT OF
                                       FACSIMILE BY TELEPHONE
                                           (212) 815-5788

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $300,000. They include:

    o SEC registration fees;

    o fees and expenses of the exchange agent and trustee;

    o accounting and legal fees and printing costs; and

    o related fees and expenses.


TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

    o certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

    o tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

    o a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

     If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

     Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of the outstanding notes:

    o as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

    o otherwise as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

     In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

    o cannot rely on the applicable interpretations of the SEC; and

    o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


ACCOUNTING TREATMENT

     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.


OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                           DESCRIPTION OF THE NOTES

     The outstanding notes were issued and the exchange notes offered hereby will be issued under an indenture (the "Indenture") among the Company, as issuer, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

     The following summary of the material provisions of the Indenture describes the material terms of the Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

     For purposes of this summary, the term "Company" refers only to L-3 Communications Corporation and not to any of its Subsidiaries.


BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

     The Notes:

    o are general unsecured obligations of the Company;

    o rank pari passu in right of payment with the May 1998 Notes, the December 1998 Notes and the 2002 Notes;

    o rank pari passu in right of payment with the obligations of the Company under Holdings' outstanding 2000 Convertible Notes and 2001 CODES;

    o are subordinated in right of payment to all current and future Senior Debt; and

    o are senior in right of payment to any future Indebtedness of the Company that expressly provides that it is not senior to the Notes.

     The Subsidiary Guarantees:

    o are general unsecured obligations of the Guarantors;

    o rank pari passu in right of payment with the guarantees of the May 1998 Notes, the December 1998 Notes and the 2002 Notes;

    o rank pari passu in right of payment with the obligations of the Guarantors under Holdings' outstanding 2000 Convertible Notes and 2001 CODES;

    o are subordinated in right of payment to all current and future Senior Debt of the Guarantors; and

    o are senior in right of payment to any future Indebtedness of the Guarantors that expressly provides that it is not senior to the Subsidiary Guarantees.

     At March 31, 2003, the Company did not have any Senior Debt outstanding (excluding letters of credit). The Indenture permits the incurrence of additional Senior Debt in the future. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."


THE SUBSIDIARY GUARANTEES

     The Indenture provides that the Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present and future Restricted Subsidiaries, other than Foreign Subsidiaries. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- The guarantees may be unenforceable due to fraudulent conveyance statutes, and accordingly, you could have no claim against the guarantors." The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities.

     Upon the release of a Guarantee by a Restricted Subsidiary under all then outstanding Credit Facilities, at any time after the suspension of certain covenants as provided below under the caption "-- Certain Covenants -- Changes in Covenants when Notes Rated Investment Grade," the Subsidiary Guarantee of such Restricted Subsidiary under the Indenture will be released and discharged at such time. In the event that any such Restricted Subsidiary thereafter Guarantees any Indebtedness of the Company under any Credit Facility (or if any released Guarantee under any Credit Facility is reinstated or renewed), or if at any time certain covenants are reinstituted as provided below under the caption "-- Certain Covenants -- Changes in Covenants when Notes Rated Investment Grade," then such Restricted Subsidiary will Guarantee the Notes on the terms and conditions set forth in the Indenture.

     As of the date of this prospectus, not all of the Company's subsidiaries are "Restricted Subsidiaries." Aviation Communications & Surveillance Systems, LLC, Honeywell TCAS Inc., L-3 Satellite Networks, LLC, Digital Technics, L.P., ITel Solutions, LLC, L-3 Communications Secure Information Technology, Inc., Logimetrics, Inc., LogiMetrics FSC, Inc. and mmTech, INC. are currently Unrestricted Subsidiaries. In addition, under the circumstances described below under the subheading "-- Certain Covenants -- Restricted Payments", the Company is permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee these Notes.


PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will be limited in aggregate principal amount to $400.0 million. The Company may issue additional Notes from time to time after the offering of exchange notes. Any offering of additional Notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     The Notes will mature on July 15, 2013. Interest on the Notes will accrue at the rate of 6 1/8% per annum and will be payable semi-annually in arrears on July 15 and January 15, commencing on July 15, 2003, to Holders of record on the immediately preceding July 1 and January 1.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


METHODS OF RECEIVING PAYMENTS ON THE NOTES

     Principal, premium and Additional Amounts, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Additional Amounts with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holders shall be registered Holders of at least $250,000 in principal amount of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The exchange notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to July 15, 2008. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:




YEAR                        PERCENTAGE
-----------------------   -------------
  2008                        103.063%
  2009                        102.042%
  2010                        101.021%
  2011 and thereafter         100.000%

     Notwithstanding the foregoing, before July 15, 2006, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.



SUBORDINATION

     The payment of principal of, premium and Additional Amounts, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

     Upon any distribution to creditors of the Company:

   (1)   in a liquidation or dissolution of the Company;

   (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

   (3)   in an assignment for the benefit of creditors; or

   (4)   in any marshalling of the Company's assets and liabilities,

the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

   (1) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

   (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Payments on the Notes may and shall be resumed:

   (1) in the case of a payment default, upon the date on which such default is cured or waived; and

   (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until:

   (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

   (2) all scheduled payments of principal, premium and Additional Amounts, if any, and interest on the Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. At March 31, 2003, the Company did not have any Senior Debt outstanding.


MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders", the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.


REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

   (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

   (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and


   (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.


     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Indenture provides that, prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facilities prohibits the Company, in certain circumstances, from purchasing any Notes, and also provides that certain change of control events with respect to the Company constitutes a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture and under the documentation governing certain of our other Indebtedness which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors -- Our ability to repurchase notes with cash upon a change of control may be limited."

     Finally, the Company's ability to pay cash to the holders of Notes upon a purchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facilities will prohibit, subject to certain exceptions, the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay indebtedness outstanding under the Senior Credit Facilities and any other Senior Debt containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the Indenture and under the documentation governing certain of our other Indebtedness, which would, in turn, constitute a default under our Senior Credit Facilities. Furthermore, the Change of Control provisions of the Indenture and under the documentation governing certain of our other Indebtedness may in certain circumstances make more difficult or discourage a takeover of the Company.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control contains, with respect to the disposition of assets, the phrase "all or substantially all," which varies according to the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Company to purchase the Notes. In the event that the Company were to determine that a Change of Control did not occur because not "all or substantially all" of the assets of the Company and its Restricted Subsidiaries had been sold and the holders of the Notes disagreed with such determination, the holders and/or the Trustee would need to seek a judicial determination of the issue.

    ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

   (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $10.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of; and

   (2) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities;

       provided, however, that:

          (a) the amount of any Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction; and

          (b) any consideration received by the Company or such Restricted Subsidiary, as the case may be, that consists of (1) all or substantially all of the assets of one or more Similar Businesses, (2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

   (1)   to repay Indebtedness under a Credit Facility;

   (2)   to the acquisition of Permitted Securities;

   (3) to the acquisition of all or substantially all of the assets of one or more Similar Businesses;

   (4)   to the making of a capital expenditure; or

   (5)   to the acquisition of other long-term assets in a Similar Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to


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all Holders of the Notes (an "Asset Sale Offer") and any other Indebtedness that ranks pari passu with the Notes (including, without limitation, the December 1998 Notes, the May 1998 Notes and the 2002 Notes) that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Excess Proceeds to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes or pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds in an Asset Sale Offer, the Company shall repurchase such Indebtedness on a pro rata basis and the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Senior Credit Facilities will substantially limit the Company's ability to purchase subordinated Indebtedness, including the Notes. Any future credit agreements relating to Senior Debt may contain similar restrictions. See "Description of Other Indebtedness -- Senior Credit Facilities of L-3 Communications."


SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee as follows:

   (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

   (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


CERTAIN COVENANTS

    CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

     If on any date following the date of the Indenture:

   (1) the Notes are rated Baa3 or better by Moody's and BBB\- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Company as a replacement agency); and

   (2)   no Default or Event of Default shall have occurred and be continuing,


then, beginning on that day and subject to the provisions of the following paragraph, the provisions and covenants specifically listed under the following captions in this prospectus will be suspended:

       (a)        "-- Repurchase at the Option of Holders-Asset Sales;"


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       (b)        "-- Restricted Payments;"

       (c)        "-- Incurrence of Indebtedness and Issuance of Preferred
                  Stock;"

       (d) "-- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

       (e)        "-- Transactions with Affiliates;"

       (f) clauses (4)(a) and (b) of the covenant listed under "-- Merger, Consolidation or Sale of Assets;"

       (g)        "-- Payments for Consent;" and

       (h) clauses (3)(a) and (b) of the covenant listed under "-- Future Subsidiary Guarantees."

     In addition, following the achievement of such investment grade ratings,
(1) the Subsidiary Guarantees of the Company's Restricted Subsidiaries will be released at the time of the release of Guarantees under all outstanding Credit Facilities as described above under the caption "-- The Subsidiary Guarantees" and, (2) as described below under the caption "-- Future Subsidiary Guarantees," no Restricted Subsidiary thereafter acquired or created will be required to execute a Subsidiary Guarantee unless such Subsidiary Guarantees Indebtedness of the Company under a Credit Facility.

     Notwithstanding the foregoing, if the rating assigned by any such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. For purposes of determining whether a Restricted Payment exceeds the allowable amount under the calculation described in paragraphs 3(a) through (d) of "--Restricted Payments" below, the covenant described under the caption "--Restricted Payments" will be interpreted as if it had been in effect since the date of the Indenture. However, no default will be deemed to have occurred as a result of the provisions and covenants listed in 2(a) through (h) above while those provisions and covenants were suspended. There can be no assurance that the Notes will ever achieve an investment grade rating or that any such rating will be maintained.


    RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

   (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

   (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

   (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity; or

   (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1)through (4) above being collectively referred to as "Restricted Payments"),

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unless, at the time of and after giving effect to such Restricted Payment:

   (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

   (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

   (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (2) through (8) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of the Indenture), is less than the sum of:

       (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

       (b) 100% of the aggregate net cash proceeds received by the Company since April 30, 1997 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

       (c) to the extent that any Restricted Investment that was made after April 30, 1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith); plus

       (d) to the extent not already included in such Consolidated Net Income of the Company for such period and without duplication;

                    (A) 100% of the aggregate amount of cash received as a dividend from an Unrestricted Subsidiary;

                    (B) 100% of the cash received upon the sale of Marketable Securities received as a dividend from an Unrestricted Subsidiary; and

                    (C) 100% of the net assets of any Unrestricted Subsidiary on the date that it becomes a Restricted Subsidiary.

As of March 31, 2003, the amount that would have been available to the Company for Restricted Payments pursuant to this paragraph (3) would have been $1,358.0 million.

     The foregoing provisions will not prohibit:

   (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

   (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;


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   (3)   the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

   (4) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $1.5 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

   (5) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

   (6) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $500,000 per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings;

   (7) dividends paid to Holdings in amounts equal to amounts required for Holdings to pay interest and/or principal on Indebtedness that has been guaranteed by, or is otherwise considered Indebtedness of, the Company; and

   (8) other Restricted Payments in an aggregate amount since May 22, 1998 not to exceed $20.0 million.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any


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Indebtedness (including Acquired Debt) and that the Company will not issue any
Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing limitation will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

   (1) the incurrence by the Company of additional Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause (1) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1), not to exceed $750.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to the covenant described above under the caption "-- Asset Sales";

   (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

   (3) the incurrence by the Company and the Guarantors of $400.0 million in aggregate principal amount of each of the outstanding notes and the Exchange Notes and the Subsidiary Guarantees thereof;

   (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (4), not to exceed $100.0 million at any time outstanding;

   (5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (5) does not exceed $50.0 million;

   (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause (1) above);

   (7) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;


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   (8)   Indebtedness arising from agreements of the Company or a Restricted
         Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

          (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

          (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

   (9) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

          (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

          (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

   (10) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of:

          (a) fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; or

          (b) protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

   (11) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

   (12) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (12), and the issuance of preferred stock by Unrestricted Subsidiaries;

   (13) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business; and

   (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (14), not to exceed $100.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in


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clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


    LIENS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.


    ANTILAYERING PROVISION

     The Indenture provides that (A) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (B) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.


    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

   (1) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

   (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

   (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

   (1) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements;


   (2) the provisions of agreements governing Indebtedness incurred pursuant to clause (5) of the second paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

   (3) the Senior Credit Facilities, the Indenture, the Notes, the Exchange Notes, the December 1998 Indenture, the December 1998 Notes, the May 1998 Indenture, the May 1998 Notes, the 2002 Indenture and the 2002 Notes;

   (4)   applicable law;

   (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;


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   (6)   by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

   (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of the preceding paragraph;

   (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

   (9) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

   (10) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock" and "Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

   (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

   (12) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

   (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

   (2)   the Person formed by or surviving any such consolidation or merger
         (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

   (3) immediately after such transaction no Default or Event of Default exists; and

   (4) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either:

          (a) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

          (b) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.


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   Notwithstanding the foregoing clause (4):

   (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

   (2) the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

    TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

   (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

   (2)   the Company delivers to the Trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit:

   (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

   (2)   any transaction with a Lehman Investor;

   (3) any transaction between or among the Company and/or its Restricted Subsidiaries;

   (4) transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that:

          (a) in the case of any such transaction or series of related transactions pursuant to this clause (4) involving aggregate consideration in excess of $5.0 million but less than $25.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's Chief Executive Officer or Chief Financial Officer; and

          (b) in the case of any such transaction or series of related transactions pursuant to this clause (4) involving aggregate consideration equal to or in excess of $25.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors;

   (5) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the Issue Date; and


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

   (6) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."


    PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


    REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the Commission (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission):

   (1) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

   (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

   (3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

   (4) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to
         Section 13 or 15(d) of the Exchange Act;

provided, however, the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.


    FUTURE SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed by all of the Company's existing and future Restricted Subsidiaries, other than Foreign Subsidiaries. The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the Issue Date, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. The Subsidiary Guarantee of each Guarantor ranks pari passu with the guarantees of the 2001 CODES, the 2000 Convertible Notes, the December 1998 Notes, the May 1998 Notes and the 2002 Notes and is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facilities. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

     The Indenture also provides that, notwithstanding the foregoing, for so long as certain covenants are suspended as provided above under the caption "-- Certain Covenants -- Changes in Covenants when Notes Rated Investment Grade," no newly acquired or created Subsidiary will be required to execute a Subsidiary Guarantee unless such Subsidiary Guarantees Indebtedness of the Company under a Credit Facility. However, any Subsidiary (other than a Foreign Subsidiary or an Unrestricted


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

Subsidiary) that Guarantees any Indebtedness of the Company under a Credit Facility will become a Subsidiary Guarantor and, if at any time certain covenants are reinstituted as provided above under the caption "-- Certain Covenants -- Changes in Covenants when Notes Rated Investment Grade," any newly acquired or created Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) will Guarantee the Notes on the terms and conditions set forth in the Indenture.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

   (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture;

   (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

   (3)   the Company:

          (a) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

          (b) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

     Notwithstanding the foregoing clause (3):

   (1) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Guarantor; and

   (2) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."


EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default:

   (1) default for 30 days in the payment when due of interest or Additional Amounts, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

   (2) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

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

   (3) failure by the Company to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control", "-- Repurchase at the Option of Holders -- Asset Sales" or "-- Merger, Consolidation or Sale of Assets";

   (4) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

   (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more;

   (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   (7) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and

   (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of:

   (1) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration; or

   (2)   the date of acceleration of any Designated Senior Debt.

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 15, 2008, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of


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

Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

   (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and Additional Amounts, if any, and interest on such Notes when such payments are due from the trust referred to below;

   (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

   (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

   (4)   the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

   (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Amounts, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

   (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

          (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

   (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

   (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

   (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

   (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

   (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

   (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

   (3) reduce the rate of or change the time for payment of interest on any Note;

   (4) waive a Default or Event of Default in the payment of principal of or premium and Additional Amounts, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

   (5)   make any Note payable in money other than that stated in the Notes;

   (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium and Additional Amounts, if any, or interest on the Notes;

   (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

   (8)   make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Article 10 of the Indenture (which relates to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:


   (1)   to cure any ambiguity, defect or inconsistency;

   (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

   (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation;

   (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

   (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to L-3 Communications Corporation, 600 Third Avenue, New York, New York 10016, Attention: Senior Vice President -- Finance.


BOOK-ENTRY, DELIVERY AND FORM

     The Exchange Notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the "Global Exchange Note"). The Global Exchange Note initially will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

     The Notes may be presented for registration of transfer and exchange at the offices of the registrar.


DEPOSITORY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that pursuant to procedures established by it:

   (1) upon deposit of the Global Exchange Note, DTC will credit the accounts of Participants with portions of the principal amount of Global Exchange Note; and

   (2) ownership of such interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Note).

     Investors in the Global Exchange Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and


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Clearstream) that are Participants in such system. All interests in a Global
Exchange Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held by Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Exchange Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Exchange Note to pledge such interest to persons or entities that do not participate in DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes see, "-- Exchange of Book-Entry Notes for Certificated Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal and premium and Additional Amounts, if any, and interest on a Global Exchange Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

   (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes; or

   (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Exchange Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

     Except for trades involving only Euroclear and Clearstream participants, interests in the Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Exchange Notes described herein, crossmarket transfers between Participants in DTC, on the one hand, and Euroclear or


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Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the Depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Exchange Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Exchange Notes for legended Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time, None of the Company, the initial purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Exchange Note is exchangeable for definitive Exchange Notes in registered certificated form if:

   (1) DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Exchange Note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act; or

   (2) the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of the Exchange Notes in certificated form.

     In addition, beneficial interests in a Global Exchange Note may be exchanged for certificated Exchange Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).



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CERTIFICATED NOTES

     Subject to certain conditions, any person having a beneficial interest in the Global Exchange Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of certificated Exchange Notes. Upon any such issuance, the Trustee is required to register such certificated Exchange Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of certificated Exchange Notes under the Indenture, then, upon surrender by the Global Exchange Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Exchange Note Holder and DTC identify as being the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Exchange Note Holder or DTC in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or DTC for all purposes.


SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Exchange Notes represented by the Global Exchange Note (including principal, premium, if any, interest and Additional Amounts, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to certificated Exchange Notes, the Company will make all payments of principal, premium, if any, interest and Additional Amounts, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the certificated Exchange Notes will also be settled in immediately available funds.


REGISTRATION RIGHTS; ADDITIONAL AMOUNTS

     The Company, the Guarantors and the initial purchasers entered into the Registration Rights Agreement on May 21, 2003. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If:

   (1) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

   (2) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

          (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

          (b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

          (c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the


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

provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until:

   (1) the date on which such outstanding note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

   (2) following the exchange by a broker-dealer in the Exchange Offer of an outstanding note for an Exchange Note, the date on which such Exchange
         Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

   (3) the date on which such outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

   (4) the date on which such outstanding note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that:

   (1) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Issue Date;

   (2) the Company and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date;

   (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use all commercially reasonable efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

   (4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.

       If:

          (a) the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified above for such filing;

          (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

          (c) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

          (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases, subject to certain exceptions, to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company and the Guarantors will pay Additional Amounts to each Holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of outstanding notes held by such Holder.


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

     The amount of the Additional Amounts will increase by an additional $.05 per week per $1,000 principal amount of outstanding notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Amounts of $.50 per week per $1,000 principal amount of outstanding notes.

     All accrued Additional Amounts will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of certificated outstanding notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Additional Amounts will cease.

     Holders of outstanding notes will be required to make certain representations to the Company and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their outstanding notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Amounts set forth above.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "2000 Convertible Notes" means the $300,000,000 in aggregate principal amount of Holdings' 5.25% Convertible Senior Subordinated Notes due 2009, issued pursuant to the 2000 Convertible Note Indenture in November and December of 2000 and guaranteed by the Company and the other guarantors thereof.

     "2000 Convertible Note Indenture" means the indenture, dated as of November 21, 2000, among The Bank of New York, as trustee, Holdings, the Company, as a guarantor, and the other guarantors named therein, with respect to the 2000 Convertible Notes.

     "2001 CODES" means the $420,000,000 in aggregate principal amount of Holdings' 4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011, issued pursuant to the 2001 CODES Indenture in October and November 2001 and guaranteed by the Company and the other guarantors thereof.

     "2001 CODES Indenture" means the indenture, dated as of October 24, 2001, among The Bank of New York, as trustee, Holdings, the Company, as a guarantor, and the other guarantors named therein, with respect to the 2001 CODES.

     "2002 Indenture" means the indenture, dated as of June 28, 2002, among The Bank of New York, as trustee, the Comany and the guarantors thereto, with respect to the 2002 Notes.

     "2002 Notes" means the $750,000,000 in aggregate principal amount of the Company's 7 5/8% Senior Subordinated Notes due 2012, issued pursuant to the 2002 Indenture on June 28, 2002.

     "Acquired Debt" means, with respect to any specified Person:

   (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

   (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Amounts" means all additional amounts then owing pursuant to
Section 5 of the Registration Rights Agreement.


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

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:

   (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

   (2) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $5.0 million or (B) for net proceeds in excess of $5.0 million.

     Notwithstanding the foregoing:

   (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

   (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

   (3) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"; and

   (4) a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

   (1)   in the case of a corporation, corporate stock;

   (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

   (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

   (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


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

   "Cash Equivalents" means:

   (1)   United States dollars;

   (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

   (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

   (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

   (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

   (6) investment funds investing 95% of their assets in securities of the types described in clauses (1)-(5) above; and

   (7) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

     "Change of Control" means the occurrence of any of the following:

   (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below);

   (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

   (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

   (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

   (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

   (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

   (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

   (4) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

   (5) non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

   (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

   (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

   (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

   (4) the cumulative effect of a change in accounting principles shall be excluded;

   (5) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; and

   (6) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

   (1)   was a member of such Board of Directors on the date of the Indenture;
         or

   (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


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

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.


     "December 1998 Indenture" means the indenture, dated as of December 11, 1998, between The Bank of New York, as trustee, the Company and the guarantors party thereto, with respect to the December 1998 Notes.


     "December 1998 Notes" means the $200,000,000 in aggregate principal amount of the Company's 8% Senior Subordinated Notes due 2008, issued pursuant to the December 1998 Indenture on December 11, 1998.


     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


     "Designated Senior Debt" means:


   (1)   any Indebtedness outstanding under the Senior Credit Facilities; and

   (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities and the Notes) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

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   (1)   the consolidated interest expense of such Person and its Restricted
         Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs);

   (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

   (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

   (4)   the product of:

          (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times

          (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

   (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

   (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

   (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or has not guaranteed or otherwise provided credit support for any Indebtedness of the Company.


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     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on April 30, 1997.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

   (1) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements; and

   (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     "Holdings" means L-3 Communications Holdings, Inc., a Delaware corporation.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

   (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

   (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption "-- Restricted Payments."

     "Issue Date" means May 21, 2003.

     "Lehman Investor" means Lehman Brothers Holdings Inc. and any of its Affiliates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise


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perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

   (1) traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

   (2) issued by a corporation having a total equity market capitalization of not less than $250.0 million;

     provided that the excess of:

          (a) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary; over

          (b) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "May 1998 Indenture" means the indenture, dated as of May 22, 1998, between the Bank of New York, as trustee, and the Company, with respect to the May 1998 Notes.

     "May 1998 Notes" means the $180,000,000 in aggregate principal amount of the Company's 8 1/2% Senior Subordinated notes due 2008, issued pursuant to the May 1998 Indenture on May 22, 1998.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

   (1) any gain or loss, together with any related provision for taxes thereon, realized in connection with:

          (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

          (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

   (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

   (3)   the cumulative effect of a change in accounting principles.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

   (1)   as to which neither the Company nor any of its Restricted
         Subsidiaries:


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

          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

          (b)  is directly or indirectly liable (as a guarantor or otherwise);
               or

          (c)  constitutes the lender;

   (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

   (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, premium (if any), Additional Amounts (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Investment" means:

   (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

   (2)   any Investment in cash or Cash Equivalents;

   (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

   (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" or any disposition of assets not constituting an Asset sale;

   (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

   (6) advances to employees not to exceed $2.5 million at any one time outstanding;

   (7) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier;

   (8) Hedging Obligations permitted to be incurred under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

   (9) any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (9) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the Consolidated Tangible Assets of the Company; and

   (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $30.0 million.

     "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the Board of Directors to the contrary); provided that:

   (1) at least 25% of the Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company; and

   (2) such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under the Indenture.

     "Permitted Liens" means:

   (1) Liens securing Senior Debt of the Company or any Guarantor that was permitted by the terms of the Indenture to be incurred;

   (2)   Liens in favor of the Company or any Guarantor;

   (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

   (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries;

   (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

   (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

   (7)   Liens existing on the Issue Date;

   (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

   (9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $50.0 million at any one time outstanding;

   (10) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred;

   (11) Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

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

   (12) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

   (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

   (14) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; and

   (15) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

   (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith);

   (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

   (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

   (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Securities" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted Subsidiary and, unless the Asset Sale relates to a Foreign Subsidiary, a Guarantor.

     "Principals" means any Lehman Investor, Frank C. Lanza and Robert V.
LaPenta.

     "Related Party" with respect to any Principal means:

   (1) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

   (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).


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     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means the Second Amended and Restated 364 Day Credit Agreement, dated as of May 16, 2001, as in effect on the date of the Indenture among the Company, the lenders party thereto, Banc of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and the Third Amended and Restated Credit Agreement, dated as of May 16, 2001, as in effect on the date of the Indenture among the Company, the lenders party thereto, Banc of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Senior Debt" means:

   (1) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

   (2) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

   (3)   all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

   (1) any liability for federal, state, local or other taxes owed or owing by the Company;

   (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

   (3)   any trade payables; or

   (4) any Indebtedness that is incurred in violation of the Indenture. The May 1998 Notes, the December 1998 Notes, the 2000 Convertible Notes, the 2001 CODES and the 2002 Notes will be pari passu with the Notes and will not constitute Senior Debt.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act.

     "Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from:

   (1) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products;

   (2)   any services related thereto;

   (3) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; and

   (4)   any combination of any of the foregoing.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

   (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

   (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "S&P" means Standard and Poor's Corporation.

     "Transaction Documents" means the Indenture, the Notes, the Purchase Agreement and the Registration Rights Agreement.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

   (1)   has no Indebtedness other than Non-Recourse Debt;

   (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

   (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

          (a)  to subscribe for additional Equity Interests; or

          (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

   (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

   (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant).

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

   (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

   (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

   (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

   (2)   the then outstanding principal amount of such Indebtedness.

     "Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


EXCHANGE OF NOTES

     The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     The following is a summary of certain United States federal income tax consequences as of the date of this prospectus regarding the purchase, ownership and disposition of the exchange notes. Except where noted, this summary deals only with exchange notes that are held as capital assets by a non-United States holder.

     A "non-United States holder" means a holder of exchange notes that is not any of the following for U.S. federal income tax purposes:

    o a citizen or resident of the United States;

    o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof;

    o an estate the income of which is subject to United States federal income taxation regardless of its source; or

    o a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions, or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

     This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the federal income tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company"). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

     If a partnership holds our exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our exchange notes, you should consult your tax advisors.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX AND ESTATE TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR SITUATION, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.


UNITED STATES FEDERAL WITHHOLDING TAX

     The 30% United States federal withholding tax will not apply to any payment of principal or interest on the exchange notes under the "portfolio interest rule," provided that:

    o interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

    o you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

    o you are not a controlled foreign corporation that is related to us through stock ownership;

    o you are not a bank whose receipt of interest on the exchange notes is described in Section 881(c)(3)(A) of the Code; and

    o either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your exchange notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.


     Special certification rules apply to certain non-United States holders that are entities rather than individuals.


     If you cannot satisfy the requirements described above, payments of premium, if any, and interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:


    o IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty; or

    o IRS Form W-8ECI (or successor form) stating that interest paid on the exchange notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "--United States Federal Income Tax").


     The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of exchange notes.

UNITED STATES FEDERAL INCOME TAX

     If you are engaged in a trade or business in the United States and premium, if any, or interest on the exchange notes is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that premium or interest on a net income basis (although exempt from the 30% withholding tax, provided certain certification and disclosure requirements discussed above under "--United States Federal Withholding Tax" are satisfied), in the same manner as if you were a United States person, as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

     Any gain realized on the disposition of the exchange notes generally will not be subject to United States federal income tax unless:

    o the gain is effectively connected with your conduct of a trade or business in the United States; or

    o you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.


UNITED STATES FEDERAL ESTATE TAX

     Your estate will not be subject to United States federal estate tax on exchange notes beneficially owned by you at the time of your death provided that any payment to you on the exchange notes would be eligible for exemption from the 30% withholding tax under the "portfolio interest rule" described under "--United States Federal Withholding Tax" without regard to the fifth bullet point.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting will generally apply to payments of interest on the exchange notes and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

     In general, no backup withholding will be required with respect to payments if a statement described in the fifth bullet point under "--United States Federal Withholding Tax" has been received (and the payor does not have actual knowledge or reason to know that you are a United States person).

     In addition, information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of the sale of a note within the United States or conducted through United States-related financial intermediaries unless the statement described in the fifth bullet point under "--United States Federal Withholding Tax" has been received (and the payor does not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies L-3, or causes L-3 to be so notified in writing, L-3 has agreed that for a period of 180 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify L-3 prior to using the prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from L-3 of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon L-3 disclosure obligations that may have a material adverse effect on L-3 (which notice L-3 agrees to deliver promptly to such broker-dealer) such broker-dealer will suspend use of this prospectus until L-3 has notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.


                                 LEGAL MATTERS

     The validity of the exchange notes offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.


                                    EXPERTS

     Our consolidated financial statements as of December 31, 2002 and 2001, and for the three years ended December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS


L-3 COMMUNICATIONS HOLDINGS, INC. AND L-3 COMMUNICATIONS CORPORATION



UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 3003 AND
 DECEMBER 31, 2002 AND FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND
 MARCH 31, 2002 .........................................................................   F-2
    Condensed Consolidated Balance Sheets as of March 31, 2003 and December 31,
      2002 ..............................................................................   F-3
    Condensed Consolidated Statements of Operations for the Three Months ended
      March 31, 2003 and March 31, 2002 .................................................   F-4
    Condensed Consolidated Statements of Cash Flows for the Three Months ended
      March 31, 2003 and March 31, 2002 .................................................   F-5
    Notes to Unaudited Condensed Consolidated Financial Statements ......................   F-6
 CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002 AND 2001 AND FOR THE YEARS
   ENDED DECEMBER 31, 2002, 2001 AND 2000 ...............................................   F-25
    Report of Independent Auditors ......................................................   F-26
    Consolidated Balance Sheets as of December 31, 2002 and 2001 ........................   F-27
    Consolidated Statements of Operations for the Years ended December 31, 2002,
      2001 and 2000 .....................................................................   F-28
    Consolidated Statements of Shareholders' Equity for the Years ended December 31,
      2002, 2001 and 2000 ...............................................................   F-29
    Consolidated Statements of Cash Flows for the Years ended December 31, 2002,
      2001 and 2000 .....................................................................   F-30
    Notes to Consolidated Financial Statements ..........................................   F-31

      L-3 COMMUNICATIONS HOLDINGS, INC. AND L-3 COMMUNICATIONS CORPORATION


UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2003 AND
   DECEMBER 31, 2002 AND FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                           MARCH 31,      DECEMBER 31,
                                                                              2003            2002
                                                                         -------------   -------------
                                     ASSETS
Current assets:
 Cash and cash equivalents ...........................................    $   34,392      $  134,856
 Contracts in process ................................................     1,340,865       1,317,993
 Deferred income taxes ...............................................       138,162         143,634
 Other current assets ................................................        40,202          42,891
                                                                          ----------      ----------
   Total current assets ..............................................     1,553,621       1,639,374
                                                                          ----------      ----------
Property, plant and equipment, net ...................................       467,699         458,639
Goodwill .............................................................     2,960,318       2,794,548
Intangible assets ....................................................        88,679          90,147
Deferred income taxes ................................................       137,316         147,190
Deferred debt issue costs ............................................        47,461          48,839
Other assets .........................................................        65,689          63,571
                                                                          ----------      ----------
   Total assets ......................................................    $5,320,783      $5,242,308
                                                                          ==========      ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable, trade .............................................    $  157,020      $  167,240
 Accrued employment costs ............................................       203,953         187,754
 Accrued expenses ....................................................        57,964          56,763
 Customer advances ...................................................        54,299          71,751
 Accrued interest ....................................................        34,168          20,509
 Income taxes ........................................................        36,584          33,729
 Other current liabilities ...........................................       155,770         158,893
                                                                          ----------      ----------
   Total current liabilities .........................................       699,758         696,639
                                                                          ----------      ----------
Pension and postretirement benefits ..................................       355,585         343,527
Other liabilities ....................................................        78,136          78,947
Long-term debt .......................................................     1,843,742       1,847,752
                                                                          ----------      ----------
   Total liabilities .................................................     2,977,221       2,966,865
                                                                          ----------      ----------
Commitments and contingencies
Minority interest ....................................................        73,525          73,241
                                                                          ----------      ----------
Shareholders' equity:
 L-3 Holdings' common stock $.01 par value; authorized
   300,000,000 shares, issued and outstanding 95,465,910 and
   94,577,331 shares (L-3 Communications common stock: $.01
   par value, 100 shares authorized, issued and outstanding) .........     1,815,537       1,794,976
 Retained earnings ...................................................       529,564         479,827
 Unearned compensation ...............................................        (6,383)         (3,302)
 Accumulated other comprehensive loss ................................       (68,681)        (69,299)
                                                                          ----------      ----------
 Total shareholders' equity ..........................................     2,270,037       2,202,202
                                                                          ----------      ----------
   Total liabilities and shareholders' equity ........................    $5,320,783      $5,242,308
                                                                          ==========      ==========

       See notes to unaudited condensed consolidated financial statements.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED MARCH 31,
                                                               ----------------------------
                                                                    2003            2002
                                                               --------------   -----------
Sales:
 Contracts, primarily U.S. Government ......................    $   964,796      $ 618,604
 Commercial, primarily products ............................        124,251         78,236
                                                                -----------      ---------
    Total sales ............................................      1,089,047        696,840
                                                                -----------      ---------
Costs and expenses: ........................................
 Contracts, primarily U.S. Government ......................        858,620        546,587
 Commercial, primarily products:
   Cost of sales ...........................................         80,975         43,528
   Selling, general and administrative expenses ............         31,768         25,527
   Research and development expenses .......................          8,847          9,891
                                                                -----------      ---------
    Total costs and expenses ...............................        980,210        625,533
                                                                -----------      ---------
Operating income ...........................................        108,837         71,307
Interest and other income ..................................          1,377          1,027
Interest expense ...........................................         32,216         26,093
Minority interest ..........................................            284            988
                                                                -----------      ---------
Income before income taxes and cumulative effect of a change
 in accounting principle ...................................         77,714         45,253
Provision for income taxes .................................         27,977         15,974
                                                                -----------      ---------
Income before cumulative effect of a change in accounting
 principle .................................................         49,737         29,279
Cumulative effect of a change in accounting principle,
 net of income taxes of $6,428 .............................             --        (24,370)
                                                                -----------      ---------
Net income .................................................    $    49,737      $   4,909
                                                                ===========      =========
L-3 Holdings' earnings per common share:
 Basic:
   Income before accounting change .........................    $      0.52      $    0.37
   Accounting change .......................................             --          (0.31)
                                                                -----------      ---------
   Net income ..............................................    $      0.52      $    0.06
                                                                ===========      =========
 Diluted:
   Income before accounting change .........................    $      0.50      $    0.36
   Accounting change .......................................             --          (0.30)
                                                                -----------      ---------
   Net income ..............................................    $      0.50      $    0.06
                                                                ===========      =========
 L-3 Holdings' weighted average common shares outstanding:

   Basic ...................................................         95,137         78,900
                                                                ===========      =========
   Diluted .................................................        105,026         82,354
                                                                ===========      =========

       See notes to unaudited condensed consolidated financial statements.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                 THREE MONTHS ENDED MARCH 31,
                                                                                ------------------------------
                                                                                    2003             2002
                                                                                ------------   ---------------
OPERATING ACTIVITIES:
Net income ..................................................................    $   49,737     $      4,909
Adjustments to reconcile net income to net cash from operating activities:
 Cumulative effect of a change in accounting principle ......................            --           24,370
 Depreciation ...............................................................        18,415           12,860
 Amortization of intangibles and other assets ...............................         4,364            2,347
 Amortization of deferred debt issue costs (included in interest expense) ...         2,019            1,747
 Deferred income tax provision ..............................................        18,687           12,447
 Minority interest ..........................................................           284              988
 Other non-cash items, principally contributions to employee savings
   plans in L-3 Holdings' common stock ......................................         6,496            6,644
 Changes in operating assets and liabilities, excluding acquired amounts:
   Contracts in process .....................................................        (6,212)         (65,378)
   Other current assets .....................................................        (3,105)          (1,778)
   Other assets .............................................................        (1,969)          (3,651)
   Accounts payable .........................................................       (16,099)          28,503
   Customer advances ........................................................       (17,467)          (8,115)
   Accrued interest .........................................................        13,659           11,101
   Accrued expenses and other current liabilities ...........................        21,162            9,823
   Pension and postretirement benefits and other liabilities ................        12,556            5,238
   All other operating activities, principally foreign currency translation .         3,599             (663)
                                                                                 ----------     ------------
    Total adjustments .......................................................        56,389           36,483
                                                                                 ----------     ------------
 Net cash from operating activities .........................................       106,126           41,392
                                                                                 ----------     ------------
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired .............................      (197,421)      (1,201,547)
Capital expenditures ........................................................       (16,499)         (10,358)
Disposition of property, plant and equipment ................................           496               85
Other investing activities ..................................................            --             (387)
                                                                                 ----------     ------------
Net cash used in investing activities .......................................      (213,424)      (1,212,207)
                                                                                 ----------     ------------
FINANCING ACTIVITIES:
Borrowings under revolving credit facilities ................................            --          441,000
Repayment of borrowings under revolving credit facilities ...................            --          (91,000)
Borrowings under bridge loan facility .......................................            --          500,000
Debt issuance costs .........................................................          (641)          (1,281)
Proceeds from exercise of stock options .....................................         2,793           10,103
Distributions paid to minority interest .....................................            --             (287)
Other financing activities ..................................................         4,682           (2,737)
                                                                                 ----------     ------------
Net cash from financing activities ..........................................         6,834          855,798
                                                                                 ----------     ------------
Net decrease in cash ........................................................      (100,464)        (315,017)
Cash and cash equivalents, beginning of the period ..........................       134,856          361,022
                                                                                 ----------     ------------
Cash and cash equivalents, end of the period ................................    $   34,392     $     46,005
                                                                                 ==========     ============

      See notes to unaudited condensed consolidated financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


1. DESCRIPTION OF BUSINESS

     L-3 Communications Holdings, Inc. conducts its operations and derives all its operating income and cash flow through its wholly owned subsidiary, L-3 Communications Corporation ("L-3 Communications"). L-3 Communications Holdings, Inc. ("L-3 Holdings" and together with its subsidiaries, "L-3" or "the Company") is a merchant supplier of secure communications and intelligence, surveillance and reconnaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as specialized products. The Company's customers include the U.S. Department of Defense (DoD) and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. The Company has the following four reportable segments: (1) Secure Communications & ISR; (2) Training, Simulation & Support Services; (3) Aviation Products & Aircraft Modernization; and (4) Specialized Products.

     Secure Communications & ISR. The businesses in this segment provide products and services for the global ISR market, specializing in signals intelligence (SIGINT) and communications intelligence (COMINT) systems. These products and services provide to the warfighter in real-time the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response. This segment also provides secure, high data rate communications systems for military and other U.S. Government and foreign government reconnaissance and surveillance applications. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The major secure communications programs and systems include:

          o secure data links for airborne, satellite, ground and sea-based remote platforms for real-time information collection and dissemination to users;

          o highly specialized fleet management and support, including procurement, systems integration, sensor development, modifications and maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

          o strategic and tactical signals intelligence systems that detect, collect, identify, analyze and disseminate information;

          o    secure telephone and network equipment and encryption management;
               and

          o communication systems for surface and undersea vessels and manned space flights.

     Training, Simulation & Support Services. The businesses in this segment provide a full range of training, simulation and support services, including:

          o services designed to meet customer training requirements for aircrews, navigators, mission operators, gunners and maintenance technicians for virtually any platform, including military fixed and rotary wing aircraft, air vehicles and various ground vehicles;

          o communication software support, information services and a wide range of engineering development services and integration support;

          o high-end engineering and information support services used for command, control, communications and ISR architectures, as well as for air warfare modeling and simulation tools for

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION


        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

               applications used by the DoD, Department of Homeland Security and U.S. Government intelligence agencies, including missile and space systems, Unmanned Aerial Vehicles (UAVs) and military aircraft;

          o developing and managing extensive programs in the United States and internationally that focus on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development;

          o producing crisis management software and providing command and control for homeland security applications; and

          o design, prototype development and production of ballistic missile targets for missile defense applications, including present and future threat scenarios.

     Aviation Products & Aircraft Modernization. The businesses in this segment provide aviation products and aircraft modernization services, including:

          o airborne traffic and collision avoidance systems (TCAS) for commercial and military applications;

          o commercial, solid-state, crash-protected cockpit voice recorders, flight data recorders and maritime hardened voyage recorders;

          o ruggedized custom displays for military and high-end commercial applications;

          o turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military and commercial wide-body and rotary wing aircraft, including heavy maintenance and structural modifications and Head-of-State and commercial interior completions; and

          o engineering, modification, maintenance, logistics and upgrades for U.S. Special Operations Command aircraft, vehicles and personnel equipment.

     Specialized Products. The businesses in this segment supply products, including components, subsystems and systems, to military and commercial customers in several niche markets. These products include:

          o ocean products, including acoustic undersea warfare products for mine hunting, dipping and anti-submarine sonars and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

          o ruggedization and integration of commercial off-the-shelf technology for displays, computers and electronic systems for military and commercial applications;

          o integrated video security and surveillance systems that provide perimeter security used by the U.S. Immigration and Naturalization Service and U.S. Border Patrol to monitor and protect U.S. borders;

          o security systems for aviation, port and border applications to detect explosives, concealed weapons, contraband and illegal narcotics, to inspect agricultural products and to examine cargo;

          o telemetry, instrumentation, space and navigation products, including tracking and flight termination;

          o    premium fuzing products;

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          o microwave components used in radar communication satellites, wireless communication equipment, electronic surveillance, communication and electronic warfare applications and countermeasure systems;

          o    high performance antennas and ground based radomes;

          o training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for fixed and rotary wing aircraft and land vehicles; and

          o precision stabilized electro-optic surveillance systems, including high magnification lowlight, daylight and forward looking infrared sensors, laser range finders, illuminators and designators, and digital and wireless communication systems.

2. BASIS OF PRESENTATION

     These unaudited condensed consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of L-3 Holdings and L-3 Communications for the fiscal year ended December 31, 2002, included in their Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     The unaudited condensed consolidated financial statements comprise the unaudited condensed consolidated financial statements of L-3 Holdings and L-3 Communications. L-3 Holdings' only asset is its investment in the common stock of L-3 Communications, its wholly-owned subsidiary, and its only obligations are its 5 1/4% Convertible Senior Subordinated Notes due 2009 and its 4% Senior Subordinated Convertible Contingent Debt Securities due 2011 (CODES). L-3 Holdings has also guaranteed the borrowings under the senior credit facilities of L-3 Communications. L-3 Holdings' obligations have been jointly, severally, fully and unconditionally guaranteed by L-3 Communications and certain of its domestic subsidiaries, and accordingly, such debt has been reflected as debt of L-3 Communications in its unaudited condensed consolidated financial statements in accordance with the U.S. Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 54. In addition, all issuances of equity securities including grants of stock options and restricted stock by L-3 Holdings to employees of L-3 Communications have been reflected in the unaudited condensed consolidated financial statements of L-3 Communications. As a result, the unaudited condensed consolidated financial positions, results of operations and cash flows of L-3 Holdings and L-3 Communications are substantially the same. See Note 14 for additional information.

     The Company presents its sales and cost and expenses in two categories in the statement of operations, "Contracts, primarily U.S. Government" and "Commercial, primarily products", which are based on how the Company recognizes revenue. Sales and costs and expenses for the Company's businesses that are primarily U.S. Government contractors are presented as "Contracts, primarily U.S. Government." The sales for the Company's U.S. Government contractor businesses are transacted using written contractual arrangements or contracts, most of which require the Company to design, develop, manufacture and/or modify complex products, and/or perform related services according to specifications provided by the customer. These contracts are within the scope of the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and certain Production-Type Contracts (SOP 81-1) and Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). Sales reported under "Contracts, primarily U.S. Government" also include certain sales by the Company's U.S. Government contractor businesses transacted using contracts for domestic and foreign commercial customers which also are within the scope of SOP 81-1. Sales and costs and expenses for the Company's businesses whose

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

customers are primarily commercial customers are presented as "Commercial, primarily products". These sales to commercial customers are not within the scope of SOP 81-1 or ARB 43, and are recognized in accordance with the SEC's SAB No. 101, Revenue Recognition in Financial Statements. The Company's commercial businesses are substantially comprised of Aviation Communication & Surveillance Systems (ACSS), Aviation Recorders, Microwave components, Detection Systems business acquired from PerkinElmer, Inc., Satellite Networks, and PrimeWave Communications.

     The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles in the United States of America for a complete set of financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included. The results of operations for the interim periods are not necessarily indicative of results for the full year.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to estimates of total contract revenue and total costs at completion for contracts in process; estimated costs in excess of billings to complete contracts in process in a loss position; market values for inventories reported at lower of cost or market; pension and postretirement benefit obligations; recoverability and valuation of recorded amounts of long-lived assets and intangible assets, including goodwill; income taxes; litigation reserves; and environmental obligations. Changes in estimates are reflected in the periods during which they become known. Actual results will differ from these estimates.

     Certain reclassifications have been made to conform prior period amounts to the current period presentation.

3. STOCK-BASED COMPENSATION

     The Company accounts for employee stock-based compensation under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Compensation expense for employee stock-based compensation is recognized in income based on the excess, if any, of L-3 Holdings' fair value of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. When the exercise price for stock-based compensation arrangements granted to employees equals or exceeds the fair value of the L-3 Holdings common stock at the date of grant, the Company does not recognize compensation expense. The Company elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation (SFAS 123), as amended by SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS No. 123. Had the Company adopted the fair value based method provisions of SFAS 123, it would have recorded a non-cash expense for the estimated fair value of the stock-based compensation arrangements that the Company has granted to its employees. The table below compares the "as reported" net income and L-3 Holdings earnings per share (EPS) to the "pro forma" net income and L-3 Holdings EPS that the Company would have reported if the Company had elected to recognize compensation expense in accordance with the fair value based method of accounting of SFAS 123.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                            THREE MONTHS ENDED MARCH 31,
                            ----------------------------
                                2003            2002
                            ------------   -------------
Net income:
 As reported ............     $ 49,737       $ 4,909
 Pro forma ..............       44,708         1,960
L-3 Holdings Basic EPS:
 As reported ............     $   0.52       $  0.06
 Pro forma ..............         0.47          0.02
L-3 Holdings Diluted EPS:
 As reported ............     $   0.50       $  0.06
 Pro forma ..............         0.45          0.02

4. ACQUISITIONS

     Avionics Systems. On March 28, 2003, the Company acquired 100% of the common stock of the Avionics Systems business of Goodrich Corporation for $188,512 in cash, plus acquisition costs. The acquisition was financed using cash on hand. The purchase price includes an increase to the contract purchase price of $512 related to additional assets received at closing and is subject to final adjustment based on closing date net working capital, as defined. Avionics Systems develops and manufactures innovative avionics solutions for substantially all segments of the aviation market, and sells its products to the military, business jet, general aviation, rotary wing aircraft and air transport markets. The acquisition provides the Company with enhanced manufacturing capabilities, expanded marketing expertise, an expanded distribution network and increased efficiencies in research and development initiatives, which the Company expects to use to sell its avionics portfolio, including advanced displays, aviation recorders, transponders, collision avoidance and proximity awareness products. Avionics Systems also provides a unique set of products to add to the Company's existing product line for the commercial air transport, business jet and military aircraft markets. Based on a preliminary purchase price allocation for Avionics Systems, goodwill of $155,771 was assigned to the Aviation Products & Aircraft Modernization segment, most of which is expected to be deductible for income tax purposes.

     All of the Company's acquisitions have been accounted for as purchase business combinations and are included in the Company's results of operations from their respective effective dates. The Company values its acquired contracts in process on the date of acquisition at contract value less the Company's estimated costs to complete the contract and a reasonable profit allowance on the Company's completion effort commensurate with the profit margin that the Company earns on similar contracts. The assets and liabilities recorded in connection with the purchase price allocations for the acquisitions of Detection Systems, Telos, ComCept, Technology, Management and Analysis Corporation, Electron Devices, Ruggedized Command & Control, Wolf Coach, International Microwave Corporation, Westwood, Wescam, Ship Analytics, and Avionics Systems are based upon preliminary estimates of fair values for contracts in process, inventories, estimated costs in excess of billings to complete contracts in process, identifiable intangibles and deferred income taxes. Actual adjustments will be based on the final purchase prices and final appraisals and other analyses of fair values which are in process. The Company does not expect the differences between the preliminary and final purchase price allocations for these acquisitions to be material. The Company expects to complete the purchase price allocations for these acquisitions during the first half of 2003, except for the acquisition of the Avionics Systems business. We expect to complete the purchase price allocation for the Avionics Systems business by the end of 2003.

     The Company is continuing its discussions with Raytheon Company regarding the adjustment of the purchase price for the acquisition of Aircraft Integration Systems (AIS). The Company's proposed

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

purchase price adjustment amounts to a $100,000 reduction to the final purchase price for AIS submitted by Raytheon to the Company. Any amount received by the Company for a reduction to the AIS purchase price will be reported as a reduction to goodwill.

     Pro Forma Statement of Operations Data. Had the acquisition of Avionics Systems and the related financing transaction occurred on January 1, 2003, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $1,113,300, $52,700 and $0.53, respectively, for the three months ended March 31, 2003. Had the acquisitions of L-3 Integrated Systems, Detection Systems, Telos, ComCept, Technology, Management and Analysis Corporation, Electron Devices, Ruggedized Command & Control, Wolf Coach, International Microwave Corporation, Westwood, Wescam, Ship Analytics, and Avionics Systems and the related financing transactions occurred on January 1, 2002, the unaudited pro forma sales, net loss and diluted loss per share would have been approximately $1,096,800, $(9,300) and $(0.10), respectively, for the three months ended March 31, 2002. The pro forma results are based on various assumptions and are not necessarily indicative of the result of operations that would have occurred had the Company completed the acquisitions and the related financing transactions on January 1, 2002 and 2003.

5. CONTRACTS IN PROCESS

     The components of contracts in process are presented in the table below.


                                                                  MARCH 31, 2003   DECEMBER 31, 2002
                                                                 ---------------- ------------------
   Billed receivables, less allowances of $13,778 and $12,801 ..    $  568,701        $  568,382
                                                                    ----------        ----------
   Unbilled contract receivables ...............................       502,215           490,678
   Less: unliquidated progress payments ........................      (207,018)         (171,457)
                                                                    ----------        ----------
    Unbilled contract receivables, net .........................       295,197           319,221
                                                                    ----------        ----------
   Inventoried contract costs, gross ...........................       338,682           320,043
   Less: unliquidated progress payments ........................        (9,093)          (13,507)
                                                                    ----------        ----------
    Inventoried contract costs, net ............................       329,589           306,536
                                                                    ----------        ----------
   Inventories at lower of cost or market ......................       147,378           123,854
                                                                    ----------        ----------
    Total contracts in process .................................    $1,340,865        $1,317,993
                                                                    ==========        ==========

     Inventoried contract costs for the Company's businesses that are primarily U.S. Government contractors include selling, general and administrative (SG&A) costs, including independent research and development (R&D) and bid and proposal (B&P) costs. The table below presents a summary of the changes in the SG&A, independent R&D and B&P costs included in inventoried contract costs, including those that have been used in the determination of the Company's costs and expenses for "Contracts, primarily U.S. Government", which are presented on the Company's statements of operations.


                                                   FOR THE THREE MONTHS ENDED MARCH 31,
                                                   ------------------------------------
                                                          2003               2002
                                                     ---------------   ----------------
  Balance at beginning of period ...................  $   52,253          $  19,970
  Add: Acquired inventoried contract costs .........          --             15,491
      Incurred costs(1) ............................     117,103             86,404
  Less: Costs and expenses .........................    (116,423)           (84,127)
                                                      ----------          ---------
  Balance at end of period .........................  $   52,933          $  37,738
                                                      ==========          =========

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

---------------
(1) Incurred costs include independent R&D and B&P costs of $34,208 and $24,562 for the three months ended March 31, 2003 and 2002, respectively.

     The cost data in the table above does not include the SG&A and R&D expenses for the Company's businesses that are primarily not U.S. Government contractors, which are separately presented on the Company's statement of operations under costs and expenses for "Commercial, primarily products".

6. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

     Effective January 1, 2002, the Company ceased recording goodwill amortization expense and began testing goodwill for impairment based on estimated fair values at the beginning of the year using a discounted cash flows valuation. Based on the estimated fair values of the Company's reporting units at January 1, 2002, the goodwill for certain space and broadband commercial communications businesses included in the Specialized Products segment was impaired. Effective the first quarter of 2002, the Company completed its valuation of the assets and liabilities for these businesses and recorded an impairment charge of $24,370, net of a $6,428 income tax benefit. The impairment charge was recorded as a cumulative effect of a change in accounting principle effective January 1, 2002, in accordance with the adoption provisions of SFAS No. 142.

     The table below presents the changes in goodwill allocated to the reportable segments during the three months ended March 31, 2003.

                                                       TRAINING       AVIATION
                                       SECURE        SIMULATION &    PRODUCTS &
                                   COMMUNICATIONS      SUPPORT        AIRCRAFT     SPECIALIZED   CONSOLIDATED
                                       & ISR          SERVICES     MODERNIZATION     PRODUCTS       TOTAL
                                  ---------------- -------------- --------------- ------------- -------------
BALANCE JANUARY 1, 2003 .........     $722,135        $445,427        $620,289     $1,006,697    $2,794,548
 Acquisitions ...................           (7)          1,549         156,261          7,967       165,770
                                      ----------      --------        --------     ----------    ----------
BALANCE MARCH 31, 2003 ..........     $722,128        $446,976        $776,550     $1,014,664    $2,960,318
                                      =========       ========        ========     ==========    ==========

     During the three months ended March 31, 2003, the Company completed its annual impairment test for the goodwill of each of its reporting units, which resulted in no impairment losses.

     The gross carrying amount and accumulated amortization balances for the Company's identifiable intangible assets that are subject to amortization are presented in the tables below.

                                                                             MARCH 31, 2003
                                                                 ---------------------------------------
                                                                    GROSS
                                                                  CARRYING    ACCUMULATED   NET CARRYING
                                                                   AMOUNT    AMORTIZATION      AMOUNT
                                                                 ---------- -------------- -------------
Identifiable intangible assets that are subject to amortization:
 Customer relationships ........................................  $80,826       $1,772        $79,054
 Unpatented technology .........................................    9,825        2,087          7,738
 Non-compete agreements ........................................    2,000          113          1,887
                                                                  -------       ------        -------
   Total .......................................................  $92,651       $3,972        $88,679
                                                                  =======       ======        =======

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            DECEMBER 31, 2002
                                                                 ---------------------------------------
                                                                    GROSS
                                                                  CARRYING    ACCUMULATED   NET CARRYING
                                                                   AMOUNT    AMORTIZATION      AMOUNT
                                                                 ---------- -------------- -------------
Identifiable intangible assets that are subject to amortization:
 Customer relationships ........................................  $80,826       $  600        $80,226
 Unpatented technology .........................................    9,825        1,844          7,981
 Non-compete agreements ........................................    2,000           60          1,940
                                                                  -------       ------        -------
   Total .......................................................  $92,651       $2,504        $90,147
                                                                  =======       ======        =======

     The Company recorded $1,468 and $170 of identifiable intangible asset amortization for the three months ended March 31, 2003 and 2002, respectively. Identifiable intangible asset amortization, based on gross carrying amounts at March 31, 2003, is estimated to be $5,861 for 2003, $8,580 for 2004, $9,240 for
2005, $8,538 for 2006, and $8,197 for 2007.


7. OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

     The components of other current liabilities are presented in the table below.

                                                             MARCH 31, 2003     DECEMBER 31, 2002
                                                            ----------------   ------------------
   Accrued product warranty .............................       $ 60,461            $ 56,487
   Negative balances in contracts in process ............         26,153              36,841
   Estimated cost in excess of billings to complete
    contracts in process in a loss position .............         14,596              12,451
   Notes payable and capital lease obligations ..........         12,044               3,380
   Other ................................................         42,516              49,734
                                                                --------            --------
      Total other current liabilities ...................       $155,770            $158,893
                                                                ========            ========

     The table below presents the changes in the Company's accrual for product warranties for the three months ended March 31, 2003.

   Balance January 1, 2003 .....................................    $ 56,487
   Acquisitions during the period ..............................       2,642
   Accruals for product warranties issued during the
    period .....................................................       5,299
   Accruals related to pre-existing product warranties .........         127
   Settlements made during the period ..........................      (4,094)
                                                                    --------
   Balance March 31, 2003 ......................................    $ 60,461
                                                                    ========

     The components of other liabilities are presented in the table below.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               MARCH 31, 2003     DECEMBER 31, 2002
                                                              ----------------   ------------------
   Non-current portion of net deferred gains on
    terminations of interest rate swap agreements .........        $18,170             $14,026
   Estimated cost in excess of billings to complete
    contracts in process in a loss position ...............         13,303              13,303
   Notes payable and capital lease obligations ............          4,633               8,631
   Other non-current liabilities ..........................         42,030              42,987
                                                                   -------             -------
      Total other liabilities .............................        $78,136             $78,947
                                                                   =======             =======

8. DEBT

     The components of long-term debt and a reconciliation to the carrying amount of long-term debt are presented in the table below.


                                                               MARCH 31, 2003     DECEMBER 31, 2002
                                                              ----------------   ------------------
   L-3 Communications:
   Borrowings under Senior Credit Facilities ..............      $       --          $       --
   8 1/2% Senior Subordinated Notes due 2008 ..............         180,000             180,000
   8% Senior Subordinated Notes due 2008 ..................         200,000             200,000
   7 5/8% Senior Subordinated Notes due 2012 ..............         750,000             750,000
                                                                 ----------          ----------
                                                                  1,130,000           1,130,000
   L-3 Holdings:
   5 1/4% Convertible Senior Subordinated Notes due
    2009 ..................................................         300,000             300,000
   4% Senior Subordinated Convertible Contingent Debt
    Securities due 2011 (CODES) ...........................         420,000             420,000
                                                                 ----------          ----------
   Principal amount of long-term debt .....................      $1,850,000          $1,850,000
   Less: unamortized discount on CODES ....................          (2,184)             (2,248)
      Fair value of interest rate swap agreements .........          (4,074)                 --
                                                                 ----------          ----------
   Carrying amount of long-term debt ......................      $1,843,742          $1,847,752
                                                                 ==========          ==========

     Available borrowings under the Company's senior credit facilities at March 31, 2003 were $676,447, after reductions for outstanding letters of credit of $73,553. There were no borrowings outstanding under the senior credit facilities at March 31, 2003. On February 25, 2003, the maturity date of the $250,000 364-day revolving credit facility was extended to February 24, 2004.

     In January of 2003, L-3 Communications entered into interest rate swap agreements on $200,000 of its 7 5/8% Senior Subordinated Notes due 2012. These swap agreements exchanged the fixed interest rate for a variable interest rate on $200,000 of the $750,000 principal amount outstanding. In March of 2003, L-3 Communications terminated these interest rate swap agreements and received cash proceeds of $6,440. Prior to the termination of the swap agreements, L-3 Communications recorded a reduction to interest expense for the three months ended March 31, 2003 of $1,202. This reduction represented interest savings for the period prior to the termination of these swap agreements earned from the lower average variable interest rates of 4.0% that the Company paid under the swap agreements compared to the 7 5/8% fixed interest rate on the notes subject to the swaps. The remaining $5,238 of the proceeds represented the future value of the swap agreements at the termination date that was recorded as a deferred gain. The

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


deferred gain will be amortized as a reduction of interest expense over the remaining term of the 7 5/8% Senior Subordinated Notes due 2012 at an amount of $142 per quarter, or $566 annually.

     In March of 2003, L-3 Communications entered into interest rate swap agreements on $200,000 of its 7 5/8% Senior Subordinated Notes due 2012. These swap agreements exchanged the fixed interest rate for a variable interest rate on $200,000 of its $750,000 principal amount outstanding. Under the terms of these swap agreements, L-3 Communications will pay or receive the difference between the fixed interest rate of 7 5/8% on the senior subordinated notes and a variable interest rate determined two business days prior to the end of the interest period. The variable interest rate is equal to (1) the six month LIBOR rate, plus (2) an average of 327.75 basis points. The difference to be paid or received on these swap agreements as interest rates change is recorded as an adjustment to interest expense. These swap agreements are accounted for as fair value hedges.

     The aggregate net deferred gains recorded in connection with the terminations of the interest rate swap agreements was $20,850 at March 31, 2003 and $16,140 at December 31, 2002. These net deferred gains will be amortized as reductions to interest expense through 2012. The current portion of the net deferred gains of $2,680 at March 31, 2003 and $2,114 at December 31, 2002 that will be amortized over the next 12 months is included in accrued interest. The non-current portions of the net deferred gains is included in other liabilities.


9. COMPREHENSIVE INCOME

     Comprehensive income for the three months ended March 31, 2003 and 2002 is presented in the table below.

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                      ----------------------
                                                                         2003         2002
                                                                      ----------   ---------
Net income ........................................................    $49,737      $4,909
Other comprehensive income (loss):
 Foreign currency translation adjustments, net of $467 tax
   expense in 2003 and $236 tax benefit in 2002 ...................        709        (433)
 Unrealized gains (losses) on hedging instruments:
   Unrealized losses arising during the period, net of tax benefits
    of $58 in 2003 and $40 in 2002 ................................        (91)        (74)
   Reclassification adjustment for losses included in net income,
    net of tax expense of $198 ....................................         --         323
                                                                       -------      ------
Comprehensive income ..............................................    $50,355      $4,725
                                                                       =======      ======

     The changes in the Company's accumulated other comprehensive balances for the three months ended March 31, 2003 and for the year ended December 31, 2002 are presented in the table below.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         FOREIGN       UNREALIZED      UNREALIZED       MINIMUM        ACCUMULATED
                                         CURRENCY        LOSSES        LOSSES ON        PENSION           OTHER
                                       TRANSLATION         ON           HEDGING        LIABILITY      COMPREHENSIVE
                                       ADJUSTMENTS     SECURITIES     INSTRUMENTS     ADJUSTMENTS         LOSS
                                      -------------   ------------   -------------   -------------   --------------
MARCH 31, 2003
Balance January 1, 2003 ...........     $ (2,787)        $ (246)        $ (277)        $ (65,989)      $ (69,299)
Period change .....................          709             --            (91)               --             618
                                        --------         ------         ------         ---------       ---------
Balance March 31, 2003 ............     $ (2,078)        $ (246)        $ (368)        $ (65,989)      $ (68,681)
                                        ========         ======         ======         =========       =========
DECEMBER 31, 2002
Balance January 1, 2002 ...........     $ (2,852)        $ (246)        $ (163)        $ (20,409)      $ (23,670)
Period change .....................           65             --           (114)          (45,580)        (45,629)
                                        --------         ------         ------         ---------       ---------
Balance December 31, 2002 .........     $ (2,787)        $ (246)        $ (277)        $ (65,989)      $ (69,299)
                                        ========         ======         ======         =========       =========

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

10. L-3 HOLDINGS EARNINGS PER SHARE

     A reconciliation of basic and diluted EPS is presented in the table below.


                                                                           THREE MONTHS ENDED MARCH 31,
                                                                           ----------------------------
                                                                               2003             2002
                                                                           ------------     ------------
                                                                           (IN THOUSANDS, EXCEPT PER
                                                                                  SHARE DATA)
BASIC:
Income before cumulative effect of a change in accounting principle ......  $  49,737        $  29,279
Cumulative effect of a change in accounting principle, net of income
 taxes ...................................................................         --          (24,370)
                                                                            ---------        ---------
Net income ...............................................................  $  49,737        $   4,909
                                                                            =========        =========
Weighted average common shares outstanding ...............................     95,137           78,900
                                                                            =========        =========
Basic earnings per share before cumulative effect of a change in
 accounting principle ....................................................  $    0.52        $    0.37
                                                                            =========        =========
Basic earnings per share .................................................  $    0.52        $    0.06
                                                                            =========        =========
DILUTED:
Income before cumulative effect of a change in accounting principle ......  $  49,737        $  29,279
After-tax interest expense savings on the assumed conversion of
 Convertible Notes .......................................................      2,588               --
                                                                            ---------        ---------
Income before cumulative effect of a change in accounting principle,
 including assumed conversion of Convertible Notes .......................     52,325           29,279
Cumulative effect of a change in accounting principle, net of income
 taxes ...................................................................         --          (24,370)
                                                                            ---------        ---------
Net income, including assumed conversion of Convertible Notes ............  $  52,325        $   4,909
                                                                            =========        =========
Common and potential common shares:
 Weighted average common shares outstanding ..............................     95,137           78,900
 Assumed exercise of stock options .......................................      7,374            7,944
 Assumed purchase of common shares for treasury ..........................     (4,847)          (4,490)
 Assumed conversion of Convertible Notes .................................      7,362               --
                                                                            ---------        ---------
 Common and potential common shares ......................................    105,026           82,354
                                                                            =========        =========
Diluted earnings per share before cumulative effect of a change in
 accounting principle ....................................................  $    0.50        $    0.36
                                                                            =========        =========
Diluted earnings per share ...............................................  $    0.50        $    0.06
                                                                            =========        =========

     The 7,361,964 shares of L-3 Holdings common stock that are issuable upon conversion of the Convertible Notes were not included in the computation of diluted EPS for the three months ended March 31, 2002 because the effect of the assumed conversion would have been anti-dilutive for that period.

     The 7,804,878 shares of L-3 Holdings' common stock that are issuable upon conversion of the CODES were not included in the computation of diluted EPS for the three months ended March 31, 2003 and 2002 because the conditions required for the CODES to become convertible were not satisfied.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

11. CONTINGENCIES

     The Company is engaged in providing products and services under contracts directly or as a subcontractor with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under U.S. Government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. Additionally, in the event that U.S. Government expenditures for products and services of the type manufactured and provided by the Company are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

     Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's consolidated results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

     On August 6, 2002, Aviation Communications & Surveillance Systems, LLC
(ACSS) was sued by Honeywell International Inc. and Honeywell Intellectual Properties, Inc. (collectively, "Honeywell") for alleged infringement of patents that relate to terrain awareness avionics. The lawsuit was filed in the United States District Court for the District of Delaware. In December of 2002, Honeywell withdrew without prejudice the lawsuit against ACSS and agreed to proceed with non-binding arbitration. If the matter is not resolved through arbitration, Honeywell may reinstitute the litigation after August 14, 2003. The Company had previously investigated the Honeywell patents and believes that ACSS has valid defenses against Honeywell's patent infringement suit. In addition, ACSS has been indemnified to a certain extent by Thales Avionics, which provided ACSS with the alleged infringing technology. Thales Avionics owns 30% of ACSS. In the opinion of management, the ultimate disposition of Honeywell's pending claim will not result in a material liability to the Company.

     On November 18, 2002, the Company initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York (the "New York action") seeking, among other things, a declaratory judgment that the Company had fulfilled all of its obligations under a letter of intent with OSI (the "OSI Letter of Intent"). Under the OSI Letter of Intent, the Company was to negotiate definitive agreements with OSI for the sale of certain businesses the Company acquired from PerkinElmer, Inc. on June 14, 2002. On December 23, 2002, OSI responded by filing suit against the Company in the United States District Court sitting in the Central District of California (the "California action") alleging, among other things, that the Company breached its obligations under the OSI Letter of Intent and seeking damages in excess of $100,000, not including punitive damages. On February 7, 2003, OSI filed an answer and counterclaims in the New York action that asserted substantially the same claims OSI had raised in the California action. The California action was dismissed by the California District Court in favor of the New York action. Under the OSI Letter of Intent, the Company proposed selling to OSI the conventional detection business and the ARGUS business that the Company recently acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. The Company believes that the claims asserted by OSI in its suit are without merit and intends to defend against the OSI claims vigorously.

     The Company is periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.


12. SEGMENT INFORMATION

     The Company has four reportable segments: (1) Secure Communications & ISR,
(2) Training, Simulation & Support Services, (3) Aviation Products & Aircraft Modernization and (4) Specialized Products, which are described in Note 1. The Company evaluates the performance of its operating segments and reportable segments based on their sales and operating income.

     The tables below present sales, operating income, depreciation and amortization and total assets by reportable segment.

                                                           THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------
                                                                2003            2002
                                                           --------------   -----------
   SALES:
    Secure Communications & ISR ........................     $  321,388      $157,736
    Training, Simulation & Support Services ............        241,569       197,302
    Aviation Products & Aircraft Modernization .........        159,720       107,309
    Specialized Products ...............................        383,569       237,713
    Elimination of intersegment sales ..................        (17,199)       (3,220)
                                                             ----------      --------
      Consolidated total ...............................     $1,089,047      $696,840
                                                             ==========      ========
   OPERATING INCOME:
    Secure Communications & ISR ........................     $   33,301      $ 16,409
    Training, Simulation & Support Services ............         28,498        21,470
    Aviation Products & Aircraft Modernization .........         19,887        17,470
    Specialized Products ...............................         27,151        15,958
                                                             ----------      --------
      Consolidated total ...............................     $  108,837      $ 71,307
                                                             ==========      ========
   DEPRECIATION AND AMORTIZATION:
    Secure Communications & ISR ........................     $    7,118      $  4,242
    Training, Simulation & Support Services ............          1,998         2,005
    Aviation Products & Aircraft Modernization .........          3,916         2,441
    Specialized Products ...............................          9,747         6,519
                                                             ----------      --------
      Consolidated total ...............................     $   22,779      $ 15,207
                                                             ==========      ========

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               DECEMBER 31,
                                                            MARCH 31, 2003         2002
                                                           ----------------   -------------
   TOTAL ASSETS:
    Secure Communications & ISR ........................      $1,084,461       $1,149,016
    Training, Simulation & Support Services ............         678,023          648,554
    Aviation Products & Aircraft Modernization .........       1,198,590          965,038
    Specialized Products ...............................       1,935,446        1,940,982
    Corporate ..........................................         424,263          538,718
                                                              ----------       ----------
      Consolidated total ...............................      $5,320,783       $5,242,308
                                                              ==========       ==========

13. RECENTLY ISSUED ACCOUNTING STANDARDS

     In May of 2002, the FASB issued SFAS No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections as of April 2002. SFAS No. 145, rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and SFAS No. 64, Extinguishments of Debt made to Satisfy Sinking-Fund Requirements. Under the provisions of SFAS No. 145, gains and losses from extinguishment of debt can only be classified as extraordinary items if they meet the criteria in APB Opinion No. 30. The provisions of this Statement related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. Earlier application is permitted. This statement also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar and is effective for transactions occurring after May 15, 2002. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions and are effective for financial statements issued on or after May 15, 2002. In accordance with the provisions of SFAS No. 145, beginning on January 1, 2003, the loss on the retirement of debt of $16,187 ($9,858 after-tax or $0.11 per diluted share) that the Company recorded in June 2002 has been presented as a separate caption within income from continuing operations and the related income tax benefit has been included in the provision for income taxes.

     In January of 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). This interpretation provides guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights. Such entities have been termed by FIN 46 as variable interest entities (VIE). Once effective, FIN 46 will be the guidance that determines (1) whether consolidation is required under the "controlling financial interest" model of ARB Bulletin No. 51, Consolidated Financial Statements, or (2) whether the variable-interest model under FIN 46 should be used to account for existing and new entities. FIN 46 includes guidance for identifying the enterprise that will consolidate a VIE, which is the enterprise that is exposed to the majority of an entity's risks or receives the majority of the benefits from an entity's activities. FIN 46 also requires that the enterprises that hold a significant variable interest in a VIE make new disclosures in their financial statements. The transitional disclosures of FIN 46, which are effective immediately, require an enterprise to identify the entities in which it holds a variable interest, if the enterprise believes that those entities might be considered VIEs upon the adoption of FIN 46. The implementation and remaining disclosure requirements of FIN 46 are effective immediately for VIEs created after January 31, 2003, and on July 1, 2003 for all VIEs created before January 31, 2003. The Company does not believe that it holds any interests in VIEs, however, the Company is currently evaluating whether it holds a variable interest in entities that might be considered VIEs.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     In March of 2003, the Emerging Issues Task Force (EITF) issued EITF No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. EITF No. 00-21 addresses how to determine whether a contractual arrangement involving multiple deliverables contains more than one accounting unit and how consideration should be measured and allocated to the separate accounting units. EITF No. 00-21 applies to all deliverables within contractually binding arrangements in all industries, except to the extent that a deliverable in a contractual arrangement is subject to other existing higher-level authoritative literature, and is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company is currently evaluating the effect of EITF No. 00-21 on the Company's revenue recognition accounting policies and on its consolidated results of operations and financial position.

     In May of 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement applies to certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities whose shares are all mandatorily redeemable. SFAS No. 150 is effective for these financial instruments entered into or modified after May 31, 2003. For these financial instruments entered into before May 31, 2003, SFAS No. 150 is effective for the Company's interim period beginning July 1, 2003. SFAS No. 150 is not expected to have a material effect on the Company's consolidated results of operations or financial position.


14. UNAUDITED FINANCIAL INFORMATION OF L-3 COMMUNICATIONS AND ITS SUBSIDIARIES

     L-3 Communications is a wholly owned subsidiary of L-3 Holdings. The debt of L-3 Communications, including its outstanding Senior Subordinated Notes and borrowings under amounts drawn against the senior credit facilities are guaranteed, on a joint and several, full and unconditional basis, by certain of its wholly-owned domestic subsidiaries (the "Guarantor Subsidiaries"). The foreign subsidiaries and certain domestic subsidiaries of L-3 Communications (the "Non-Guarantor Subsidiaries") do not guarantee the debt of L-3 Communications. None of the debt of L-3 Communications has been issued by its subsidiaries. There are no restrictions on the payment of dividends from the Guarantor Subsidiaries to L-3 Communications.

     The following unaudited condensed combining financial information present the results of operations, financial position and cash flows of (i) L-3 Holdings, excluding L-3 Communications and its consolidated subsidiaries, (ii) L-3 Communications, excluding its consolidated subsidiaries (the "Parent"),
(iii) the Guarantor Subsidiaries, (iv) the Non-Guarantor Subsidiaries and (v) the eliminations to arrive at the information for L-3 Communications on a consolidated basis.

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           L-3                           NON-                         CONSOLIDATED
                                                     COMMUNICATIONS     GUARANTOR      GUARANTOR                          L-3
                                       L-3 HOLDINGS     (PARENT)      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    COMMUNICATION
                                      ------------- ---------------- -------------- -------------- ---------------- --------------
CONDENSED COMBINING
 BALANCE SHEETS:
AS OF MARCH 31, 2003:
Current assets:
 Cash and cash equivalents ..........  $       --      $   33,150      $  (16,788)     $ 18,030      $         --      $   34,392
 Contracts in process ...............          --         560,347         589,793       190,725                --       1,340,865
 Other current assets ...............          --         145,129          29,209         4,026                --         178,364
                                       ----------      ----------      ----------      --------      ------------      ----------
   Total current assets .............          --         738,626         602,214       212,781                --       1,553,621
                                       ----------      ----------      ----------      --------      ------------      ----------
Goodwill ............................          --         754,671       1,867,136       338,511                --       2,960,318
Other assets ........................          --         362,292         361,608        82,944                --         806,844
Investment in and amounts
 due from consolidated
 subsidiaries .......................   2,987,853       2,863,967         469,406        37,870        (6,359,096)             --
                                       ----------      ----------      ----------      --------      ------------      ----------
   Total assets .....................  $2,987,853      $4,719,556      $3,300,364      $672,106      $ (6,359,096)     $5,320,783
                                       ==========      ==========      ==========      ========      ============      ==========
Current liabilities .................          --         343,996         267,381        88,381                --         699,758
Long-term debt ......................     717,816       1,843,742              --            --          (717,816)      1,843,742
Other long-term liabilities .........          --         261,781         160,380        11,560                --         433,721
Minority interest ...................          --              --              --        73,525                --          73,525
Shareholders' equity ................   2,270,037       2,270,037       2,872,603       498,640        (5,641,280)      2,270,037
                                       ----------      ----------      ----------      --------      ------------      ----------
   Total liabilities and
    shareholders' equity ............  $2,987,853      $4,719,556      $3,300,364      $672,106      $ (6,359,096)     $5,320,783
                                       ==========      ==========      ==========      ========      ============      ==========
AS OF DECEMBER 31, 2002:
Current assets:
 Cash and cash equivalents ..........  $       --      $  126,421      $   (7,248)     $ 15,683      $         --      $  134,856
 Contracts in process ...............          --         524,500         630,351       163,142                --       1,317,993
 Other current assets ...............          --         155,387          28,319         2,819                --         186,525
                                       ----------      ----------      ----------      --------      ------------      ----------
   Total current assets .............          --         806,308         651,422       181,644                --       1,639,374
                                       ----------      ----------      ----------      --------      ------------      ----------
Goodwill ............................          --         753,672       1,702,384       338,492                --       2,794,548
Other assets ........................          --         372,207         355,866        80,313                --         808,386
Investment in and amounts
 due from consolidated
 subsidiaries .......................   2,919,954       2,688,750         398,282        53,779        (6,060,765)             --
                                       ----------      ----------      ----------      --------      ------------      ----------
   Total assets .....................  $2,919,954      $4,620,937      $3,107,954      $654,228      $ (6,060,765)     $5,242,308
                                       ==========      ==========      ==========      ========      ============      ==========
Current liabilities .................          --         322,747         298,646        75,246                --         696,639
Long-term debt ......................     717,752       1,847,752              --            --          (717,752)      1,847,752
Other long-term liabilities .........          --         248,236         166,188         8,050                --         422,474
Minority interest ...................          --              --              --        73,241                --          73,241
Shareholders' equity ................   2,202,202       2,202,202       2,643,120       497,691        (5,343,013)      2,202,202
                                       ----------      ----------      ----------      --------      ------------      ----------
   Total liabilities and
    shareholders' equity ............  $2,919,954      $4,620,937      $3,107,954      $654,228      $ (6,060,765)     $5,242,308
                                       ==========      ==========      ==========      ========      ============      ==========

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           L-3                                                       CONSOLIDATED
                                                     COMMUNICATIONS     GUARANTOR    NON-GUARANTOR                       L-3
                                       L-3 HOLDINGS     (PARENT)      SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   COMMUNICATIONS
                                      ------------- ---------------- -------------- --------------- -------------- ---------------
CONDENSED COMBINING
 STATEMENTS OF OPERATIONS:
FOR THE THREE MONTHS ENDED
 MARCH 31, 2003:
Sales ..............................    $     --       $ 456,436        $548,596       $ 92,054       $  (8,039)     $1,089,047
Costs and expenses .................          --         404,907         497,403         85,939          (8,039)        980,210
                                        --------       ---------        --------       --------       ---------      ----------
Operating income ...................          --          51,529          51,193          6,115              --         108,837
Interest and other income
 (expense) .........................          --           3,424             (70)          (223)         (1,754)          1,377
Interest expense ...................       8,488          31,835             223          1,912         (10,242)         32,216
Minority interest ..................          --              --              --            284              --             284
Provision (benefit) for
 income taxes ......................      (3,056)          8,322          18,324          1,331           3,056          27,977
Equity in net income of
 consolidated subsidiaries .........      55,169          34,941              --             --         (90,110)             --
                                        --------       ---------        --------       --------       ---------      ----------
Net income .........................    $ 49,737       $  49,737        $ 32,576       $  2,365       $ (84,678)     $   49,737
                                        ========       =========        ========       ========       =========      ==========
FOR THE THREE MONTHS ENDED
 MARCH 31, 2002:
Sales ..............................    $     --       $ 340,703        $302,700       $ 56,634       $  (3,197)     $  696,840
Costs and expenses .................          --         299,699         281,043         47,988          (3,197)        625,533
                                        --------       ---------        --------       --------       ---------      ----------
Operating income ...................          --          41,004          21,657          8,646              --          71,307
Interest and other income ..........          --             822              75            130              --           1,027
Interest expense ...................       8,092          24,760           1,261             72          (8,092)         26,093
Minority interest ..................          --              --              --            988              --             988
Provision (benefit) for
 income taxes ......................      (2,856)          6,024           7,226          2,724           2,856          15,974
Cumulative effect of a change in
 accounting principle ..............          --         (14,749)             --         (9,621)             --         (24,370)
Equity in net income (loss) of
 consolidated subsidiaries .........      10,145           8,616              --             --         (18,761)             --
                                        --------       ---------        --------       --------       ---------      ----------
Net income (loss) ..................    $  4,909       $   4,909        $ 13,245       $ (4,629)      $ (13,525)     $    4,909
                                        ========       =========        ========       ========       =========      ==========

                      L-3 COMMUNICATIONS HOLDINGS, INC. AND
                         L-3 COMMUNICATIONS CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--
                                    CONTINUED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          L-3                                                         CONSOLIDATED
                                                    COMMUNICATIONS     GUARANTOR     NON-GUARANTOR                        L-3
                                      L-3 HOLDINGS     (PARENT)       SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   COMMUNICATIONS
                                     ------------- ---------------- --------------- --------------- --------------- ---------------
CONDENSED COMBINING
 STATEMENTS OF CASH FLOWS:
FOR THE THREE MONTHS ENDED
 MARCH 31, 2003:
Net cash from (used in) operating
 activities ......................... $       --    $      45,333    $      66,271     $  (5,478)    $          --   $     106,126
                                      ----------    -------------    -------------     ---------     -------------   -------------
INVESTING ACTIVITIES:
 Acquisition of businesses, net of
   cash acquired ....................         --           (1,836)        (193,711)       (1,874)               --        (197,421)
 Other investing activities .........    (20,561)        (203,365)          (6,911)       (1,312)          216,146         (16,003)
                                      ----------    -------------    -------------     ---------     -------------   -------------
Net cash used in investing
 activities .........................    (20,561)        (205,201)        (200,622)       (3,186)          216,146        (213,424)
                                      ----------    -------------    -------------     ---------     -------------   -------------
FINANCING ACTIVITIES:
 Other financing activities .........     20,561           66,597          124,811        11,011          (216,146)          6,834
                                      ----------    -------------    -------------     ---------     -------------   -------------
Net cash from financing activities ..     20,561           66,597          124,811        11,011          (216,146)          6,834
                                      ----------    -------------    -------------     ---------     -------------   -------------
Net increase (decrease) in cash .....         --          (93,271)          (9,540)        2,347                --        (100,464)
Cash and cash equivalents,
 beginning of period ................         --          126,421           (7,248)       15,683                --         134,856
                                      ----------    -------------    -------------     ---------     -------------   -------------
Cash and cash equivalents, end of
 period ............................. $       --    $      33,150    $     (16,788)    $  18,030     $          --   $      34,392
                                      ==========    =============    =============     =========     =============   =============
FOR THE THREE MONTHS ENDED
 MARCH 31, 2002:
Net cash from (used in) operating
 activities ......................... $       --    $     (11,782)   $      57,015     $  (3,841)    $          --   $      41,392
                                      ----------    -------------    -------------     ---------     -------------   -------------
INVESTING ACTIVITIES:
 Acquisition of businesses, net of
   cash acquired ....................         --             (344)      (1,155,257)      (45,946)               --      (1,201,547)
 Other investing activities .........    (25,379)      (1,207,229)          (2,455)       (2,179)        1,226,582         (10,660)
                                      ----------    -------------    -------------     ---------     -------------   -------------
Net cash used in investing
 activities .........................    (25,379)      (1,207,573)      (1,157,712)      (48,125)        1,226,582      (1,212,207)
                                      ----------    -------------    -------------     ---------     -------------   -------------
FINANCING ACTIVITIES:
 Borrowings under revolving
   credit facilities ................         --          350,000               --            --                --         350,000
 Borrowings under bridge loan
   facility .........................         --          500,000               --            --                --         500,000
 Other financing activities .........     25,379           86,675        1,098,842        21,484        (1,226,582)          5,798
                                      ----------    -------------    -------------     ---------     -------------   -------------
Net cash from financing activities ..     25,379          936,675        1,098,842        21,484        (1,226,582)        855,798
                                      ----------    -------------    -------------     ---------     -------------   -------------
Net decrease in cash ................         --         (282,680)          (1,855)      (30,482)               --        (315,017)
Cash and cash equivalents,
 beginning of period ................         --          320,210           (4,412)       45,224                --         361,022
                                      ----------    -------------    -------------     ---------     -------------   -------------
Cash and cash equivalents,
 end of period ...................... $       --    $      37,530    $      (6,267)    $  14,742     $          --   $      46,005
                                      ==========    =============    =============     =========     =============   =============


      L-3 COMMUNICATIONS HOLDINGS, INC. AND L-3 COMMUNICATIONS CORPORATION

       CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2002 AND 2001
            AND FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of L-3 Communications Holdings, Inc.

We have audited the accompanying consolidated balance sheets of L-3 Communications Holdings, Inc. ("L-3 Holdings") and L-3 Communications Corporation ("L-3 Communications") and subsidiaries (collectively, the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of L-3 Holdings and L-3 Communications and subsidiaries as of December 31, 2002 and 2001 and their respective consolidated results of operations and cash flows for each of the three years ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As indicated in Note 5 to the financial statements, in 2002 the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As indicated in Note 2 to the financial statements, in 2003 the Company adopted the provisions of Statement of Financial Accounting Standards No. 145, Recission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections as of April 2002.


                                                 /s/ PricewaterhouseCoopers LLP


New York, New York
January 27, 2003, except for the first paragraph of Recently Issued Accounting Standards in Note 2, for which the date is June 10, 2003.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                        DECEMBER 31,
                                                               -------------------------------
                                                                    2002             2001
                                                               --------------   --------------
                           ASSETS
Current assets:
 Cash and cash equivalents .................................    $   134,856      $   361,022
 Contracts in process ......................................      1,317,993          801,824
 Deferred income taxes .....................................        143,634           62,965
 Other current assets ......................................         42,891           16,590
                                                                -----------      -----------
   Total current assets ....................................      1,639,374        1,242,401
                                                                -----------      -----------
Property, plant and equipment, net .........................        458,639          203,374
Goodwill ...................................................      2,794,548        1,707,718
Intangible assets ..........................................         90,147            3,833
Deferred income taxes ......................................        147,190           97,883
Deferred debt issue costs ..................................         48,839           40,190
Other assets ...............................................         63,571           43,850
                                                                -----------      -----------
   Total assets ............................................    $ 5,242,308      $ 3,339,249
                                                                ===========      ===========
              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable, trade ...................................    $   167,240      $   129,538
 Accrued employment costs ..................................        187,754          126,981
 Accrued expenses ..........................................         56,763           38,823
 Customer advances .........................................         71,751           74,060
 Accrued interest ..........................................         20,509           13,288
 Income taxes ..............................................         33,729           16,768
 Other current liabilities .................................        158,893          125,113
                                                                -----------      -----------
   Total current liabilities ...............................        696,639          524,571
                                                                -----------      -----------
Pension and postretirement benefits ........................        343,527          155,052
Other liabilities ..........................................         78,947           60,585
Long-term debt .............................................      1,847,752        1,315,252
                                                                -----------      -----------
   Total liabilities .......................................      2,966,865        2,055,460
                                                                -----------      -----------
Commitments and contingencies
Minority interest ..........................................         73,241           69,897
                                                                -----------      -----------
Shareholders' equity:
 L-3 Holdings' common stock; $.01 par value; authorized
   300,000,000 shares, issued and outstanding 94,577,331 and
   78,496,626 shares (L-3 Communications' common stock;
   $.01 par value, 100 shares authorized, issued and
   outstanding) ............................................      1,794,976          939,037
 Retained earnings .........................................        479,827          301,730
 Unearned compensation .....................................         (3,302)          (3,205)
 Accumulated other comprehensive loss ......................        (69,299)         (23,670)
                                                                -----------      -----------
Total shareholders' equity .................................      2,202,202        1,213,892
                                                                -----------      -----------
   Total liabilities and shareholders' equity ..............    $ 5,242,308      $ 3,339,249
                                                                ===========      ===========

                See notes to consolidated financial statements.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                          YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------------
                                                                 2002              2001               2000
                                                            --------------   ----------------   ----------------
Sales:
 Contracts, primarily U.S. Government ...................    $ 3,581,102       $  1,932,205       $  1,584,824
 Commercial, primarily products .........................        430,127            415,217            325,237
                                                             -----------       ------------       ------------
    Total sales .........................................      4,011,229          2,347,422          1,910,061
                                                             -----------       ------------       ------------
Costs and expenses:
 Contracts, primarily U.S. Government ...................      3,137,561          1,699,617          1,388,263
 Commercial, primarily products:
   Cost of sales ........................................        270,800            252,790            204,989
   Selling, general and administrative expenses .........        114,052             93,238             70,039
   Research and development expenses ....................         34,837             26,447             24,052
                                                             -----------       ------------       ------------
    Total costs and expenses ............................      3,557,250          2,072,092          1,687,343
                                                             -----------       ------------       ------------
 Operating income .......................................        453,979            275,330            222,718
 Interest and other income ..............................          4,921              1,739              4,393
 Interest expense .......................................        122,492             86,390             93,032
 Minority interest ......................................          6,198              4,457                 --
 Loss on retirement of debt .............................         16,187                 --                 --
                                                             -----------       ------------       ------------
 Income before income taxes and cumulative effect of a
   change in accounting principle .......................        314,023            186,222            134,079
 Provision for income taxes .............................        111,556             70,764             51,352
                                                             -----------       ------------       ------------
 Income before cumulative effect of a change in
   accounting principle .................................        202,467            115,458             82,727
 Cumulative effect of a change in accounting principle,
   net of income taxes of $6,428 (Note 5) ...............        (24,370)                --                 --
                                                             -----------       ------------       ------------
 Net income .............................................    $   178,097       $    115,458       $     82,727
                                                             ===========       ============       ============
 L-3 Holdings' earnings per common share:
   Basic:
    Income before accounting change .....................    $      2.33       $       1.54       $       1.24
    Accounting change ...................................         ( 0.28)                --                 --
                                                             -----------       ------------       ------------
    Net income ..........................................    $      2.05       $       1.54       $       1.24
                                                             ===========       ============       ============
   Diluted:
    Income before accounting change .....................    $      2.18       $       1.47       $       1.18
    Accounting change ...................................         ( 0.25)                --                 --
                                                             -----------       ------------       ------------
    Net income ..........................................    $      1.93       $       1.47       $       1.18
                                                             ===========       ============       ============
 L-3 Holdings' weighted average common shares
   outstanding:
   Basic ................................................         86,943             74,880             66,710
                                                             ===========       ============       ============
   Diluted ..............................................         97,413             85,438             69,906
                                                             ===========       ============       ============

                See notes to consolidated financial statements.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                            L-3 HOLDINGS'
                                                           ----------------   ADDITIONAL
                                                            SHARES    PAR       PAID-IN      RETAINED
                                                            ISSUED   VALUE      CAPITAL      EARNINGS
                                                           -------- ------- -------------- ------------
Balance December 31, 1999 ................................  65,590   $ 655   $   483,039    $ 103,545
Comprehensive income:
 Net income ..............................................                                     82,727
 Minimum pension liability, net of ($553) tax benefit. ...
 Foreign currency translation adjustment .................
 Unrealized loss on securities, net of ($2,316)
  tax benefit ............................................
Shares issued:
 Employee savings plans ..................................     469       5        12,637
 Exercise of stock options ...............................   1,154      12        18,050
Grant of restricted stock ................................                         1,512
Amortization of unearned compensation ....................
Other ....................................................                            16
                                                            ------   -----   -----------    ---------
Balance December 31, 2000 ................................  67,213     672       515,254      186,272
Comprehensive income:
 Net income ..............................................                                    115,458
 Minimum pension liability, net of ($11,955)
  tax benefit ............................................
 Foreign currency translation adjustment, net of ($164)
  tax benefit ............................................
 Unrealized loss on securities, net of ($111) tax benefit
 Unrealized loss on securities reclassified to net income
  from other comprehensive loss, net of $2,274 of
  taxes ..................................................
 Unrealized losses on hedging instruments, net of
  ($100) tax benefit .....................................
Shares issued:
 Sale of common stock ....................................   9,150      92       353,530
 Employee savings plans ..................................     418       4        16,864
 Acquisition consideration ...............................     588       6        17,351
 Exercise of stock options ...............................   1,128      11        28,253
Employee stock purchase plan contributions ...............                         4,861
Grant of restricted stock ................................                         2,118
Amortization of unearned compensation ....................
Other ....................................................                            21
                                                            ------   -----   -----------    ---------
Balance December 31, 2001 ................................  78,497     785       938,252      301,730
Comprehensive income:
 Net income ..............................................                                    178,097
 Minimum pension liability, net of ($29,859)
  tax benefit ............................................
 Foreign currency translation adjustment, net of
  ($1,626) tax benefit ...................................
 Unrealized losses on hedging instruments reclassified
  to net income from other comprehensive loss, net of
  $198 of taxes ..........................................
 Unrealized losses on hedging instruments, net of
  ($275) tax benefit .....................................
Shares issued:
 Sale of common stock ....................................  14,000     140       766,640
 Employee savings plans ..................................     529       5        28,133
 Acquisition consideration ...............................     229       2        10,605
 Exercise of stock options ...............................     970      10        30,665
 Employee stock purchase plan contributions ..............     352       4        17,474
Grant of restricted stock ................................                         2,231
Amortization of unearned compensation ....................
Other ....................................................                            30
                                                            ------   -----   -----------    ---------
Balance December 31, 2002 ................................  94,577   $ 946   $ 1,794,030    $ 479,827
                                                            ======   =====   ===========    =========



                                                                            ACCUMULATED
                                                                               OTHER
                                                              UNEARNED     COMPREHENSIVE
                                                            COMPENSATION   INCOME (LOSS)      TOTAL
                                                           -------------- -------------- ---------------
Balance December 31, 1999 ................................   $  (1,661)     $   (2,403)    $   583,175
Comprehensive income:
 Net income ..............................................                                      82,727
 Minimum pension liability, net of ($553) tax benefit. ...                        (819)           (819)
 Foreign currency translation adjustment .................                      (1,222)         (1,222)
 Unrealized loss on securities, net of ($2,316)
  tax benefit ............................................                      (2,728)         (2,728)
                                                                                           -----------
                                                                                                77,958
Shares issued:
 Employee savings plans ..................................                                      12,642
 Exercise of stock options ...............................                                      18,062
Grant of restricted stock ................................      (1,512)                             --
Amortization of unearned compensation ....................         716                             716
Other ....................................................                                          16
                                                             ---------      ----------     -----------
Balance December 31, 2000 ................................      (2,457)         (7,172)        692,569
Comprehensive income:
 Net income ..............................................                                     115,458
 Minimum pension liability, net of ($11,955)
  tax benefit ............................................                     (19,519)        (19,519)
 Foreign currency translation adjustment, net of ($164)
  tax benefit ............................................                        (268)           (268)
 Unrealized loss on securities, net of ($111) tax benefit                         (180)           (180)
 Unrealized loss on securities reclassified to net income
  from other comprehensive loss, net of $2,274 of
  taxes ..................................................                       3,632           3,632
 Unrealized losses on hedging instruments, net of
  ($100) tax benefit .....................................                        (163)           (163)
                                                                                           -----------
                                                                                                98,960
Shares issued:
 Sale of common stock ....................................                                     353,622
 Employee savings plans ..................................                                      16,868
 Acquisition consideration ...............................                                      17,357
 Exercise of stock options ...............................                                      28,264
Employee stock purchase plan contributions ...............                                       4,861
Grant of restricted stock ................................      (2,118)                             --
Amortization of unearned compensation ....................       1,370                           1,370
Other ....................................................                                          21
                                                             ---------      ----------     -----------
Balance December 31, 2001 ................................      (3,205)        (23,670)      1,213,892
Comprehensive income:
 Net income ..............................................                                     178,097
 Minimum pension liability, net of ($29,859)
  tax benefit ............................................                     (45,580)        (45,580)
 Foreign currency translation adjustment, net of
  ($1,626) tax benefit ...................................                          65              65
 Unrealized losses on hedging instruments reclassified
  to net income from other comprehensive loss, net of
  $198 of taxes ..........................................                         323             323
 Unrealized losses on hedging instruments, net of
  ($275) tax benefit .....................................                        (437)           (437)
                                                                                           -----------
                                                                                               132,468
Shares issued:
 Sale of common stock ....................................                                     766,780
 Employee savings plans ..................................                                      28,138
 Acquisition consideration ...............................                                      10,607
 Exercise of stock options ...............................                                      30,675
 Employee stock purchase plan contributions ..............                                      17,478
Grant of restricted stock ................................      (2,231)                             --
Amortization of unearned compensation ....................       2,134                           2,134
Other ....................................................                                          30
                                                             ---------      ----------     -----------
Balance December 31, 2002 ................................   $  (3,302)     $  (69,299)    $ 2,202,202
                                                             =========      ==========     ===========

                See notes to consolidated financial statements.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------------
                                                                              2002            2001            2000
                                                                        ---------------   ------------   -------------
OPERATING ACTIVITIES:
Net income ..........................................................    $    178,097      $  115,458     $   82,727
Loss on retirement of debt ..........................................          16,187              --             --
Cumulative effect of a change in accounting principle ...............          24,370              --             --
Goodwill amortization ...............................................              --          42,356         34,994
Depreciation ........................................................          66,230          40,362         36,158
Amortization of intangibles and other assets ........................           9,630           4,233          3,102
Amortization of deferred debt issue costs (included in interest
 expense) ...........................................................           7,392           6,388          5,724
Minority interest ...................................................           6,198           4,457             --
Deferred income tax provision .......................................          79,092          52,638         25,103
Other non-cash items, principally contributions to employee savings
 plans in L-3 Holdings' common stock ................................          28,653          17,576         12,517
Changes in operating assets and liabilities, net of amounts acquired:
 Contracts in process ...............................................         (75,031)        (40,652)       (66,402)
 Other current assets ...............................................         (15,257)          1,643         (2,599)
 Other assets .......................................................         (16,641)        (12,033)          (416)
 Accounts payable ...................................................         (21,904)        (43,165)        38,065
 Accrued employment costs ...........................................          30,100          11,931          6,239
 Accrued expenses ...................................................          (2,581)        (20,300)         2,274
 Customer advances ..................................................         (11,272)         12,627        (17,087)
 Accrued interest ...................................................           7,199          (3,047)         3,637
 Income taxes .......................................................          30,852          14,431         13,161
 Other current liabilities ..........................................         (41,206)        (37,555)       (59,286)
 Pension and postretirement benefits ................................          (1,670)          4,550         (7,214)
 Other liabilities ..................................................          20,517           1,423          1,959
 All other operating activities .....................................            (495)           (353)         1,149
                                                                         ------------      ----------     ----------
Net cash from operating activities ..................................         318,460         172,968        113,805
                                                                         ------------      ----------     ----------
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired .....................      (1,742,133)       (446,911)      (599,608)
Proceeds from sale of interest in subsidiary ........................              --          75,206             --
Capital expenditures ................................................         (62,058)        (48,121)       (33,580)
Disposition of property, plant and equipment ........................           3,548           1,237         18,060
Other investing activities ..........................................          (9,885)         (6,301)         6,905
                                                                         ------------      ----------     ----------
Net cash used in investing activities ...............................      (1,810,528)       (424,890)      (608,223)
                                                                         ------------      ----------     ----------
FINANCING ACTIVITIES:
Borrowings under revolving credit facility ..........................         566,000         316,400        858,500
Repayment of borrowings under revolving credit facility .............        (566,000)       (506,400)      (668,500)
Borrowings under bridge loan facility ...............................         500,000              --             --
Repayment of borrowings under bridge loan facility ..................        (500,000)             --             --
Proceeds from sale of senior subordinated notes .....................         750,000         420,000        300,000
Redemption of senior subordinated notes .............................        (237,468)             --             --
Proceeds from sale of L-3 Holdings' common stock, net ...............         766,780         353,622             --
Debt issuance costs .................................................         (19,759)        (16,671)       (12,916)
Proceeds from exercise of stock options .............................          17,372          16,325          8,954
Employee stock purchase plan contributions ..........................          17,478           4,861             --
Distributions to minority interest ..................................          (2,854)         (2,530)            --
Other financing activities ..........................................         (25,647)         (5,343)        (1,728)
                                                                         ------------      ----------     ----------
Net cash from financing activities ..................................       1,265,902         580,264        484,310
                                                                         ------------      ----------     ----------
Net increase (decrease) in cash .....................................        (226,166)        328,342        (10,108)
Cash and cash equivalents, beginning of period ......................         361,022          32,680         42,788
                                                                         ------------      ----------     ----------
Cash and cash equivalents, end of period ............................    $    134,856      $  361,022     $   32,680
                                                                         ============      ==========     ==========

                See notes to consolidated financial statements.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. DESCRIPTION OF BUSINESS

     L-3 Communications Holdings, Inc. conducts its operations and derives all its operating income and cash flow through its wholly owned subsidiary, L-3 Communications Corporation ("L-3 Communications"). L-3 Communications Holdings, Inc. ("L-3 Holdings" and together with its subsidiaries, "L-3" or "the Company") is a merchant supplier of secure communications and intelligence, surveillance and reconnaissance (ISR) systems, training, simulation and support services, aviation products and aircraft modernization, as well as specialized products. The Company's customers include the U.S. Department of Defense (DoD) and prime contractors thereof, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. federal, state and local government agencies. The Company has the following four reportable segments: (1) Secure Communications & ISR, (2) Training, Simulation & Support Services; (3) Aviation Products & Aircraft Modernization; and (4) Specialized Products.

     Secure Communications & ISR. The businesses in this segment provide products and services for the global ISR market, specializing in signals intelligence (SIGINT) and communications intelligence (COMINT) systems. These products and services provide to the warfighter in real-time the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response. This segment also provides secure, high data rate communications systems for military and other U.S. Government and foreign government reconnaissance and surveillance applications. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The major secure communication programs and systems include:

     o secure data links for airborne, satellite, ground and sea-based remote platforms for real-time information collection and dissemination to users;

     o highly specialized fleet management and support, including procurement, systems integration, sensor development, modifications and maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

     o strategic and tactical signals intelligence systems that detect, collect, identify, analyze and disseminate information;

     o    secure telephone and network equipment and encryption management; and

     o communication systems for surface and undersea vessels and manned space flights.

     Training, Simulation & Support Services. The businesses in this segment provide a full range of training, simulation and support services, including:

     o services designed to meet customer training requirements for aircrews, navigators, mission operators, gunners and maintenance technicians for virtually any platform, including military fixed and rotary wing aircraft, air vehicles and various ground vehicles;

     o communication software support, information services and a wide range of engineering development services and integration support;

     o high-end engineering and information support services used for command, control, communications and ISR architectures, as well as for air warfare modeling and simulation tools for applications used by the DoD, Department of Homeland Security and U.S. Government intelligence agencies, including missile and space systems, Unmanned Aerial Vehicles (UAVs) and military aircraft;

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     o developing and managing extensive programs in the United States and internationally that focus on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development;

     o producing crisis management software and providing command and control for homeland security applications; and

     o design, prototype development and production of ballistic missile targets for missile defense applications, including present and future threat scenarios.

     Aviation Products & Aircraft Modernization. The businesses in this segment provide aviation products and aircraft modernization services, including:

     o airborne traffic and collision avoidance systems (TCAS) for commercial and military applications;

     o commercial, solid-state, crash-protected cockpit voice recorders, flight data recorders and maritime hardened voyage recorders;

     o ruggedized custom displays for military and high-end commercial applications;

     o turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military and commercial wide-body and rotary wing aircraft, including heavy maintenance and structural modifications and Head-of-State and commercial interior completions; and

     o engineering, modification, maintenance, logistics and upgrades for U.S. Special Operations Command aircraft, vehicles and personnel equipment.

     Specialized Products. The businesses in this segment supply products, including components, subsystems and systems, to military and commercial customers in several niche markets. These products include:

     o ocean products, including acoustic undersea warfare products for mine hunting, dipping and anti-submarine sonars and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

     o ruggedization and integration of commercial-off-the-shelf technology for displays, computers and electronic systems for military and commercial applications;

     o integrated video security and surveillance systems that provide perimeter security used by the U.S. Immigration and Naturalization Service and U.S. Border Patrol to monitor and protect U.S. borders;

     o security systems for aviation, port and border applications to detect explosives, concealed weapons, contraband and illegal narcotics, to inspect agricultural products and to examine cargo;

     o telemetry, instrumentation, space and navigation products, including tracking and flight termination;

     o    premium fuzing products;

     o microwave components used in radar communication satellites, wireless communication equipment, electronic surveillance, communication and electronic warfare applications and counter measure systems;

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     o    high performance antennas and ground based radomes;

     o training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for fixed and rotary wing aircraft and land vehicles; and

     o precision stabilized electro-optic surveillance systems, including high magnification lowlight, daylight and forward looking infrared sensors, laser range finders, illuminators and designators, and digital and wireless communication systems.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION: The accompanying financial statements comprise the consolidated financial statements of L-3 Holdings and L-3 Communications. L-3 Holdings' only asset is its investment in the common stock of L-3 Communications, its wholly-owned subsidiary, and its only obligations are its 5 1/4% Convertible Senior Subordinated Notes due 2009 and its 4% Senior Subordinated Convertible Contingent Debt Securities due 2011 (CODES). L-3 Holdings has also guaranteed the borrowings under the senior credit facilities of L-3 Communications. L-3 Holdings' obligations have been jointly, severally, fully and unconditionally guaranteed by L-3 Communications and certain of its domestic subsidiaries, and accordingly, such debt has been reflected as debt of L-3 Communications in its consolidated financial statements in accordance with the U.S. Securities and Exchange Commission's (SEC) Staff Accounting Bulletin
(SAB) No. 54. In addition, all issuances of equity securities including grants of stock options and restricted stock by L-3 Holdings to employees of L-3 Communications have been reflected in the consolidated financial statements of L-3 Communications. As a result, the consolidated financial positions, results of operations and cash flows of L-3 Holdings and L-3 Communications are substantially the same. See Note 20 for additional information.

     SALES AND COSTS AND EXPENSES PRESENTATION: The Company presents its sales and cost and expenses in two categories in the statement of operations, "Contracts, primarily U.S. Government" and "Commercial, primarily products", which are based on how the Company recognizes revenue. Sales and costs and expenses for the Company's businesses that are primarily U.S. Government contractors are presented as "Contracts, primarily U.S. Government." The sales for the Company's U.S. Government contractor businesses are transacted using written contractual arrangements or contracts, most of which require the Company to design, develop, manufacture and/or modify complex products, and/or perform related services according to specifications provided by the customer. These contracts are within the scope of the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and certain Production-Type Contracts (SOP 81-1) and Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). Sales reported under "Contracts, primarily U.S. Government" also include certain sales by the Company's U.S. Government contractor businesses transacted using contracts for domestic and foreign commercial customers which also are within the scope of SOP 81-1. Sales and costs and expenses for the Company's businesses whose customers are primarily commercial customers are presented as "Commercial, primarily products". These sales to commercial customers are not within the scope of SOP 81-1 or ARB 43, and are recognized in accordance with the SEC's SAB No. 101, Revenue Recognition in Financial Statements. The Company's commercial businesses are substantially comprised of Aviation Communication & Surveillance Systems
(ACSS), Aviation Recorders, Microwave components, Detection Systems business acquired from PerkinElmer, Inc., Satellite Networks, and PrimeWave Communications.

     During 2002, certain commercial businesses of L-3 were combined with other larger L-3 businesses, which are primarily U.S. Government contractors. Sales and costs and expenses for these commercial businesses are now presented under the caption "Contracts, primarily U.S. Government." The Company has reclassified sales and costs and expenses for all prior periods presented to conform to the 2002 presentation.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements of the Company include all wholly-owned and significant majority-owned subsidiaries. All significant intercompany transactions are eliminated in consolidation. Investments over which the Company has significant influence but does not have voting control are accounted for by the equity method.

     CASH AND CASH EQUIVALENTS: Cash equivalents consist of highly liquid investments with a maturity of three months or less at time of purchase.

     REVENUE RECOGNITION: The substantial majority of the Company's direct and indirect sales to the U.S. Government and certain of the Company's sales to foreign governments and commercial customers are made pursuant to written contractual arrangements or "contracts" to design, develop, manufacture and/or modify complex products, and to the specifications of the buyers (customers) or to provide services related to the performance of such contracts. These contracts are within the scope of SOP 81-1, and sales and profits on them are recognized using percentage-of-completion methods of accounting. Sales and profits on fixed-price production contracts whose units are produced and delivered in a continuous or sequential process are recorded as units are delivered based on their selling prices (the "units-of-delivery" method). Sales and profits on other fixed-price contracts are recorded based on the ratio of total actual incurred costs to date to the total estimated costs for each contract (the "cost-to-cost method"). Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. Losses on contracts are recognized in the period in which they are determined. The impact of revisions of contract estimates, which may result from contract modifications, performance or other reasons, are recognized on a cumulative catch-up basis in the period in which the revisions are made.

     Revenue recognition on sales arrangements that are cost-reimbursable contracts with the U.S. Government are also specifically within the scope of ARB 43, in addition to SOP 81-1. Sales and profits on a cost-reimbursable contract are recognized as allowable costs are incurred on the contract and become billable to the customer, in an amount equal to the allowable costs plus the profit on those cost which is generally fixed or variable based on the contract fee arrangement.

     Sales on arrangements that are not within the scope of SOP 81-1 or ARB 43 are recognized in accordance with the SEC's SAB No. 101. Sales are recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been performed, the selling price to the buyer is fixed or determinable and collectibility is reasonably assured.

     CONTRACTS IN PROCESS: Contracts in process include receivables and inventories for contracts that are within the scope of SOP 81-1, as well as receivables and inventories related to other contractual arrangements. Billed Receivables represent the uncollected portion of amounts recorded as sales and billed to customers, including those amounts for sales arrangements that are not within the scope of SOP 81-1. Unbilled Contract Receivables represent accumulated incurred costs and earned profits or losses on contracts in process that have been recorded as sales, but have not yet been billed to customers. Inventoried Contract Costs represent incurred costs on contracts in process that have not been recognized as costs and expenses and which are recoverable under contracts. Incurred contract costs include direct costs and overhead costs. In accordance with SOP 81-1 and the AICPA Audit and Accounting Guidelines, Audits of Federal Government Contractors, the Company's inventoried contract costs for U.S. Government contracts, and contracts with prime contractors or subcontractors of the U.S. Government, also include allocated general and administrative costs, independent research and development costs and bid and proposal costs. Contracts in Process may contain amounts relating to contracts and programs with long performance cycles, a portion of which may not be realized within one year. Provisions for contracts in a loss position in excess of the amounts included in Contracts in Process are reported in Estimated Costs in Excess of Billings to Complete Contracts in Process, which is a component of Other Current Liabilities and Other Liabilities. Under the contractual arrangements on certain contracts with the U.S. Government, the Company receives progress payments as it incurs costs. The U.S. Government has a security interest in the Unbilled Contract Receivables and Inventoried Contract Costs to which progress

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

payments have been applied, and such progress payments are reflected as a reduction of the related Unbilled Contract Receivables and Inventoried Contract Costs. Customer Advances are classified as current liabilities.

     Inventories other than Inventoried Contract Costs are stated at the lower of cost or market primarily using the average cost method.

     The Company values its acquired contracts in process on the date of acquisition at contract value less the Company's estimated costs to complete the contract and a reasonable profit allowance on the Company's completion effort commensurate with the profit margin that the Company earns on similar contracts.

     DERIVATIVE FINANCIAL INSTRUMENTS: In connection with its risk management and financial derivatives, the Company has entered into interest rate swap agreements, interest rate cap and floor contracts and foreign currency forward contracts. Derivative financial instruments also include embedded derivatives. The Company's interest rate swap agreements are accounted for as fair value hedges. The difference between the variable interest rates paid on the interest rate swap agreements and the fixed interest rate on the debt instrument underlying the swap agreements is recorded as increases or decreases to interest expense. Upon termination of an interest rate swap agreement, the cash received or paid that relates to the future value of the swap agreements at the termination date is a deferred gain or loss, which is recognized as a decrease or increase to interest expense over the remaining term of the underlying debt instrument. The foreign currency forward contracts are accounted for as cash flow hedges. Upon settlement, gains and losses on foreign currency forward contracts are reported as a component of the underlying transaction within contracts in process. The embedded derivatives related to the issuance of the Company's debt are recorded at fair value with changes reflected in the statement of operations.

     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range substantially from 10 to 40 years for buildings and improvements and 3 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company's balance sheet and the net gain or loss is included in the determination of income.

     DEBT ISSUANCE COSTS: Costs incurred to issue debt are deferred and amortized as interest expense over the term of the related debt using a method that approximates the effective interest method.

     IDENTIFIABLE INTANGIBLES: Identifiable intangibles include contracts and customer relationships, unpatented technology and non-compete agreements. Effective January 1, 2002, the initial measurement of these intangible assets has been based on their fair values. Fair value for customer relationships and non-compete agreements are derived using the present value of estimated future cash flows, net of income taxes, that are expected to result from the programs. Identifiable intangibles are amortized over their useful lives, which range from 5 to 20 years.

     GOODWILL: Effective January 1, 2002, the Company accounts for goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and other Intangible Assets. The carrying value of goodwill and indefinite lived identifiable intangible assets are not amortized, but are tested for impairment based on their estimated fair values using discounted cash flows valuation at the beginning of each year, and whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over periods ranging from 15 to 40 years except for goodwill related to acquisitions consummated after June 30, 2001. Prior to the adoption of SFAS No. 142, the Company evaluated the carrying amount of goodwill by reference to current and estimated profitability and undiscounted cash flows.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     INCOME TAXES: The Company provides for income taxes using the liability method. Deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates. The effect of changes in tax laws or rates is accounted for in the period of enactment.

     RESEARCH AND DEVELOPMENT: Independent research and development costs sponsored by the Company include bid and proposal costs, and relate to both U.S. Government products and services and those for commercial and foreign customers. The independent research and development (IRAD) and bid and proposal costs (B&P) for the Company's businesses that are U.S. Government contractors are allowable indirect contract costs that are allocated to our U.S. Government contracts in accordance with U.S. Government regulations. In accordance with SOP 81-1 and the AICPA Audit and Accounting Guide, Audits of Federal Government Contractors, the Company reports IRAD and B&P costs allocated to U.S. Government contracts as costs of sales when the related contract sales are recognized, and are not accounted for as period expenses. Research and development costs for the Company's businesses that are not U.S. Government contractors are expensed as incurred in accordance with SFAS No. 2, Accounting for Research and Development Costs.

     Customer-funded research and development costs, including software development costs, are incurred pursuant to contracts under which the customer directs the scope of work and are accounted for as direct contract costs, which are not research and development expenses under SFAS No. 2.

     COMPUTER SOFTWARE COSTS. The Company's software development costs for computer software to be sold, leased or marketed that are incurred after establishing technological feasibility for the computer software are capitalized as other assets and amortized on a product by product basis using the amount that is the greater of the straight-line method over the useful life or the ratio of current revenues to total estimated revenues in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Capitalized software development costs, net of accumulated amortization, was $25,724 at December 31, 2002 and $16,025 at December 31, 2001, and is included in other assets on the consolidated balance sheets.

     STOCK OPTIONS: The Company accounts for stock options under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Compensation expense for incentive stock options is recognized in income based on the excess, if any, of L-3 Holdings' fair value of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. When the exercise price for incentive stock options granted to employees equals or exceeds the fair value of the L-3 Holdings common stock at the date of grant, the Company does not recognize compensation expense. The table below presents pro forma net income and L-3 Holdings EPS had the Company elected to recognize compensation expense in accordance with the fair value approach of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of SFAS No. 123.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        YEAR ENDED DECEMBER 31,
                            -----------------------------------------------
                                 2002             2001             2000
                            --------------   --------------   -------------
Net income:
 As reported ............     $  178,097       $  115,458       $  82,727
 Pro forma ..............        160,079          107,573          75,064
L-3 Holdings Basic EPS:
 As reported ............     $     2.05       $     1.54       $    1.24
 Pro forma ..............           1.84             1.44            1.13
L-3 Holdings Diluted EPS:
 As reported ............     $     1.93       $     1.47       $    1.18
 Pro forma ..............           1.75             1.38            1.07

     The assumptions used to calculate the fair value of stock options at their grant dates are presented in Note 14.

     PRODUCT WARRANTIES: Product warranty costs are accrued when the covered products are shipped to customers. Product warranty expense is recognized based on the terms of the product warranty and the related estimated costs. Accrued warranty costs are reduced as these costs are incurred.

     USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and estimated costs to complete contracts in process, estimates of market values for inventories reported at lower of cost or market, estimates of pension and postretirement benefit obligations, recoverability of recorded amounts of fixed assets and goodwill, income taxes, litigation and environmental obligations. Actual amounts will differ from these estimates.

     RECENTLY ISSUED ACCOUNTING STANDARDS: In May 2002, the FASB issued SFAS No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections as of April 2002. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. Under the provisions of SFAS No. 145, gains and losses from extinguishment of debt can only be classified as extraordinary items if they meet the criteria in APB Opinion No. 30. The provisions of this Statement related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. Earlier application is permitted. This statement also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar, and is effective for transactions occurring after May 15, 2002. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions and are effective for financial statements issued on or after May 15, 2002. In accordance with the provisions of SFAS No. 145, beginning on January 1, 2003, the loss on the retirement of debt of $16,187 ($9,858 after-tax or $0.11 per diluted share) that the Company recorded in June 2002 (see Note 8) has been presented as a separate caption within income from continuing operations and the related income tax benefit has been included in the provision for income taxes. All related data in these financial statements have been restated to conform with this presentation.

     In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset, except for certain obligations of lessees. This statement does not apply to obligations that arise solely from a plan to dispose of a long-lived asset. SFAS No. 143 requires that estimated asset retirement costs be measured at their fair values and recognized as assets and depreciated over the useful life of the related asset.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Similarly, liabilities for the present value of asset retirement obligations are to be recognized and accreted as interest expense each year to their estimated future value until the asset is retired. These provisions will be applied to existing asset retirement obligations as of the adoption date as a cumulative-effect of a change in accounting policy. SFAS No. 143 is effective for the Company's fiscal years beginning January 1, 2003. SFAS No. 143 is not expected to have a material effect on the Company's consolidated results of operations and financial position.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 replaces FASBs' Emerging Issues Task Force (EITF) No. 94-3 Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan as was required by EITF No. 94-3. Examples of costs covered by SFAS No. 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied to exit or disposal activities initiated after December 31, 2002. SFAS No. 146 is not expected to have a material effect on the Company's consolidated results of operations and financial position.

     In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). This interpretation addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees and clarifies when a liability for the obligation undertaken should be recognized. The initial measurement of the liability is the fair value of the guarantee at its inception. This interpretation does not prescribe a specific account for the guarantor's offsetting entry when it recognizes the liability at the inception of a guarantee nor does it specify the subsequent measurement of the guarantors recognized liability. The initial recognition and measurement provisions shall be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are included in Notes 6 and 15. FIN 45 is not expected to have a material effect on the Company's consolidated results of operation and financial position.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No.
123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to Statement No. 123 that relate to annual financial statements are effective for the Company's 2002 annual financial statements. The amendments to Statement No. 123 that relate to interim financial statements are effective for the Company's March 31, 2003 financial statements. The Company does not intend to adopt the fair value based method of accounting for stock-based employee compensation which would require the Company to record a non-cash expense for the estimated fair value of stock-based compensation grants. Instead the Company will continue to apply the disclosure-only provisions of SFAS No. 123 (see accounting policy for stock options above and Note 14). Therefore, SFAS No. 148 is not expected to have a material effect on the Company's consolidated results of operations and financial position.

     In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). This interpretation provides guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights. Such entities have been termed by FIN 46 as variable interest entities (VIE). Once effective, FIN 46 will be the guidance that determines (1) whether consolidation is required under the "controlling financial interest" model of ARB Bulletin No. 51, Consolidated Financial Statements, or (2) whether the variable-interest model under FIN 46 should be used to account for existing and new entities. FIN 46 includes guidance for identifying the

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

enterprise that will consolidate a VIE, which is the enterprise that is exposed to the majority of an entity's risks or receives the majority of the benefits from an entity's activities. FIN 46 also requires that the enterprises that hold a significant variable interest in a VIE make new disclosures in their financial statements. The transitional disclosures of FIN 46, which are effective immediately, require an enterprise to identify the entities in which it holds a variable interest if the enterprise believes that those entities might be considered VIEs upon the adoption of FIN 46. The implementation and remaining disclosure requirements of FIN 46 are effective immediately for VIE's created after January 31, 2003, and on July 1, 2003 for all VIE's created before January 31, 2003. The Company does not believe that it holds any interests in VIEs, however, the Company is currently evaluating whether it holds a variable interest in entities that might be considered VIEs.

     RECLASSIFICATIONS: Certain reclassifications have been made to conform prior-year amounts to the current-year presentation.


3. ACQUISITIONS, DIVESTITURE AND OTHER TRANSACTIONS

     ACQUISITIONS

     Aircraft Integration Systems. On March 8, 2002, the Company acquired the assets of Aircraft Integration Systems ("AIS"), a division of Raytheon Company (Raytheon), for $1,148,700 in cash, which includes $1,130,000 for the original contract purchase price, and an increase to the contract purchase price of $18,700 related to additional net assets received at closing, plus acquisition costs. Following the acquisition, the Company changed AIS's name to L-3 Communications Integrated Systems ("IS"). The purchase price is subject to adjustment based on the IS closing date net tangible book value, as defined. The acquisition was financed using approximately $229,000 of cash on hand, borrowings under the Company's senior credit facilities of $420,000 and a $500,000 senior subordinated bridge loan (See Note 8.). The Company acquired IS because it is a long-standing supplier of critical COMINT, SIGINT and unique sensor systems for special customers within the U.S. Government. The Company believes that IS has excellent operating prospects as its major customers increasingly focus on intelligence gathering and information distribution to the battlefield. The Company also believes there are significant opportunities to apply its proven business integration and cost control skills to further enhance IS's operating and financial performance. The Company also believes that IS creates significant opportunities for the sale of the Company's secure communications and aviation products, including communication links, signal processing, antennas, data recorders, displays and traffic control and collision avoidance systems.

     The table below presents a summary of (1) the initial purchase price allocation for the IS acquired assets and assumed liabilities as was reported in the Company's unaudited condensed consolidated financial statements as of March 31, 2002, (2) the adjustments made to the initial purchase price allocation during the nine months ended December 31, 2002, and (3) the final purchase price allocation for IS, which includes the results from the audit of AIS's acquired net assets that was performed by the Company's independent auditors and the final appraisals and other valuations of fair value for the IS acquired assets and assumed liabilities. The AIS acquired contracts in process reflected in the Company's initial purchase price allocation for IS was based on the accounting records of AIS, which reflected September 2001 contract estimates prepared by AIS. In order to complete the audit of AIS's acquired net assets and prepare the Company's final purchase price allocation for IS as of March 1, 2002, the effective date of acquisition, the Company updated those September 2001 contract estimates for the five months of activity and changes in circumstances that occurred from September 2001 to March 1, 2002.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            IS PURCHASE PRICE ALLOCATION
                                                -----------------------------------------------------
                                                   INITIAL       ADJUSTMENT(A)           FINAL
                                                -------------   ---------------   -------------------
Contracts in process ........................    $  360,567       $ (157,245)         $  203,322 (b)
Other current assets ........................         1,678           81,844              83,522 (c)
Property, plant and equipment ...............       182,307           20,408             202,715 (d)
Goodwill ....................................       663,215           99,155             762,370 (e)
Intangible assets ...........................        16,894           41,486              58,380 (f)
Other non-current assets ....................        37,958           47,710              85,668 (c)
                                                 ----------       ----------          ----------
 Total assets acquired ......................     1,262,619          133,358           1,395,977
                                                 ----------       ----------          ----------
Other current liabilities ...................        17,020          100,425             117,445 (g)
Pension and postretirement benefits .........        95,000           24,606             119,606 (h)
Other long-term liabilities .................         1,279            3,334               4,613 (i)
                                                 ----------       ----------          ----------
 Total liabilities assumed ..................       113,299          128,365             241,664
                                                 ----------       ----------          ----------
   Net assets acquired ......................    $1,149,320       $    4,993          $1,154,313
                                                 ==========       ==========          ==========

----------------

(a) The adjustments to the initial purchase price allocation include the preliminary adjustments recorded by the Company in September 2002 that were reported in the Company's unaudited condensed consolidated financial statements as of September 30, 2002.

(b) The reduction to contracts in process includes $86,149 to update estimated costs to complete the AIS acquired contracts as of the date of acquisition to reflect changes in circumstances that occurred prior to the date of acquisition; $74,517 to value acquired contracts in process at estimated contract value less the Company's estimated costs to complete the contracts and a reasonable profit allowance on the Company's completion effort commensurate with the profit margin that the Company earns on similar contracts in accordance with SFAS 141, paragraph 37(c); $12,000 to reduce the estimated net realizable value of an assumed claim against an AIS subcontractor; $9,535 to properly translate receivables, inventoried contract costs and estimated billings and costs to complete a foreign contract from Australian dollars to U.S. dollars; $19,799 primarily to reduce the value of unbilled contract receivables and inventoried contract costs related to inactive and completed contracts for which there is no remaining contract value, to record the results of physical inventory counts and to adjust excess and obsolete inventories for amounts that will not be used on acquired contracts; $7,816 to reduce the percentage of completion sales on certain acquired contracts in process in order to reconcile them to AIS's September 2001 contract estimates at completion contained in the accounting records of AIS; and, $24,856 to record adjustments made by Raytheon prior to the Company's acquisition of AIS which were not reflected in the accounting records of AIS primarily relating to contracts and receivables retained by Raytheon. The AIS acquired contracts in process had an aggregate contract value of approximately $3,900,000, including funded and unfunded amounts, with approximately $1,000,000 of funded backlog at the date of acquisition. The majority of the revisions to estimated costs to complete acquired contracts relate to the Sea Sentinel contract, with other amounts relating to the Extract, Peace Pioneer, SIVAM, SRP and LC-130 contracts. The Company's aggregate adjustments to contracts in process discussed in this item (b) amounted to $234,672. In addition, the Company reclassified $77,427 of negative balances in contracts in process to other current liabilities (see item (g) below).

(c) The increases to other current assets and other non-current assets primarily represents estimated deferred income tax assets related to the differences between financial statement amounts and income tax basis amounts included in the final IS acquisition balance sheet and tax purchase price allocations for the acquired assets and assumed liabilities.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(d) The increase to property, plant and equipment includes a valuation adjustment of $26,719 to increase the carrying value of land and buildings to fair value based on an independent appraisal, partially offset by a reduction to internal-use software costs and other fixed assets included in the AIS historical net assets that will not be used by the IS business.

(e) The increase to goodwill represents the effect of the final adjustments to the purchase price allocation. Goodwill in the amount of $518,412 was assigned to the Secure Communications & ISR segment and $243,958 was assigned to the Aviation Products & Aircraft Modernization segment. Approximately $508,350 of the IS goodwill is expected to be deductible for income tax purposes, which is less than the amount of goodwill for financial reporting purposes because of differences in the financial statement amounts and income tax basis amounts for certain of the acquired asset and liabilities, pertaining primarily to contracts in process, property, plant and equipment, other current liabilities and pension and postretirement benefits.

(f) The increase to intangible assets is to value identifiable intangible assets relating to acquired contracts and customer-relationships and a non-compete agreement based on an independent valuation, reduced by $16,894 for certain technology rights included in the AIS historical net assets that will not be used by the IS business.

(g) The increase to other current liabilities is comprised of reclasses of $77,427 from contracts in process for contracts with credit balances (see item (b) above); $3,254 for employee termination costs; and $19,744 for accounts payable, accrued employment costs and accrued expenses assumed in the AIS acquisition that were not recorded in the accounting records of AIS.

(h) The increase to pension and postretirement benefits is based on the final actuarial valuation for the assumed liabilities.

(i) The increase to other long-term liabilities represents environmental remediation liabilities assumed in the IS acquisition that were not recorded in the accounting records of AIS.

     The final IS purchase price allocation does not include an adjustment for the final purchase price of AIS which will be based on the difference between AIS's final closing date net tangible book value, as defined in the AIS asset purchase agreement, and AIS's net tangible book value as of September 30, 2001. The Company has submitted its proposed purchase price adjustment in accordance with the asset purchase agreement to the Raytheon Company, the seller of the AIS business, which amounts to a reduction of $100,000 to the final purchase price submitted by Raytheon to the Company. The Company expects to resolve the final purchase price for AIS with the seller in 2003. Any amount received by the Company for a reduction to the AIS purchase price will be recorded as a reduction to the goodwill for IS.

     The cash required to fund the revisions that the Company made to the estimated costs to complete the AIS acquired contracts in process and estimated costs in excess of billings on the acquired contracts in a loss position will be reported as reductions to cash flows from operating activities on the Company's statement of cash flows as the costs are incurred.

     Detection Systems. On June 14, 2002, the Company completed the acquisition of the detection systems business of PerkinElmer ("Detection Systems") for $110,000 in cash, which includes $100,000 for the original contract purchase price, and an increase to the contract purchase price of $10,000 related to a preliminary purchase price adjustment, plus acquisition costs. The purchase price is subject to final adjustment based on closing date net working capital, as defined. Detection Systems offers X-ray screening for several major security applications, including: (1) aviation systems for checked and oversized baggage, break bulk cargo and air freight; (2) port and border applications including pallets, break bulk and air freight; and (3) facility protection such as parcels, mail and cargo. Detection Systems has a broad range of systems and technology, and an installed base of over 16,000 units. Detection Systems' customer base includes major airlines and airports, a number of domestic agencies, such as the U.S. Customs Service, U.S. Marshals Service, U.S. Department of Agriculture and U.S. Department of State, and international authorities throughout Europe, Asia and South America. The acquisition

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

broadens the Company's capabilities and product offerings in the rapidly growing areas of airport security and other homeland defense markets, including explosive detection systems (EDS). The acquisition provides the Company with enhanced manufacturing and marketing capabilities, which will be used as the Company works to meet growing demand for its EDS products. Based on the preliminary purchase price allocation for Detection Systems, goodwill of $59,942 was assigned to the Specialized Products segment and is not expected to be deductible for income tax purposes.

     Telos, ComCept and TMA. During the third quarter of 2002, in separate transactions the Company acquired three businesses for an aggregate consideration of $99,274, which was comprised of $88,667 in cash, 229,494 shares of L-3 Holdings common stock for part of the ComCept purchase price valued at $10,607, plus acquisition costs. The purchase prices for ComCept and Technology, Management and Analysis Corporation are subject to adjustment based on the closing date net assets or net working capital of the acquired businesses. The Company acquired:

o all of the outstanding common stock of Telos Corporation (Telos), a business incorporated in California, which provides software development for command, control and communications and other related services for military and national security requirements, on July 19, 2002;

o all of the outstanding common stock of ComCept, Inc. (ComCept), a company with network-centric warfare capabilities, including requirements development, modeling, simulation, communications and systems development and integration for ISR, on July 31, 2002. This acquisition is subject to additional consideration not to exceed 219,088 shares of L-3 Holdings common stock which is contingent upon the financial performance of ComCept for the fiscal years ending June 30, 2003 and 2004; and which will be accounted for as goodwill; and

o all of the outstanding common stock of Technology, Management and Analysis Corporation (TMA), a provider of professional services to the DoD, primarily in support of the Naval surface and combat fleet, on September 23, 2002. The core competencies of TMA include engineering, logistics, ship test and trials, network engineering and support and hardware and software products. This acquisition is subject to additional purchase price not to exceed $7,000 which is contingent upon the financial performance of TMA for the twelve months ending September 30, 2003 and which will be accounted for as goodwill.

     Based on the preliminary purchase price allocations, the goodwill recognized for the acquisitions of Telos, ComCept and TMA was $87,109, of which $46,707 is expected to be deductible for income tax purposes. Goodwill of $22,421 was assigned to the Secure Communications & ISR segment and $64,688 was assigned to the Training, Simulation & Support Services segment.

     Northrop Grumman's Electron Devices and Displays - Navigation Systems - San Diego Businesses, Wolf Coach Inc., International Microwave Corporation, Westwood Corporation, Wescam Inc. and Ship Analytics, Inc. During the fourth quarter of 2002, in separate transactions the Company acquired seven businesses for an aggregate purchase price of $338,766 in cash plus acquisition costs. Except for Westwood Corporation and Wescam Inc., the purchase prices are subject to adjustment based on the closing date net assets or net working capital of the acquired businesses. The Company acquired:

o the net assets of Northrop Grumman's Electron Devices and Displays - Navigation Systems - San Diego businesses on October 25, 2002. Electron Devices is a supplier of microwave power devices to all major prime contractors on key military programs, including missile seekers, aircraft navigation and landing systems, airborne and ground radar's and electronic warfare and communications systems. Following the acquisition, the Company changed Electron Devices name to L-3 Communications Electron Devices (Election Devices). Displays - Navigation Systems is a supplier of ruggedized displays and computer and electronic systems for both military and commercial applications. Following the acquisition, the Company changed Displays - Navigation Systems name to L-3 Communications Ruggedized Command and Control Solutions (Ruggedized C&C);

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

o all of the outstanding common shares of Wolf Coach, Inc. (Wolf Coach), a producer of mobile communications vehicles, for customers in the television industry, the military and for the homeland defense market, on November 1, 2002. The acquisition is subject to additional purchase price not to exceed $4,100 which is contingent upon the financial performance of Wolf Coach for the years ending December 31, 2003, 2004 and 2005, and which will be accounted for as goodwill;

o    all of the outstanding common stock of International Microwave Corporation
     (IMC), a global communications company that provides wireless communications, network support services, information technology, defense communications and enhanced surveillance systems, on November 8, 2002. The acquisition is subject to additional purchase price not to exceed $5,000 which is contingent upon the financial performance of IMC for the year ending December 31, 2003, and which will be accounted for as goodwill;

o all of the outstanding common stock of Westwood Corporation (Westwood), a supplier of shipboard power control, switchgear and power distribution systems to the United States Navy, Army, Air Force and Coast Guard, on November 13, 2002;

o all of the outstanding common stock of Wescam Inc. (Wescam), a designer and manufacturer of systems for defense applications that capture images from mobile platforms and transmit them in real time to tactical command centers for interpretation and for commercial broadcast applications to production facilities. On November 21, 2002, the Company purchased approximately 78% of the outstanding common shares of Wescam. As of December 23, 2002, the Company had purchased all of the outstanding common shares of Wescam; and

o all of the outstanding common stock of Ship Analytics, Inc (Ship Analytics), a producer of crisis management software, providing command and control for homeland security applications, on December 19, 2002. Ship Analytics also designs, manufactures and operates real-time simulation systems for critical shipboard operations for commercial maritime and naval customers. The acquisition is subject to additional purchase price not to exceed $13,500 which is contingent upon the financial performance of Ship Analytics for the years ending December 31, 2003, 2004 and 2005, and which will be accounted for as goodwill.

     Based on the preliminary purchase price allocations, the goodwill recognized for the acquisitions of Electron Devices, Ruggedized C&C, Wolf Coach, IMC, Westwood, Wescam and Ship Analytics was $199,038, of which $41,174 is expected to be deductible for income tax purposes. Goodwill of $195,575 was assigned to the Specialized Products segment and $3,463 was assigned to the Training, Simulation & Support Services segment.

     Spar Aerospace. At December 31, 2001, the Company had acquired 70.3% of the outstanding common stock of Spar Aerospace Limited (Spar), a leading provider of high-end aviation product modernization, for $103,172 in cash, plus acquisition costs and acquired control of Spar and the ability to require the remaining stockholders to tender their shares. The Company acquired control of Spar on November 23, 2001 after an initial tender offer under which the Company acquired 65.8% of the outstanding common stock of Spar. During January 2002, the Company completed the acquisition and paid $43,641 for the remaining outstanding common stock of Spar which was not tendered to the Company at December 31, 2001.

     SY Technology, BT Fuze and Emergent. During the fourth quarter of 2001, in separate transactions the Company acquired three other businesses for an aggregate purchase price of $149,273 in cash plus acquisition costs, including net purchase price increases of $10,183 based on the closing date balance sheets of the acquired businesses and $1,800 of additional purchase price based on the financial performance of the acquired companies for the year ended December 31, 2001. The Company acquired:

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

o the net assets of SY Technology, Inc. (SY), a provider of air warfare simulation services, on December 31, 2001. This acquisition is subject to additional purchase price not to exceed $3,000 which is contingent upon the financial performance of SY for the year ended December 31, 2002 and the year ending December 31, 2003 and which will be accounted for as goodwill;

o the net assets of Bulova Technologies, a producer of military fuzes that prevent the inadvertent firing and detonation of weapons during handling, on December 19, 2001. Bulova Technologies was later renamed BT Fuze Products (BT Fuze). This acquisition is subject to additional purchase price not to exceed $2,500 which is contingent upon the financial performance of BT Fuze for the year ending December 31, 2003 and which will be accounted for as goodwill; and

o all of the outstanding common stock of Emergent Government Services Group (Emergent), a provider of engineering and information services to the U.S. Air Force, Army, Navy and intelligence agencies, on November 30, 2001. Following the acquisition, the Company changed Emergent's name to L-3 Communications Analytics (L-3 Analytics).

     Based on the final purchase price allocations, the goodwill recognized in the acquisitions of Spar, SY, BT Fuze and Emergent was $199,916, of which 78,497 is expected to be fully deductible for tax purposes. Goodwill of $103,804 was assigned to the Aviation Products & Aircraft Modernization segment, $61,075 was assigned to the Training, Simulation & Support Services segment and $35,037 was assigned to the Specialized Products segment.

     KDI and EER. On May 4, 2001, the Company acquired all of the outstanding common stock of KDI Precision Products (KDI) for $78,862 in cash plus acquisition costs. On May 31, 2001, the Company acquired all of the outstanding common stock of EER Systems (EER) for $119,392 in cash plus acquisition costs. The purchase price for EER was increased on December 31, 2002 by $5,000, which will be paid to the EER shareholders in 2003, for a purchase price adjustment that was based on the financial performance of EER for the year ended December 31, 2002.

     TDTS, TrexCom, TCAS, MPRI and Coleman. On February 10, 2000, the Company acquired the assets of the Training Devices and Training Services (TDTS) business of Raytheon Company for $160,000 in cash plus acquisition costs. Following the acquisition, the Company changed TDTS's name to L-3 Communications Link Simulation and Training ("Link Simulation and Training"). On February 14, 2000, the Company acquired the assets of the LNR and EMP businesses of Trex Communications Corporation (TrexCom) for $49,310 in cash plus acquisition costs. On April 28, 2000, the Company acquired the Traffic Alert and Collision Avoidance System (TCAS) product line from Honeywell Inc. for a purchase price of $239,200 in cash plus acquisition costs. On June 30, 2000, the Company acquired all the outstanding common stock of MPRI Inc. (MPRI) for $39,606 in cash plus acquisition costs. On December 29, 2000, the Company acquired all of the outstanding common stock of Coleman Research Corporation (Coleman), a subsidiary of Thermo Electron Corporation, for $60,000 in cash plus acquisition costs, and additional purchase price not to exceed $5,000 which is contingent upon the financial performance of Coleman for the year ended December 31, 2001.

     Additionally, during the years ended December 31, 2002, 2001 and 2000, the Company purchased other businesses, which individually and in the aggregate were not material to its consolidated results of operations, financial position or cash flows in the year acquired.

     Substantially all of the acquisitions were initially financed with cash on hand or borrowings on the Company's bank credit facilities.

     All of the Company's acquisitions have been accounted for as purchase business combinations and are included in the Company's results of operations from their respective effective dates. The assets and liabilities recorded in connection with the purchase price allocations for the acquisitions of Detection Systems, Telos, ComCept, TMA, Electron Devices and Display -- Navigation Systems -- San Diego, Wolf Coach, IMC, Westwood, Wescam and Ship Analytics are based upon preliminary estimates of fair

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

values for contracts in process, inventories, estimated costs in excess of billings to complete contracts in process, identifiable intangibles and deferred income taxes. Actual adjustments will be based on the final purchase prices and final appraisals and other analyses of fair values which are in process. The Company does not expect the differences between the preliminary and final purchase price allocations for the acquisitions to be material. The Company expects to complete the purchase price allocations during the first half of 2003.

     Pro Forma Statement of Operations Data. Had the acquisitions of IS, Detection Systems, Telos, ComCept, TMA, Electron Devices, Ruggedized C&C, Wolf Coach, IMC, Westwood, Wescam and Ship Analytics and the related financing transactions occurred on January 1, 2002, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $1,353,400, $76,600 and $0.76 for the three months ended December 31, 2002, and $4,699,100, $167,800 and $1.71 for the year ended December 31, 2002.

     Had the acquisitions of KDI, EER, SY, BT Fuze, L-3 Analytics, Spar, IS, Detection Systems, Telos, ComCept, TMA, Electron Devices, Ruggedized C&C, Wolf Coach, IMC, Westwood, Wescam and Ship Analytics and the related financing transactions occurred on January 1, 2001, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $1,157,700, $20,300 and $0.22 for the three months ended December 31, 2001, and $4,139,600, $113,900 and $1.21 for the year ended December 31, 2001.

     The pro forma results disclosed in the preceding paragraphs are based on various assumptions and are not necessarily indicative of the result of operations that would have occurred had the Company completed the acquisitions and the related financing transactions on January 1, 2001 and January 1, 2002.

     Goodrich Avionics Systems. On January 29, 2003, the Company announced that it had agreed to acquire Goodrich Avionics Systems of Goodrich Corporation, for $188,000 in cash. Goodrich Avionics Systems develops and produces avionics products for commercial and military applications which are focused on aircraft safety and situational awareness, and include collision avoidance systems, display systems, weather avoidance systems, terrain awareness and warning systems, navigation systems and power supply and conditioning systems. Goodrich Avionics Systems also has a service, repair and overhaul operation.

     DIVESTITURE AND OTHER TRANSACTIONS

     On May 31, 2001, the Company sold a 30% interest in Aviation
Communications and Surveillance Systems LLC (ACSS) which comprised the Company's TCAS business to Thales Avionics, a wholly owned subsidiary of Thales (formerly Thomson-CSF), for $75,206 of cash. L-3 continues to consolidate the financial statements of ACSS.

     Interest and other income for the year ended December 31, 2001 includes a gain of $6,966 from the sale of a 30% interest in ACSS which was largely offset by a $6,341 write-down in the carrying amount of an investment in common stock. Also included in interest and other income for 2001 is a charge of $515 to account for the increase, in accordance with SFAS No. 133, in the fair value assigned to the embedded derivatives in L-3 Holdings' $420,000 4% Senior Subordinated Contingent Debt Securities due 2011 sold in the fourth quarter of 2001, and a loss of $751 from an equity method investment. Interest and other income for the year ended December 31, 2000 includes gains of $14,940 from the sales of the Company's interests in certain businesses. These gains were largely offset by losses of $12,456 on the write-down in the carrying value of certain investments and intangible assets. The net proceeds from the sales were $19,638, and are included in Other Investing Activities on the Statement of Cash Flows. In March 2001, the Company settled certain items with a third party provider related to an existing services agreement. In connection with the settlement, L-3 received a net cash payment of $14,200. The payment represents a credit for fees being paid over the term of the services agreement and incremental costs incurred by the Company over the same period arising from performance deficiencies under the services agreement. These incremental costs include additional operating costs for material management, vendor replacement,

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

rework, warranty, manufacturing and engineering support, and administrative activities. The $14,200 cash receipt was recorded as a reduction of costs and expenses in 2001.

4. CONTRACTS IN PROCESS

     The components of contracts in process are presented in the table below. The unbilled contract receivables, inventoried contract costs and unliquidated progress payments are principally related to contracts with the U.S. Government and prime contractors or subcontractors of the U.S. Government.

                                                                                DECEMBER 31,
                                                                       ----------------------------
                                                                            2002           2001
                                                                       -------------   ------------
Billed receivables, less allowances of $12,801 and $11,649 .........     $  568,382      $ 330,795
                                                                         ----------      ---------
Unbilled contract receivables ......................................        490,678        353,262
Less: unliquidated progress payments ...............................       (171,457)      (102,739)
                                                                         ----------      ---------
 Unbilled contract receivables, net ................................        319,221        250,523
                                                                         ----------      ---------
Inventoried contract costs, gross ..................................        320,043        122,211
Less: unliquidated progress payments ...............................        (13,507)        (6,575)
                                                                         ----------      ---------
 Inventoried contract costs, net ...................................        306,536        115,636
                                                                         ----------      ---------
Inventories at lower of cost or market .............................        123,854        104,870
                                                                         ----------      ---------
 Total contracts in process ........................................     $1,317,993      $ 801,824
                                                                         ==========      =========

     The Company believes that approximately 93% of the unbilled contract receivables at December 31, 2002 will be billed and collected within one year.

     The selling, general and administrative (SG&A) cost data presented in the table below pertains to the Company's businesses that are primarily U.S. Government contractors and have been used in the determination of the Company's costs and expenses for "Contracts, primarily U.S. Government", which are presented on the Company's statements of operations.

                                                                      YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                  2002          2001          2000
                                                              -----------   -----------   -----------
SG&A costs included in inventoried contract costs at
 December 31, .............................................    $ 52,253      $ 19,970      $ 24,396
SG&A costs included in inventoried contract costs
 related to businesses acquired during the period .........      34,417         1,575         3,066
SG&A incurred costs .......................................     429,386       298,317       256,470
SG&A included in costs and expenses for Contracts,
 primarily U.S. Government ................................     431,520       304,318       258,777
Independent research and development, including bid
 and proposal costs included in SG&A incurred
 costs ....................................................     125,108        81,019        77,831

     The cost data in the table above does not include the SG&A and research and development expenses for the Company's businesses that are primarily not U.S. Government contractors, which are separately presented on the Company's statement of operations under costs and expenses for "Commercial, primarily products".

5. GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company ceased recording goodwill amortization expense and began testing goodwill for impairment based on estimated fair values at the beginning of the year using a

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

discounted cash flows valuation. Based on the estimated fair values of the Company's reporting units as of January 1, 2002, the goodwill for certain space and broadband commercial communications businesses included in the Specialized Products segment was impaired. In the first quarter of 2002, the Company completed its valuation of the assets and liabilities for these businesses and has recorded an impairment charge of $24,370, net of a $6,428 income tax benefit. The impairment charge was recorded as a cumulative effect of a change in accounting principle effective January 1, 2002, in accordance with the adoption provisions of SFAS No. 142.

     The table below presents net income and basic and diluted EPS for the year ended December 31, 2002 compared with those amounts for the same period in 2001 and 2000, adjusted to exclude goodwill amortization, net of income taxes for 2001 and 2000.

                                                                  YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------
                                                           2002             2001             2000
                                                      --------------   --------------   --------------
Reported income before accounting change ..........     $  202,467       $  115,458       $   82,727
Add: Goodwill amortization, net of income taxes and
 minority interest ................................             --           33,899           29,617
                                                        ----------       ----------       ----------
Adjusted income before accounting change ..........     $  202,467       $  149,357       $  112,344
                                                        ==========       ==========       ==========
Adjusted net income ...............................     $  178,097       $  149,357       $  112,344
                                                        ==========       ==========       ==========
BASIC EPS:
Reported before accounting change .................     $     2.33       $     1.54       $     1.24
Goodwill amortization, net of income tax and
 minority interest ................................             --             0.45             0.44
                                                        ----------       ----------       ----------
Adjusted before accounting change .................     $     2.33       $     1.99       $     1.68
                                                        ==========       ==========       ==========
Adjusted net income ...............................     $     2.05       $     1.99       $     1.68
                                                        ==========       ==========       ==========
DILUTED EPS:
Reported before accounting change .................     $     2.18       $     1.47       $     1.18
Goodwill amortization, net of income tax
 and minority interest ............................             --             0.40             0.43
                                                        ----------       ----------       ----------
Adjusted before accounting change .................     $     2.18       $     1.87       $     1.61
                                                        ==========       ==========       ==========
Adjusted net income ...............................     $     1.93       $     1.87       $     1.61
                                                        ==========       ==========       ==========

     The table below presents the changes in goodwill allocated to the reportable segments during the year ended December 31, 2002.

                                                            TRAINING          AVIATION
                                           SECURE         SIMULATION &       PRODUCTS &
                                       COMMUNICATIONS        SUPPORT          AIRCRAFT        SPECIALIZED       CONSOLIDATED
                                            & ISR           SERVICES       MODERNIZATION        PRODUCTS           TOTAL
                                      ----------------   --------------   ---------------   ---------------   ---------------
BALANCE JANUARY 1, 2002 ...........       $ 181,215         $ 377,127        $ 371,222        $   778,154       $ 1,707,718
 Acquisitions .....................         540,920            68,300          249,067            259,341         1,117,628
 Impairment losses ................              --                --               --            (30,798)          (30,798)
                                          ---------         ---------        ---------        -----------       -----------
BALANCE DECEMBER 31, 2002 .........       $ 722,135         $ 445,427        $ 620,289        $ 1,006,697       $ 2,794,548
                                          =========         =========        =========        ===========       ===========

     The gross carrying amount and accumulated amortization balances of the Company's other intangible assets that are subject to amortization are presented in the tables below.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   DECEMBER 31, 2002
                                                      -------------------------------------------
                                                         GROSS
                                                       CARRYING      ACCUMULATED     NET CARRYING
                                                        AMOUNT      AMORTIZATION        AMOUNT
                                                      ----------   --------------   -------------
Intangible assets that are subject to amortization:
 Customer relationships ...........................    $ 80,826        $   600         $ 80,226
 Unpatented technology ............................       9,825          1,844            7,981
 Non-compete agreements ...........................       2,000             60            1,940
                                                       --------        -------         --------
   Total ..........................................    $ 92,651        $ 2,504         $ 90,147
                                                       ========        =======         ========

                                                                   DECEMBER 31, 2001
                                                      -------------------------------------------
                                                         GROSS
                                                       CARRYING      ACCUMULATED     NET CARRYING
                                                        AMOUNT      AMORTIZATION        AMOUNT
                                                      ----------   --------------   -------------
Intangible assets that are subject to amortization:
 Unpatented technology ............................    $ 5,000         $ 1,167         $ 3,833
                                                       =======         =======         =======

     The Company recorded $1,337 and $333 of other intangible asset amortization for the years ended December 31, 2002 and 2001, respectively. Other intangible assets amortization, based on gross carrying amounts at December 31, 2002, is estimated to be $5,861 for 2003, $8,580 for 2004, $9,250 for 2005, $8,538 for 2006, and $8,197 for 2007.


6. OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

     The components of other current liabilities are presented in the table below.

                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                     2002          2001
                                                                 -----------   -----------
 Accrued product warranty ....................................    $ 56,487      $  15,968
 Negative balances in contracts in process ...................      36,841             --
 Estimated cost in excess of billings to complete contracts in
   process in a loss position ................................      12,451         17,859
 Spar purchase price payable .................................          --         43,641
 Other .......................................................      53,114         47,645
                                                                  --------      ---------
   Total other current liabilities ...........................    $158,893      $ 125,113
                                                                  ========      =========

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The table below presents the changes in the Company's accrual for product warranties for the year ended December 31, 2002.


   Balance January 1, 2002 .......................................    $ 15,968
   Acquisitions during this period ...............................      14,185
   Accruals for product warranties issued during the period ......      34,016
   Accruals related to pre-existing product warranties ...........       2,231
   Settlements made during the period ............................      (9,913)
                                                                      --------
   Balance December 31, 2002 .....................................    $ 56,487
                                                                      ========

     At December 31, 2002 and 2001, other liabilities include $13,303 and $18,814 for the non-current portion of estimated costs in excess of billings to complete contracts in process in a loss position.


7. PROPERTY, PLANT AND EQUIPMENT

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                 2002          2001
                                                             -----------   -----------
Land .....................................................    $ 33,876      $  12,947
Buildings and improvements ...............................     121,830         38,544
Machinery, equipment, furniture and fixtures .............     372,602        260,338
Leasehold improvements ...................................     121,814         29,232
                                                              --------      ---------
 Gross property, plant and equipment .....................     650,122        341,061
Less: accumulated depreciation and amortization ..........     191,483        137,687
                                                              --------      ---------
 Property, plant and equipment, net ......................    $458,639      $ 203,374
                                                              ========      =========

     Depreciation expense for property, plant and equipment was $66,230 for 2002, $40,362 for 2001 and $36,158 for 2000.


8. DEBT

     The components of long-term debt and a reconciliation to the carrying amount of long-term debt are presented in the table below.


                                                                          DECEMBER 31,
                                                                 -------------------------------
                                                                      2002             2001
                                                                 --------------   --------------
L-3 Communications:
Borrowings under Senior Credit Facilities ....................    $        --      $        --
10 3/8% Senior Subordinated Notes due 2007 ...................             --          225,000
8 1/2% Senior Subordinated Notes due 2008 ....................        180,000          180,000
8% Senior Subordinated Notes due 2008 ........................        200,000          200,000
7 5/8% Senior Subordinated Notes due 2012 ....................        750,000               --
                                                                  -----------      -----------
                                                                    1,130,000          605,000
L-3 Holdings:
5 1/4% Convertible Senior Subordinated Notes due 2009 ........        300,000          300,000
4% Senior Subordinated Convertible Contingent Debt Securities
 due 2011 (CODES) ............................................        420,000          420,000
                                                                  -----------      -----------
Principal amount of long-term debt ...........................      1,850,000        1,325,000
Less: Unamortized discount on CODES ..........................          2,248            2,502
   Fair value of interest rate swap agreements ...............             --            7,246
                                                                  -----------      -----------
Carrying amount of long-term debt ............................    $ 1,847,752      $ 1,315,252
                                                                  ===========      ===========

     On February 26, 2002, the Company's lenders approved a $150,000 increase in the amount of the Senior Credit Facilities. The five-year revolving credit facility, which matures on May 15, 2006, was

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

increased by $100,000 to $500,000 and the 364-day revolving credit facility increased by $50,000 to $250,000. On February 25, 2003, the maturity date of the $250,000 364-day revolving credit facility was extended to February 24, 2004.

     At December 31, 2002, available borrowings under the Company's Senior Credit Facilities were $661,405, after reductions for outstanding letters of credit of $88,595. There were no outstanding borrowings under the Senior Credit Facilities at December 31, 2002.

     Borrowings under the Senior Credit Facilities bear interest, at L-3 Communications' option, at either: (i) a "base rate" equal to the higher of 0.50% per annum above the latest federal funds rate and the Bank of America "reference rate" (as defined) plus a spread ranging from 2.00% to 0.50% per annum depending on L-3 Communications' Debt Ratio at the time of determination or (ii) a "LIBOR rate" (as defined) plus a spread ranging from 3.00% to 1.50% per annum depending on L-3 Communications' Debt Ratio at the time of determination. The Debt Ratio is defined as the ratio of Consolidated Total Debt to Consolidated EBITDA. Consolidated Total Debt is equal to outstanding debt plus capitalized lease obligations minus the lesser of actual unrestricted cash or $50,000. Consolidated EBITDA is equal to consolidated net income (excluding extraordinary gains and losses, and gains and losses in connection with asset dispositions and discontinued operations) for the most recent four quarters, plus consolidated interest expense, income taxes, depreciation and amortization minus depreciation and amortization related to minority interest. At December 31, 2002, there were no borrowings outstanding under the Senior Credit Facilities. L-3 Communications pays commitment fees calculated on the daily amounts of the available unused commitments under the Senior Credit Facilities at a rate ranging from 0.50% to 0.30% per annum, depending on L-3 Communications' Debt Ratio in effect at the time of determination. L-3 Communications pays letter of credit fees calculated at a rate ranging from 1.50% to 0.75% per annum for performance letters of credit and 3.00% to 1.50% for all other letters of credit, in each case depending on L-3 Communications' Debt Ratio at the time of determination.

     In June 2002, L-3 Communications sold $750,000 of 7 5/8% Senior Subordinated Notes due June 15, 2012 (the "June 2002 Notes") with interest payable semi-annually on June 15 and December 15 of each year commencing December 15, 2002. The net proceeds from this offering and the concurrent sale of common stock by L-3 Holdings (see Note 10) were used to (1) repay $500,000 borrowed on March 8, 2002, under the Company's senior subordinated bridge loan facility, (2) repay the indebtedness outstanding under the Company's senior credit facilities, (3) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 and (4) increase cash and cash equivalents. The June 2002 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The June 2002 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after June 15, 2007 at redemption prices (plus accrued and unpaid interest) starting at 103.813% of the principal amount (plus accrued and unpaid interest) during the 12-month period beginning June 15, 2007 and declining annually to 100% of principal (plus accrued and unpaid interest) on June 15, 2010 and thereafter. Prior to June 15, 2005, L-3 Communications may redeem up to 35% of the June 2002 Notes with the proceeds of certain equity offerings at a redemption price of 107.625% of the principal amount (plus accrued and unpaid interest).

     In the fourth quarter of 2001, L-3 Holdings sold $420,000 of 4% Senior Subordinated Convertible Contingent Debt Securities (CODES) due September 15, 2011. The net proceeds from this offering amounted to approximately $407,450 after underwriting discounts and commissions and other offering expenses. Interest is payable semi-annually on March 15 and September 15 of each year commencing March 15, 2002. The CODES are convertible into L-3 Holdings' common stock at a conversion price of $53.813 per share (7,804,878 shares) under any of the following circumstances: (1) during any Conversion Period (defined below) if the closing sales price of the common stock of L-3 Holdings is more than 120% of the conversion price ($64.58) for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of the respective Conversion Period; (2) during the five business day period following any 10 consecutive trading-day period in which the average of the trading prices for the CODES was less than 105% of the conversion value; (3) if the credit ratings assigned to the CODES by either

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Moody's or Standard & Poor's are below certain specified ratings, (4) if they have been called for redemption by the Company, or (5) upon the occurrence of certain specified corporate transactions. A Conversion Period is the period from and including the thirtieth trading day in a fiscal quarter to, but not including, the thirtieth trading day of the immediately following fiscal quarter. There are four Conversion Periods in each fiscal year. The CODES are subject to redemption at any time at the option of L-3 Holdings, in whole or in part, on or after October 24, 2004 at redemption prices (plus accrued and unpaid interest -- including contingent interest) starting at 102% of principal (plus accrued and unpaid interest -- including contingent interest) during the 12 month period beginning October 24, 2004 and declining annually to 100% of principal (plus accrued and unpaid interest -- including contingent interest) on September 15, 2006. The CODES are general unsecured obligations of L-3 Holdings and are subordinated in right of payment to all existing and future senior debt of L-3.

     Additionally, holders of the CODES have a right to receive contingent interest payments, not to exceed a per annum rate of 0.5% of the outstanding principal amount of the CODES, which will be paid on the CODES during any six-month period following a six-month period in which the average trading price of the CODES exceeds 120% of the principal amount of the CODES. The contingent interest payment provision was triggered for the period beginning September 15, 2002 to March 14, 2003 and resulted in additional interest for that period of $840.

     The contingent interest payment provision as well as the ability of the holders of the CODES to exercise the conversion features as a result of changes in the credit ratings assigned to the CODES have been accounted for as embedded derivatives. The initial aggregate fair values assigned to the embedded derivatives was $2,544, which was also recorded as a discount to the CODES. The carrying values assigned to the embedded derivatives were recorded in other liabilities and are adjusted periodically through other income (expense) for changes in their fair values.

     In the fourth quarter of 2000, L-3 Holdings sold $300,000 of 5 1/4% Convertible Senior Subordinated Notes (Convertible Notes) due June 1, 2009. The net proceeds from this offering amounted to approximately $290,500 after underwriting discounts and other offering expenses. Interest is payable semi-annually on June 1 and December 1 of each year commencing June 1, 2001. The Convertible Notes may be converted at any time into L-3 Holdings common stock at a conversion price of $40.75 per share. If all the Convertible Notes were converted, an additional 7,361,964 shares of L-3 Holdings common stock would have been outstanding at December 31, 2002. The Convertible Notes are general unsecured obligations of L-3 Holdings and are subordinated in right of payment to all existing and future senior debt of L-3 Holdings and L-3 Communications. The Convertible Notes are subject to redemption at any time, at the option of L-3 Holdings, in whole or in part, on or after December 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 102.625% of principal (plus accrued and unpaid interest) during the 12-month period beginning December 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on December 1, 2005 and thereafter.

     In December 1998, L-3 Communications sold $200,000 of 8% Senior Subordinated Notes due August 1, 2008 (December 1998 Notes) with interest payable semi-annually on February 1 and August 1 of each year commencing February 1, 1999. The December 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The December 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after August 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104% of principal (plus accrued and unpaid interest) during the 12-month period beginning August 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on August 1, 2006 and thereafter.

     In May 1998, L-3 Communications sold $180,000 of 8 1/2% Senior Subordinated Notes due May 15, 2008 (May 1998 Notes) with interest payable semi-annually on May 15 and November 15 of each year commencing November 15, 1998. The May 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Communications. The May 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 15, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104.250% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 15, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 15, 2006 and thereafter.

     In April 1997, L-3 Communications sold $225,000 of 10 3/8% Senior Subordinated Notes due May 1, 2007 (1997 Notes) with interest payable semi-annually on May 1 and November 1 of each year commencing November 1, 1997. On June 6, 2002, L-3 Communications commenced a tender offer to purchase any and all of the $225,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007. The tender offer expired on July 3, 2002. On June 25, 2002, L-3 Communications sent a notice of redemption for all of its $225,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007 that remained outstanding after the expiration of the tender offer. Upon sending the notice, the remaining notes became due and payable at the redemption price as of July 25, 2002. At December 31, 2002, L-3 Communications had purchased and paid cash for all of these notes plus accrued interest, and premiums, fees and other transaction costs of $12,469. For the year ended December 31, 2002, L-3 Communications recorded a loss on retirement of debt of $16,187, comprising premiums, fees and other transaction costs of $12,469 and $3,718 to write-off the remaining balance of debt issue costs relating to these notes.

     Collectively the May 1998 Notes, December 1998 Notes and June 2002 Notes comprise the "Senior Subordinated Notes". The maturities on the Senior Subordinated Notes, Convertible Notes and CODES are $380,000 in 2008, $300,000 in 2009, $420,000 in 2011 and $750,000 in 2012.

     In June and August of 2002, L-3 Communications terminated the interest rate swap agreements entered into in 2001 on $380,000 of its Senior Subordinated Notes due 2008 and received cash of $9,302. In connection with the termination, L-3 Communications recorded a reduction in interest expense for the year ended December 31, 2002 of $4,632, which represented interest reductions related to the period prior to the termination of these swap agreements. The remaining $4,670 was recorded as a deferred gain and will be amortized as a reduction of interest expense over the remaining terms of the $380,000 of Senior Subordinated Notes due 2008 at an amount of $191 per quarter, or $764 annually. L-3 Communications recorded an additional reduction of interest expense for the year ended December 31, 2002 of $2,504 relating to interest savings for interest periods which ended prior to the termination of these interest rate swap agreements.

     In June 2002, L-3 Communications entered into interest rate swap agreements on $200,000 of its 7 5/8% Senior Subordinated Notes due 2012. These swap agreements exchanged the fixed interest rate for a variable interest rate on $200,000 of the $750,000 principal amount outstanding. On September 30, 2002, L-3 Communications terminated these interest rate swap agreements and received cash of $13,935 in October 2002. In connection with the termination, L-3 Communications recorded a reduction of interest expense for the year ended December 31, 2002 of $1,762, which represented interest reductions related to the period prior to the termination of these swap agreements. The remaining $12,173 was recorded as a deferred gain and will be amortized as a reduction of interest expense over the remaining term of the 7 5/8% Senior Subordinated Notes due 2012 at an amount of $313 per quarter, or $1,254 annually.

     The Senior Credit Facilities, Senior Subordinated Notes, Convertible Notes and CODES agreements contain financial and other restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets, or pay cash dividends. The Company's most restrictive covenants are contained in the Senior Credit Facilities, as amended. The covenants require that (1) the Company's Debt Ratio be less than or equal to
4.25 for the quarters ended December 31, 2002 through September 30, 2003, thereafter declining to less than or equal to 3.50 for the quarters ending December 31, 2004 and thereafter, and (2) the Company's Interest Coverage Ratio be greater than or equal to 2.75 for the quarter ended December 31, 2002, and that the minimum allowable Interest Coverage Ratio thereafter increase to greater than or equal to 3.00 for the quarters ending December 31, 2003 and

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

thereafter. The Interest Coverage Ratio is equal to the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense. Consolidated Cash Interest Expense is equal to interest expense less the amortization of deferred debt issue costs included in interest expense. For purposes of calculating the financial covenants under the Senior Credit Facilities, the Convertible Notes and CODES are considered debt of L-3 Communications. The Senior Credit Facilities also limit the payment of dividends by L-3 Communications to L-3 Holdings except for payment of franchise taxes, fees to maintain L-3 Holdings' legal existence, income taxes up to certain amounts, interest accrued on the Convertible Notes and CODES or to provide for operating costs of up to $1,000 annually. Under the covenant, L-3 Communications may also pay permitted dividends to L-3 Holdings from its excess cash flow, as defined, a cumulative amount of $5,000, provided that the Debt Ratio is no greater than 3.5 to 1 as of the most recent fiscal quarter. As a result, at December 31, 2002, $5,000 of L-3 Communications net assets were available for payment of dividends to L-3 Holdings. Through December 31, 2002, the Company was in compliance with these covenants at all times.

     In connection with the Senior Credit Facilities, the Company has granted the lenders a first priority lien on the stock of L-3 Communications and substantially all of its material domestic subsidiaries. The borrowings under the Senior Credit Facilities are guaranteed by L-3 Holdings and by substantially all of the material domestic subsidiaries of L-3 Communications on a senior basis. The payment of principal and premium, if any, and interest on the Senior Subordinated Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by substantially all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. The guarantees of the Senior Subordinated Notes are junior to the guarantees of the Senior Credit Facilities and rank pari passu with each other and the guarantees of the Convertible Notes and the CODES. Additionally, the Convertible Notes and CODES are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by L-3 Communications and substantially all of its restricted subsidiaries other than its foreign subsidiaries. These guarantees rank junior to the guarantees of the Senior Credit Facilities and rank pari passu with each other and the guarantees of the Senior Subordinated Notes.


9. FINANCIAL INSTRUMENTS

     Fair Value of Financial Instruments. The Company's financial instruments consist primarily of cash and cash equivalents, billed receivables, investments, trade accounts payable, customer advances, Senior Credit Facilities, Senior Subordinated Notes, Convertible Notes, CODES, foreign currency forward contracts, interest rate cap and floor contracts, interest rate swap agreements and embedded derivatives related to the issuance of the CODES. The carrying amounts of cash and cash equivalents, billed receivables, trade accounts payable, Senior Credit Facilities, and customer advances are representative of their respective fair values because of the short-term maturities or expected settlement dates of these instruments. The Company's investments are stated at fair value, which is based on quoted market prices, as available, and on historical cost for investments for which it is not practicable to estimate fair value. Adjustments to the fair value of investments, which are classified as available-for-sale, are recorded, as an increase or decrease in shareholders' equity and are included as a component of accumulated other comprehensive income. The Senior Subordinated Notes are registered, unlisted public debt which are traded in the over-the-counter market and their fair values are based on quoted trading activity. The fair values of the Convertible Notes and CODES are based on quoted prices for the same or similar issues. The fair value of foreign currency forward contracts were estimated based on exchange rates at December 31, 2002 and 2001. The fair values of the interest rate cap and floor contracts, interest rate swap agreements and the embedded derivatives were estimated by discounting expected cash flows using quoted market interest rates. The carrying amounts and estimated fair values of the Company's financial instruments are presented in the table below.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     DECEMBER 31,
                                               --------------------------------------------------------
                                                          2002                          2001
                                               ---------------------------   --------------------------
                                                 CARRYING       ESTIMATED      CARRYING      ESTIMATED
                                                  AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                               ------------   ------------   ------------   -----------
Equity investments accounted for using the
 cost method ...............................  $   16,140     $   16,140      $ 13,305       $ 13,305
Equity investments accounted for using the
 equity method .............................       8,481          8,481         3,027          3,027
Securities available-for-sale ..............         100            100           100            100
Senior Subordinated Notes ..................   1,130,000      1,170,500       597,754        630,925
Convertible Notes ..........................     300,000        385,500       300,000        387,000
CODES ......................................     417,752        469,350       417,498        432,600
Interest rate caps .........................          --             --            --             --
Interest rate floor ........................          --             --          (432)          (432)
Foreign currency forward contracts .........        (454)          (454)          258            258
Interest rate swaps ........................          --             --        (7,246)        (7,246)
Embedded derivatives .......................      (3,087)        (3,087)       (3,060)        (3,060)

     Interest Rate Risk Management. To mitigate risks associated with changing interest rates on borrowings under the Senior Credit Facilities, the Company entered into interest rate cap and interest rate floor contracts. The interest rate caps and floors were denominated in U.S. dollars and had designated maturities which occurred every three months until the interest rate cap and floor contracts expired in March 2002. In 2001 and 2002, the Company entered into interest rate swap agreements on certain of its Senior Subordinated Notes to take advantage of the current low interest rate environment. These swap agreements exchanged the fixed interest rate for a variable interest rate on a notional amount equal to either a portion or the entire principal amount of the hedged notes, were denominated in U.S. dollars and had designated maturities which occurred on the interest payment dates of the related Senior Subordinated Notes. Collectively the interest rate cap and floor contracts and interest rate swap agreements are herein referred to as the ("interest rate agreements"). Cash payments received from or paid to the counterparties on the interest rate agreements are the difference between the amount that the reference interest rates are greater than or less than the contract rates on the designated maturity dates, multiplied by the notional amounts underlying the respective interest rate agreements. Cash payments or receipts between the Company and counterparties were recorded as a component of interest expense. The initial cost or receipt of the interest rate cap and floor contracts were deferred and amortized as a component of interest expense over the term of the interest rate cap and floor contracts. The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to fully perform under the terms of such agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. There were no outstanding interest rate agreements at December 31, 2002.

     Foreign Currency Exchange Risk Management. Some of the Company's U.S. operations have contracts with foreign customers which are denominated in foreign currencies. To mitigate the risk associated with certain of these contracts denominated in foreign currency, the Company has entered into foreign currency forward contracts. The Company's activities involving foreign currency forward contracts are designed to hedge the foreign denominated cash paid or received, primarily Euro and British Pound. The Company manages exposure to counterparty credit risk by entering into foreign currency forward contracts only with major financial institutions that are expected to fully perform under the terms of such contracts. The notional amounts are used to measure the volume of these contracts and do not represent exposure to foreign currency losses.

     Information with respect to the interest rate agreements and foreign currency forward contracts is presented in the table below.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    DECEMBER 31,
                                               ------------------------------------------------------
                                                         2002                         2001
                                               -------------------------   --------------------------
                                                                                           UNREALIZED
                                                NOTIONAL     UNREALIZED      NOTIONAL        GAINS
                                                 AMOUNT        LOSSES         AMOUNT        (LOSSES)
                                               ----------   ------------   ------------   -----------
Interest rate swaps ........................     $   --         $ --        $ 380,000        $ --
Interest rate caps .........................         --           --          100,000        (107)
Interest rate floor ........................         --           --           50,000        (414)
Foreign currency forward contracts .........      6,048         (454)           7,138         258

10. L-3 HOLDINGS COMMON STOCK

     On April 23, 2002, the Company announced that its Board of Directors had authorized a two-for-one stock split on all shares of L-3 Holdings common stock. The stock split entitled all shareholders of record at the close of business on May 6, 2002 to receive one additional share of L-3 Holdings common stock for every share held on that date. The additional shares were distributed to shareholders in the form of a stock dividend on May 20, 2002. Upon completion of the stock split, L-3 Holdings had approximately 80 million shares of common stock outstanding. All of L-3 Holdings' historical share and earnings per share (EPS) data have been restated to give effect to the stock split.

     On April 23, 2002, the Company's shareholders approved an increase in the number of authorized shares of L-3 Holdings common stock from 100,000,000 to 300,000,000 and an increase in the number of authorized shares of L-3 Holdings preferred stock from 25,000,000 to 50,000,000.

     On June 28, 2002, L-3 Holdings sold 14,000,000 shares of its common stock in a public offering for $56.60 per share. Upon closing, L-3 Holdings received net proceeds after deducting discounts, commissions and estimated expenses of $766,780. The net proceeds of this offering, which were contributed to L-3 Communications, and the concurrent sale of senior subordinated notes by L-3 Communications (see Note 8) were used to (1) repay $500,000 borrowed on March 8, 2002, under the Company's senior subordinated bridge loan facility, (2) repay the indebtedness outstanding under the Company's Senior Credit Facilities, (3) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 and (4) increase cash and cash equivalents.

     On June 29, 2001, the Company established the L-3 Communications Corporation Employee Stock Purchase Plan (ESPP) and registered 3,000,000 shares of L-3 Holdings common stock, which may be purchased by employees of L-3 Communications Corporation and its U.S. subsidiaries through payroll deductions. In general, an eligible employee who participates in the ESPP may purchase L-3 Holdings' common stock at a fifteen percent discount. The ESPP is not subject to the Employment Retirement Income Security Act of 1974, as amended. The Company received $17,478 and $4,861 of employee contributions for the ESPP in 2002 and 2001, respectively. These contributions were recorded as a component of shareholders' equity in the consolidated balance sheet. During 2002, L-3 Holdings issued 352,054 shares of its common stock to the trustee of the ESPP relating to contributions received during the period July 1, 2001 to June 30, 2002. In January 2003, the Company issued 260,027 shares of L-3 Holdings' common stock to the trustee of the ESPP relating to contributions received during the period July 1, 2002 to December 31, 2002.

     On May 2, 2001, L-3 Holdings sold 13,800,000 shares of common stock in a public offering for $40.00 per share. L-3 Holdings sold 9,150,000 shares and other selling stockholders, including affiliates of Lehman Brothers Inc., sold 4,650,000 secondary shares. Upon closing, L-3 Holdings received net proceeds after underwriting discounts and commissions and other offering expenses of $353,622. The net proceeds were contributed to L-3 Communications and were used to repay borrowings under the Senior Credit Facilities, pay for the KDI and EER acquisitions and to increase cash and cash equivalents.

     As additional consideration for the ILEX acquisition, L-3 Holdings issued 588,248 shares of its common stock valued at $17,357 in April 2001 based on the financial performance of ILEX in 1999 and 2000. There is no remaining contingent consideration for the ILEX acquisition.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

11. ACCUMULATED OTHER COMPREHENSIVE LOSS


     The changes in the Company's accumulated other comprehensive balances for each of the three years ended December 31, 2002 are presented in the table below.


                                      FOREIGN                       UNREALIZED                        ACCUMULATED
                                      CURRENCY      UNREALIZED      LOSSES ON         MINIMUM            OTHER
                                    TRANSLATION   GAINS (LOSSES)     HEDGING     PENSION LIABILITY   COMPREHENSIVE
                                    ADJUSTMENTS    ON SECURITIES   INSTRUMENTS      ADJUSTMENTS          LOSS
                                   ------------- ---------------- ------------- ------------------- --------------
Balance at January 1, 2000 .......     $(1,362)        $  (970)        $  --             $    (71)       $ (2,403)
Period change ....................      (1,222)         (2,728)           --                 (819)         (4,769)
                                   ------------  ---------------  ------------   ------------------- --------------
Balance at December 31, 2000 .....      (2,584)         (3,698)           --                 (890)         (7,172)
Period change ....................        (268)          3,452          (163)             (19,519)        (16,498)
                                   ------------  ---------------  ------------  ------------------- --------------
Balance at December 31, 2001 .....      (2,852)           (246)         (163)             (20,409)        (23,670)
Period change ....................          65              --          (114)             (45,580)        (45,629)
                                   ------------  --------------   ------------  ------------------- --------------
Balance at December 31, 2002 .....     $(2,787)        $  (246)        $(277)            $(65,989)       $(69,299)
                                   ============  ===============  ============  =================== ==============

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

12. L-3 HOLDINGS EARNINGS PER SHARE

     A reconciliation of basic and diluted earnings per share (EPS) is presented in the table below.

                                                                        YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------
                                                                 2002             2001             2000
                                                            --------------   --------------   -------------
BASIC:
Income before accounting change .........................    $ 202,467        $ 115,458        $ 82,727
Accounting change, net of income taxes ..................      (24,370)              --              --
                                                            ------------      ---------        --------
Net income ..............................................    $ 178,097        $ 115,458        $ 82,727
                                                            ==========        =========        ========
Weighted average common shares outstanding ..............       86,943           74,880          66,710
                                                            ==========        =========        ========
Basic earnings per share before accounting change .......    $    2.33        $    1.54        $   1.24
                                                            ==========        =========        ========
Basic earnings per share ................................    $    2.05        $    1.54        $   1.24
                                                            ==========        =========        ========
DILUTED:
Income before accounting change .........................    $ 202,467        $ 115,458        $ 82,727
After-tax interest expense savings on the assumed
 conversion of Convertible Notes ........................       10,316           10,502              --
                                                            ----------        ---------        --------
Income before accounting change, including assumed
 conversion of Convertible Notes ........................      212,783          125,960          82,727
Accounting change, net of income taxes ..................      (24,370)              --              --
                                                            ------------      ---------        --------
Net income, including assumed conversion of
 Convertible Notes ......................................    $ 188,413        $ 125,960        $ 82,727
                                                            ==========        =========        ========
Common and potential common shares:
 Weighted average common shares outstanding .............       86,943           74,880          66,710
 Assumed exercise of stock options ......................        7,750            7,692           7,880
 Assumed purchase of common shares for treasury .........       (4,642)          (4,496)         (4,684)
 Assumed conversion of Convertible Notes ................        7,362            7,362              --
                                                            ----------       ----------       ---------
 Common and potential common shares .....................       97,413           85,438          69,906
                                                            ==========       ==========       =========
Diluted earnings per share before accounting change .....    $    2.18        $    1.47        $   1.18
                                                            ==========       ==========       =========
Diluted earnings per share ..............................    $    1.93        $    1.47        $   1.18
                                                            ==========       ==========       =========

     The 7,804,878 shares of L-3 Holdings' common stock that are issuable upon conversion of the CODES were not included in the computation of diluted EPS for the years ended December 31, 2002 and 2001 because the conditions required for the CODES to become convertible have not been met.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

13. INCOME TAXES

     The Company's income before income tax and cumulative effect of a change in accounting principle and the components of the Company's provision for income taxes are presented in the table below.

                                                                    YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                                2002          2001          2000
                                                            -----------   -----------   -----------
Income before income taxes and cumulative effect of
 a change in accounting principle .......................    $ 314,023     $186,222      $134,079
                                                             =========     ========      ========
Current income tax provision, primarily federal .........    $  32,464     $ 18,126      $ 26,249
Deferred income tax provision:
 Federal ................................................       67,524       43,965        23,130
 State and local ........................................       11,568        8,673         1,973
                                                             ---------     --------      --------
   Subtotal .............................................       79,092       52,638        25,103
                                                             ---------     --------      --------
Total provision for income taxes ........................    $ 111,556     $ 70,764      $ 51,352
                                                             =========     ========      ========

     A reconciliation of the statutory federal income tax rate to the effective income tax rate of the Company is presented in the table below.


                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              2002         2001         2000
                                                           ----------   ----------   ----------
Statutory federal income tax rate ......................       35.0%        35.0%        35.0%
State and local income taxes, net of federal income
 tax benefit ...........................................        3.9          5.3          4.4
Foreign sales corporation and extra territorial income
 benefits ..............................................       (1.8)        (3.6)        (2.6)
Nondeductible goodwill amortization and other
 expenses ..............................................         --          4.8          6.8
Research and experimentation and other tax credits .....       (2.5)        (5.0)        (6.1)
Other, net .............................................        0.9          1.5          0.8
                                                               ----         -----        -----
Effective income tax rate ..............................       35.5%        38.0%        38.3%
                                                               ====         =====        =====

     The provision for income taxes excludes current tax benefits related to compensation expense deductions for income tax purposes arising from the exercise of stock options that were credited directly to shareholders' equity of $13,303 for 2002, $11,939 for 2001, and $9,108 for 2000. These tax benefits reduced current income taxes payable.

                        L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The significant components of the Company's net deferred tax assets and liabilities are presented in the table below.

                                                               DECEMBER 31,
                                                        ---------------------------
                                                            2002           2001
                                                        ------------   ------------
Deferred tax assets:
 Inventoried costs ..................................    $  43,678       $  8,520
 Compensation and benefits ..........................       15,796         11,460
 Pension and postretirement benefits ................      136,699         59,397
 Property, plant and equipment ......................       33,669         16,579
 Income recognition on contracts in process .........       59,663         16,670
 Net operating loss carryforwards ...................        6,579         32,480
 Tax credit carryforwards ...........................       38,385         31,943
 Other, net .........................................       24,533         21,555
                                                         ---------      ---------
   Total deferred tax assets ........................      359,002        198,604
                                                         ---------      ---------
Deferred tax liabilities:
 Goodwill ...........................................      (49,317)       (26,493)
 Other, net .........................................      (18,861)       (11,263)
                                                         ---------     ----------
   Total deferred tax liabilities ...................      (68,178)       (37,756)
                                                         ---------     -----------
    Net deferred tax assets .........................    $ 290,824      $ 160,848
                                                         =========     ==========

   The following table presents the classification of the Company's net deferred tax assets.

Current deferred tax assets .........................    $ 143,634     $  62,965
Long-term deferred tax assets .......................      147,190        97,883
                                                         ---------     ----------
   Total net deferred tax assets ....................    $ 290,824     $ 160,848
                                                         =========     ==========

     At December 31, 2002, the Company had $10,596 of federal net operating losses, $46,474 of state net operating losses and $38,385 of tax credit carryforwards primarily related to U.S. and state research and experimentation credits and state investment tax credits. The net operating losses, some of which are subject to limitation, expire if unused between 2011 and 2021. The tax credit carryforwards expire, if unused, primarily beginning in 2012. The Company believes that it will generate sufficient taxable income to utilize these net operating losses and tax credit carryforwards before they expire.

14. STOCK OPTIONS

     In April 1999, the Company adopted the 1999 Long Term Performance Plan (1999 Plan). Awards under the 1999 Plan may be granted to any employee or to any other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Compensation Committee of the Board of Directors. Awards under the 1999 Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock and other incentive awards, consistent with the 1999 Plan. In April 1997, the Company adopted the 1997 Stock Option Plan (1997 Plan). The 1997 Plan authorizes the Compensation Committee of the Board of Directors to grant incentive stock options to key employees of the Company and its subsidiaries. Awards under both plans are in the form of L-3 Holdings common stock. At December 31, 2002, the number of shares of L-3 Holdings' common stock authorized for grant under the 1999 Plan and 1997 Plan was 16,611,630, of which 2,937,099 shares were available for awards under these plans. The price at which incentive stock options may be granted shall not be less than 100% of the fair market value of L-3 Holdings' common stock on the date of grant. In general, options expire after 10 years and are exercisable ratably over a 3 year period.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     At December 31, 2002, the Company has granted restricted stock awards of 282,358 shares, of which 31,838 shares have been forfeited. The Company awarded 54,960 shares on January 1, 2002, 60,928 shares on January 1, 2001 and 85,792 shares on January 1, 2000. The aggregate fair values of the restricted stock awards on their grant dates were $2,473 in 2002, $2,346 in 2001 and $1,713 in 2000. The restricted stock awards granted on January 1, 2002 and January 1, 2001 vest over three years. The restricted stock award granted on January 1, 2000 vests over five years. Compensation expense charged against earnings for these restricted stock awards was $2,134 in 2002, $1,370 in 2001 and $716 in 2000. Shareholders' Equity has been reduced by $3,302 at December 31, 2002 for unearned compensation on these restricted stock awards.

     The table below presents the Company's incentive stock option activity over the past three years under the 1999 Plan and 1997 Plan.

                                                                                     WEIGHTED
                                                                                     AVERAGE
                                                                      NUMBER         EXERCISE
                                                                    OF OPTIONS        PRICE
                                                                 ---------------   -----------
                                                                  (IN THOUSANDS)
Outstanding at January 1, 2000 ...............................          7,530        $   8.51
Options granted ..............................................          1,322           23.87
Options exercised ............................................         (1,154)           7.76
Options cancelled ............................................           (442)          19.91
                                                                  --------------
Outstanding at January 1, 2001 (3,858 exercisable) ...........          7,256           10.71
Options granted ..............................................          2,214           35.81
Options exercised ............................................         (1,128)          14.57
Options cancelled ............................................           (362)          21.23
                                                                  --------------
Outstanding at January 1, 2002 (4,216 exercisable) ...........          7,980           16.68
Options granted ..............................................          2,169           52.02
Options exercised ............................................           (970)          17.99
Options cancelled ............................................           (155)          35.62
                                                                  --------------
Outstanding at December 31, 2002 (5,216 exercisable) .........          9,024        $  24.71
                                                                  ==============

     The table below summarizes information about the Company's incentive stock options outstanding at December 31, 2002.


                                           OUTSTANDING               |                EXERCISABLE
                             --------------------------------------- | ----------------------------------------
                                            WEIGHTED                 |                WEIGHTED
                                             AVERAGE       WEIGHTED  |                  AVERAGE        WEIGHTED
         RANGE OF              NUMBER       REMAINING       AVERAGE  |    NUMBER       REMAINING       AVERAGE
         EXERCISE                OF        CONTRACTUAL     EXERCISE  |      OF        CONTRACTUAL      EXERCISE
          PRICES              OPTIONS     LIFE (YEARS)       PRICE   |   OPTIONS     LIFE (YEARS)       PRICE
--------------------------   ---------   --------------   ---------- |  ---------   --------------   -----------
$3.24 ....................     3,487            4.5         $ 3.24   |    3,487            4.5           $ 3.24
$11.00 ...................       128            5.3         $11.00   |      128            5.3           $11.00
$16.38 -- $19.84 .........       521            6.7         $18.80   |      518            6.7           $18.80
$20.25 -- $23.13 .........       516            6.6         $20.85   |      362            6.4           $20.65
$29.00 ...................       283            7.6         $29.00   |      151            7.6           $29.00
$32.50 -- $35.00 .........     1,121            8.3         $33.31   |      293            8.3           $33.42
$39.70 ...................       837            8.9         $39.70   |      277            8.9           $39.70
$49.00 -- $53.75 .........     2,131            9.4         $52.05   |       --            --            $   --
                               -----                        ------   |    -----                          ------
 Total ...................     9,024            6.9         $24.71   |    5,216            5.4           $10.56
                               =====                        ======        =====                          ======

     The weighted average fair values of incentive stock options at their grant date during 2002, 2001 and 2000, where the exercise price equaled the market price (estimated fair value) on the grant date were $18.75, $14.87 and $10.10, respectively. In accordance with APB No. 25, no compensation expense was recognized.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     For purposes of determining the impact of adopting SFAS No. 123, the estimated fair value of options granted was calculated using the Black-Scholes option-pricing valuation model. The weighted average assumptions used in the valuation models are presented in the table below.


                                                  YEAR ENDED DECEMBER 31,
                                               ------------------------------
                                                 2002       2001       2000
                                               --------   --------   --------
Expected holding period (in years) .........      4.0        5.0        5.0
Expected volatility ........................     39.2%      39.5%      35.8%
Expected dividend yield ....................       --         --         --
Risk-free interest rate ....................      4.0%       4.5%       6.4%

15. COMMITMENTS AND CONTINGENCIES

     The Company leases certain facilities and equipment under agreements expiring at various dates through 2028. The following table presents future minimum payments under non-cancelable operating leases with initial or remaining terms in excess of one year at December 31, 2002.

                         REAL ESTATE     EQUIPMENT       TOTAL
                        -------------   -----------   -----------
2003 ................     $  61,572      $  9,752      $ 71,324
2004 ................        56,871         7,759        64,630
2005 ................        74,704         6,012        80,716
2006 ................        41,667         5,490        47,157
2007 ................        36,909         5,133        42,042
Thereafter ..........       197,217        62,050       259,267
                          ---------      --------      --------
Total ...............     $ 468,940      $ 96,196      $565,136
                          =========      ========      ========

     Real estate lease commitments have been reduced by minimum sublease rental income of $1,622 due in the future under non-cancelable subleases. Leases covering major items of real estate and equipment contain renewal and/or purchase options. Rent expense, net of sublease income was $65,277 for 2002, $41,370 for 2001 and $34,123 for 2000.

     On December 31, 2002, the Company entered into two real estate lease agreements, as lessee, with an unrelated lessor which expire on December 31, 2005, and which are accounted for as operating leases. On or before the lease expiration date, the Company can exercise options under the lease agreements to either renew the leases, purchase both properties for $28,000, or sell both properties on behalf of the lessor (the "Sale Option"). If the Company elects the Sale Option, the Company must pay the lessor a residual guarantee amount of $22,673 for both properties, on or before the lease expiration date, and at the time both properties are sold, the Company must pay the lessor a supplemental rent equal to the gross sales proceeds in excess of the residual guarantee amount not to exceed $5,327.

     For the real estate lease agreements discussed above, if the gross sales proceeds are less than the sum of the residual guarantee amount and the supplemental rent, the Company is required to pay a supplemental rent to the extent the reduction in the fair value of the properties are demonstrated by an independent appraisal to have been caused by the Company's failure to properly maintain the properties. Accordingly, the aggregate residual guarantee amounts of $22,673 has been included in the non-cancelable real estate operating lease payments relating to the expiration of such leases.

     On December 28, 2000, the Company entered into a sale-leaseback transaction on its facility located in Hauppauge, NY. The facility was sold for $13,650. The lease agreement which is accounted for as an operating lease, has an initial term of 14 years with an annual rent that increases 2.5% annually. The Company has the option to extend the lease term for an additional 3 terms of 5 years each. The gain of $4,110 on the sale of the facility has been deferred and will be recognized ratably over the term of the lease.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The Company has a contract to provide and operate for the U.S. Air Force
(USAF) a full-service training facility, including simulator systems near a USAF base. The Company acted as the construction agent on behalf of the owner-lessors for procurement and construction for the simulator systems which were completed and delivered in August 2002. On December 31, 2002, the Company, as lessee, entered into an operating lease agreement for a term of 15 years for one of the simulator systems with the owner-lessor. At the end of the lease term, the Company may elect to purchase the simulator system at fair market value, which can be no less than $2,552 and no greater than $6,422. If the Company does not elect to purchase the simulator system, then on the date of expiration, the Company shall pay to the lessor, as additional rent $2,552 and return the simulator system to the lessor. The aggregate non-cancelable rental payments under this operating lease is $32,480, including the additional rent of $2,552. On February 27, 2003, the Company, as lessee, entered into an operating lease agreement for a term of 15 years for the remaining simulation systems with the owner-lessor. At the end of the lease term, the Company may elect to purchase the simulator systems at fair market value, which can be no less than $4,146 and no greater than $14,544. If the Company does not elect to purchase the simulator systems, then on the date of expiration, the Company shall return the simulator systems to the lessor. The aggregate non-cancelable rental payments under this operating lease is $53,254.

     The Company is engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under U.S. Government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. Additionally, in the event that U.S. Government expenditures for products and services of the type manufactured and provided by the Company are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

     In connection with the acquisition on March 8, 2002 of the Aircraft Integration Systems business from Raytheon, the Company assumed responsibility for implementing certain corrective actions, required under federal law to remediate the Greenville, Texas site location, and to pay a portion of those remediation costs. The hazardous substances requiring remediation have been substantially characterized, and the remediation system has been partially implemented. The Company has estimated that its share of the remediation cost will not exceed $2.5 million, and will be incurred over a period of 25 years. The Company has established adequate reserves for these costs in the purchase price allocation for this acquisition.

     The Company has been periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's consolidated results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

     On August 6, 2002, ACSS was sued by Honeywell International Inc. and Honeywell Intellectual Properties, Inc. (collectively, "Honeywell") for alleged infringement of patents that relate to terrain awareness avionics. The lawsuit was filed in the United States District Court for the District of Delaware. In December 2002, Honeywell withdrew without prejudice the lawsuit against ACSS and agreed to

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

proceed with non-binding arbitration. If the matter is not resolved through arbitration, Honeywell may reinstitute the litigation after August 14, 2003. The Company had previously investigated the Honeywell patents and believes that ACSS has valid defenses against Honeywell's patent infringement suit. In addition, ACSS has been indemnified to a certain extent by Thales Avionics, which provided ACSS with the alleged infringing technology. Thales Avionics is the Company's joint venture partner in ACSS. In the opinion of management, the ultimate disposition of Honeywell's pending claim will not result in a material liability to the Company.

     On November 18, 2002, the Company initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York (the "New York action") seeking, among other things, a declaratory judgment that the Company had fulfilled all of its obligations under a letter of intent with OSI (the "OSI Letter of Intent"). Under the OSI Letter of Intent, the Company was to negotiate definitive agreements with OSI for the sale of certain businesses the Company acquired from PerkinElmer, Inc. on June 14, 2002. On December 23, 2002, OSI responded by filing suit against the Company in the United States District Court sitting in the Central District of California (the "California action") alleging, among other things, that the Company breached its obligations under the OSI Letter of Intent and seeking damages in excess of $100,000, not including punitive damages. On February 7, 2003, OSI filed an answer and counterclaims in the New York action that asserted substantially the same claims OSI had raised in the California action. The Company has filed a motion to have the California action dismissed in favor of the New York action. Under the OSI Letter of Intent, the Company proposed selling to OSI the conventional detection business and the ARGUS business that the Company recently acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. The Company believes that the claims asserted by OSI in its suit are without merit and intends to defend against the OSI claims vigorously.

     With respect to those investigative actions, items of litigation, claims or assessments of which it is aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.


16. PENSIONS AND OTHER EMPLOYEE BENEFITS

     The Company maintains a number of pension plans, both contributory and non-contributory, covering employees at certain locations. Eligibility for participation in these plans varies and benefits are generally based on the participant's compensation and/or years of service. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. Plan assets are invested primarily in U.S. Government and U.S. Government agency obligations and listed stocks and bonds.

     The Company also provides postretirement medical and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

     The following table summarizes the balance sheet impact, as well as the benefit obligations, assets, funded status and rate assumptions associated with the pension and postretirement benefit plans.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                        POSTRETIREMENT
                                                                     PENSION PLANS                      BENEFIT PLANS
                                                           ---------------------------------   --------------------------------
                                                                 2002              2001              2002             2001
                                                           ---------------   ---------------   ---------------   --------------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year ................     $  533,451        $   415,483       $    87,143       $   68,538
Service cost ...........................................         35,825             18,516             3,777            1,709
Interest cost ..........................................         43,108             31,428             7,779            4,746
Participants' contributions ............................            260                 62               720              607
Amendments .............................................         (2,554)                --           (10,032)              --
Actuarial loss .........................................         49,990             22,277             4,411            4,043
Acquisitions ...........................................         77,066             63,793            41,639           12,369
Benefits paid ..........................................        (23,221)           (18,108)           (6,031)          (4,869)
                                                           ------------        -----------       -----------       ----------
Benefit obligation at end of year ......................     $  713,925        $   533,451       $   129,406       $   87,143
                                                           ------------        -----------       -----------       ----------
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of year .........     $  430,915        $   391,263       $        --       $       --
Actual return on plan assets ...........................        (27,819)           (13,754)               --               --
Acquisitions ...........................................          4,250             63,344                --               --
Employer contributions .................................         47,386              8,108             5,311            4,262
Participants' contributions ............................            260                 62               720              607
Benefits paid ..........................................        (23,221)           (18,108)           (6,031)          (4,869)
                                                           ------------        -----------       -----------       ----------
Fair value of plan assets at end of year ...............     $  431,771        $   430,915       $        --       $       --
                                                           ------------        -----------       -----------       ----------
FUNDED STATUS OF THE PLANS .............................     $ (282,154)       $  (102,536)      $  (129,406)      $  (87,143)
Unrecognized actuarial loss (gain) .....................        184,894             69,697              (188)          (5,032)
Unrecognized prior service cost ........................            560              3,426            (8,877)            (547)
                                                           ------------        -----------       -----------       ----------
Net amount recognized ..................................     $  (96,700)       $   (29,413)      $  (138,471)      $  (92,722)
                                                           ------------        -----------       -----------       ----------
AMOUNTS RECOGNIZED IN THE BALANCE SHEETS
 CONSIST OF:
Accrued benefit liability ..............................     $ (205,056)       $   (62,330)      $  (138,471)      $  (92,722)
Accumulated other comprehensive income .................        108,356             32,917                --               --
                                                           ------------        -----------       -----------       ----------
Net amount recognized ..................................     $  (96,700)       $   (29,413)      $  (138,471)      $  (92,722)
                                                           ============        ===========       ===========       ==========
RATE ASSUMPTIONS:
Discount rate ..........................................           6.75%              7.25%             6.75%            7.25%
Rate of return on plan assets ..........................           9.00%              9.50%             n.a.              n.a.
Salary increases .......................................           4.50%              4.50%             4.50%            4.50%

     The annual increase in cost of benefits ("health care cost trend rate") is assumed to be an average of 10.00% in 2002 and is assumed to gradually decrease to a rate of 4.5% thereafter. Assumed health care cost trend rates have a significant effect on amounts reported for postretirement medical benefit plans. A one percentage point decrease in the assumed health care cost trend rates would have the effect of decreasing the aggregate service and interest cost by $711 and the postretirement medical obligations by $6,406. A one percentage point increase in the assumed health care cost trend rate would have the effect of increasing the aggregate service and interest cost by $940 and the postretirement medical obligations by $7,980.

     The following table summarizes the components of net periodic pension and postretirement medical costs.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            PENSION PLANS                    POSTRETIREMENT PENSION PLANS
                                               ---------------------------------------   ------------------------------------
                                                   2002          2001          2000         2002         2001         2000
                                               -----------   -----------   -----------   ----------   ----------   ----------
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost ...............................    $  35,825     $  18,516     $  16,343     $  3,777     $ 1,709      $ 1,670
Interest cost ..............................       43,108        31,428        28,029        7,779       4,746        4,754
Amortization of prior service cost .........          312           351           351       (1,701)        (99)         (99)
Expected return on plan assets .............      (40,663)      (37,716)      (39,109)          --          --           --
Recognized actuarial (gain) loss ...........        3,246          (424)       (3,981)        (530)       (887)        (865)
Recognition due to settlement ..............           62            --           307           --          --           --
                                                ---------     ---------     ---------     --------     -------      -------
Net periodic benefit cost ..................    $  41,890     $  12,155     $   1,940     $  9,325     $ 5,469      $ 5,460
                                                =========     =========     =========     ========     =======      =======

     The accumulated benefit obligation, projected benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $565,904, $696,968 and $406,809, respectively, as of December 31, 2002 and $300,072, $324,840 and $247,383, respectively, as of
December 31, 2001.

     In connection with the Company's acquisition in 1997 of the ten business units from Lockheed Martin and the formation of the Company, the Company assumed certain defined benefit plan liabilities for present and former employees and retirees of certain businesses which we acquired from Lockheed. Lockheed Martin also has provided the Pension Benefit Guaranty Corporation ("PBGC") with commitments to assume sponsorship or other forms of financial support under certain circumstances with respect to the Company's pension plans for Communication Systems -- West and Aviation Recorders (the "Subject Plans"). Upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Such a triggering event occurred in 1998, but reversed in 1999, relating to a decrease in the PBGC-mandated discount rate in 1998 that had resulted in an increase in the underlying liability. The Company notified Lockheed Martin of the 1998 triggering event, and in February 1999, Lockheed Martin informed the Company that it had no present intention to exercise its right to cause the Company to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans but L-3 Communications would be required to reimburse Lockheed Martin for these costs. To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. For the year ended December 31, 2002, the Company contributed $18,753 to the Subject Plans. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.

     Employee Savings Plans. Under its various employee savings plans, the Company matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contributions vary among the plans. Under these plans, the Company's matching contributions in L-3 Holdings common stock and cash were $36,120 for 2002, $21,462 for 2001 and $15,201 for 2000.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

17. SUPPLEMENTAL CASH FLOW INFORMATION




                                                                   YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                               2002           2001          2000
                                                           ------------   -----------   -----------
Interest paid ..........................................    $ 109,301      $ 81,552      $ 81,390
Income tax payments, net of refunds ....................        2,127         4,904        10,052
Noncash transactions:
 Common stock issued related to acquisition ............       10,607        17,357            --
 Contribution in common stock to savings plans .........       28,138        16,868        12,642

18. SEGMENT INFORMATION

     The Company has four reportable segments: (1) Secure Communications & ISR,
(2) Training, Simulation & Support Services, (3) Aviation Products & Aircraft Modernization and (4) Specialized Products, which are described in Note 1. The Company evaluates the performance of its operating segments and reportable segments based on their sales and operating income. All corporate expenses are allocated to the Company's divisions using an allocation methodology prescribed by U.S. Government regulations for government contractors. Accordingly, all costs and expenses are included in the Company's measure of segment profitability.


                                                               AVIATION                                 ELIMINATION
                            SECURE           TRAINING         PRODUCTS &                                    OF
                        COMMUNICATIONS     SIMULATION &        AIRCRAFT      SPECIALIZED               INTERSEGMENT   CONSOLIDATED
                             & ISR       SUPPORT SERVICES   MODERNIZATION      PRODUCTS    CORPORATE       SALES         TOTAL
                       ---------------- ------------------ ---------------  ------------- ----------- -------------- -------------
2002
Sales ................    $  998,843         $ 826,286        $ 733,300      $ 1,479,996   $      --    $  (27,196)   $ 4,011,229
Operating income .....       104,054            96,513          105,075          148,337                                  453,979
Total assets .........     1,149,016           648,554          965,038        1,940,982     538,718                    5,242,308
Capital expenditures .        19,350             4,957           14,035           23,542         174                       62,058
Depreciation and
 amortization ........        23,692             6,857           15,513           29,798                                   75,860
2001
Sales ................    $  452,152         $ 597,029        $ 263,450      $ 1,040,753   $      --    $   (5,962)   $ 2,347,422
Operating income .....        31,975            65,715           85,602           92,038                                  275,330
Total assets .........       366,482           497,368          545,517        1,382,010     547,872                    3,339,249
Capital expenditures .        11,561             2,999            9,625           23,657         279                       48,121
Depreciation and
 amortization ........        13,839            13,207           12,064           47,841                                   86,951
2000
Sales ................    $  405,379         $ 283,407        $ 209,207      $ 1,028,802   $      --    $  (16,734)   $ 1,910,061
Operating income .....        54,174            23,491           66,854           78,199                                  222,718
Total assets .........       293,023           295,139          360,469        1,325,108     189,805                    2,463,544
Capital expenditures .         6,405             2,762            2,145           21,667         601                       33,580
Depreciation and
 amortization ........        13,093             6,401           10,085           44,675                                   74,254


     Corporate assets not allocated to the reportable segments primarily include cash and cash equivalents, corporate office fixed assets, deferred income tax assets and deferred debt issuance costs.

     Substantially all of the Company's operations are domestic. The Company's foreign operations are not material to the Company's results of operations, cash flows or financial position. Sales to principal customers are summarized in the table below.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------
                                                     2002             2001             2000
                                                --------------   --------------   --------------
U.S. Government agencies ....................    $ 3,107,271      $ 1,614,858      $ 1,284,379
Foreign governments .........................        395,062          200,913          144,274
Commercial export ...........................        179,948          218,971          172,101
Other (principally U.S. commercial) .........        328,948          312,680          309,307
                                                 -----------      -----------      -----------
 Consolidated sales .........................    $ 4,011,229      $ 2,347,422      $ 1,910,061
                                                 ===========      ===========      ===========

     The Company's sales by product and services are summarized in the table below.

                                                                                 YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------------
                                                                         2002              2001              2000
                                                                   ---------------   ---------------   ---------------
Aircraft modification and maintenance ..........................     $   517,309       $    15,067       $        --
Security and detection systems .................................         431,325            18,058            13,624
Intelligence, surveillance and reconnaissance products .........         410,412                --                --
Telemetry and instrumentation ..................................         243,420           254,664           295,266
Military and high data rate communications .....................         306,650           231,895           230,478
Ocean products .................................................         280,564           299,684           342,861
Avionics products ..............................................         229,734           254,983           219,307
Information security systems ...................................         201,934           140,153            95,342
Training devices and motion simulators .........................         144,310           160,549           148,394
Fuzing products ................................................         142,135            62,973                --
Navigation products ............................................         141,778           128,690           133,821
Space and commercial communications, satellite control
 and tactical sensor systems ...................................         106,084            88,225            85,247
Microwave components ...........................................          93,365           112,896            92,767
                                                                     -----------       -----------       -----------
 Subtotal products .............................................       3,249,020         1,767,837         1,657,107
                                                                     -----------       -----------       -----------
Simulation and support services ................................         569,351           378,186           123,742
Training services ..............................................         256,935           218,843           159,665
                                                                     -----------       -----------       -----------
 Subtotal services .............................................         826,286           597,029           283,407
                                                                     -----------       -----------       -----------
Intercompany eliminations ......................................         (64,077)          (17,444)          (30,453)
                                                                     -----------       -----------       -----------
 Total .........................................................     $ 4,011,229       $ 2,347,422       $ 1,910,061
                                                                     ===========       ===========       ===========

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

19. UNAUDITED QUARTERLY FINANCIAL DATA


     Unaudited summarized financial data by quarter for the years ended December 31, 2002 and 2001 is presented in the table below.


                                                   MARCH 31         JUNE 30        SEPTEMBER 30        DECEMBER 31
                                                 ------------   --------------   ----------------   ----------------
2002
Sales ........................................    $ 696,840       $  955,189       $  1,053,613       $  1,305,587
                                                  =========       ==========       ============       ============
Operating income .............................    $  71,307       $   97,688       $    127,387       $    157,597
                                                  =========       ==========       ============       ============
Income before cumulative effect of a change in
 accounting principle ........................    $  29,279       $   31,640       $     61,760       $     79,788
Cumulative effect of a change in accounting
 principle, net of income taxes ..............      (24,370)              --                 --                 --
                                                  ---------       ----------       ------------       ------------
Net income ...................................    $   4,909       $   31,640       $     61,760       $     79,788
                                                  =========       ==========       ============       ============
Basic EPS:
Income before accounting change ..............    $    0.37       $     0.40       $       0.66       $       0.84
Cumulative effect of a change in accounting
 principle ...................................       ( 0.31)              --                 --                 --
                                                  ---------       ----------       ------------       ------------
Net income ...................................    $    0.06       $     0.40       $       0.66       $       0.84
                                                  =========       ==========       ============       ============
Diluted EPS:
Income before accounting change ..............    $    0.36       $     0.38       $       0.62       $       0.79
Cumulative effect of a change in accounting
 principle ...................................       ( 0.30)              --                 --                 --
                                                  ---------       ----------       ------------       ------------
Net income ...................................    $    0.06       $     0.38       $       0.62       $       0.79
                                                  =========       ==========       ============       ============
2001
Sales ........................................    $ 461,901       $  561,560       $    618,164       $    705,797
Operating income .............................       46,869           60,467             75,208             92,786
Net income ...................................       14,158           23,336             33,435             44,529
Basic EPS ....................................    $    0.21       $     0.31       $       0.43       $       0.57
Diluted EPS ..................................    $    0.20       $     0.30       $       0.41       $       0.53

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

20. FINANCIAL INFORMATION OF L-3 COMMUNICATIONS AND ITS SUBSIDIARIES


     The shareholders' equity of L-3 Communications equals that of L-3 Holdings but its components of the common stock and additional paid-in capital accounts are different. The table below presents information regarding the balances and changes in common stock and additional paid-in capital of L-3 Communications for each of the three years ended December 31, 2002.

                                              L-3 COMMUNICATIONS
                                                 COMMON STOCK
                                             --------------------
                                                                       ADDITIONAL
                                              SHARES       PAR          PAID-IN
                                              ISSUED      VALUE         CAPITAL            TOTAL
                                             --------   ---------   ---------------   ---------------
Balance at December 31, 1999 .............   100         $   --       $   483,694       $   483,694
 Contributions from L-3 Holdings .........                                322,732           322,732
 Push down of Convertible Notes ..........                               (290,500)         (290,500)
                                             ---         ------       -----------       -----------
Balance at December 31, 2000 .............   100             --           515,926           515,926
 Contributions from L-3 Holdings .........                                830,561           830,561
 Push down of CODES ......................                               (407,450)         (407,450)
                                             ---         ------       -----------       -----------
Balance at December 31, 2001 .............   100             --           939,037           939,037
 Contributions from L-3 Holdings .........                                855,939           855,939
                                             ---         ------       -----------       -----------
Balance at December 31, 2002 .............   100         $   --       $ 1,794,976       $ 1,794,976
                                             ===         ======       ===========       ===========

     The net proceeds received by L-3 Holdings from the sale of its common stock, exercise of L-3 Holdings employee stock options and L-3 Holdings common stock contributed to the Company's savings plans are contributed to L-3 Communications. The net proceeds from the sale of the Convertible Notes and CODES by L-3 Holdings were also contributed to L-3 Communications and are reflected as indebtedness of L-3 Communications. See Notes 2 and 8.

     The debt of L-3 Communications, including the Senior Subordinated Notes and borrowings under amounts drawn against the Senior Credit Facilities are guaranteed, on a joint and several, full and unconditional basis, by certain of its wholly-owned domestic subsidiaries (the "Guarantor Subsidiaries"). See Note
8. The foreign subsidiaries and certain domestic subsidiaries of L-3 Communications (the "Non-Guarantor Subsidiaries") do not guarantee the debt of L-3 Communications. None of the debt of L-3 Communications has been issued by its subsidiaries. There are no restrictions on the payment of dividends from the Guarantor Subsidiaries to L-3 Communications.

     In lieu of providing separate audited financial statements for the Guarantor Subsidiaries, the Company has included the accompanying condensed combining financial statements based on Rule 3-10 of SEC Regulation S-X. The Company does not believe that separate financial statements of the Guarantor Subsidiaries are material to users of the financial statements.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following condensed combining financial information present the results of operations, financial position and cash flows of (i) L-3 Holdings excluding L-3 Communications, (ii) L-3 Communications excluding its consolidated subsidiaries (the "Parent") (iii) the Guarantor Subsidiaries, (iv) the Non-Guarantor Subsidiaries and (v) the eliminations to arrive at the information for L-3 Communications on a consolidated basis.

                                                     L-3                           NON-                         CONSOLIDATED
                                               COMMUNICATIONS     GUARANTOR      GUARANTOR                          L-3
                                 L-3 HOLDINGS     (PARENT)      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    COMMUNICATIONS
                                ------------- ---------------- -------------- -------------- ---------------- ---------------
CONDENSED COMBINING
 BALANCE SHEETS:

AS OF DECEMBER 31, 2002:
Current assets:
 Cash and cash equivalents ....  $       --      $  126,421      $   (7,248)     $ 15,683      $         --      $  134,856
 Contracts in process .........          --         524,500         630,351       163,142                --       1,317,993
 Other current assets .........                     155,387          28,319         2,819                --         186,525
                                 ----------      ----------      ----------      --------      ------------      ----------
   Total current assets .......          --         806,308         651,422       181,644                --       1,639,374
                                 ----------      ----------      ----------      --------      ------------      ----------
Goodwill ......................          --         753,672       1,702,384       338,492                --       2,794,548
Other assets ..................          --         372,207         355,866        80,313                --         808,386
Investment in and amounts
 due from consolidated
 subsidiaries .................   2,919,954       2,688,750         398,282        53,779        (6,060,765)             --
                                 ----------      ----------      ----------      --------      ------------      ----------
   Total assets ...............  $2,919,954      $4,620,937      $3,107,954      $654,228      $ (6,060,765)      5,242,308
                                 ==========      ==========      ==========      ========      ============      ==========
Current liabilities ...........          --         322,747         298,646        75,246                --         696,639
Long-term debt ................     717,752       1,847,752              --            --          (717,752)      1,847,752
Other long-term liabilities ...          --         248,236         166,188         8,050                --         422,474
Minority interest .............          --              --              --        73,241                --          73,241
Shareholders' equity ..........   2,202,202       2,202,202       2,643,120       497,691        (5,343,013)      2,202,202
                                 ----------      ----------      ----------      --------      ------------      ----------
   Total liabilities and
    shareholders' equity ......  $2,919,954      $4,620,937      $3,107,954      $654,228      $ (6,060,765)     $5,242,308
                                 ==========      ==========      ==========      ========      ============      ==========
AS OF DECEMBER 31, 2001:
Current assets:
 Cash and cash equivalents ....  $       --      $  320,210      $   (4,412)     $ 45,224      $         --      $  361,022
 Contracts in process .........          --         390,040         300,996       110,788                --         801,824
 Other current assets .........                      76,248           4,001          (694)               --          79,555
                                 ----------      ----------      ----------      --------      ------------      ----------
   Total current assets .......          --         786,498         300,585       155,318                --       1,242,401
                                 ----------      ----------      ----------      --------      ------------      ----------
Goodwill ......................          --         694,221         631,648       381,849                --       1,707,718
Other assets ..................          --         271,345          70,239        47,546                --         389,130
Investment in and amounts
 due from consolidated
 subsidiaries .................   1,931,390       1,229,572         150,580        43,236        (3,354,778)             --
                                 ----------      ----------      ----------      --------      ------------      ----------
   Total assets ...............  $1,931,390      $2,981,636      $1,153,052      $627,949      $ (3,354,778)     $3,339,249
                                 ==========      ==========      ==========      ========      ============      ==========
Current liabilities ...........          --         278,598         136,579       109,394                --         524,571
Long-term debt ................     717,498       1,315,252              --            --          (717,498)      1,315,252
Other long-term liabilities ...          --         173,894          31,080        10,663                --         215,637
Minority interest .............          --              --              --        69,897                --          69,897
Shareholders' equity ..........   1,213,892       1,213,892         985,393       437,995        (2,637,280)      1,213,892
                                 ----------      ----------      ----------      --------      ------------      ----------
   Total liabilities and
    shareholders' equity ......  $1,931,390      $2,981,636      $1,153,052      $627,949      $ (3,354,778)     $3,339,249
                                 ==========      ==========      ==========      ========      ============      ==========

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              L-3                            NON-                       CONSOLIDATED
                                                        COMMUNICATIONS      GUARANTOR      GUARANTOR                        L-3
                                         L-3 HOLDINGS      (PARENT)       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMMUNICATION
                                        -------------- ----------------  -------------- -------------- -------------- --------------
CONDENSED COMBINING STATEMENTS OF
 OPERATIONS:

FOR THE YEAR ENDED DECEMBER 31,
 2002:
Sales .................................   $      --      $ 1,875,389       $1,895,410     $ 260,799     $   (20,369)    $ 4,011,229
Costs and expenses ....................          --        1,622,200        1,736,233       219,186         (20,369)      3,557,250
                                          ---------      -----------       ----------     ---------     -----------     -----------
Operating income ......................          --          253,189          159,177        41,613              --         453,979
Interest and other income (expense) ...                       11,202             (286)          262          (6,257)          4,921
Interest expense ......................      35,499          120,774            1,622         6,353         (41,756)        122,492
Minority interest .....................          --               --               --         6,198              --           6,198
Loss on retirement of debt ............          --           16,187               --            --              --          16,187
Provision (benefit) for income taxes ..     (13,880)          44,942           56,145        10,469          13,880         111,556
Cumulative effect of a change in
 accounting principal .................          --          (14,749)              --        (9,621)             --         (24,370)
Equity in net income of consolidated
 subsidiaries .........................     199,716          110,358               --            --        (310,074)             --
                                          ---------      -----------       ----------     ---------     -----------     -----------
Net income ............................   $ 178,097      $   178,097       $  101,124     $   9,234     $  (288,455)    $   178,097
                                          =========      ===========       ==========     =========     ===========     ===========
FOR THE YEAR ENDED DECEMBER 31,
 2001:
Sales .................................   $      --      $ 1,328,702       $  854,094     $ 168,558     $    (3,932)    $ 2,347,422
Costs and expenses ....................          --        1,109,329          823,857       142,838          (3,932)      2,072,092
                                          ---------      -----------       ----------     ---------     -----------     -----------
Operating income ......................          --          219,373           30,237        25,720              --         275,330
Interest and other income (expense) ...                        8,335             (515)       (6,081)                          1,739
Interest expense ......................      20,400           86,024               51           315         (20,400)         86,390
Minority interest .....................          --               --               --         4,457              --           4,457
Provision (benefit) for income taxes ..      (7,976)          53,840           11,275         5,649           7,976          70,764
Equity in net income of consolidated
 subsidiaries .........................     127,882           27,614               --            --        (155,496)             --
                                          ---------      -----------       ----------     ---------     -----------     -----------
Net income ............................   $ 115,458      $   115,458       $   18,396     $   9,218     $  (143,072)    $   115,458
                                          =========      ===========       ==========     =========     ===========     ===========
FOR THE YEAR ENDED DECEMBER 31,
 2000:
Sales .................................          --      $ 1,313,998       $  441,677     $ 159,735     $    (5,349)    $ 1,910,061
Costs and expenses ....................          --        1,107,318          435,922       149,452          (5,349)      1,687,343
                                          ---------      -----------       ----------     ---------     -----------     -----------
Operating income ......................          --          206,680            5,755        10,283              --         222,718
Interest and other income .............                        3,061              264         1,068                           4,393
Interest expense ......................       1,638           92,633              149           250          (1,638)         93,032
Provision (benefit) for income taxes ..        (640)          44,852            2,248         4,252             640          51,352
Equity in net income of consolidated
 subsidiaries .........................      83,725           10,471               --            --         (94,196)             --
                                          ---------      -----------       ----------     ---------     -----------     -----------
Net income ............................   $  82,727      $    82,727       $    3,622     $   6,849     $   (93,198)    $    82,727
                                          =========      ===========       ==========     =========     ===========     ===========


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             L-3                            NON-                       CONSOLIDATED
                                                       COMMUNICATIONS     GUARANTOR       GUARANTOR                        L-3
                                         L-3 HOLDINGS     (PARENT)       SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMMUNICATIONS
                                        ------------- ---------------  --------------- ------------- --------------- ---------------
CONDENSED COMBINING STATEMENTS OF
 CASH FLOWS:

FOR THE YEAR ENDED DECEMBER 31,
 2002:
Net cash from operating activities ....  $        --   $  137,837       $     169,221   $    11,402   $          --   $     318,460
                                         -----------   ----------       -------------   -----------   -------------   -------------

INVESTING ACTIVITIES:
 Acquisition of businesses, net of
   cash acquired ......................           --     (146,913)         (1,499,891)      (95,329)             --      (1,742,133)
 Other investing activities ...........     (855,939) (1,627,853)             (27,130)       (8,632)      2,451,159         (68,395)
                                         -----------  -----------       -------------   -----------   -------------   -------------
Net cash used in investing activities .     (855,939) (1,774,766)          (1,527,021)     (103,961)      2,451,159      (1,810,528)
                                         -----------  -----------       -------------   -----------   -------------   -------------

FINANCING ACTIVITIES:
 Proceeds from sale of senior
   subordinated notes .................           --     750,000                   --            --              --         750,000
 Redemption of senior
   subordinated notes .................           --    (237,468)                  --            --              --        (237,468)
 Proceeds from sale of L-3
   Holdings' common stock, net ........      766,780          --                   --            --              --         766,780
 Other financing activities ...........       89,159     930,608            1,354,964        63,018      (2,451,159)        (13,410)
                                         -----------  -----------       -------------   -----------   -------------   -------------
Net cash from financing activities ....      855,939   1,443,140            1,354,964        63,018      (2,451,159)      1,265,902
                                         -----------  -----------       -------------   -----------   -------------   -------------
Net decrease in cash ..................           --  (193,789 )               (2,836)      (29,541)             --        (226,166)
Cash and cash equivalents, beginning
 of period ............................           --     320,210               (4,412)       45,224              --         361,022
                                         -----------  -----------       -------------   -----------   -------------   -------------
Cash and cash equivalents, end of
 period ...............................           --  $  126,421        $      (7,248)  $    15,683   $          --   $     134,856
                                         ===========  ===========       =============   ===========   =============   =============

FOR THE YEAR ENDED DECEMBER 31,
 2001:
Net cash from operating activities ....           --  $  104,169        $      30,014   $    38,785   $          --   $     172,968
                                         -----------  -----------       -------------   -----------   -------------   -------------
INVESTING ACTIVITIES:
 Acquisition of businesses, net of
   cash acquired ......................           --    (112,691)            (212,556)     (121,664)             --        (446,911)
 Other investing activities ...........     (830,561)   (357,400)             (14,643)       59,844       1,164,781          22,021
                                         -----------  -----------       -------------   -----------   -------------   -------------
Net cash used in investing activities .     (830,561)   (470,091)            (227,199)      (61,820)      1,164,781        (424,890)
                                         -----------  -----------       -------------   -----------   -------------   -------------

FINANCING ACTIVITIES:
 Repayment of borrowings under
   senior credit facilities ...........           --    (190,000)                  --            --              --        (190,000)
 Proceeds from sale of senior
   subordinated notes .................      420,000          --                   --            --              --         420,000
 Proceeds from sale of L-3
   Holdings' common stock, net ........      353,622          --                   --            --              --         353,622
 Other financing activities ...........       56,939     857,424              187,862        59,198      (1,164,781)         (3,358)
                                         -----------  -----------       -------------   -----------   -------------   -------------
Net cash from financing activities ....      830,561     667,424              187,862        59,198      (1,164,781)        580,264
                                         -----------  -----------       -------------   -----------   -------------   -------------
Net increase (decrease) in cash .......           --     301,502               (9,323)       36,163              --         328,342
Cash and cash equivalents, beginning
 of period ............................           --      18,708                4,911         9,061              --          32,680
                                         -----------  -----------       -------------   -----------   -------------   -------------
Cash and cash equivalents, end of
 period ...............................  $        --  $  320,210        $      (4,412)  $    45,224   $          --   $     361,022
                                         ===========  ===========       =============   ===========   =============   =============



                       L-3 COMMUNICATIONS HOLDINGS, INC.
                       AND L-3 COMMUNICATIONS CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              L-3                           NON-                       CONSOLIDATED
                                                        COMMUNICATIONS     GUARANTOR      GUARANTOR                        L-3
                                          L-3 HOLDINGS     (PARENT)      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMMUNICATIONS
                                         ------------- ---------------- -------------- -------------- -------------- ---------------
FOR THE YEAR ENDED DECEMBER 31,
 2000:
Net cash from (used in) operating
 activities ............................          --      $  108,726      $  (10,504)    $  15,583     $        --     $  113,805
                                                  --      ----------      ----------     ---------     -----------     ----------
INVESTING ACTIVITIES:
 Acquisition of businesses, net of
   cash acquired .......................          --        (570,270)        (15,624)      (13,714)             --       (599,608)
 Other investing activities ............    (322,732)        (37,309)         (6,195)        5,551         352,070         (8,615)
                                            --------      ----------      ----------     ---------     -----------     ----------
Net cash used in investing activities ..    (322,732)       (607,579)        (21,819)       (8,163)        352,070       (608,223)
                                            --------      ----------      ----------     ---------     -----------     ----------
FINANCING ACTIVITIES:
 Proceeds from sale of senior
   subordinated notes ..................          --         300,000              --            --              --        300,000
 Borrowings under senior credit
   facilities ..........................          --         190,000              --            --              --        190,000
 Other financing activities ............     322,732          (6,476)         32,070        (1,946)       (352,070)        (5,690)
                                            --------      ----------      ----------     ---------     -----------     ----------
Net cash from (used in) financing
 activities ............................     322,732         483,524          32,070        (1,946)       (352,070))      484,310
                                            --------      ----------      ----------     ---------     -----------     ----------
Net (decrease) increase in cash ........          --         (15,329)           (253)        5,474              --        (10,108)
Cash and cash equivalents, beginning
 of period .............................          --          34,037           5,164         3,587              --         42,788
                                            --------      ----------      ----------     ---------     -----------     ----------
Cash and cash equivalents, end of
 period ................................          --      $   18,708      $    4,911     $   9,061     $        --     $   32,680
                                            ========      ==========      ==========     =========     ===========     ==========



                       [L-3 COMMUNICATIONS LOGO OMITTED]




OFFER TO EXCHANGE ALL OUTSTANDING 6 1/8% SENIOR SUBORDINATED NOTES DUE 2013 FOR 6 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933






                              ------------------
                                  PROSPECTUS
                              ------------------




UNTIL      , 2003 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.








                                       , 2003

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

          a. permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

          b. permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

          c. mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

          d. that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's certificate of incorporation (the "Certificate of Incorporation") authorizes indemnification of the Registrant's officers and directors, subject to a case-by-case determination that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In the event that a Change in Control (as defined in the Certificate of Incorporation) shall have occurred, the proposed indemnitee director or officer may require that the determination of whether he met the standard of conduct be made by special legal counsel selected by him. In addition, whereas the DGCL would require court-ordered indemnification, if any, in cases in which a person has been adjudged to be liable to the Registrant, the Certificate of Incorporation also permits indemnification in such cases if and to the extent that the reviewing party determines that such indemnity is fair and reasonable under the circumstances.

     The Certificate of Incorporation requires the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Certificate of Incorporation provides that indemnification shall include not only reasonable expenses, but also penalties, fines and amounts paid in settlement. Unless ordered by a court, such indemnification shall not include judgments. Under the Certificate of Incorporation, no officer or director is entitled to indemnification or advancement of expenses with respect to a proceeding brought by him against the Registrant other than a proceeding seeking or defending such officer's or director's right to indemnification or advancement of expenses. Finally, the Certificate of Incorporation provides that the Company may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The Certificate of Incorporation purports to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. In addition, as permitted by the DGCL, the Registrant has entered into indemnity agreements with its directors and selected officers that provide contract rights substantially identical to the rights to indemnification and advancement of expenses set forth in the Certificate of Incorporation, as described above.

     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions), or (iv) for any transaction for which the director derived an improper personal benefit.


     The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     The following exhibits are filed pursuant to Item 601 of Regulation S-K.



  EXHIBIT
    NO.                                          DESCRIPTION OF EXHIBIT
----------   ---------------------------------------------------------------------------------------------
 **1.1       Purchase Agreement, dated as of May 14, 2003, among L-3 Communications Corporation, the Guarantors, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Banc of
             America Securities LLC and Credit Suisse First Boston LLC.

   3.1       Certificate of Incorporation of L-3 Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 No.
              333-31649).

   3.2       By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 No. 333- 31649).

   3.3       Certificate of Incorporation of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 No.
              333-46983).

   3.4       By-laws of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit
             3.4 to the Company's Registration Statement on Form S-1 No. 333- 46983).

   3.5       Certificate of Incorporation of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No.
              333-46983).

   3.6       By-laws of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit
             3.6 to the Company's Registration Statement on Form S-1 No. 333- 46983).

   3.7       Certificate of Incorporation of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-1 No.
              333-46983).

   3.8       By-laws of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.8 to the Company's Registration Statement on Form S-1 No. 333- 46983).

   3.9       Certificate of Incorporation of L-3 Communications SPD Technologies, Inc. (incorporated by reference to Exhibit 3.9 to the Company's Registration Statement on Form S-4 No.
              333-70199).

   3.10      By-laws of L-3 Communications SPD Technologies, Inc. (incorporated by reference to
             Exhibit 3.10 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.11      Certificate of Incorporation of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.11 to the Company's Registration Statement on Form S-4 No.
              333-70199).

                                      II-2


  EXHIBIT
    NO.                                         DESCRIPTION OF EXHIBIT
----------   --------------------------------------------------------------------------------------------
   3.12      By-laws of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.12 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.13      Certificate of Incorporation of L-3 Communications Storm Control Systems, Inc.
             (incorporated by reference to Exhibit 3.13 to the Company's Registration Statement on
             Form S-4 No. 333-70199).

   3.14      By-laws of L-3 Communications Storm Control Systems, Inc. (incorporated by reference to
             Exhibit 3.14 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.17      Certificate of Incorporation of SPD Electrical Systems, Inc. (incorporated by reference to
             Exhibit 3.17 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.18      By-laws of SPD Electrical Systems, Inc. (incorporated by reference to Exhibit 3.18 to the
             Company's Registration Statement on Form S-4 No. 333-70199).

   3.19      Certificate of Incorporation of SPD Switchgear Inc. (incorporated by reference to Exhibit
             3.19 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.20      By-laws of SPD Switchgear Inc. (incorporated by reference to Exhibit 3.20 to the
             Company's Registration Statement on Form S-4 No. 333-70199).

   3.21      Certificate of Incorporation of Pac Ord Inc. (incorporated by reference to Exhibit 3.21 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.22      By-laws of Pac Ord Inc. (incorporated by reference to Exhibit 3.22 to the Company's
             Registration Statement on Form S-4 No. 333-70199).

   3.23      Certificate of Incorporation of Henschel Inc. (incorporated by reference to Exhibit 3.23 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.24      By-laws of Henschel Inc. (incorporated by reference to Exhibit 3.24 to the Company's
             Registration Statement on Form S-4 No. 333-70199).

   3.25      Certificate of Incorporation of Power Paragon, Inc. (incorporated by reference to Exhibit
             3.25 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.26      By-laws of Power Paragon, Inc. (incorporated by reference to Exhibit 3.26 to the
             Company's Registration Statement on Form S-4 No. 333-70199).

   3.27      Certificate of Incorporation of SPD Holdings, Inc. (incorporated by reference to Exhibit
             3.27 to the Company's Registration Statement on Form S-4 No. 333-70199).

   3.28      By-laws of SPD Holdings, Inc. (incorporated by reference to Exhibit 3.28 to the Company's
             Registration Statement on Form S-4 No. 333-70199).

   3.29      Certificate of Incorporation of AMI Instruments, Inc. (incorporated by reference to Exhibit
             3.29 to the Company's Registration Statement on Form S-4 No. 333-99757).

   3.30      By-laws of AMI Instruments, Inc. (incorporated by reference to Exhibit 3.30 to the
             Company's Registration Statement on Form S-4 No. 333-99757).

   3.31      Certificate of Incorporation of Apcom, Inc. (incorporated by reference to Exhibit 3.31 to the Company's Registration Statement on Form S-4 No. 333-99757).

   3.32      By-laws of Apcom, Inc. (incorporated by reference to Exhibit 3.32 to the Company's
             Registration Statement on Form S-4 No. 333-99757).


                                      II-3


  EXHIBIT
    NO.                                         DESCRIPTION OF EXHIBIT
----------   --------------------------------------------------------------------------------------------
   3.33      Certificate of Incorporation of Celerity Systems Incorporated (incorporated by reference to
             Exhibit 3.33 to the Company's Registration Statement on Form S-4 No. 333-99757).

   3.34      By-laws of Celerity Systems Incorporated (incorporated by reference to Exhibit 3.34 to the
             Company's Registration Statement on Form S-4 No. 333-99757).

   3.37      Certificate of Incorporation of EER Systems, Inc. (incorporated by reference to Exhibit
             3.37 to the Company's Registration Statement on Form S-4 No. 333-99757)

   3.38      By-laws of EER Systems, Inc. (incorporated by reference to Exhibit 3.38 to the Company's
             Registration Statement on Form S-4 No. 333-99757)

   3.39      Certificate of Incorporation of Electrodynamics, Inc. (incorporated by reference to Exhibit
             3.39 to the Company's Registration Statement on Form S-4 No. 333-99757)

   3.40      By-laws of Electrodynamics, Inc. (incorporated by reference to Exhibit 3.40 to the
             Company's Registration Statement on Form S-4 No. 333-99757)

   3.41      Certificate of Incorporation of Interstate Electronics Corporation (incorporated by reference to Exhibit 3.41 to the Company's Registration Statement on Form S-4 No.
              333-99757).

   3.42      By-laws of Interstate Electronics Corporation (incorporated by reference to Exhibit 3.42 to the Company's Registration Statement on Form S-4 No. 333-99757).

   3.43      Certificate of Incorporation of KDI Precision Products, Inc. (incorporated by reference to
             Exhibit 3.43 to the Company's Registration Statement on Form S-4 No. 333-99757)

   3.44      By-laws of KDI Precision Products, Inc. (incorporated by reference to Exhibit 3.44 to the
             Company's Registration Statement on Form S-4 No. 333-99757)

   3.45      Certificate of Incorporation of L-3 Communications AIS GP Corporation (incorporated by reference to Exhibit 3.45 to the Company's Registration Statement on Form S-4 No.
              333-99757).

   3.46      By-laws of L-3 Communications AIS GP Corporation (incorporated by reference to Exhibit
             3.46 to the Company's Registration Statement on Form S-4 No. 333-99757).

   3.47      Certificate of Incorporation of L-3 Communications Analytics Corporation (incorporated by reference to Exhibit 3.47 to the Company's Registration Statement on Form S-4 No.
              333-99757).

   3.48      By-laws of L-3 Communications Analytics Corporation (incorporated by reference to
             Exhibit 3.48 to the Company's Registration Statement on Form S-4 No. 333-99757).

   3.49      Certificate of Incorporation of L-3 Communications Atlantic Science and Technology
             Corporation (incorporated by reference to Exhibit 3.49 to the Company's Registration
             Statement on Form S-4 No. 333-99757).

   3.50      By-laws of L-3 Communications Atlantic Science and Technology Corporation
             (incorporated by reference to Exhibit 3.50 to the Company's Registration Statement on
             Form S-4 No. 333-99757).

   3.51      Certificate of Incorporation of L-3 Communications Aydin Corporation (incorporated by reference to Exhibit 3.51 to the Company's Registration Statement on Form S-4 No.
              333-99757).

   3.52      By-laws of L-3 Communications Aydin Corporation (incorporated by reference to Exhibit
             3.52 to the Company's Registration Statement on Form S-4 No. 333-99757).


                                      II-4


    EXHIBIT
      NO.                                            DESCRIPTION OF EXHIBIT
--------------   ---------------------------------------------------------------------------------------------
    3.53         Certificate of Limited Partnership of L-3 Communications Integrated Systems L.P
                 (incorporated by reference to Exhibit 3.53 to the Company's Registration Statement on
                 Form S-4 No. 333-99757).

    3.54         Limited Partnership Agreement of L-3 Communications Integrated Systems L.P.
                 (incorporated by reference to Exhibit 3.54 to the Company's Registration Statement on
                 Form S-4 No. 333-99757)

    3.55         Certificate of Incorporation of L-3 Communications Investments, Inc. (incorporated by reference to Exhibit 3.55 to the Company's Registration Statement on Form S-4 No.
                   333-99757)

    3.56         By-laws of L-3 Communications Investments, Inc. (incorporated by reference to Exhibit
                 3.56 to the Company's Registration Statement on Form S-4 No. 333-99757)

    3.57         Certificate of Incorporation of Microdyne Communications Technologies Incorporated
                 (incorporated by reference to Exhibit 3.57 to the Company's Registration Statement on
                 Form S-4 No. 333-99757).

    3.58         By-laws of Microdyne Communications Technologies Incorporated (incorporated by reference to Exhibit 3.58 to the Company's Registration Statement on Form S-4 No.
                  333-99757).

    3.59         Certificate of Incorporation of Microdyne Corporation (incorporated by reference to
                 Exhibit 3.59 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.60         By-laws of Microdyne Corporation (incorporated by reference to Exhibit 3.60 to the
                 Company's Registration Statement on Form S-4 No. 333-99757).

    3.61         Certificate of Incorporation of Microdyne Outsourcing Incorporated (incorporated by reference to Exhibit 3.61 to the Company's Registration Statement on Form S-4 No.
                  333-99757).

    3.62         By-laws of Microdyne Outsourcing Incorporated (incorporated by reference to Exhibit 3.62 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.63         Certificate of Incorporation of MPRI, Inc. (incorporated by reference to Exhibit 3.63 to the
                 Company's Registration Statement on Form S-4 No. 333-99757)

    3.64         By-laws of MPRI, Inc. (incorporated by reference to Exhibit 3.64 to the Company's
                 Registration Statement on Form S-4 No. 333-99757)

    3.65         Certificate of Incorporation of MCTI Acquisition Corporation (incorporated by reference to Exhibit 3.65 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.66         Bylaws of MCTI Acquisition Corporation (incorporated by reference to Exhibit 3.66 to the
                 Company's Registration Statement on Form S-4 No. 333-99757).

    3.67         Certificate of Incorporation of L-3 Communications Security and Detection Systems
                 Corporation Delaware (incorporated by reference to Exhibit 3.67 to the Company's
                 Registration Statement on Form S-4 No. 333-99757).

    3.68         Bylaws of L-3 Communications Security and Detection Systems Corporation Delaware
                 (incorporated by reference to Exhibit 3.68 to the Company's Registration Statement on
                 Form S-4 No. 333-99757).

  **3.69         Certificate of Incorporation of Broadcast Sports, Inc.

  **3.70         Bylaws of Broadcast Sports, Inc.


                                      II-5


    EXHIBIT
      NO.                                         DESCRIPTION OF EXHIBIT
---------------   -------------------------------------------------------------------------------------
   **3.71         Certificate of Incorporation of Goodrich Aerospace Component Overhaul & Repair, Inc.

   **3.72         Bylaws of Goodrich Aerospace Component Overhaul & Repair, Inc.

   **3.73         Certificate of Incorporation of Goodrich Avionics Systems, Inc.

   **3.74         Bylaws of Goodrich Avionics Systems, Inc.

   **3.75         Articles of Incorporation of Goodrich Flightsystems, Inc.

   **3.76         Bylaws of Goodrich Flightsystems, Inc.

   **3.77         Certificate of Incorporation of L-3 Communications IMC Corporation

   **3.78         Bylaws of L-3 Communications IMC Corporation

   **3.79         Certificate of Incorporation of L-3 Communications Security and Detection Systems
                  Corporation California

   **3.80         Bylaws of L-3 Communications Security and Detection Systems Corporation California

   **3.81         Articles of Incorporation of L-3 Communications TMA Corporation

   **3.82         Bylaws of L-3 Communications TMA Corporation

   **3.83         Certificate of Restated and Amended Articles of Incorporation of L-3 Communications
                  Westwood Corporation

   **3.84         Bylaws of L-3 Communications Westwood Corporation

   **3.85         Certificate of Incorporation of Ship Analytics, Inc.

   **3.86         Bylaws of Ship Analytics, Inc.

   **3.87         Certificate of Incorporation Ship Analytics International, Inc.

   **3.88         Bylaws of Ship Analytics International, Inc.

   **3.89         Certificate of Incorporation of Ship Analytics USA, Inc.

   **3.90         Bylaws of Ship Analytics USA, Inc.

   **3.91         Certificate of Incorporation of SYColeman Corporation

   **3.92         Bylaws of SYColeman Corporation

   **3.93         Articles of Incorporation of Telos Corporation

   **3.94         Bylaws of Telos Corporation

   **3.95         Certificate of Incorporation of Troll Technology Corporation

   **3.96         Bylaws of Troll Technology Corporation

   **3.97         Certificate of Incorporation of Wescam Air Ops Inc.

   **3.98         Bylaws of Wescam Air Ops Inc.

   **3.99         Certificate of Formation of Wescam Air Ops LLC

   **3.100        Limited Liability Company Agreement of Wescam Air Ops LLC

   **3.101        Articles of Incorporation of Wescam Incorporated

   **3.102        Bylaws of Wescam Incorporated


                                      II-6

       EXHIBIT
         NO.                                              DESCRIPTION OF EXHIBIT
---------------------   -----------------------------------------------------------------------------------------
       **3.103          Certificate of Formation of Wescam LLC

       **3.104          Limited Liability Company Agreement of Wescam LLC

       **3.105          Articles of Incorporation of Wescam Sonoma Inc.

       **3.106          Bylaws of Wescam Sonoma Inc.

       **3.107          Certificate of Incorporation of Wescam Holdings (US) Inc.

       **3.108          Bylaws of Wescam Holdings (US) Inc.

       **3.109          Articles of Organization of Wolf Coach, Inc.

       **3.110          Bylaws of Wolf Coach, Inc.

       **4.1            Indenture dated as of May 21, 2003 among L-3 Communications Corporation, the
                        Guarantors and The Bank of New York, as Trustee.

         4.2            Form of 6 1/8% Senior Subordinated Note due 2013 (attached as Exhibit A to Exhibit 4.1).

         4.3            Form of 6 1/8% Series B Senior Subordinated Note due 2013 (attached as Exhibit A to
                        Exhibit 4.1).

       **4.4            Registration Rights Agreement, dated as of May 21, 2003, among L-3 Communications
                        Corporation, the Guarantors, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated,
                        Banc of America Securities LLC and Credit Suisse First Boston LLC.

       **5              Opinion of Simpson Thacher and Bartlett LLP.

        10.6            Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3
                        Communications Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the
                        Registrant's Registration Statement on Form S-1 No. 333-46975).

        10.11           1997 Stock Option Plan for Key Employees (incorporated by reference to Exhibit 10.11 to
                        Registrant's Registration Statement on Form S-1, No. 333-70125).

        10.12           Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
                        Communications Holdings, Inc. and Frank C. Lanza (incorporated by reference to Exhibit
                        10.12 to Registrant's Registration Statement on Form S-1, No. 333-70125).

        10.13           Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
                        Communications Holdings, Inc. and Robert V. LaPenta (incorporated by reference to
                        Exhibit 10.13 to Registrant's Registration Statement on Form S-1, No. 333-70125).

        10.15           Option Plan for Non-Employee Directors of L-3 Communication's Holdings, Inc.
                        (incorporated by reference to Exhibit 10.15 to Registrant's annual report on Form 10-K filed on March 31, 1999).

        10.16           1999 Long Term Performance Plan dated as of April 27, 1999 (incorporated by reference to
                        Exhibit 10.16 to the Registrant's annual report on Form 10-K filed on March 30, 2000).

        10.20           L-3 Communications Corporation Pension Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

        10.25           L-3 Communications Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement filed April 2,
                        2001).


                                      II-7


  EXHIBIT
    NO.                                           DESCRIPTION OF EXHIBIT
-----------   ----------------------------------------------------------------------------------------------
 10.32        Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the
              Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.32 to Registrant's Registration Statement on Form S-1, No.
              333-70125).

 10.33        Indenture dated as of November 21, 2000 among L-3 Communications Holdings, Inc., the
              Guarantors named therein and the Bank of New York, as Trustee (incorporated by reference to Exhibit 10.33 to Registrant's annual report on Form 10-K filed on March 19,
              2002).

 10.40        Third Amended and Restated Credit Agreement dated as of May 16, 2001 among L-3
              Communications Corporation, the lenders named therein and the other parties thereto
              (incorporated by reference to Exhibit 10.40 of the Registrant's Annual Report on Form
              10-K for the year ended December 31, 2001).

 10.41        Second Amended and Restated 364-Day Credit Agreement dated as of May 16, 2001 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.41 of the Registrant's Annual Report on
              Form 10-K for the year ended December 31, 2001).

 10.42        First Amendment to Third Amended and Restated Credit Agreement dated as of October
              17, 2001 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.42 of the Registrant's Annual
              Report on Form 10-K for the year ended December 31, 2001).

 10.43        First Amendment to Second Amended and Restated 364-Day Credit Agreement dated as of October 17, 2001 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.43 of the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 2001).

 10.44        Second Amendment to Third Amended and Restated Credit Agreement dated as of
              February 25, 2002 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.44 of the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 2001).

 10.45        Consent and Second Amendment to Second Amended and Restated 364-Day Credit
              Agreement dated as of February 25, 2002 among L-3 Communications Corporation, the lenders named herein and the other parties thereto (incorporated by reference to Exhibit
              10.45 of the Registrant's Annual Report on Form 10-K for the year ended December 31,
              2001).

 10.46        Consent, Waiver and Omnibus Amendment Regarding Third Amended and Restated
              Credit Agreement dated as of February 25, 2003 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to
              Exhibit 10.46 to the Company's Registration Statement on Form S-4 No. 333-99757).

 10.47        Consent, Waiver and Omnibus Amendment Regarding Second Amended and Restated
              364-Day Credit Agreement dated as of February 25, 2003 among L-3 Communications
              Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.47 to the Company's Registration Statement on Form S-4 No.
              333-99757).


                                      II-8


  EXHIBIT
    NO.                                          DESCRIPTION OF EXHIBIT
-----------   -------------------------------------------------------------------------------------------
 10.53        Indenture dated as of October 24, 2001 ("2001 Indenture") among L-3 Communications
              Holdings, Inc., the guarantors named therein and Lehman Brothers Inc., Bear Stearns &
              Co., and Credit Suisse First Boston Corporation as initial purchasers (Incorporated by reference to Exhibit 4.f of the Registrant's Registration Statement on form S-3, No.
              333-75558).

 10.55        Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              The Bank of New York, as trustee, and the guarantors named therein to the May 1998
              Indenture (incorporated by reference to Exhibit 10.55 of the Registrant's Quarterly Report
              on Form 10-Q for the quarter ended March 31, 2003).

 10.56        Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              The Bank of New York, as trustee, and the guarantors named therein to the December
              1998 Indenture (incorporated by reference to Exhibit 10.56 of the Registrant's Quarterly
              Report on Form 10-Q for the quarter ended March 31, 2003).

 10.57        Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              L-3 Holdings, Inc., The Bank of New York, as trustee, and the guarantors named therein to the 2000 Indenture (incorporated by reference to Exhibit 10.57 of the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

 10.58        Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              L-3 Holdings, Inc., The Bank of New York, as trustee, and the guarantors named therein to the 2001 Indenture (incorporated by reference to Exhibit 10.58 of the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

 10.59        Asset Purchase Agreement dated as of January 11, 2002 among Raytheon Company,
              Raytheon Australia Pty Ltd. and L-3 Communications Corporation (incorporated by reference to Exhibit 10.59 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

 10.60        Amendment dated as of March 8, 2002 among Raytheon Company, Raytheon Australia Pty
              Ltd., L-3 Communications Corporation, L-3 Communications Integrated Systems L.P. and
              L-3 Communications Australia Pty Ltd to the Asset Purchase Agreement dated as of
              January 11, 2002 (incorporated by reference to Exhibit 10.60 of the Registrant's Annual
              Report on Form 10-K for the year ended December 31, 2001).

 10.91        Asset Purchase Agreement relating to the Honeywell TCAS Business by and among
              Honeywell Inc., L-3 Communications Corporation and, solely in respect of the Guaranty in
              Article XIV, Honeywell International Inc. dated as of February 10, 2000 (incorporated by reference to Exhibit 10.91 to Registrant's annual report on Form 10-K filed on March 19,
              2002).

 10.92        Asset Purchase and Sale Agreement, dated January 7, 2000 by and between L-3
              Communications Corporation and Raytheon Company (incorporated by reference to
              Exhibit 10.92 to Registrant's annual report on Form 10-K filed on March 19, 2002).

 10.93        Indenture dated as of June 28, 2002, ("2002 Indenture") among L-3 Communications
              Corporation, the guarantors named therein and The Bank of New York, as Trustee
              (incorporated by reference to Exhibit 4.1 of L-3 Communications Corporation's
              Registration Statement on Form S-4, No. 333-99757).

 10.94        Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              The Bank of New York, as trustee, and the guarantors named therein to the 2002
              Indenture (incorporated by reference to Exhibit 10.94 of the Registrant's Quarterly Report
              on Form 10-Q for the quarter ended March 31, 2003).


                                      II-9


    EXHIBIT
      NO.                                         DESCRIPTION OF EXHIBIT
--------------   ---------------------------------------------------------------------------------------
   *11           L-3 Communications Holdings, Inc. Computation of Basic Earnings Per Share and Diluted
                 Earnings Per Share.

    12           Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the
                 Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and
                 Exhibit 12 of the Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 2002).

  **21           Subsidiaries of the Registrant.

  **23           Consent of PricewaterhouseCoopers LLP.

    24           Powers of Attorney L-3 Communications Corporation and the Additional Registrants
                 (included on the signature pages hereto).

  **25           Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                 New York, as Trustee.

  **99.1         Letter of Transmittal.

  **99.2         Notice of Guaranteed Delivery.

----------
* The information required in this exhibit is presented on Note 12 to the Consolidated Financial Statements as of December 31, 2002 and Note 10 to the unaudited Condensed Consolidated Financial Statements as of March 31, 2003, in each case in accordance with the provisions of SFAS No. 128, Earnings Per Share.

**    Filed herewith


ITEM 22. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by the director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                                L-3 COMMUNICATIONS CORPORATION


                                By: /s/ Christopher C. Cambria
                                   ----------------------------------------
                                Christopher C. Cambria, Senior Vice President -- General Counsel and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                         DATE
-----------------------------   ----------------------------------------   --------------
       /s/ Frank C. Lanza       Chairman, Chief Executive Officer and      June 13, 2003
  -------------------------     Director
         Frank C. Lanza

     /s/ Robert V. LaPenta      President, Chief Financial Officer and     June 13, 2003
  -------------------------     Director
       Robert V. LaPenta

   /s/ Michael T. Strianese     Senior Vice President -- Finance           June 13, 2003
  -------------------------
     Michael T. Strianese

                                Director
  -------------------------
      Claude R. Canizares

    /s/ Thomas A. Corcoran      Director                                   June 13, 2003
  -------------------------
      Thomas A. Corcoran

     /s/ Robert B. Millard      Director                                   June 13, 2003
  -------------------------
       Robert B. Millard

  /s/ John M. Shalikashvili     Director                                   June 13, 2003
  -------------------------
     John M. Shalikashvili

  -------------------------     Director
        Arthur L. Simon

    /s/ Alan H. Washkowitz      Director                                   June 13, 2003
  -------------------------
      Alan H. Washkowitz

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                                   ELECTRODYNAMICS, INC.
                                   L-3 COMMUNICATIONS STORM CONTROL
                                     SYSTEMS, INC.
                                   MICRODYNE CORPORATION
                                   SOUTHERN CALIFORNIA
                                     MICROWAVE, INC.


                                   By: /s/ Christopher C. Cambria
                                      ----------------------------------------
                                   Christopher C. Cambria, Vice President
                                   and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                               TITLE                         DATE
-----------------------------   ----------------------------------------   --------------
       /s/ Frank C. Lanza       Chief Executive Officer and Director       June 13, 2003
  -----------------------
         Frank C. Lanza

     /s/ Robert V. LaPenta      Chief Financial Officer and Director       June 13, 2003
  -----------------------
       Robert V. LaPenta

 /s/ Christopher C. Cambria     Vice President, Secretary and Director     June 13, 2003
  -----------------------
    Christopher C. Cambria

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                            AMI INSTRUMENTS, INC.
                            APCOM, INC.
                            BROADCAST SPORTS, INC.
                            CELERITY SYSTEMS INCORPORATED
                            EER SYSTEMS, INC.
                            GOODRICH FLIGHTSYSTEMS, INC.
                            HENSCHEL INC.
                            HYGIENETICS ENVIRONMENTAL SERVICES, INC.
                            INTERSTATE ELECTRONICS CORPORATION
                            KDI PRECISION PRODUCTS, INC.
                            GOODRICH AEROSPACE COMPONENT OVERHAUL & REPAIR, INC. GOODRICH AVIONICS SYSTEMS, INC.
                            L-3 COMMUNICATIONS AIS GP CORPORATION
                            L-3 COMMUNICATIONS ANALYTICS CORPORATION
                            L-3 COMMUNICATIONS ATLANTIC SCIENCE
                             AND TECHNOLOGY CORPORATION
                            L-3 COMMUNICATIONS AYDIN CORPORATION
                            L-3 COMMUNICATIONS ESSCO, INC.
                            L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
                            L-3 COMMUNICATIONS IMC CORPORATION
                            L-3 COMMUNICATIONS INVESTMENTS, INC.
                            L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS CORPORATION DELAWARE
                            L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC.
                            L-3 COMMUNICATIONS TMA CORPORATION
                            L-3 COMMUNICATIONS WESTWOOD CORPORATION
                            MCTI ACQUISITION CORPORATION
                            MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED MICRODYNE OUTSOURCING INCORPORATED
                            MPRI, INC.
                            PAC ORD INC.
                            POWER PARAGON, INC.
                            SHIP ANALYTICS, INC.
                            SHIP ANALYTICS INTERNATIONAL, INC.
                            SHIP ANALYTICS USA, INC.
                            SPD ELECTRICAL SYSTEMS, INC.
                            SPD HOLDINGS, INC.
                            SPD SWITCHGEAR INC.
                            SYCOLEMAN CORPORATION
                            TELOS CORPORATION
                            TROLL TECHNOLOGY CORPORATION
                            WESCAM AIR OPS INC.
                            WESCAM INCORPORATED
                            WESCAM HOLDINGS (US) INC.


                            By: /s/ Christopher C. Cambria
                                -----------------------------------------------
                            Christopher C. Cambria, Vice President
                            and Secretary

                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                         TITLE                    DATE
-----------------------------   -----------------------------   --------------
       /s/ Frank C. Lanza       Chief Executive Officer         June 13, 2003
  -----------------------
         Frank C. Lanza

     /s/ Robert V. LaPenta      Chief Financial Officer         June 13, 2003
  -----------------------
       Robert V. LaPenta

 /s/ Christopher C. Cambria     Vice President and Director     June 13, 2003
  -----------------------
    Christopher C. Cambria

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.



                               L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.

                               By: L-3 COMMUNICATIONS AIS GP CORPORATION,
                               as General Partner


                               By: /s/ Christopher C. Cambria
                                   --------------------------------------------
                               Name: Christopher C. Cambria
                               Title: Vice President and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                     DATE
-----------------------------   -------------------------------   --------------
       /s/ Frank C. Lanza       Chief Executive Officer           June 13, 2003
  -----------------------
         Frank C. Lanza

     /s/ Robert V. LaPenta      Chief Financial Officer           June 13, 2003
  -----------------------
       Robert V. LaPenta

 /s/ Christopher C. Cambria     Vice President, Secretary and     June 13, 2003
  -----------------------       Director of L-3 Communications
    Christopher C. Cambria      AIS GP Corporation

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                               WOLF COACH, INC.


                               By: /s/ Christopher C. Cambria
                                   --------------------------------------------
                               Name: Christopher C. Cambria
                               Title: Vice President and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY


     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                          TITLE                     DATE
-----------------------------   -------------------------------   --------------
       /s/ Frank C. Lanza       Chief Executive Officer           June 13, 2003
  -----------------------
         Frank C. Lanza

     /s/ Robert V. LaPenta      Chief Financial Officer           June 13, 2003
  -----------------------
       Robert V. LaPenta

 /s/ Christopher C. Cambria     Vice President, Secretary and     June 13, 2003
  -----------------------       Director
    Christopher C. Cambria

      /s/ David M. Reilly       Director                          June 13, 2003
  -----------------------
        David M. Reilly

   /s/ Michael T. Strianese     Director                          June 13, 2003
  -----------------------
     Michael T. Strianese

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                                   WESCAM SONOMA, INC.


                                   By: /s/ Christopher C. Cambria
                                      ----------------------------------------
                                   Christopher C. Cambria, Vice President
                                   and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                     TITLE                  DATE
--------------------------   -------------------------   --------------
     /s/ Frank C. Lanza      Chief Executive Officer     June 13, 2003
 -----------------------
        Frank C. Lanza

   /s/ Robert V. LaPenta     Chief Financial Officer     June 13, 2003
 -----------------------
      Robert V. LaPenta

    /s/ Mark Chamberlain     Director                    June 13, 2003
 -----------------------
      Mark Chamberlain

       /s/ Steve Mazzo       Director                    June 13, 2003
 -----------------------
         Steve Mazzo

      /s/ Gary Findlay       Director                    June 13, 2003
 -----------------------
         Gary Findlay

      /s/ Bruce Latimer      Director                    June 13, 2003
 -----------------------
        Bruce Latimer

  /s/ George Worthington     Director                    June 13, 2003
 -----------------------
     George Worthington

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                               WESCAM AIR OPS LLC


                               By: WESCAM INCORPORATED,
                               as Sole Member


                               By: /s/ Christopher C. Cambria
                                   --------------------------------------------
                               Name: Christopher C. Cambria
                               Title: Vice President and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY


     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                           TITLE                     DATE
-----------------------------   --------------------------------   -------------
       /s/ Frank C. Lanza       Chief Executive Officer            June 13, 2003
  -----------------------
         Frank C. Lanza

     /s/ Robert V. LaPenta      Chief Financial Officer            June 13, 2003
  -----------------------
       Robert V. LaPenta

 /s/ Christopher C. Cambria     Vice President, Secretary and      June 13, 2003
  -----------------------       Director of Wescam Incorporated
    Christopher C. Cambria

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 13, 2003.


                               WESCAM LLC


                               By: L-3 COMMUNICATIONS CORPORATION,
                               as Sole Member


                               By: /s/ Christopher C. Cambria
                                   --------------------------------------------
                               Name: Christopher C. Cambria
                               Title: Vice President and Secretary


                       SIGNATURES AND POWERS OF ATTORNEY

     Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                               TITLE                          DATE
-----------------------------   -----------------------------------------   --------------
       /s/ Frank C. Lanza       Chief Executive Officer and Director of     June 13, 2003
  -------------------------     L-3 Communications Corporation
         Frank C. Lanza

     /s/ Robert V. LaPenta      Chief Financial Officer and Director of     June 13, 2003
  -------------------------     L-3 Communications Corporation
       Robert V. LaPenta
                                Director of L-3 Communications
                                Corporation
  -------------------------
      Claude R. Canizares

    /s/ Thomas A. Corcoran      Director of L-3 Communications              June 13, 2003
  -------------------------     Corporation
      Thomas A. Corcoran

     /s/ Robert B. Millard      Director of L-3 Communications              June 13, 2003
  -------------------------     Corporation
       Robert B. Millard

  /s/ John M. Shalikashvili     Director of L-3 Communications              June 13, 2003
  -------------------------     Corporation
     John M. Shalikashvili

                                Director of L-3 Communications
  -------------------------     Corporation
        Arthur L. Simon

    /s/ Alan H. Washkowitz      Director of L-3 Communications              June 13, 2003
  -------------------------     Corporation
      Alan H. Washkowitz

                                 EXHIBIT INDEX

     Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings.



  EXHIBIT
    NO.                                          DESCRIPTION OF EXHIBIT
----------   ---------------------------------------------------------------------------------------------
  **1.1        Purchase Agreement, dated as of May 14, 2003, among L-3 Communications Corporation, the Guarantors, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Banc of
               America Securities LLC and Credit Suisse First Boston LLC.

    3.1        Certificate of Incorporation of L-3 Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 No.
                333-31649).

    3.2        By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 No. 333- 31649).

    3.3        Certificate of Incorporation of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 No.
                333-46983).

    3.4        By-laws of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit
               3.4 to the Company's Registration Statement on Form S-1 No. 333- 46983).

    3.5        Certificate of Incorporation of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No.
                333-46983).

    3.6        By-laws of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit
               3.6 to the Company's Registration Statement on Form S-1 No. 333- 46983).

    3.7        Certificate of Incorporation of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.7 to the Company's Registration Statement on Form S-1 No.
                333-46983).

    3.8        By-laws of Southern California Microwave, Inc. (incorporated by reference to Exhibit 3.8 to the Company's Registration Statement on Form S-1 No. 333- 46983).

    3.9        Certificate of Incorporation of L-3 Communications SPD Technologies, Inc. (incorporated by reference to Exhibit 3.9 to the Company's Registration Statement on Form S-4 No.
               333-70199).

    3.10       By-laws of L-3 Communications SPD Technologies, Inc. (incorporated by reference to
               Exhibit 3.10 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.11       Certificate of Incorporation of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.11 to the Company's Registration Statement on Form S-4 No.
                333-70199).

    3.12       By-laws of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.12 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.13       Certificate of Incorporation of L-3 Communications Storm Control Systems, Inc.
               (incorporated by reference to Exhibit 3.13 to the Company's Registration Statement on
               Form S-4 No. 333-70199).

    3.14       By-laws of L-3 Communications Storm Control Systems, Inc. (incorporated by reference to
              Exhibit 3.14 to the Company's Registration Statement on Form S-4 No. 333-70199).




   EXHIBIT
     NO.                                         DESCRIPTION OF EXHIBIT
----------   --------------------------------------------------------------------------------------------
    3.17     Certificate of Incorporation of SPD Electrical Systems, Inc. (incorporated by reference to
             Exhibit 3.17 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.18     By-laws of SPD Electrical Systems, Inc. (incorporated by reference to Exhibit 3.18 to the
             Company's Registration Statement on Form S-4 No. 333-70199).

    3.19     Certificate of Incorporation of SPD Switchgear Inc. (incorporated by reference to Exhibit
             3.19 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.20     By-laws of SPD Switchgear Inc. (incorporated by reference to Exhibit 3.20 to the
             Company's Registration Statement on Form S-4 No. 333-70199).

    3.21     Certificate of Incorporation of Pac Ord Inc. (incorporated by reference to Exhibit 3.21 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.22     By-laws of Pac Ord Inc. (incorporated by reference to Exhibit 3.22 to the Company's
             Registration Statement on Form S-4 No. 333-70199).

    3.23     Certificate of Incorporation of Henschel Inc. (incorporated by reference to Exhibit 3.23 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.24     By-laws of Henschel Inc. (incorporated by reference to Exhibit 3.24 to the Company's
             Registration Statement on Form S-4 No. 333-70199).

    3.25     Certificate of Incorporation of Power Paragon, Inc. (incorporated by reference to Exhibit
             3.25 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.26     By-laws of Power Paragon, Inc. (incorporated by reference to Exhibit 3.26 to the
             Company's Registration Statement on Form S-4 No. 333-70199).

    3.27     Certificate of Incorporation of SPD Holdings, Inc. (incorporated by reference to Exhibit
             3.27 to the Company's Registration Statement on Form S-4 No. 333-70199).

    3.28     By-laws of SPD Holdings, Inc. (incorporated by reference to Exhibit 3.28 to the Company's
             Registration Statement on Form S-4 No. 333-70199).

    3.29     Certificate of Incorporation of AMI Instruments, Inc. (incorporated by reference to Exhibit
             3.29 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.30     By-laws of AMI Instruments, Inc. (incorporated by reference to Exhibit 3.30 to the
             Company's Registration Statement on Form S-4 No. 333-99757).

    3.31     Certificate of Incorporation of Apcom, Inc. (incorporated by reference to Exhibit 3.31 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.32     By-laws of Apcom, Inc. (incorporated by reference to Exhibit 3.32 to the Company's
             Registration Statement on Form S-4 No. 333-99757).

    3.33     Certificate of Incorporation of Celerity Systems Incorporated (incorporated by reference to
             Exhibit 3.33 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.34     By-laws of Celerity Systems Incorporated (incorporated by reference to Exhibit 3.34 to the
             Company's Registration Statement on Form S-4 No. 333-99757).

    3.37     Certificate of Incorporation of EER Systems, Inc. (incorporated by reference to Exhibit
             3.37 to the Company's Registration Statement on Form S-4 No. 333-99757)

    3.38     By-laws of EER Systems, Inc. (incorporated by reference to Exhibit 3.38 to the Company's
             Registration Statement on Form S-4 No. 333-99757)




  EXHIBIT
    NO.                                         DESCRIPTION OF EXHIBIT
----------   --------------------------------------------------------------------------------------------
    3.39     Certificate of Incorporation of Electrodynamics, Inc. (incorporated by reference to Exhibit
             3.39 to the Company's Registration Statement on Form S-4 No. 333-99757)

    3.40     By-laws of Electrodynamics, Inc. (incorporated by reference to Exhibit 3.40 to the
             Company's Registration Statement on Form S-4 No. 333-99757)

    3.41     Certificate of Incorporation of Interstate Electronics Corporation (incorporated by reference to Exhibit 3.41 to the Company's Registration Statement on Form S-4 No.
              333-99757).

    3.42     By-laws of Interstate Electronics Corporation (incorporated by reference to Exhibit 3.42 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.43     Certificate of Incorporation of KDI Precision Products, Inc. (incorporated by reference to
             Exhibit 3.43 to the Company's Registration Statement on Form S-4 No. 333-99757)

    3.44     By-laws of KDI Precision Products, Inc. (incorporated by reference to Exhibit 3.44 to the
             Company's Registration Statement on Form S-4 No. 333-99757)

    3.45     Certificate of Incorporation of L-3 Communications AIS GP Corporation (incorporated by reference to Exhibit 3.45 to the Company's Registration Statement on Form S-4 No.
              333-99757).

    3.46     By-laws of L-3 Communications AIS GP Corporation (incorporated by reference to Exhibit
             3.46 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.47     Certificate of Incorporation of L-3 Communications Analytics Corporation (incorporated by reference to Exhibit 3.47 to the Company's Registration Statement on Form S-4 No.
              333-99757).

    3.48     By-laws of L-3 Communications Analytics Corporation (incorporated by reference to
             Exhibit 3.48 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.49     Certificate of Incorporation of L-3 Communications Atlantic Science and Technology
             Corporation (incorporated by reference to Exhibit 3.49 to the Company's Registration
             Statement on Form S-4 No. 333-99757).

    3.50     By-laws of L-3 Communications Atlantic Science and Technology Corporation
             (incorporated by reference to Exhibit 3.50 to the Company's Registration Statement on
             Form S-4 No. 333-99757).

    3.51     Certificate of Incorporation of L-3 Communications Aydin Corporation (incorporated by reference to Exhibit 3.51 to the Company's Registration Statement on Form S-4 No.
              333-99757).

    3.52     By-laws of L-3 Communications Aydin Corporation (incorporated by reference to Exhibit
             3.52 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.53     Certificate of Limited Partnership of L-3 Communications Integrated Systems L.P
             (incorporated by reference to Exhibit 3.53 to the Company's Registration Statement on
             Form S-4 No. 333-99757).

    3.54     Limited Partnership Agreement of L-3 Communications Integrated Systems L.P.
             (incorporated by reference to Exhibit 3.54 to the Company's Registration Statement on
             Form S-4 No. 333-99757)



    EXHIBIT
      NO.                                            DESCRIPTION OF EXHIBIT
--------------   ---------------------------------------------------------------------------------------------
    3.55         Certificate of Incorporation of L-3 Communications Investments, Inc. (incorporated by reference to Exhibit 3.55 to the Company's Registration Statement on Form S-4 No.
                 333-99757)

    3.56         By-laws of L-3 Communications Investments, Inc. (incorporated by reference to Exhibit
                 3.56 to the Company's Registration Statement on Form S-4 No. 333-99757)

    3.57         Certificate of Incorporation of Microdyne Communications Technologies Incorporated
                 (incorporated by reference to Exhibit 3.57 to the Company's Registration Statement on
                 Form S-4 No. 333-99757).

    3.58         By-laws of Microdyne Communications Technologies Incorporated (incorporated by reference to Exhibit 3.58 to the Company's Registration Statement on Form S-4 No.
                 333-99757).

    3.59         Certificate of Incorporation of Microdyne Corporation (incorporated by reference to
                 Exhibit 3.59 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.60         By-laws of Microdyne Corporation (incorporated by reference to Exhibit 3.60 to the
                 Company's Registration Statement on Form S-4 No. 333-99757).

    3.61         Certificate of Incorporation of Microdyne Outsourcing Incorporated (incorporated by reference to Exhibit 3.61 to the Company's Registration Statement on Form S-4 No.
                 333-99757).

    3.62         By-laws of Microdyne Outsourcing Incorporated (incorporated by reference to Exhibit 3.62 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.63         Certificate of Incorporation of MPRI, Inc. (incorporated by reference to Exhibit 3.63 to the
                 Company's Registration Statement on Form S-4 No. 333-99757)

    3.64         By-laws of MPRI, Inc. (incorporated by reference to Exhibit 3.64 to the Company's
                 Registration Statement on Form S-4 No. 333-99757)

    3.65         Certificate of Incorporation of MCTI Acquisition Corporation (incorporated by reference to Exhibit 3.65 to the Company's Registration Statement on Form S-4 No. 333-99757).

    3.66         Bylaws of MCTI Acquisition Corporation (incorporated by reference to Exhibit 3.66 to the
                 Company's Registration Statement on Form S-4 No. 333-99757).

    3.67         Certificate of Incorporation of L-3 Communications Security and Detection Systems
                 Corporation Delaware (incorporated by reference to Exhibit 3.67 to the Company's
                 Registration Statement on Form S-4 No. 333-99757).

    3.68         Bylaws of L-3 Communications Security and Detection Systems Corporation Delaware
                 (incorporated by reference to Exhibit 3.68 to the Company's Registration Statement on
                 Form S-4 No. 333-99757).

  **3.69         Certificate of Incorporation of Broadcast Sports, Inc.

  **3.70         Bylaws of Broadcast Sports, Inc.

  **3.71         Certificate of Incorporation of Goodrich Aerospace Component Overhaul & Repair, Inc.

  **3.72         Bylaws of Goodrich Aerospace Component Overhaul & Repair, Inc.

  **3.73         Certificate of Incorporation of Goodrich Avionics Systems, Inc.

  **3.74         Bylaws of Goodrich Avionics Systems, Inc.



    EXHIBIT
      NO.                                        DESCRIPTION OF EXHIBIT
---------------   ------------------------------------------------------------------------------------
   **3.75         Articles of Incorporation of Goodrich Flightsystems, Inc.

   **3.76         Bylaws of Goodrich Flightsystems, Inc.

   **3.77         Certificate of Incorporation of L-3 Communications IMC Corporation

   **3.78         Bylaws of L-3 Communications IMC Corporation

   **3.79         Certificate of Incorporation of L-3 Communications Security and Detection Systems
                  Corporation California

   **3.80         Bylaws of L-3 Communications Security and Detection Systems Corporation California

   **3.81         Articles of Incorporation of L-3 Communications TMA Corporation

   **3.82         Bylaws of L-3 Communications TMA Corporation

   **3.83         Certificate of Restated and Amended Articles of Incorporation of L-3 Communications
                  Westwood Corporation

   **3.84         Bylaws of L-3 Communications Westwood Corporation

   **3.85         Certificate of Incorporation of Ship Analytics, Inc.

   **3.86         Bylaws of Ship Analytics, Inc.

   **3.87         Certificate of Incorporation Ship Analytics International, Inc.

   **3.88         Bylaws of Ship Analytics International, Inc.

   **3.89         Certificate of Incorporation of Ship Analytics USA, Inc.

   **3.90         Bylaws of Ship Analytics USA, Inc.

   **3.91         Certificate of Incorporation of SYColeman Corporation

   **3.92         Bylaws of SYColeman Corporation

   **3.93         Articles of Incorporation of Telos Corporation

   **3.94         Bylaws of Telos Corporation

   **3.95         Certificate of Incorporation of Troll Technology Corporation

   **3.96         Bylaws of Troll Technology Corporation

   **3.97         Certificate of Incorporation of Wescam Air Ops Inc.

   **3.98         Bylaws of Wescam Air Ops Inc.

   **3.99         Certificate of Formation of Wescam Air Ops LLC

   **3.100        Limited Liability Company Agreement of Wescam Air Ops LLC

   **3.101        Articles of Incorporation of Wescam Incorporated

   **3.102        Bylaws of Wescam Incorporated

   **3.103        Certificate of Formation of Wescam LLC

   **3.104        Limited Liability Company Agreement of Wescam LLC

   **3.105        Articles of Incorporation of Wescam Sonoma Inc.

   **3.106        Bylaws of Wescam Sonoma Inc.




       EXHIBIT
         NO.                                              DESCRIPTION OF EXHIBIT
---------------------   -----------------------------------------------------------------------------------------
       **3.107          Certificate of Incorporation of Wescam Holdings (US) Inc.

       **3.108          Bylaws of Wescam Holdings (US) Inc.

       **3.109          Articles of Organization of Wolf Coach, Inc.

       **3.110          Bylaws of Wolf Coach, Inc.

       **4.1            Indenture dated as of May 21, 2003 among L-3 Communications Corporation, the
                        Guarantors and The Bank of New York, as Trustee.

         4.2            Form of 6 1/8% Senior Subordinated Note due 2013 (attached as Exhibit A to Exhibit 4.1).

         4.3            Form of 6 1/8% Series B Senior Subordinated Note due 2013 (attached as Exhibit A to
                        Exhibit 4.1).

       **4.4            Registration Rights Agreement, dated as of May 21, 2003, among L-3 Communications
                        Corporation, the Guarantors, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated,
                        Banc of America Securities LLC and Credit Suisse First Boston LLC.

       **5              Opinion of Simpson Thacher and Bartlett LLP.

        10.6            Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3
                        Communications Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the
                        Registrant's Registration Statement on Form S-1 No. 333-46975).

        10.11           1997 Stock Option Plan for Key Employees (incorporated by reference to Exhibit 10.11 z to Registrant's Registration Statement on Form S-1, No. 333-70125).

        10.12           Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
                        Communications Holdings, Inc. and Frank C. Lanza (incorporated by reference to Exhibit
                        10.12 to Registrant's Registration Statement on Form S-1, No. 333-70125).

        10.13           Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
                        Communications Holdings, Inc. and Robert V. LaPenta (incorporated by reference to
                        Exhibit 10.13 to Registrant's Registration Statement on Form S-1, No. 333-70125).

        10.15           Option Plan for Non-Employee Directors of L-3 Communication's Holdings, Inc.
                        (incorporated by reference to Exhibit 10.15 to Registrant's annual report on Form 10-K filed on March 31, 1999).

        10.16           1999 Long Term Performance Plan dated as of April 27, 1999 (incorporated by reference to
                        Exhibit 10.16 to the Registrant's annual report on Form 10-K filed on March 30, 2000).

        10.20           L-3 Communications Corporation Pension Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

        10.25           L-3 Communications Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement filed April 2,
                        2001).

        10.32           Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the
                        Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.32 to Registrant's Registration Statement on Form S-1, No.
                        333-70125).



  EXHIBIT
    NO.                                           DESCRIPTION OF EXHIBIT
-----------   ----------------------------------------------------------------------------------------------
   10.33      Indenture dated as of November 21, 2000 among L-3 Communications Holdings, Inc., the
              Guarantors named therein and the Bank of New York, as Trustee (incorporated by reference to Exhibit 10.33 to Registrant's annual report on Form 10-K filed on March 19,
              2002).

   10.40      Third Amended and Restated Credit Agreement dated as of May 16, 2001 among L-3
              Communications Corporation, the lenders named therein and the other parties thereto
              (incorporated by reference to Exhibit 10.40 of the Registrant's Annual Report on Form
              10-K for the year ended December 31, 2001).

   10.41      Second Amended and Restated 364-Day Credit Agreement dated as of May 16, 2001 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.41 of the Registrant's Annual Report on
              Form 10-K for the year ended December 31, 2001).

   10.42      First Amendment to Third Amended and Restated Credit Agreement dated as of October
              17, 2001 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.42 of the Registrant's Annual
              Report on Form 10-K for the year ended December 31, 2001).

   10.43      First Amendment to Second Amended and Restated 364-Day Credit Agreement dated as of October 17, 2001 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.43 of the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 2001).

   10.44      Second Amendment to Third Amended and Restated Credit Agreement dated as of
              February 25, 2002 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.44 of the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 2001).

   10.45      Consent and Second Amendment to Second Amended and Restated 364-Day Credit
              Agreement dated as of February 25, 2002 among L-3 Communications Corporation, the lenders named herein and the other parties thereto (incorporated by reference to Exhibit
              10.45 of the Registrant's Annual Report on Form 10-K for the year ended December 31,
              2001).

   10.46      Consent, Waiver and Omnibus Amendment Regarding Third Amended and Restated
              Credit Agreement dated as of February 25, 2003 among L-3 Communications Corporation, the lenders named therein and the other parties thereto (incorporated by reference to
              Exhibit 10.46 to the Company's Registration Statement on Form S-4 No. 333-99757).

   10.47      Consent, Waiver and Omnibus Amendment Regarding Second Amended and Restated
              364-Day Credit Agreement dated as of February 25, 2003 among L-3 Communications
              Corporation, the lenders named therein and the other parties thereto (incorporated by reference to Exhibit 10.47 to the Company's Registration Statement on Form S-4 No.
              333-99757).

   10.53      Indenture dated as of October 24, 2001 ("2001 Indenture") among L-3 Communications
              Holdings, Inc., the guarantors named therein and Lehman Brothers Inc., Bear Stearns &
              Co., and Credit Suisse First Boston Corporation as initial purchasers (Incorporated by reference to Exhibit 4.f of the Registrant's Registration Statement on form S-3, No.
              333-75558).




  EXHIBIT
    NO.                                          DESCRIPTION OF EXHIBIT
-----------   -------------------------------------------------------------------------------------------
    10.55     Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              The Bank of New York, as trustee, and the guarantors named therein to the May 1998
              Indenture (incorporated by reference to Exhibit 10.55 of the Registrant's Quarterly Report
              on Form 10-Q for the quarter ended March 31, 2003).

    10.56     Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              The Bank of New York, as trustee, and the guarantors named therein to the December
              1998 Indenture (incorporated by reference to Exhibit 10.56 of the Registrant's Quarterly
              Report on Form 10-Q for the quarter ended March 31, 2003).

    10.57     Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              L-3 Holdings, Inc., The Bank of New York, as trustee, and the guarantors named therein to the 2000 Indenture (incorporated by reference to Exhibit 10.57 of the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

    10.58     Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              L-3 Holdings, Inc., The Bank of New York, as trustee, and the guarantors named therein to the 2001 Indenture (incorporated by reference to Exhibit 10.58 of the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

    10.59     Asset Purchase Agreement dated as of January 11, 2002 among Raytheon Company,
              Raytheon Australia Pty Ltd. and L-3 Communications Corporation (incorporated by reference to Exhibit 10.59 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

    10.60     Amendment dated as of March 8, 2002 among Raytheon Company, Raytheon Australia Pty
              Ltd., L-3 Communications Corporation, L-3 Communications Integrated Systems L.P. and
              L-3 Communications Australia Pty Ltd to the Asset Purchase Agreement dated as of
              January 11, 2002 (incorporated by reference to Exhibit 10.60 of the Registrant's Annual
              Report on Form 10-K for the year ended December 31, 2001).

    10.91     Asset Purchase Agreement relating to the Honeywell TCAS Business by and among
              Honeywell Inc., L-3 Communications Corporation and, solely in respect of the Guaranty in
              Article XIV, Honeywell International Inc. dated as of February 10, 2000 (incorporated by reference to Exhibit 10.91 to Registrant's annual report on Form 10-K filed on March 19,
              2002).

    10.92     Asset Purchase and Sale Agreement, dated January 7, 2000 by and between L-3
              Communications Corporation and Raytheon Company (incorporated by reference to
              Exhibit 10.92 to Registrant's annual report on Form 10-K filed on March 19, 2002).

    10.93     Indenture dated as of June 28, 2002, ("2002 Indenture") among L-3 Communications
              Corporation, the guarantors named therein and The Bank of New York, as Trustee
              (incorporated by reference to Exhibit 4.1 of L-3 Communications Corporation's
              Registration Statement on Form S-4, No. 333-99757).

    10.94     Supplemental Indenture dated as of May 5, 2003 among L-3 Communications Corporation,
              The Bank of New York, as trustee, and the guarantors named therein to the 2002
              Indenture (incorporated by reference to Exhibit 10.94 of the Registrant's Quarterly Report
              on Form 10-Q for the quarter ended March 31, 2003).

     *11      L-3 Communications Holdings, Inc. Computation of Basic Earnings Per Share and Diluted
              Earnings Per Share.


    EXHIBIT
      NO.                                         DESCRIPTION OF EXHIBIT
--------------   ---------------------------------------------------------------------------------------
    12           Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the
                 Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and
                 Exhibit 12 of the Registrant's Annual Report on Form 10-K for the year ended December
                 31, 2002).

  **21           Subsidiaries of the Registrant.

  **23           Consent of PricewaterhouseCoopers LLP.

    24           Powers of Attorney L-3 Communications Corporation and the Additional Registrants
                 (included on the signature pages hereto).

  **25           Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of
                 New York, as Trustee.

  **99.1         Letter of Transmittal.

  **99.2         Notice of Guaranteed Delivery.

----------
* The information required in this exhibit is presented on Note 12 to the Consolidated Financial Statements as of December 31, 2002 and Note 10 to the unaudited Condensed Consolidated Financial Statements as of March 31, 2003, in each case in accordance with the provisions of SFAS No. 128, Earnings Per Share.

**    Filed herewith